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As Filed With the Securities and Exchange Commission on January 30, 2004

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	91-2112732 (I.R.S. Employer Identification Number)
1525 East Shaw Avenue Fresno, California 93710 (559) 248-4944 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dennis R. Woods
President and Chief Executive Officer
United Security Bancshares
1525 East Shaw Avenue
Fresno, California 93710
(559) 248-4944 / Fax: (559) 248-5088
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Gary Steven Findley, Esq. Gary Steven Findley & Associates 1470 N. Hundley Street Anaheim, California 92806 (714) 630-7136 / Fax: (714) 630-7910

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	243,164	$27.26	$6,628,651(1)	$839.85

(1)
Pursuant to the provisions of Rule 457(o) the registration fee is calculated based on 243,164 shares of Registrant's common stock at $27.26 per share, based on the closing price of Registrant's common stock on January 28, 2004.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Taft National Bank letterhead

                        , 2004

Dear Shareholder:

        You are cordially invited to attend the special meeting of shareholders of Taft National Bank, which will be held at Chicken of Oz, located at 1107 Kern Street, Suite #3, Taft, California, on            day,                        , 2004, at 4:00 p.m. At the special meeting of shareholders you will be asked to vote on a merger agreement dated December 11, 2003. The merger agreement details the acquisition of Taft National by United Security Bancshares. Following the acquisition, Taft National will be merged with and into United Security Bank, a wholly-owned subsidiary of United Security. Shareholders of Taft National will receive newly issued shares of United Security common stock as detailed in the merger agreement. The acquisition is subject to conditions including shareholder and regulatory approvals.

        The proxy statement-prospectus contains information about United Security and Taft National and describes the conditions upon which the proposed acquisition will occur. Holders of two-thirds of the outstanding shares of Taft National common stock must vote "FOR" approval of the merger agreement, so we urge you to cast your vote.

        Whether or not you plan to attend the meeting, please sign, date and return the proxy card in the enclosed envelope as promptly as possible to make sure your shares are represented. If you do not vote, it will have the same effect as voting against the merger.

        Your Board of Directors unanimously recommends that you vote FOR the merger.

Sincerely,
Charles Beard	Dennis Tishma
Chairman of the Board	President & Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulators have approved either the acquisition described in this proxy statement-prospectus or the United Security common stock to be issued in the acquisition, nor have they determined if this proxy statement-prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this proxy statement-prospectus is                        , 2004.

Taft National Bank

Notice of Special Meeting of Shareholders
                        , 2004

To:
The Shareholders of
Taft National Bank

        Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the special meeting of shareholders of Taft National Bank will be held at Chicken of Oz, located at 1107 Kern Street, Suite #3, Taft, California, on            day,                         , 2004 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

1.
Approval of the Merger Agreement.    To approve the merger agreement dated December 11, 2003, attached as Appendix A to the proxy statement-prospectus and the transactions contemplated by the merger agreement.

2.
Transaction of Other Business.    To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

        The merger agreement sets forth the terms of the acquisition of Taft National by United Security Bancshares. As a result of the acquisition, all shareholders of Taft National will receive newly issued shares of United Security common stock for their shares of Taft National common stock. The transaction is also more fully described in the enclosed proxy statement-prospectus and in Appendix A.

        The Board of Directors has fixed the close of business on            , 2004 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the special meeting of shareholders.

        Since the affirmative vote of shareholders holding not less two-thirds of the outstanding shares of Taft National common stock is required to approve the merger agreement and the transactions contemplated by the merger agreement, it is essential that all shareholders vote. You are urged to vote in favor of the proposal by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the special meeting of shareholders in person. If you do attend the meeting you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors
Dated: , 2004	Bob Hampton, Corporate Secretary

Proxy Statement-Prospectus

Taft National Bank	United Security Bancshares
523 Cascade Place	1525 East Shaw Avenue
Taft, California 93268	Fresno, California 93710
(661) 763-5151	(559) 248-4944

        The Board of Directors of Taft National Bank, referred to as Taft National, has scheduled its special shareholders' meeting for the purpose of:

  •
  approving a merger transaction; and

  •
  voting on other matters that may properly come before the meeting.

        If approved, the merger will result in Taft National being merged with and into United Security Bank, a wholly-owned subsidiary of United Security Bancshares, referred to as United Security.

        You are cordially invited to attend the special shareholders' meeting, which will be held at Chicken of Oz, 1107 Kern Street, Suite #3, Taft, California 93268, on                        , 2004, at 4:00 p.m. If you are not able to attend, a proxy authorizing someone else to vote for you in the way that you specify is enclosed. This proxy statement-prospectus provides you with detailed information about the merger, Taft National and United Security.

        Taft National and United Security entered into a merger agreement on December 11, 2003. A copy of that agreement is attached as Appendix A to this proxy statement-prospectus. Under the terms of the merger agreement, Taft National will be merged with and into United Security Bank, a wholly-owned subsidiary of United Security. You will receive newly issued shares of United Security common stock in exchange for your shares of Taft National common stock at an exchange ratio to be determined by the merger agreement. You should read the section entitled "The Merger—Calculation of Consideration to be Paid to Taft National Shareholders" for additional information.

        United Security's common stock is quoted on the Nasdaq-National Market System, or Nasdaq-NMS, under the symbol "UBFO." Taft National common stock is traded over the counter under the symbol "TFNB.PK."

        You will be entitled to dissenters' rights in connection with the merger if you comply with the applicable provisions of national banking law. You should read the section entitled "The Merger—Dissenters' Rights of Taft National Shareholders" and Appendix B to this proxy statement-prospectus for additional information.

        Please read the section entitled "Risk Factors" beginning on page    for a discussion of certain factors that you should consider when deciding on how to vote on the merger.

        This proxy statement-prospectus is dated                        , 2004 and is first being mailed to shareholders on or about                        , 2004.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this proxy statement-prospectus. Any representation to the contrary is a criminal offense.

        The shares of United Security common stock offered through this proxy statement-prospectus are not deposits and are not insured by the Federal Deposit Insurance Corporation, or FDIC. United Security and Taft National do not guarantee the investment value of the transaction described in this proxy statement-prospectus.

        The information contained in this proxy statement-prospectus speaks only as of its date unless the information specifically indicates that another date applies.

i

Accounting Treatment	41
The Merger Agreement	42
Description of United Security	48
Business	48
Supervision and Regulation	51
Summary of Earnings	52
Management's Discussion and Analysisof Financial Condition and Results Of Operations	54
Certain Information Regarding United Security's Management and Principal Shareholders	94
Description of Capital Stock	102
Available Information	102
Information About Taft National	102
General	102
Banking Services	103
Employees	103
Competition	103
Effect of Government Policies and Recent Legislation	104
Supervision and Regulation	104
Selected Financial Data	108
Management's Discussion and Analysis ofFinancial Condition and Results of Operations	109
Comparison of Shareholder Rights	121
Comparison of Corporate Structure	121
Voting Rights	122
Dividends	122
Number of Directors	122
Indemnification of Directors and Officers	122
Supervision and Regulation	123
Introduction	123
United Security	123
United Security Bank and Taft National	127
Validity of United Security's Common Stock	140
Experts	140
Index to Financial Statements	141

List of Appendices

Agreement and Plan of Reorganization dated December 11, 2003, by and between United Security Bancshares, United Security Bank and Taft National Bank	Appendix A
Section 214a(b) of Title 12 of the United States Code	Appendix B
Fairness Opinion of James H. Avery Co.	Appendix C

Questions and Answers About the Merger

        This question and answer summary highlights selected information contained in other sections of this proxy statement-prospectus. To understand the merger more fully, you should carefully read this entire proxy statement-prospectus, including all appendices and financial statements.

Q:
What am I being asked to vote on?

A:
You are being asked to vote on an agreement which, if approved, will result in Taft National being merged with and into United Security Bank, a wholly-owned subsidiary of United Security.

Q:
What will happen if Taft National shareholders approve the merger?

A:
If Taft National shareholders approve the merger, and all regulatory approvals are obtained, Taft National will merge with United Security Bank, a wholly-owned bank subsidiary of United Security, and Taft National will cease to operate. We expect this to take place on or about April 30, 2004.

Q:
Why is Taft National merging with United Security?

A:
United Security's and Taft National's respective managements believe that their respective shareholders will benefit from the merger because the business potential for the combined companies exceeds what each company could individually accomplish. United Security and Taft National believe that their similar and complementary financial products and services in the Central Valley market will contribute to enhanced future performance, as well as providing a larger shareholder base. United Security and Taft National believe a larger shareholder base will increase shareholder liquidity and provide for increased shareholder value. Please read the section entitled "The Merger—Background and Reasons for the Merger; Recommendation of the Board of Directors" for additional information.

Q:
Should I send in my certificates now?

A:
No. You should not send your Taft National stock certificates in the envelope provided for use in returning your proxy. You will be sent written instructions for exchanging your stock certificates only if the merger is approved and completed.

Q:
What happens if I do not return my proxy card?

A:
If you fail to execute and return your proxy card, it will have the same effect as voting against the merger.

Q:
What risks should I consider before I vote on the merger?

A:
The risks that you should consider in deciding how to vote on the merger are explained in the section of this proxy statement-prospectus entitled "Risk Factors." You are urged to read this section, as well as the rest of this proxy statement-prospectus, before deciding how to vote.

Q:
How do I vote?

A:
Just indicate on your proxy card how you want to vote. Sign and mail your proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the Taft National special shareholders' meeting. Alternatively, you may attend the meeting and vote in person.

  If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger. If you do not sign and send in your proxy card or you abstain from voting, it will have the effect of voting against the merger.

  You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the Taft National special

  shareholders' meeting by following the directions on page            and either change your vote or attend the meeting and vote in person.

Q:
If my shares are held in my broker's name, will my broker vote them for me?

A:
No. Your broker can only vote your shares of Taft National common stock if you provide instructions on how to vote them. You should, therefore, instruct your broker on how to vote your shares by following the directions your broker provides when forwarding these proxy materials to you. If you do not provide voting instructions to your broker, your broker will not be able to vote your shares. This will have the effect of voting against the merger.

Q:
How do Taft National's directors plan to vote?

A:
All of Taft National's directors have committed to vote their shares in favor of the merger. Taft National's directors collectively hold, as of the record date for the special shareholders' meeting, 79,887 shares, or approximately 29.9%, of Taft National common stock eligible to vote. The affirmative vote of 66 2/3%, or 178,322 shares, of Taft National's issued and outstanding common stock eligible to vote is needed to approve the merger.

Q:
Who can help answer my other questions?

A:
If you want to ask any additional questions about the merger, you should contact Mr. Dennis Tishma, President and Chief Executive Officer, Taft National Bank, 523 Cascade Place, Taft, California 93268, telephone (661) 763-5151.

Summary

        This summary only highlights selected information from this proxy statement-prospectus. It may not contain all the information that is important to you in deciding how to vote. You should carefully read this entire proxy statement-prospectus, including the appendices. These will give you a more complete description of the merger, the merger agreement and the transactions proposed. You should also refer to the section entitled "Description of United Security."

General

        This proxy statement-prospectus relates to the proposed merger of Taft National Bank with United Security Bank, a wholly-owned subsidiary of United Security Bancshares. Taft National and United Security believe that the merger will create opportunities to apply their similar community banking philosophies to realize enhanced revenues through asset growth and market penetration.

Parties to the Merger (pages    and    )

  United Security Bancshares
  1525 East Shaw Avenue
  Fresno, California 93710
  (559) 248-4944

        United Security is a bank holding company headquartered in Fresno, California. United Security has one subsidiary bank, United Security Bank. Through its subsidiary, United Security serves the California communities of Fresno, Firebaugh, Coalinga, Caruthers, San Joaquin and Oakhurst.

        Please read the section entitled "Description of United Security" for additional information about United Security and United Security Bank.

  Taft National Bank
  523 Cascade Place
  Taft, California 93268
  (661) 763-5151

        Taft National is a national banking association which opened for business January 8, 1983. It has an office in Taft, and added its Bakersfield office in May of 1998. Taft National serves the California communities of Taft and Bakersfield.

        Please read the section entitled "Information About Taft National" for additional information.

  United Security Bank
  1525 East Shaw Avenue
  Fresno, California 93710
  (559) 248-4944

        United Security Bank, N.A., predecessor to United Security Bank, originally commenced business as a national banking association on December 21, 1987. On February 1, 1999, United Security Bank was incorporated under the laws of the State of California, and on February 3, 1999, following its conversion from a national banking association, was licensed by the Commissioner of Financial Institutions and commenced operations as a California state-chartered bank. United Security Bank is a member of the Federal Reserve System. United Security Bank serves the California communities of Fresno, Firebaugh, Coalinga, Caruthers, San Joaquin and Oakhurst, through full service branches. According to the terms of the merger agreement, Taft National will merge with and into United Security Bank, and United Security Bank will be the survivor.

Special Shareholders' Meeting (Page    )

        Taft National will hold its special shareholders' meeting at Chicken of Oz, located at 1107 Kern Street, Suite #3, Taft, California 93268 on            day,             , 2004 at 4:00 p.m. At this important meeting, Taft National shareholders will consider and vote upon the approval of the merger and other matters that may properly come before the special shareholders' meeting. You may vote at the Taft National special shareholders' meeting if you owned shares of Taft National common stock at the close of business on             , 2004. On that date, Taft National had 267,481 shares of common stock issued and outstanding and entitled to be voted at the shareholders' meeting. Each Taft National shareholder is entitled to one vote for each share he or she held on            , 2004. The affirmative vote of at least two-thirds, or at least 178,322 shares entitled to vote, is required to approve the merger. Under the provisions of the California Corporations Code, United Security's shareholders are not required to approve the merger. Please read the section entitled "The Taft National Meeting" for additional information.

The Merger (Page    )

        The merger will result in Taft National being merged out of existence and into United Security Bank, a wholly-owned subsidiary of United Security, subject to shareholder and regulatory approvals, as well as other customary closing conditions. Please read the sections entitled "The Merger—Structure of the Merger" and "— Certain Effects of the Merger" for additional information.

  The Merger Agreement (Page    )

        The merger agreement is the legal document that embodies the merger's terms and governs United Security's and Taft National's merger process, including the issuance of United Security common stock to Taft National's shareholders in connection with the merger. Please read the entire merger agreement which is attached to this proxy statement-prospectus as Appendix A. Also, please read the section entitled "The Merger—The Merger Agreement" for additional information.

  Consideration to be Paid to Taft National Shareholders (Page    )

        You will have the right to receive newly issued shares of United Security common stock in exchange for your shares of Taft National common stock, based upon an exchange ratio to be determined pursuant to the terms of the merger agreement. Please read the sections entitled "Risk Factors—Risks Regarding the Merger" and "The Merger—Calculation of Consideration to be Paid to Taft National Shareholders" for additional information.

  Regulatory Approvals (Page    )

        United Security must receive approvals from the Federal Reserve Board, or FRB, and the California Department of Financial Institutions, or the DFI. United Security submitted applications which are currently pending. United Security and Taft National believe the applications will be approved. Please read the section entitled "The Merger—Regulatory Approvals" for additional information.

  Votes Required; Securities Held by Insiders (Page    )

        Approval of the merger requires the affirmative vote of two-thirds of the outstanding shares, or 178,322 shares, of Taft National's 267,481 issued and outstanding shares of common stock. Your failure to vote in person or by proxy, or your abstention from voting entirely, will have the same effect as voting against the merger. Please read the section entitled "The Taft National Meeting."

        Directors and executive officers owned approximately 79,887 shares, or 29.9%, of Taft National's outstanding shares of common stock entitled to vote. Please be aware that Taft National's directors have entered into separate agreements in which they have agreed, among other things, to vote "FOR"approval of the merger agreement. Please read the section entitled "The Merger—The Merger Agreement—Director Voting Agreements" for additional information.

  Opinion of Taft National's Financial Advisor (Page    )

        In deciding to approve the merger, Taft National's Board of Directors considered, among other things, the opinion dated December 11, 2003 of James H. Avery Co., Taft National's financial advisor, regarding the fairness, from a financial point of view, of the consideration to be received by Taft National's shareholders as a result of the merger. The advisor's written opinion is attached as Appendix C. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by the advisor in providing its opinion. Please read the section entitled "The Merger—Opinion of Financial Advisor" for additional information.

  Recommendation of Taft National's Board of Directors (Page    )

        On December 11, 2003, Taft National's Board of Directors unanimously approved the merger agreement and the transactions contemplated by it. Moreover, they unanimously believe that the merger's terms are fair to you and in your best interests. Accordingly, they unanimously recommend a vote "FOR" the proposal to approve the merger agreement and the merger. The conclusions of Taft National's Board of Directors regarding the merger are based upon a number of factors. Please read the sections entitled "The Merger—Reasons for the Merger,""— Recommendation of the Board of Directors" and "— Opinion of Financial Advisor" for additional information.

  Exchange of Share Certificates (Page    )

        After completing the merger, holders of Taft National stock certificates will need to exchange those certificates for new certificates of United Security common stock. Shortly after completing the merger, Wells Fargo Shareowner Services, United Security's exchange agent, will send Taft National's shareholders detailed instructions on how to exchange their shares. Please do not send any stock certificates until you receive these instructions. Please read the section entitled "The Merger—The Merger Agreement—Exchange Procedures" for additional information.

  Conditions to Closing the Merger (Page    )

        In addition to regulatory and shareholder approvals, United Security's and Taft National's obligations to close the merger depend on fulfilling certain conditions, unless waived, including receipt of a tax opinion that the merger qualifies as a tax-free reorganization for federal income tax purposes. Please read the section entitled "The Merger—The Merger Agreement—Conditions to the Parties' Obligations" for additional information.

  Closing the Merger (Page    )

        If all required regulatory and shareholder approvals are received as planned, and if the conditions to the merger have either been met or waived, United Security and Taft National anticipate that the merger will close on or about April 30, 2004. However, neither United Security nor Taft National can assure you whether or when the merger will actually close. Please read the section entitled "The Merger—The Merger Agreement—The Closing" for additional information.

  Termination of the Merger (Page    )

        United Security and Taft National can mutually agree to terminate or extend the merger agreement. Either United Security or Taft National can terminate the merger agreement in the event of a material breach or the occurrence of certain other events, including receipt of an offer from a third party.

        United Security and Taft National have agreed that in the event the merger agreement is terminated because of a material breach, the non-breaching party will be entitled to receive $200,000 from the breaching party. Additionally, a fee of $300,000 must be paid by Taft National if it completes an alternative merger or similar proposal within twelve months following a termination of the merger agreement by either Taft National or United Security because of certain events specified in the merger agreement. Please read the section entitled "The Merger—The Merger Agreement—Termination" and "—Discussion with Third Parties" for additional information.

  Federal Income Tax Consequences (Page    )

        Except for those shareholders who receive cash for their dissenters' rights, Taft National and United Security intend for the merger to be treated as a tax-free reorganization under federal tax law, so that neither Taft National nor United Security will recognize any gain or loss. The federal income tax consequences of the merger to you, however, depend upon whether or not you exercise your dissenters' rights. Please read the section entitled "The Merger—Certain Federal Income Tax Consequences" for additional information.

        The tax laws are complex. Therefore, you should consult your individual tax advisor regarding the federal income tax consequences of the merger to you. You should also consult your tax advisor concerning all state, local and foreign tax consequences of the merger.

  Accounting Treatment (Page    )

        United Security must account for the merger as a purchase. Under this method of accounting, the assets and liabilities of the company acquired are recorded at their respective fair value as of completion of the merger, and are added to those of the acquiring company. Financial statements of the acquiring company issued after the merger takes place reflect these values, but are not restated retroactively to reflect the historical financial position or results of operations of the company that was acquired. Please read the section entitled "The Merger—Accounting Treatment" for additional information.

United Security Bank's Management and Operations After the Merger (Page    )

        After the merger, United Security Bank's present directors will remain the directors and the current executive officers will remain the executive officers. Please read the section entitled "The Merger—Certain Effects of the Merger" and "—Interests of Certain Persons in the Merger" for additional information.

Interests of Certain Persons in the Merger That Are Different From Yours (Page    )

        The directors and executive officers of Taft National have financial interests in the merger over and above those of Taft National shareholders. You should consider these interests in deciding how to vote. Please read the section entitled "The Merger—Interests of Certain Persons in the Merger" for additional information.

Differences in Your Rights as a Shareholder (Page    )

        As a Taft National shareholder, your rights are currently governed by Taft National's Articles of Association and Bylaws and by the national banking laws. If you do not exercise your dissenters' rights, you will receive United Security common stock in exchange for your Taft National common stock, and you will become a United Security shareholder. Consequently, your rights as a United Security shareholder will be governed by United Security's Articles of Incorporation and Bylaws and by the California Corporations Code, rather than national banking laws. Therefore, the rights of United Security shareholders differ from the rights of Taft National shareholders in certain respects. Please read the section entitled "Comparison of Shareholder Rights" for additional information.

Dissenters' Rights (Page    )

        In the event you do not wish to accept the consideration offered for your shares, you have the right to dissent from the merger and receive the fair market value of your shares under the provisions of Section 214a(b) of Title 12 of the United States Code. Please read the section entitled "The Merger—Dissenters' Rights of Taft National Shareholders" and Appendix B for additional information.

Dividends

        United Security has paid quarterly cash dividends since its first full year of operation. United Security has paid cash dividends of $0.115 per share on January 23, 2002, and cash dividends of $0.13 per share on April 24, 2002, July 24, 2002, October 23, 2002, January 22, 2003 and cash dividends of $0.145 on April 23, 2003, July 23, 2003, October 22, 2003 and January 21, 2004.

Resale of United Security Common Stock by Former Taft National Shareholders (Page    )

        United Security common stock that you receive in the merger will be freely transferable, unless you are considered an affiliate of Taft National. Please refer to the section entitled "The Merger—Resale of United Security Common Stock" for additional information.

Risk Factors

        In addition to the other information included in this proxy statement-prospectus or incorporated by reference, you are urged to carefully consider the following factors before making a decision to approve the merger.

Risks Regarding the Merger

  Combining United Security and Taft National May Be More Difficult Than Expected

        If United Security and Taft National are unable to successfully integrate their businesses, operating results may suffer. Both United Security and Taft National have operated and, until completion of the merger, will continue to operate independently of one another. It is possible that the integration process could result in the loss of key employees, disruption of United Security's and Taft National's ongoing business or inconsistencies in standards, controls, policies or procedures. These could negatively affect both United Security's and Taft National's ability to maintain relationships with customers and employees, or achieve the anticipated benefits of the merger within the time period expected, if at all. As with any merger of financial institutions, there may also be disruptions that cause customers, both deposit and loan, to take their business to competitors. No guarantees exist that Taft National's integration within United Security's operations will be successful.

  You Will Not Know in Advance the Value of the Merger Consideration You Will be Entitled to Receive

        The merger agreement provides that the number of shares of United Security common stock into which a share of Taft National common stock shall be converted shall be equal to the amount determined by dividing the lesser of, (a) the average of the daily closing price of a share of United Security common stock during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the closing of the merger, or (b) $22.00, into $5,349,620 (subject to a dollar for dollar adjustment in the event Taft National's expenses in the merger exceed $300,000 in the aggregate) with the resulting quotient then divided by 267,481 (the number of shares of Taft National common stock outstanding as of the date of the merger agreement). Fluctuations in United Security's per share market value will change the value of the merger consideration. These two components will determine the amount that you will be entitled to receive for each share of Taft National common stock that you own.

        Because of the time period spanning the computation of the exchange ratio and per share value of your shares of Taft National common stock, you will not know in advance the number of shares of United Security common stock that you will receive until the merger is completed.

        Please read the sections entitled "The Merger—Calculation of Consideration to be Paid to Taft National Shareholders."

Risks Regarding United Security Common Stock

  Limited Market for United Security Common Stock

        United Security common stock has only traded on the Nasdaq NMS under the symbol "UBFO" since June 5, 2001. Additionally, United Security had 5,530,613 shares issued and outstanding as of January 1, 2004 owned by 646 shareholders of record. Of that amount, 2,086,122 shares are held by directors, executive officers and other insiders and an additional 329,805 shares are owned by United Security's 401(k) plan and employee stock ownership plan, or ESOP. Thus, for all practical purposes, the shares of United Security common stock held by United Security's directors, executive officers, other insiders, the 401(k) plan and the ESOP do not trade. United Security cannot assure you that the stock you receive in the merger may be resold at the frequency or at the prices occurring before the merger. Please read the section entitled "Markets; Market Prices and Dividends" for additional information.

  United Security Can Issue Common Stock Without Your Approval, Diluting Your Proportional Ownership Interest

        United Security's articles of incorporation authorize it to issue 10,000,000 shares of common stock. Currently, United Security has 5,530,613 shares of common stock issued and outstanding, with up to an additional 243,164 additional shares to be issued in the merger. United Security also has 83,000 shares reserved under various stock option plans covering its directors, officers and employees at exercise prices ranging between $11.33 and $17.50. Consequently, any shares of common stock that United Security issues after the merger with Taft National will dilute your proportional ownership interest in United Security, unless you participate in the future offerings.

        United Security intends to seek acquisitions of other banks where it believes that those acquisitions will enhance shareholder value or satisfy other strategic objectives. United Security can make future acquisitions, if any, by issuing additional shares of its common stock or other securities convertible into or exercisable for its common stock. As of the date of this proxy statement-prospectus, United Security has not entered into any agreements to acquire other banks, bank holding companies or any other entities. Please read the section entitled "Description of United Security—Description of Capital Stock" for additional information.

  The Price of United Security Common Stock May Decrease, Preventing You from Selling Your Shares at a Profit

        The market price of United Security common stock could decrease and prevent you from selling your shares at a profit. The market price of United Security common stock has fluctuated in recent years. Since June 12, 2001, United Security's common stock market price has ranged from a low bid price of $14.94 per share to a high bid price of $29.50 per share, as adjusted for stock dividends. Fluctuations may occur, among other reasons, due to:

  •
  operating results;

  •
  market demand;

  •
  announcements by competitors;

  •
  economic changes;

  •
  general market conditions; and

  •
  legislative and regulatory changes.

        The trading price of United Security common stock may continue to fluctuate in response to these factors and others, many of which are beyond United Security's control. We strongly urge you to consider the likelihood of these market fluctuations before electing the type of merger consideration that you want to receive. Please read the section entitled "Markets; Market Prices and Dividends" for additional information regarding the trading prices of United Security common stock.

Risks Regarding the Businesses of United Security and Taft National

  United Security and Taft National Face Lending Risks

        The risk of loan defaults or borrowers' inabilities to make scheduled payments on their loans is inherent in the banking business. Moreover, United Security and Taft National focus primarily on lending to small- and medium-sized businesses. Consequently, United Security and Taft National may assume greater lending risks than other financial institutions which have a smaller concentration of those types of loans, and which tend to make loans to larger businesses. Borrower defaults or borrowers' inabilities to make scheduled payments may result in losses which may exceed United Security's and Taft National's allowances for loan losses. Furthermore, should United Security and Taft National be required to fund currently unfunded loan commitments and letters of credit at higher than anticipated levels, there may be an increased exposure to loan losses, necessitating higher loan loss provisions. Other than these unfunded loan commitments and letters of credit, neither United Security nor Taft National have any off balance sheet exposure. These risks, if they occur, may require higher than expected loan loss provisions which, in turn, can materially impair profitability, capital adequacy and overall financial condition. Please read the sections entitled "Description of United Security—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information About Taft National—Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information.

  United Security and Taft National Are Limited in the Amount They Can Lend to Any Individual Borrower

        United Security, through its subsidiary, United Security Bank, and Taft National are limited in the amount that they can lend to a single borrower. Accordingly, the size of the loans which they can offer to potential customers is less than the size of loans that their competitors with larger lending limits can offer. Legal lending limits also affect United Security Bank's and Taft National's ability to seek relationships with larger and more established businesses. Through previous experience and relationships with a number of other financial institutions, participations in loans which exceed lending limits are sometimes sold. However, United Security and Taft National cannot assure you of any future success that they may have in attracting or retaining customers seeking larger loans or that they can successfully engage in participation transactions for those loans on favorable terms. For additional information, please read the sections entitled "Description of United Security—Business—Competition" and "Information About Taft National—Banking Services—Competition."

  An Increase in Classified Loans May Hurt Performance

        Some of the loans that United Security and Taft National make may, with the passage of time, pose a higher risk of becoming uncollectible. These loans may be classified and require a larger than anticipated amount of loss reserves which, in turn, may reduce United Security's and Taft National's liquidity, earnings and ultimately their capitalization and financial condition. Classified loans as of September 30, 2003, of United Security and Taft National were 50.9% and 76.0% of capital respectively. United Security and Taft National continually evaluate the credit risks associated with loans that indicate a higher than normal risk of collectability. United Security and Taft National believe that they have adequately provided for the related credit risks of their respective loans. However, their respective loan portfolios are vulnerable to adverse changes in the economy and in the particular industries in which their borrowers operate. Accordingly, United Security and Taft National cannot assure you that the level of their classified loans will not increase in the future. For additional information, please read the sections entitled "Description of United Security—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information About Taft National—Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Declines in Real Estate Values Could Materially Impair Profitability and Financial Condition

        Approximately 70% and 51% respectively, of United Security's and Taft National's loans are secured by real estate collateral. A substantial portion of the real estate securing these loans is located in Central California. Real estate values are generally affected by factors such as:

  •
  the socioeconomic conditions of the area where real estate collateral is located;

  •
  fluctuations in interest rates;

  •
  property and income tax laws;

  •
  local zoning ordinances governing the manner in which real estate may be used; and

  •
  federal, state and local environmental regulations.

        Management and the Boards of Directors of United Security and Taft National monitor the concentrations of loans secured by real estate, which are within pre-approved limits. However, declines in real estate values could significantly reduce the value of the real estate collateral securing United Security's and Taft National's loans, increasing the likelihood of defaults. Moreover, if the value of real estate collateral declines to a level that is not enough to provide adequate security for the underlying loans, United Security and Taft National will need to make additional loan loss provisions which, in turn, will reduce their profits. Also, if a borrower defaults on a real estate secured loan, United Security and Taft National may be forced to foreclose on the property and carry it as a nonearning asset which, in turn, may reduce net interest income. For additional information, please read the sections entitled "Description of United Security—Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information About Taft National—Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Interest Rates and Other Conditions Impact Profitability

        United Security's and Taft National's profitability depends on the difference between the rates of interest they earn on their loans and investments, and the interest rates they pay on deposits and other borrowings. Like other financial institutions, United Security's and Taft National's net interest income is affected by general economic conditions and other uncontrollable factors, like the monetary policies of the FRB, which influence market interest rates. Accordingly, the ability to adjust the interest rates on investments, loans and deposit products in response to changes in market interest rates may be limited for a period of time. Consequently, United Security's and Taft National's inability to immediately respond to changes in market interest rates can have either a positive or negative effect on net interest income, capital, liquidity and financial condition. United Security and Taft National cannot assure you that any positive trends or developments that they have experienced will continue, or that they will not experience negative trends or developments in the future. Finally, in response to negative economic trends, the FRB has lowered interest rates 13 times since the beginning of 2001. The benchmark overnight federal funds rate (the rate banks charge each other for overnight borrowings) currently stands at 1.00%, one of the lowest levels in four decades. Declines in this key rate affect other rates which United Security and Taft National charge their borrowers and pay depositors, impacting United Security's and Taft National's net interest margins. Due to the mix and composition of United Security's and Taft National's assets and liabilities, changing interest rates may adversely impact their net interest incomes and margins. For additional information, please read the section entitled "Supervision and Regulation—United Security Bank and Taft National—Impact of Monetary Policies."

  United Security Is Limited in its Ability to Pay Cash Dividends

        While United Security and United Security Bank have paid quarterly cash dividends for the last five years, United Security depends on dividends from United Security Bank, and if the merger is closed, from the profit contribution of Taft National to United Security Bank, in order to pay cash dividends to its shareholders. Moreover, the amount and timing of any dividends is at the discretion of United Security's board of directors. Please refer to the section entitled "Description of United Security—Description of Capital Stock" for additional information. Also, please read the sections entitled "Supervision and Regulation—United Security—Bank Holding Company Liquidity" and "—Limitations on Dividend Payments" for additional information.

  United Security's Future Growth May Be Limited If it Is Not Able to Raise Additional Capital

        Banks and bank holding companies are required to conform to regulatory capital adequacy guidelines and maintain their capital at specified percentages of their assets. These guidelines may limit United Security's ability to grow and could result in banking regulators requiring increased capital levels or reduced loan and other earning asset levels. Therefore, in order to continue to increase its earning assets and net income, United Security may, from time to time, need to raise additional capital. United Security cannot assure you that additional sources of capital will be available or, if they are, that the additional capital will be available on economically reasonable terms. For additional information, please read the sections entitled "Supervision and Regulation—United Security Bank and Taft National—Risk-Based Capital Guidelines" and "Description of United Security—Trust Preferred Securities Offerings."

  United Security Has a Continuing Need to Adapt to Technological Changes

        The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. The effective use of technology allows a bank to:

  •
  better serve its customers;

  •
  increase operating efficiencies through reduced operating costs;

  •
  provide a wider range of products and services to their customers; and

  •
  attract new customers.

        Future success of United Security and Taft National partially depends upon their ability to successfully use technology in providing products and services that will satisfy customers' demands for convenience, as well as to create additional operating efficiencies. Larger competitors already have existing technological infrastructures and substantially greater resources to invest in technological improvements. Neither United Security nor Taft National can assure you that it will be able to effectively implement new technology-driven products and services as they develop, or be successful in marketing those products and services to their current and prospective customers.

  United Security and Taft National Compete Against Larger Banks and Other Institutions

        United Security and Taft National compete for loans and deposits with other banks, savings and thrift associations and credit unions located in their service areas, as well as with other financial services organizations such as brokerage firms, insurance companies and money market mutual funds. These competitors aggressively solicit customers within their market area by advertising through direct mail, the electronic media and other means. Many of their competitors have been in business longer, have established customer bases and are substantially larger. These competing financial institutions offer services, including international banking services, that United Security and Taft National can only offer through correspondents, if at all. Additionally, their larger competitors have greater capital resources and, consequently, higher lending limits. Finally, some of their competitors are not subject to the same degree of regulation. For additional information, please read the sections entitled "Description of United Security—Business—Competition" and "Information About Taft National—Banking Services—Competition."

        On November 12, 1999, the Gramm-Leach-Bliley Act, or GLB Act, became effective. The GLB Act significantly changed the regulatory structure and oversight of the financial services industry. The GLB Act allows banks and bank holding companies to engage in activities that were previously prohibited. Also, banks and bank holding companies are permitted to affiliate with other financial service providers such as insurance companies and securities firms. Consequently, a qualifying bank holding company, called a financial holding company, can engage in a full range of financial activities, including banking, insurance, and securities activities, as well as merchant banking and additional activities that are "financial in nature" or "incidental" to those financial activities. Moreover, various non-bank financial services providers can acquire banks while simultaneously offering services such as securities underwriting and brokering insurance products. The GLB Act also expands passive investment activities for bank holding companies that qualify as financial holding companies, thereby permitting them to indirectly invest in any type of company, financial or non-financial, through merchant banking and insurance company affiliations. Consequently, United Security and Taft National may face additional competition from thrift institutions, insurance companies and securities firms which choose to enter the banking business. Additionally, their ability to cross-market banking products to their existing customers may make it more difficult for United Security and Taft National to retain their current customers, as well as making it more difficult for them to attract new customers. For additional information, please read the section entitled "Supervision and Regulation—United Security Bank and Taft National."

  Current Banking Laws and Regulations Affect Activities

        United Security and Taft National are subject to extensive regulation. Supervision, regulation and examination of banks and bank holding companies by regulatory agencies are intended primarily to protect depositors rather than stockholders. These regulatory agencies examine bank holding companies and commercial banks, establish capital and other financial requirements and approve acquisitions or other changes of control of financial institutions. United Security's and Taft National's ability to establish new facilities or make acquisitions requires approvals from applicable regulatory bodies. Changes in legislation and regulations will continue to have a significant impact on the banking industry. Although some of the legislative and regulatory changes may benefit United Security and Taft National, others may increase their costs of doing business and assist their nonbank competitors who are not subject to similar regulation. For additional information, please read the section entitled "Supervision and Regulation."

  Taft National Regulatory Agreement

        Taft National has been the subject of enforcement proceedings by bank regulators. Specifically, on March 21, 2001, Taft National entered into a formal written agreement with the Office of the Comptroller of the Currency. The agreement generally prohibits certain operations or practices deemed objectionable by the OCC and required Taft National to take several affirmative actions. Taft National management believes it is in compliance with the terms of the formal agreement. However, ultimate compliance is determined by the OCC, and until such time as Taft National is released from the formal agreement, it may be subject to further enforcement proceedings by the OCC.

A Warning about Forward Looking Statements

        United Security and Taft National make forward-looking statements in this proxy statement-prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results after the merger. These forward-looking statements are based on the beliefs and assumptions of United Security's and Taft National's managements, as well as on information currently available to them. While Taft National and United Security believe that the expectations reflected in these forward-looking statements are reasonable, and have based these expectations on their beliefs as well as assumptions they have made, those expectations may ultimately prove to be incorrect.

        Forward-looking statements include information concerning possible or assumed future results about the operations of United Security and/or Taft National made throughout this proxy statement-prospectus. Also, when any of the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" or similar expressions are used, forward-looking statements are being made.

        Many possible events or factors could affect United Security's and Taft National's future results and performance after the merger. The events or factors that could cause results or performance to materially differ from those expressed in the forward-looking statements include:

  •
  lower than expected consolidated revenues for United Security;

  •
  higher than expected merger related costs;

  •
  losses of deposit and loan customers resulting from the merger;

  •
  greater than expected operating costs and/or loan losses;

  •
  significant increases in competition;

  •
  unexpected difficulties or delays in obtaining regulatory approvals for the merger;

  •
  the inability to achieve expected cost savings from the merger, or the inability to achieve those savings as soon as expected;

  •
  adverse changes in interest rates and economic or business conditions;

  •
  adverse legislative or regulatory changes affecting United Security's and Taft National's businesses;

  •
  unexpected costs and difficulties in adapting to technological changes and integrating systems;

  •
  adverse changes in the securities markets; and

  •
  the effects of terrorist attacks in the U.S. or abroad or other events affecting world peace or international commerce.

        Due to the uncertainties surrounding these events or factors, you should not unduly rely on the forward-looking statements made in this proxy statement-prospectus. Actual results may materially differ from those currently expected or anticipated.

        Forward-looking statements are not guarantees of performance. Instead, they involve risks, uncertainties and assumptions. The future results and shareholder value of United Security following completion of the merger may materially differ from those expressed in these forward-looking statements. Many of the factors described under the section of this proxy statement-prospectus entitled "Risk Factors" will determine the results and values of United Security, and are beyond United Security's and Taft National's ability to control or predict. As a result, United Security and Taft National claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 for the forward-looking statements contained in this proxy statement- prospectus.

Markets; Market Prices And Dividends

Taft National Common Stock

        The common stock of Taft National is not listed on any national stock exchange, but is listed on the Over-the-Counter (OTC) Bulletin Board under the symbol of "TFNB.PK." As of January 15, 2004, there were approximately 198 shareholders. The management of Taft National is not aware of any dealers that make a market for Taft National common stock.

        There is and has been very little trading in Taft National common stock. On December 10, 2003, the last trading day prior to the announcement of the merger, the bid price of Taft National common stock was $10.80.

        Taft National last declared a cash dividend of $.60 per share in 1997, which was paid in May, 1998. No cash or stock dividends have been declared since that time.

United Security Common Stock

        The following chart summarizes the approximate high and low bid prices and dividends declared per share for United Security. United Security common stock has been quoted on the Nasdaq-NMS and traded under the symbol "UBFO" since June 5, 2001. Before that date, United Security common stock was traded on the over-the-counter marker under the symbol "UBFO.OB." The information in the following table is based upon information provided by the National Association of Securities Dealers for prices on the Nasdaq-NMS. Bid quotations reflect inter-dealer prices, without adjustments for mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

	United Security Common Stock
	High Bid		Low Bid
2002
First Quarter		$17.50		$16.13
Second Quarter		$18.25		$16.60
Third Quarter		$18.00		$15.00
Fourth Quarter		$19.74		$15.50
2003
First Quarter		$21.73		$16.29
Second Quarter		$27.64		$18.53
Third Quarter		$26.59		$19.00
Fourth Quarter		$27.69		$24.17
2004
First Quarter through
, 2004	$		$

        The following table sets forth the closing price per share of United Security common stock on the Nasdaq-NMS as of December 10, 2003, the last trading day before the date on which United Security and Taft National announced the execution of the merger agreement, and as of            , 2004, the last practicable date prior to the date of this proxy statement-prospectus. There have been no trades in the common shares of Taft National since November 25, 2003, at which time 1,562 shares traded at $10.00 per share. Since 2001, all trades in Taft National common stock have been at $10.00 per share.

Market Price Per Share as of	United Security Common Stock
December 10, 2003		$26.88
, 2004	$

        You should obtain current market quotations for United Security and Taft National common stock. The market price of United Security common stock will probably fluctuate between the date of this proxy statement-prospectus, the date on which the merger is completed and after the merger. Because the market price of United Security common stock is subject to fluctuation, the number of shares of United Security common stock that you may receive in the merger may increase or decrease.

Selected Financial Data

        United Security and Taft National are providing the following information to aid you in your analysis of the financial aspects of the merger. The following charts show financial results actually achieved by United Security and Taft National.

United Security

        United Security derived its annual historical financial data for 2002 and 2001 from the audited consolidated financial statements included elsewhere herein. In the opinion of United Security's management, all adjustments, consisting solely of recurring adjustments, necessary to fairly present the data at those dates and for those periods have been made.

Taft National

        Taft National derived its annual historical financial data for 2002 and 2001 from its audited financial statements included elsewhere herein. In the opinion of Taft National's management, all adjustments, consisting solely of recurring adjustments, necessary to fairly present the data at those dates and for those periods have been made.

Comparative Historical Financial
Data for United Security

(Unaudited)

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
			(Restated)
	(in thousands, except per share data and ratios)
SUMMARY OF EARNINGS:
Net interest income	$14,429	$13,247	$17,200	$16,652	$17,397	$13,995	$12,914
Provision for credit losses	872	1,189	1,963	1,733	1,580	1,025	1,200
Noninterest income	4,884	3,709	5,368	4,277	2,538	2,781	2,797
Noninterest expense	9,023	8,206	10,860	9,818	8,648	7,898	7,591
Net Income	$6,505	$5,312	$6,833	$6,193	$6,257	$4,923	$4,216
FINANCIAL POSITION:
Total assets	$508,225	$533,014	$519,316	$450,928	$356,832	$281,531	$279,950
Total net loans and leases	349,370	357,847	343,042	331,163	256,802	195,233	152,052
Total deposits	433,680	438,526	423,987	368,651	271,862	238,863	252,474
Total shareholders' equity	44,768	40,293	40,561	36,059	33,749	28,316	24,989
PER SHARE DATA:
Net Income—Basic	$1.19	$0.98	$1.27	$1.14	$1.16	$0.95	$0.82
Net Income—Diluted	$1.18	$0.97	$1.25	$1.11	$1.12	$0.89	$0.77
Book value per share	$8.13	$7.42	$7.50	$6.68	$6.23	$5.41	$4.83
SELECTED FINANCIAL RATIOS:
Return on average assets	1.70%	1.45%	1.37%	1.55%	1.95%	1.77%	1.58%
Return on average shareholders' equity	20.44%	18.68%	17.64%	17.25%	20.05%	18.31%	17.85%
Average shareholders' equity to average assets	8.34%	7.77%	7.76%	9.00%	9.71%	9.69%	8.86%
Dividend payout ratio	35.59%	38.14%	40.94%	40.09%	32.14%	31.50%	31.30%

Comparative Historical Financial
Data for Taft National

(Unaudited)

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Summary of Earnings:
Net Interest Income	$1,686	$1,870	$2,457	$2,993	$3,497	$2,516	$1,993
Provision for Loan Losses	323	80	155	878	1,515	92	25
Noninterest Income	783	418	883	668	549	432	313
Noninterest Expense	2,066	2,462	3,332	3,080	2,871	2,591	2,369
Net Income	$80	$(254)	$(147)	$(297)	$(196)	$168	$(27)

Financial Position:
Total Assets	$51,939	$53,270	$52,926	$53,038	$56,119	$48,695	$49,841
Total Net Loans and Leases from Loans, net of Deferred Fees	27,509	30,593	31,140	31,842	39,744	32,893	21,806
Total Deposits	47,417	49,015	48,379	48,367	51,702	44,192	45,360
Total Shareholders' Equity	3,454	3,307	3,442	3,562	3,859	4,055	3,887
Per Share Data:
Net Income—Basic	$0.30	$(0.95)	$(0.55)	$(1.11)	$(0.73)	$0.63	$(0.10)
Net Income—Diluted	$0.30	$(0.95)	$(0.55)	$(1.11)	$(0.73)	$0.63	$(0.10)
Book Value	$12.91	$12.36	$12.87	$13.32	$14.43	$15.16	$14.53
Selected Financial Ratios:
Return on Average Assets	0.15%	(0.48)%	(0.28)%	(0.53)%	(0.36)%	0.32%	(0.06)%
Return on Average Equity	2.30%	(7.27)%	(4.20)%	(7.84)%	(4.50)%	4.20%	(0.69)%
Shareholder's Equity to Assets	6.65%	6.21%	6.50%	6.72%	6.88%	8.33%	7.80%

The Taft National Meeting

General

        Taft National Bank will hold a special shareholders' meeting on            , 2004 at 4:00 p.m., local time, at Chicken of Oz, 1107 Kern Street, Suite #3, Taft, California 93268. At the special shareholders' meeting you will be asked to consider and vote on the approval of the merger agreement, and any other matters that may properly come before the meeting.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Taft National common stock at the close of business on            , 2004, the record date for Taft National's special shareholders' meeting, are entitled to receive notice of and to vote at the special shareholders' meeting. On the record date, Taft National had 267,481 shares of its common stock issued, outstanding and eligible to vote at the special shareholders' meeting. A majority of the shares of Taft National common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the special shareholders' meeting in order for a quorum to be present for purposes of transacting business. In the event that a quorum is not present, it is expected that the special shareholders' meeting will be adjourned or postponed to solicit additional proxies.

Number of Votes

        Each holder of Taft National common stock will be entitled to one vote, in person or by proxy, for each share of Taft National common stock held on the record date on approval of the merger agreement.

Votes Required

        Approval of the merger agreement and the merger requires the affirmative vote of at least two-thirds of the shares of Taft National common stock outstanding on the record date. As of the record date, Taft National's directors and executive officers owned 79,887 shares, representing approximately 29.9%, of Taft National's issued and outstanding shares of common stock entitled to vote.

Voting of Proxies

  Submitting Proxies

        Taft National shareholders may vote their shares in person by attending the special shareholders' meeting or they may vote their shares by proxy. In order to vote by proxy, Taft National shareholders must complete the enclosed proxy card, sign and date it and mail it in the enclosed postage pre-paid envelope.

        If a written proxy card is signed by a shareholder and returned without instructions, the shares represented by the proxy will be voted "FOR" approval of the merger. Taft National shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the Taft National special shareholders' meeting. It is important that you follow the directions provided by your broker regarding instructions on how to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as voting against the proposal to approve the merger agreement and the merger.

  Revoking Proxies

        Taft National shareholders of record may revoke their proxies at any time before the time their proxies are voted at the Taft National special shareholders' meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of Taft National, by a later-dated proxy signed and returned by mail or by attending the special shareholders' meeting and voting in person. Attendance at the special shareholders' meeting will not, in and of itself, constitute a revocation of a proxy. Instead, Taft National shareholders who wish to revoke their proxies must inform Taft National's Corporate Secretary at the special shareholders' meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Written notices of proxy revocations must be sent so that they will be received before the taking of the vote at Taft National's special shareholders' meeting as follows:

  Taft National Bank
  523 Cascade Place
  Taft, California 93268
  Attention: Bob Hampton
  Corporate Secretary

  Abstentions and Broker Nonvotes

        The presence, in person or by properly executed proxy, of the holders of a majority of Taft National's outstanding shares entitled to vote is necessary to constitute a quorum at the special shareholders' meeting. Abstentions and broker nonvotes will be counted in determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of Taft National common stock are prohibited from giving a proxy to vote those shares regarding approval of the merger and the merger agreement, in the absence of specific instructions from beneficial owners. We refer to these as "broker nonvotes." Abstentions and broker nonvotes will not be counted as a vote "FOR" or "AGAINST" the merger agreement and merger at the Taft National special shareholders' meeting. However, abstentions and broker nonvotes will have the same effect as a vote "AGAINST" the merger agreement and merger.

  Other Matters

        In addition to voting for approval of the merger, any other matters that are properly presented at the special shareholders' meeting will be acted upon. Taft National's management does not presently know of any other matters to be presented at the Taft National special shareholders' meeting other than those set forth in this proxy statement-prospectus. If other matters come before the special shareholders' meeting, the persons named in the accompanying proxy intend to vote according to the recommendations of Taft National's Board of Directors.

  Solicitation of Proxies

        Taft National's Board of Directors is soliciting the proxies for the Taft National special shareholders' meeting. Taft National will pay for the cost of solicitation of proxies. In addition to solicitation by mail, Taft National's directors, officers and employees may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. If Taft National's management deems it advisable, the services of individuals or companies that are not regularly employed by Taft National may be used in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Taft National will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

        Taft National shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. Instructions for the surrender of stock certificates representing shares of Taft National common stock will be mailed by Wells Fargo Shareowner Services, United Security's exchange agent, to former Taft National shareholders shortly after the merger is completed. Please read the section entitled "The Merger—The Merger Agreement—Exchange of Stock Certificates" for additional information.

The Merger

        This section of the proxy statement-prospectus describes certain aspects of the proposed merger. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire proxy statement-prospectus, including the appendices. A copy of the merger agreement is attached as Appendix A to this proxy statement-prospectus. The following discussion, and the discussion under the subsection entitled "The Merger Agreement," describes important aspects of the merger and the material terms of the merger agreement. These descriptions are qualified by reference to Appendix A.

Background and Reasons for the Merger; Recommendation of the Board of Directors

        Taft National, based in Taft, California, has conducted general banking operations to serve individuals and small to medium-sized businesses since January 3, 1983 in Taft and, since May 11, 1998 with a branch in Bakersfield. Both of these offices are located in Kern County. In serving individuals and small businesses, Taft National has focused on a community-based approach to banking.

        During the past several years the board of directors of Taft National has been concerned about the rapid changes occurring in the banking industry in California and Kern County including the trend of consolidation in the banking industry, further expected consolidation and increased competition in Kern County particularly by local and regional banks. In order to compete in a way that more banking customers are now expecting, Taft National faced the prospect of having to expend considerable capital and human resources to develop and maintain technological assets such as computer networks, online transaction processing, internet-enabled accounts and other features of modern banking that would require the raising of additional capital and the prospect of significant on-going expense.

        In terms of capital and assets, Taft National is one of the smallest banks in California. Although the board of directors believed that Taft National could and would meet the challenges necessary to build a healthy, modern bank, there would be considerable risk and uncertainty. The board of directors realized that a combination with another bank might be a more effective and less costly way to achieve the necessary scale and/or expertise necessary to accomplish these challenges with fewer risks to Taft National's shareholders. The board and senior management determined that Taft National would and should be receptive to offers that would maximize shareholder value consistent with its fiduciary duties while at the same time continuing to improve on the safety, soundness and profitability of its existing banking franchise.

        Taft National had received a number of unsolicited expressions of interest from various banks and private individuals. The board of directors considered each of these and determined that none were in the best interests of Taft National's shareholders.

        In September, 2002, the board of directors of Taft National engaged the services of James H. Avery Company as its financial advisor in connection with potential merger or acquisition transactions. James H. Avery Company contacted numerous potential banks as prospective acquirors. Of these institutions, three expressed considerable interest including non-binding offers. Following a review of the expressions of interest by Taft National's legal counsel and financial advisor a term sheet was adopted by the board of directors. After the issuance of the term sheet by Taft National stating the minimum price and terms acceptable to its board of directors, one of these three potential acquirers, United Security, expressed interest at a proposed value to Taft National shareholders significantly above the other preliminary indications and significantly above the limited trading market for Taft National's shares and within the range in which shares of comparable banks had been acquired. United Security was also the largest of the three potential acquirers with the most stock liquidity.

        United Security's offer was $5,349,620 which was to be reduced, dollar for dollar, by certain merger-related expenses incurred by Taft over $300,000. The consideration was to be in the form of United Security common stock. James H. Avery Company was asked to prepare a financial analysis of the offer, including comparable transactions. After further negotiation, United Security's offer was enhanced with a provision that the maximum value of United Security common stock to be used in determining the number of shares to be exchanged for Taft National's shares be set at $22.00 per share. Thus, while the minimum consideration to Taft's shareholders would be $5,349,620 regardless of the market value of United Security's common stock, there was to be no maximum consideration should the market value of United Security's common stock rise above $22.00 per share. On the date preceding the signing of the merger agreement, for example, the closing price of United Security's common stock was $26.88 indicating a consideration to Taft's shareholders of $6,536,262.98 assuming no adjustment for merger-related expenses incurred by Taft over $300,000.

        Additional negotiations related to the agreement and addressing personnel staffing, severance and other issues as well as due diligence investigations by United Security of Taft National and Taft National of United Security were conducted.

        On December 11, 2003, the Taft National board held a meeting to discuss and review, with its legal counsel, the draft merger agreement and the related documents. These documents included the shareholder and non-compete agreements of all of Taft National's directors. James H. Avery Company also delivered its written opinion, along with various documentation, that as of December 11, 2003, the consideration to be received by Taft National's shareholders is fair from a financial point of view.

        Against this background, upon consideration of the factors discussed above and elsewhere in this proxy statement-prospectus, and based upon the review and discussions by the Taft National board of the terms and conditions of the merger and the related documents and the opinion of James H. Avery Company as well as other relevant factors, the board reached the conclusion that the proposed merger was in the best interest of Taft National and it shareholders, and decided to enter into it. By unanimous vote, the board authorized and approved the merger and the execution of the merger agreement. The merger agreement was executed on December 11, 2003 and a joint press release was issued by the parties later that day.

        In reaching its conclusion, the Taft National board considered a number of important matters, including, among other things:

  •
  the increased liquidity to be provided to Taft National's shareholders by receiving shares of United Security's common stock in exchange for their shares of Taft National common stock because United Security common stock is reported on the Nasdaq, it has more outstanding shares and shareholders, and the shareholders of Taft National would have the benefit of a more active market for their shares after completion of the acquisition;

  •
  the prospects for dividend yields to Taft National shareholders based on United Security's past dividend history and future prospects;

  •
  the current and prospective economic conditions and prospects for the markets in which Taft National operates;

  •
  competitive pressures and increasing regulatory burdens and constraints in the financial services industry in general and the community banking industry in particular;

  •
  the review by Taft National's board, with its legal and financial advisor, of alternatives to the merger, the range of possible values to Taft National's shareholders obtainable through implementation of alternatives and the timing and likelihood of the same;

  •
  the strong commitment United Security has shown in the communities it currently serves, and the likelihood that it will continue this commitment in the communities now served by Taft National;

  •
  the enhancement of Taft National's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of a business combination with an institution with greater resources, such as United Security;

  •
  the expanded products and services provided by United Security, including larger lending limits, which will significantly enhance the products available to Taft National's customers;

  •
  the availability as part of United Security to utilize the technology infrastructure needed to become competitive in the current financial services marketplace;

  •
  the improved ability to attract and retain top employees by offering greater challenges, opportunities and benefits;

  •
  the complimentary geographic distribution of United Security's offices in the San Joaquin Valley as compared with Taft National's existing banking offices;

  •
  information concerning the business, results of operation, asset quality and financial condition of Taft National and United Security on a stand-alone and combined basis, and the future growth prospects following the merger;

  •
  an assessment that, in the current economic environment, expansion through acquisition by another financial institution would be most economically advantageous to Taft National shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions;

  •
  the terms and conditions of the merger agreement and related agreements, including the substantial premium over both book value and market value being offered and the earnings multiple of Taft National;

  •
  James H. Avery Company's analysis of the financial condition, results of operations, business prospects and stock price of Taft National and comparisons of Taft National to other banks and bank holding companies operating in its industry;

  •
  an analysis of the terms of other recent acquisitions in the banking industry, including the prices paid on other recent comparable combinations of banks and bank holding companies, compared to the price to be paid to the shareholders of Taft National;

  •
  the opinion of James H. Avery Company to the effect that, as of the date of the opinion, the merger agreement is fair, from a financial view, to the holders of Taft National common stock; and

  •
  the expectation that the acquisition will constitute a tax-free reorganization for federal income tax purposes.

        In addition to the advantages, discussed in the previous paragraph, of a merger with a larger financial institution, the board of directors and management of Taft National also discussed the various risks of combining with United Security, including:

  •
  the disadvantages of being part of a larger entity, including the potential for decreased customer service;

  •
  the risk that integration of Taft National and United Security will divert the combined entities management from other beneficial activities; and

  •
  the possible adverse effect on certain employees of Taft National.

        However, after weighing the advantages and disadvantages of a merger with United Security, the Taft National board of directors determined that the advantages clearly outweighed the disadvantages.

        The above discussion of the factors considered by the Taft National board of directors is not intended to be exhaustive. In view of the variety and nature of the factors considered by the Taft National board of directors, the Taft National board of directors did not find it practicable to assign relative weights to the specific factors considered in reaching its decision.

        For the reasons stated above, the board of directors of Taft National unanimously approved the merger agreement and related transactions, including the merger. The board of directors of Taft National believes that the merger is fair and in the best interests of Taft National and its shareholders. The board of directors of Taft National unanimously recommends that its shareholders vote "FOR" approval of the merger.

Structure of the Merger

        The merger agreement provides that Taft National will merge with and into United Security Bank, United Security's wholly-owned subsidiary. As a result of the merger, United Security Bank will be the surviving bank and will operate under the name "United Security Bank." Each share of Taft National common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into the right to receive shares of United Security common stock. Each share of United Security common stock outstanding will remain outstanding after the merger. Please read the sections entitled "The Merger—Calculation of Consideration to be Paid to Taft National Shareholders" and "—Dissenters' Rights" for additional information.

Calculation of Consideration to be Paid to Taft National Shareholders

        The merger agreement provides that the number of shares of United Security common stock into which a share of Taft National common stock shall be converted shall be equal to the amount determined by dividing the lesser of, (a) the average of the daily closing price of a share of United Security common stock during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the closing of the merger, or (b) $22.00, into $5,349,620 (subject to a dollar for dollar adjustment in the event Taft National's expenses in the merger exceed $300,000 in the aggregate) with the resulting quotient then divided by 267,481 (the number of shares of Taft National common stock outstanding as of the date of the merger agreement). United Security shall pay the merger consideration primarily in shares of United Security common stock, with a minimum number of shares equal to 243,164, subject to reduction in the event Taft National's merger related expenses exceed $300,000 in the aggregate.

        On a per share basis, each share of Taft National common stock will be entitled to receive the aggregate merger consideration described above, in shares of United Security common stock. In addition, cash will be paid to Taft National shareholders in lieu of any fractional shares of United Security common stock they would otherwise be entitled to receive.

        The following table provides an illustration, at various assumed United Security average stock prices, of the number of shares of United Security common stock to be issued, the aggregate value of merger consideration to be received by Taft National shareholders, and the Taft National per share consideration. Please note that the following table is only an illustration. The Taft National per share merger consideration was computed based upon 267,481 shares of common stock issued and outstanding on December 11, 2003, and assumes, as has been agreed in the merger agreement, that the five $100,000 convertible subordinated notes which are convertible into shares of Taft National common stock under certain circumstances are not converted.

Assumed Average United Security Stock Prices	Number of United Security Shares to be Received for each Taft National Share	Aggregate Value of Merger Consideration	Value of Taft National per Share Merger Consideration
$19.00	1.05263158	$5,349,620	$20.00
$20.00	1.00000000	$5,349,620	$20.00
$21.00	0.95238095	$5,349,620	$20.00
$22.00	0.90909091	$5,349,620	$20.00
$23.00	0.90909091	$5,592,785	$20.91
$24.00	0.90909091	$5,835,949	$21.82
$25.00	0.90909091	$6,079,114	$22.73
$26.00	0.90909091	$6,322,278	$23.64
$27.00	0.90909091	$6,565,443	$24.55
$28.00	0.90909091	$6,808,607	$25.45
$29.00	0.90909091	$7,051,772	$26.36

        As the table above illustrates, as the average United Security stock price increases beyond $22.00 per share, the aggregate value of the merger consideration also increases.

  Fractional Shares

        It is very likely that most of Taft National's shareholders will be entitled to receive a fractional interest of a share of United Security common stock in addition to a whole number of shares of United Security common stock. The merger agreement provides that, in lieu of receiving a fractional share, Taft National's shareholders entitled to a fractional share will receive cash equal to the value of the fractional interest.

Certain Federal Income Tax Consequences

  General

        The following discussion addresses the material federal income tax considerations of the merger that are generally applicable to Taft National shareholders. It does not address the tax consequences of the merger under foreign, state, or local tax laws or the tax consequences of transactions completed before or after the merger, such as the exercise of options to purchase Taft National common stock in anticipation of the merger. Also, the following discussion does not deal with all federal income tax considerations that may be relevant to certain Taft National shareholders in light of their particular circumstances, such as shareholders who:

  •
  are dealers in securities;

  •
  are insurance companies, or tax-exempt organizations;

  •
  are subject to alternative minimum tax;

  •
  hold their shares as part of a hedge, straddle, or other risk reduction transaction;

  •
  are foreign persons;

  •
  dissent from the merger; or

  •
  acquired their Taft National common stock through the exercise of stock options or otherwise as compensation.

        You are urged to consult your own tax advisors regarding the tax consequences of the merger to you based on your own circumstances, including the applicable federal, state, local, and foreign tax consequences.

        The following discussion is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, as of the date of this proxy statement-prospectus, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to United Security, Taft National and Taft National shareholders.

  Tax Opinion of Vavrinek, Trine, Day & Co., LLP

        Neither United Security nor Taft National has requested nor will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. Instead, as a condition to the closing of the merger, Vavrinek, Trine, Day & Co., LLP, independent accountants to Taft National, will render its opinion to United Security and Taft National to the effect that:

  •
  the merger constitutes a "reorganization" within the meaning of Code Section 368(a)(1)(A) by reason of the application of Code Section 368(a)(2)(D);

  •
  United Security, United Security Bank and Taft National are each a "party" to a reorganization within the meaning of Code Section 368(b);

  •
  neither United Security, United Security Bank nor Taft National will recognize federal taxable gain or loss as a result of the merger;

  •
  the federal income tax basis and holding periods of the assets exchanged between the parties to the merger will be the same as the federal income tax basis and holding periods of those assets prior to the merger;

  •
  to the extent that Taft National shareholders do not dissent in the merger and solely receive shares of United Security common stock: (i) no gain or loss will be recognized on the exchange; (ii) the federal income tax basis of the shares of United Security common stock received by former holders of Taft National common stock will equal the federal income tax basis of such stockholders' shares of Taft National common stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged; and (iii) the holding period for the shares of United Security common stock received will include the holding period for the shares of Taft National common stock exchanged, provided that the Taft National common stock exchanged was held as a "capital asset" as such term is defined in Code Section 1221; and

  •
  to the extent that cash is received by holders of Taft National common stock in lieu of fractional share interests in United Security common stock, the cash will be treated as being received by the holders of Taft National common stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of the Code Section 302.

        The tax opinion will be based upon the assumption that the merger will take place in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that have been made by United Security and Taft National and which are customarily given in transactions of this nature.

  Consequences to Taft National Shareholders

        Based on the assumption that the merger will constitute a tax-free reorganization, and subject to the limitations and qualifications referred to in this discussion, the following federal income tax consequences will result from the merger. When you exchange your shares of Taft National common stock solely for United Security common stock (and cash in lieu of a fractional share), you should not recognize any gain or loss, except with respect to the fractional share. If you receive cash in lieu of a fractional share of United Security common stock, you will generally recognize gain or loss in an amount equal to the difference between (1) the amount of cash received in lieu of a fractional share and (2) your basis allocated to the fractional share. The holding period of the United Security common stock you receive in the merger will include the period for which you held your Taft National common stock, provided that you held your Taft National common stock as a capital asset at the time of the merger.

  Withholding

        Payments in respect of Taft National common stock or a fractional share of United Security common stock may be subject to the information reporting requirements of the Internal Revenue Service and to a 30% backup withholding tax. Backup withholding will not apply to a payment made to you if you complete and sign the substitute Form W-9 that will be included as part of the transmittal letter and notice from United Security's exchange agent, or you otherwise prove to United Security and its exchange agent that you are exempt from backup withholding.

  Reporting and Record Keeping

        When you exchange shares of Taft National common stock in the merger for United Security common stock, you are required to retain records of the transaction, and to attach to your federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss upon the exchange. At a minimum, the statement must include:

  •
  your tax basis in the Taft National common stock surrendered; and

  •
  the amount of cash (if any) and the fair market value, as of the effective date of the merger, of the United Security common stock received in exchange.

  Federal Income Tax Treatment of Dissenters

        If you effectively dissent from the merger and receive cash for your shares, you will recognize a gain (or loss) for federal income tax purposes equal to the amount by which the cash received for those shares exceeds (or is less than) your federal income tax basis for the shares. The amount of that gain (or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on:

  •
  the length of time you held the shares;

  •
  whether you held the shares as a capital asset; and

  •
  whether you actually own United Security common stock or are deemed to own shares of Taft National common stock or United Security common stock pursuant to the constructive ownership rules.

        In certain circumstances, you can be deemed for tax purposes to own shares that are actually owned by a nondissenter who is related to you, or to own shares of United Security common stock, with the possible result that the cash received upon the exercise of your rights could be treated as a dividend received pursuant to a corporate distribution rather than as an amount received pursuant to a sale or exchange of Taft National common stock.

  Warning Regarding Federal Income Tax Opinions

        The opinion of Vavrinek, Trine, Day & Co., LLP is not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service were to successfully assert that the merger is not a reorganization within the meaning of Section 368(a) of the Code, then you would be required to recognize gain or loss equal to the difference between:

  •
  the fair market of all United Security common stock and cash received in the exchange; and

  •
  your federal income tax basis in the Taft National common stock surrendered.

        In such an event, your total initial tax basis in the United Security common stock received would be equal to its fair market value, and your holding period for the United Security common stock would begin the day after the merger. The gain or loss would be a long-term capital gain or loss if your holding period for the Taft National common stock was more than one year and the Taft National common stock was a capital asset in your hands.

        The preceding discussion does not purport to be a complete analysis of all potential tax consequences of the merger that may be relevant to a particular Taft National shareholder. You are urged to consult with your own tax advisor regarding the specific tax consequences to you of the merger, including the applicability and effect of foreign, state, local, and other tax laws.

Regulatory Approvals

  Federal Reserve Board

        Because the survivor of the merger will be a state-chartered member bank, the merger is subject to approval of an application by United Security Bank to the FRB. In reviewing the application, the FRB takes into consideration, among other things, competition, the financial and managerial resources and future prospects of the companies, and the convenience and needs of the communities to be served. Federal law prohibits the FRB from approving the merger if the merger would result in undue concentration of resources or decreased or unfair competition, unless the anti-competitive effects of the merger are clearly outweighed by the benefits to the public.

        The FRB has the authority to deny United Security Bank's application if the FRB concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FRB must also evaluate the records of United Security Bank in meeting the credit needs of its community, including low- and moderate-income neighborhoods, consistent with safe and sound operation. United Security Bank has an "Outstanding" Community Reinvestment Act evaluations.

        United Security Bank submitted its application for FRB approval of the merger on December 16, 2003.

  California Department of Financial Institutions

        Because the survivor of the merger will be a California-chartered bank, the approval of the DFI is also required. In determining whether to approve the merger, the DFI evaluates the application to determine, among other things, that:

  •
  the merger will not result in a monopoly;

  •
  the merger will not have the effect of substantially lessening competition;

  •
  the shareholders' equity of United Security will be adequate and will not jeopardize United Security Bank's financial condition;

  •
  the directors and executive officers of United Security Bank after the merger will be competent;

  •
  the merger will afford a reasonable promise of successful operation and that United Security Bank will be operated in a safe and sound manner, in compliance with all applicable laws; and

  •
  the merger will be fair, just and equitable.

        The application for DFI approval of the merger was submitted on December 20, 2003.

  Statutory Waiting Period

        Under federal banking laws, a 30-day waiting period must expire following the FRB's approval of the merger. Within that 30-day waiting period the Department of Justice may file objections to the merger under federal antitrust laws. The FRB may reduce the waiting period to 15 days with the concurrence of the Department of Justice. The Department of Justice could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser can be made. If the Department of Justice commences an action challenging the merger on antitrust grounds during either the 30-day or 15-day waiting periods, commencement of that action would stay the effectiveness of the regulatory approvals, unless a court of competent jurisdiction specifically orders otherwise.

        The merger cannot proceed in the absence of the regulatory approvals and the expiration of the statutory waiting period. United Security and Taft National are not aware of any reasons why regulatory approvals will not be received. United Security and Taft National have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals. However, there can be no assurance that approvals will be obtained, nor can there be assurance as to the date of any approval. There also can be no assurance that any approvals will not contain unacceptable conditions or requirements.

Resale of United Security Common Stock

        The shares of United Security common stock that you receive as a result of the merger will be registered under the Securities Act of 1933, or the Securities Act. You may freely trade these shares of United Security common stock if you are not considered an "affiliate" of Taft National, as that term is defined in the federal securities laws. Generally, an "affiliate" of Taft National is any person or entity directly or indirectly controlling or who is controlled by Taft National. Taft National's affiliates generally include directors, certain executive officers and holders of 10% or more of Taft National's common stock.

        Taft National's affiliates may not sell their shares of United Security common stock acquired in the merger, unless those shares are registered pursuant to an effective registration statement under the Securities Act, or by complying with Securities Act Rule 145 or another applicable exemption from the registration requirements of the Securities Act. United Security may also place restrictive legends on certificates representing shares of United Security common stock issued to all persons considered "affiliates" of Taft National.

        Before United Security and Taft National complete the merger, the merger agreement requires each "affiliate" of Taft National to execute and deliver to United Security a letter acknowledging that such person or entity will not dispose of any United Security common stock in violation of the Securities Act or Securities Act Rule 145.

Certain Effects of the Merger

        The merger agreement requires Taft National to merge into United Security Bank, with United Security Bank as the surviving entity. After the merger, United Security Bank will continue to be United Security's wholly-owned subsidiary, and will continue to have its headquarters at 2151 West Shaw Avenue, Fresno, California 93710. United Security and United Security Bank will continue to operate with its present directors and executive officers.

        After the merger, there will be no more trading in Taft National's common stock. Each Taft National shareholder will receive instructions from United Security's exchange agent regarding exchanging Taft National stock certificates.

Interests of Certain Persons in the Merger

        Taft National's executive officers have interests in the merger in addition to their interests as Taft National shareholders. Taft National's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement. Under the merger agreement, United Security has agreed to enter into one year employment agreements with Dennis Tishma, Taft National's President and Chief Executive Officer, and Robert Morris, Taft National's Chief Credit Officer and Executive Vice President. The terms of both employment agreements provide that Messrs. Tishma and Morris will continue to receive their current salaries. Both agreements further provide that if Mr. Tishma or Mr. Morris is terminated by United Security without cause before the one year term of the agreement has expired, then United Security must pay Mr. Tishma or Mr. Morris, as the case may be, an amount of money equal to the salary that they would have earned had they not been terminated early.

        On December 18, 1991, Taft National entered into a Salary Continuation Agreement with its former President, Charles E. Smith. The Salary Continuation Agreement provides for the payment of $60,000 per year for fifteen (15) years beginning on the first month after Mr. Smith retires. Mr. Smith retired December 31, 2001, and Taft National thereafter began payments to Mr. Smith pursuant to the Salary Continuation Agreement. If Mr. Smith dies within fifteen (15) years after his retirement, Mr. Smith's designated beneficiary shall receive the balance of the payments. United Security Bank will assume Taft National's obligations under the Salary Continuation Agreement upon consummation of the merger.

        Taft National's bylaws provide Taft National's directors and officers with contractual rights to indemnification binding upon a successor. Please read the section entitled "Comparison of Shareholder Rights—Indemnification of Directors and Officers" for additional information.

        In settlement of a claim by Taft National against a former director, Taft National was assigned a twenty-five percent (25%) general partnership interest in a partnership that holds title to 523 Cascade Place, Taft, California, Taft National's current headquarters. The remaining seventy-five percent (75%) is owned by three of the directors of Taft National (25% each), Messrs. Beard, Hampton and Colston. The partnership has leased the 11,000 square foot building to Taft National on a long term triple net lease that began September 1, 1982, and will terminate on November 30, 2007. The current rent under the lease is $9,000 per month plus the landlord's cost of taxes, insurance and maintenance. Although the settlement agreement has been signed by all parties, the formal assignment document called for by the settlement agreement has not yet been signed by the former director. Upon consummation of the merger, United Security will succeed to Taft National's interest in the partnership.

        The discovery period for Taft National's policy of directors and officers liability insurance will be extended for up to 48 months with respect to all matters arising from facts or events which occurred before the effective time of the merger for which Taft National would have an obligation to indemnify its directors and officers. The cost of this extension shall not exceed $50,000 under the terms of the merger agreement; however, any premium cost in excess of $10,000 will be included in the $300,000 transaction cost ceiling for merger related expenses, above which the purchase price will be reduced dollar for dollar.

        Taft currently is indebted on five subordinated debentures each with a principal amount of $100,000, and are convertible at the option of the holder into common stock of Taft National. These notes were purchased by directors of Taft National to provide additional capital for it as required by the OCC. The directors who each hold one of the $100,000 subordinated debentures are Messrs. Beard, Hampton, Colston, Hollingsworth, and Lloyd. Each debenture carries an interest rate of Western Edition Wall Street Journal Prime Rate plus 1%, with a term of 10 years ending on September 30, 2011, with principal payments beginning on December 31, 2006 and with an initial conversion price of $11.50. As consideration for the merger, the holders of the debentures have agreed not to convert those debentures into common stock of Taft National and United Security has agreed to pay all principal and accrued interest on the debentures on or before the effective time of the merger.

Dissenters' Rights of Taft National's Shareholders

        Dissenters' rights will be available to the Taft National shareholders in accordance with Section 214a(b) of Title 12 of the United States Code. The required procedure set forth in Section 214a(b) of the United States Code must be followed exactly or any dissenters' rights may be lost.

        The information set forth below is a general summary of dissenters' rights as they apply to Taft National shareholders and is qualified in its entirety by reference to Section 214a(b) of Title 12 of the United States Code which is attached to this proxy statement-prospectus as Appendix B.

  Fair Market Value of Shares

        If the merger is approved, Taft National shareholders who dissent from the merger by complying with the procedures set forth in Section 214a(b) of Title 12 of the United States Code will be entitled to receive an amount equal to the fair market value of their shares as of                        , 2004, the date of the shareholders' meeting.

  Voting Procedure

        In order to be entitled to exercise dissenters' rights, the shares of Taft National common stock which are outstanding and are entitled to be voted at the special shareholders' meeting must be voted "AGAINST" the merger by the holder of such shares, or the holder of such shares must give written notice to Taft National at or prior to the special meeting of shareholders that such shareholder dissents from the merger agreement. Thus, any Taft National shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes at the special shareholders' meeting must vote "AGAINST" the merger. If the shareholder does not return a proxy or provide written notice of dissent, or returns a proxy without voting instructions or with instructions to vote "FOR" or "ABSTAIN" with respect to the merger, or votes in person or by proxy at the special shareholders' meeting "FOR" the merger, his or her shares will be counted as votes in favor of the merger and the shareholder will lose any dissenters' rights.

  Written Demand

        Furthermore, in order to preserve his or her dissenters' rights, a Taft National shareholder must make a written demand upon Taft National for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of                        , 2004, the date of the special meeting of shareholders. The demand must be addressed to United Security Bank, 1525 East Shaw Avenue, Fresno, California 93710; Attention: Ken Donahue, Assistant Corporate Secretary, and the demand must be received by United Security Bank not later than 30 days after the date of completion of the merger. A vote "AGAINST" the merger does not constitute the written demand.

  Surrender of Certificates

        Within 30 days after the date of completion of the merger, the dissenting shareholder must surrender to United Security Bank, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Taft National common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

  Valuation of Shares and Payment

        The value of the shares of Taft National common stock will be determined by a committee of three persons, one to be selected by the majority vote of the dissenting shareholders entitled to received the value of their shares, one by the directors of United Security Bank and the third by the two so chosen. The valuation agreed upon by any two of the three appraisers shall be the value used for payment to the dissenters.

  Disagreement on Price and Comptroller Determination

        If the value decided by the appraisers is not satisfactory to a dissenting shareholder who has requested payment, such shareholder may within five days after being notified of the appraised value of his or her shares appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made, which shall be final and binding as to the value of the shares. If within ninety days form the date of completion of the merger, for any reason one or more of the appraisers is not selected as provided above, or the appraisers fail to determine the value of the shares, the Comptroller shall upon written request of any interested party, cause an appraisal to be made, which shall be final and binding on all parties.

  Withdrawal of Demand

        A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Taft National consents to the withdrawal.

Opinion of Financial Advisor

        Taft National's Board of Directors retained James H. Avery Company, pursuant to an engagement letter dated September 24, 2002, to provide financial advisory services for the purposes of analyzing Taft National's strategic options including the rendering of a fairness opinion from a financial point of view to Taft National's shareholders in the event of a proposed merger. Taft National and James H. Avery Company provided this discussion of the review undertaken by James H. Avery Company.

        Taft National retained James H. Avery Company as investment analysts to determine the fairness, from a financial point of view, to the holders of shares of Taft National common stock of the consideration to be received by Taft National in the merger. Pursuant to the merger agreement, each holder of shares of Taft National common stock will receive from United Security, in exchange for his or her shares of Taft National common stock, shares of United Security common stock. The transaction is based on a minimum aggregate consideration of $5,329,620 less certain specified costs of the transaction incurred by Taft National in excess of $300,000. The share value for Taft National is to be exchanged based on the determined market value per share of United Security common stock for each share of Taft National common stock based on the average closing price of United Security during the 20 consecutive days of trading ending on the third trading day immediately preceding the date of closing of the merger with a maximum valuation of United Security common stock at $22.00 per share.

        James H. Avery Company has acted for Taft National and for the board of directors of Taft National as financial advisor in this transaction and will receive a fee for its services, including rendering this opinion, equal to 2.00% of the aggregate consideration paid up to a maximum of $125,000.00 should the aggregate consideration paid equal $5,000,000.01 to $7,000,000.00. This fee shall be 2.50% of the aggregate consideration paid up to a maximum of $200,000.00 should the aggregate consideration paid exceed $7,000,000.00. A significant portion of the fee is contingent upon the consummation of the merger. James H. Avery Company has not previously provided financial advisory services to Taft National. James H. Avery Company is not a market maker in shares of Taft National common stock nor do its principals or employees own, directly or indirectly, any shares of Taft National common stock. Taft National's board of directors selected James H. Avery Company to act as its financial advisor on the basis of James H. Avery Company's expertise and experience in the banking industry since 1968. James H. Avery Company is an independent financial advisor to the banking industry in California specializing in capital planning, mergers and acquisitions, the valuation of banks and their securities as well as additional related activities.

        No limitations were imposed by Taft National on James H. Avery Company in the investigations made or procedures followed in rendering its opinion. James H. Avery Company issued the Taft National fairness opinion on the consideration to be received by the shareholders of Taft National pursuant to the merger agreement as fair, from a financial point of view, to the holders of the shares of Taft National common stock on December 11, 2003.

        In arriving at the Taft National fairness opinion, James H. Avery Company has reviewed and analyzed, among other things, the following:

  •
  the merger agreement;

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  certain publicly available financial and other data with respect to Taft National, United Security and United Security Bank including the consolidated financial statements for recent years and interim periods to September 30, 2003;

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  certain other publicly available information concerning Taft National and United Security and internal information concerning Taft National;

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  publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature, terms and circumstances of certain other merger transactions James H. Avery Company believed to be relevant, in whole or in part, to its inquiry; and

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  evaluations and analysis prepared and presented to the board of directors of Taft National.

        James H. Avery Company has held discussions with senior management of Taft National concerning Taft National's past and current operations, financial condition and prospects, as well as the results of regulatory examinations. James H. Avery Company has reviewed with senior management of Taft National various operating projections for Taft National as a stand-alone entity, assuming the merger does not occur. Certain pro forma shareholder value comparative projections were derived by James H. Avery Company for United Security and for Taft National as a stand-alone entity based on historical data.

        In conducting the review and in arriving at the Taft National fairness opinion, James H. Avery Company relied upon and assumed the accuracy and completeness of the financial and other information provided to James H. Avery Company or was publicly available. James H. Avery Company has not assumed any responsibility for independent verification of this information. James H. Avery Company has relied upon the management of Taft National for various operating projections and assumed that such projections reflect the best currently available estimates and judgments of Taft National management. James H. Avery Company has also assumed, without assuming any responsibility for the independent verification of same, that the allowances for loan losses of United Security is adequate to cover its loan losses. James H. Avery Company has also assumed, without assuming any responsibility for the independent verification of same, that there are no active, pending or anticipated legal actions; no under or over market leases or owned fixed asset valuations; or any other under or over-evaluated assets or liabilities for either Taft National or United Security that would significantly change the financial condition for either company.

        James H. Avery Company has not made or obtained any evaluations or appraisals of the property of Taft National or United Security, nor has James H. Avery Company examined any individual loan credit files. For purposes of its opinion, James H. Avery Company has assumed that the merger will have the tax, accounting and legal effects described in the merger agreement and has assumed the accuracy of the disclosures in the merger agreement. The Taft National fairness opinion is limited to the fairness, from a financial point of view, to the holders of shares of Taft National common stock of the aggregate minimum consideration as described in the merger agreement and does not address Taft National's underlying decision to proceed with the merger.

        James H. Avery Company has considered the financial and other factors, as it has deemed appropriate under the circumstances, including among others the following:

  •
  the historical and current financial positions and results of operations of Taft National and United Security, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, return on assets, return on shareholder's equity, capitalization, intangible assets, the amount and type of nonperforming assets, loan losses, all as set forth in the financial statements of Taft National and United Security;

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  the assets and liabilities of Taft National and United Security, including loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity, and

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  the nature, terms and conditions regarding other merger transactions involving banks and bank holding companies.

        James H. Avery Company has also taken into account its assessment of economic, market and financial conditions generally and specifically to the markets in which Taft National and United Security operate, as well as its experience in other transactions, in bank securities valuation and its knowledge of the banking industry generally. The Taft National fairness opinion is necessarily based only upon conditions as they exist and can be evaluated on the date of the opinion and the information made available to James H. Avery Company through the date of the opinion.

        James H. Avery Company performed financial analysis and peer-group comparisons with Taft National relating to overall performance and financial condition. James H. Avery Company analyzed other bank merger and acquisition transactions announced between December 5, 2002 and December 5, 2003 where the seller's assets were under $100 million. This asset size peer group was deemed comparable to the $52 million in assets reported by Taft National at September 30, 2003. In James H. Avery Company's opinion, the rural and agricultural nature of Taft National's market area and the lack of sufficient recent regional or California transactions in similar markets as Taft National's justified analysis of "peer group" banks nationwide. The transactions analyzed and defined in this section of this proxy statement-prospectus as the "peer group" were: First Carolina State Bank by Capital Bancorp, Alliance Bank of Baton Rouge by IBERIABANK Corp, Midstate Bancorp by Shore Bancshares, FNB Bancshares by American Community Bancshares, BNW Bancorp by Pacific Financial Corp, Hawthorn Corp (Hawthorn Bank) by State Financial Services, PriVest Bank by America Bancshares, Abbeville Capital (Bank of Abbeville) by Community Capital Corp, South Texas Capital Group (Plaza Bank) by Sterling Bancshares, Auburn Community Bank by Western Sierra Bancorp, Village Bancorp by Wintrust Financial Corp, Community Bank of Grants Pass by Cascade Bancorp, North Oakland Community Bank by Community Central Bank, Ojai Valley Bank by Mid-State Bancshares, Hacienda Bank by Heritage Oaks Bancorp, Valley Bancorp by Marquette Financial, Kaweah National Bank by CVB Financial, Suburban Community Bank by Univest Corp, Random Lake Bancorp by Merchants and Manufacturers Bancorp, Pend Oreille Bancorp by Glacier Bancorp, Asiana Bank by Nara Bancorp, Southland Business Bank by Vineyard National Bancorp, DunC Bancshares by Blackhawk Bancorp, RVB Bancshares by Bank of the Ozarks, Centennial Bank by Crescent Financial Corp, Dalles Bancshares by Prosperity Bancshares, Abrams Centre National Bank by Prosperity Bancshares and Millennium Bank by Alabama National BanCorp. The analysis of these announced transactions included comparative financial data relating to income, return on assets, return on equity, equity to assets, loan loss reserves, purchase price announced as a multiple to book value, purchase price announced as a multiple of the last twelve months of net income, purchase price announced as a multiple of total assets and purchase price announced as a premium for "core deposits" over book value with "core deposits" defined as all domestic deposits less accounts of $100,000 or more. As discussed in this proxy statement-prospectus, Taft National's various financial ratios do not compare favorably with the peer group median ratios in the areas of loan loss reserves to non-current loans, return on equity and return on assets. Based on the peer group medians to Taft National's ratios in these comparisons, James H. Avery Company's analysis and judgment is that Taft National's value should be lower than the peer group median values.

        At September 30, 2003, Taft National's total equity was 6.65% of total assets. The range of peer group banks in terms of total equity to total assets was 6.33% to 14.85% with the median at 8.57%. The range of peer group banks with return on assets of under 0.50% in terms of total equity to total assets was 6.33% to 13.75% with the median at 9.17%. In this total equity to total assets comparison, the median of the peer group was 1.3 times Taft National's. The median for those banks with less than a 50% return on assets was 1.4 times Taft National's.

        At September 30, 2003, Taft National's loan loss reserves represented 160% of non-current loans. The range of peer group banks as to loan loss reserves to non-current loans was 35% to 5,045% with five banks having no non-current loans and with the median at 231%. The range of peer group banks with return on assets of under 0.50% as to loan loss reserves to non-current loans was 35% to 1,050% with one bank having no non-current loans and with the median at 185%. In this loan loss reserves to non-current loans comparison, the median of the peer group was 1.4 times Taft National's. The median for those banks with less than a 50% return on assets was 1.2 times Taft National's.

        At September 30, 2003, Taft National's annualized return on equity was 3.08% for the year, 2003. The range of peer group banks as to annualized year-to-date return on equity prior their respective announced transactions was -8.02%% to +31.30% with the median at 9.21%. The range of peer group banks with return on assets of under 0.50% as to annualized year-to-date return on equity prior their respective announced transactions was -8.02% to +7.03% with the median at 2.76%. In this comparison, the median of the peer group was 3.0 times Taft National's. The median for those banks with less than a 50% return on assets was 0.9 times Taft National's.

        At September 30, 2003, Taft National's annualized return on assets was 0.20% for the year, 2003. The range of peer group banks as to annualized year-to-date return on assets prior to their respective announced transactions was -0.74% to +2.19% with the median at 0.81%. The range of peer group banks with return on assets of under 0.50% as to annualized year-to-date return on assets prior to their respective announced transactions was -0.74% to +0.46% with the median at 0.25%. In this comparison, the peer group median was 4.1 times Taft National's. The median for those banks with less than a 50% return on assets was 1.3 times Taft National's.

        James H. Avery Company determined that no transaction reviewed was identical to the subject transaction and that, accordingly, any analysis of comparable transactions necessarily involves subjective considerations and judgments concerning differences in financial, operating and market characteristics of the parties to the transactions being compared.

        Set forth below is a brief summary of the considerations related to the fairness opinion rendered.

        Multiple of Book Value Method.    This valuation approach is formulated on the announced purchase prices and multiples of book values based on the announced transactions of Taft National's asset-size peer group and those peers with less than a 0.50% return on assets. The multiple of book value is but one methodology utilized in the determination of overall market value of Taft National.

        The peer group multiple factor ranged from 1.09 to 2.83 with the median at 1.84. Utilizing the Multiple of Book Value Method the minimum acquisition value, as of the Taft National fairness opinion report date, is as follows:

          $3,454,000 (Taft National's September 30, 2003 book value) X 1.84 (the peer group median) = $6,355,360.

        The peer group with less than a 0.50% return on assets multiple factor was from 1.22 to 2.09 with the median at 1.62. Utilizing the Multiple of Book Value Method the minimum acquisition value, as of the Taft National fairness opinion report date, is as follows:

          $3,454,000 (Taft National's September 30, 2003 book value) X 1.62 (the under 0.50% ROA peer median) = $5,595,480.

        Multiple of Income Method.    This valuation approach is formulated on the announced purchase prices and multiples of net income over the previous twelve months based on announced transactions of Taft National's asset-size peer group. Such income data for Taft National was based on call report data through September 30, 2003. The multiple of income is but one methodology utilized in the determination of overall market value of Taft National.

        The peer group multiple factor ranged from 11.91 to 63.19 with the median at 23.32. Utilizing the Multiple of Income Method (based on Taft National's twelve-month income through September 30, 2003) the acquisition value, as of the Taft National fairness opinion report date, is as follows:

          $187,000 (Taft National's last twelve months income) X 23.32 (the peer group median) = $4,360,840.

        The peer group with less than a 0.50% return on assets multiple factor was not considered as all but three of this group had a negative income during the period preceding their respective announcements. It is also noted that Taft National would have had a net loss during the period as well except for a one-time profit related to its sale of securities during the period.

        Percentage of Total Assets Method.    This valuation approach is formulated on the announced purchase prices as a percentage of total assets based on the announced transactions of Taft National's asset-size peer group. Such asset data for Taft National was based on call report data as of September 30, 2003. The percentage of total assets is but one methodology utilized in the determination of overall market value of Taft National.

        The peer group percentage factor ranged from 9.96% to 26.51% with the median at 17.10%. Utilizing the Percentage of Total Assets Method (based on Taft National's total assets as of September 30, 2003) the acquisition value, as of the Taft National fairness opinion report date, is as follows:

          $51,939,000 (Taft National's total assets at September 30, 2003) X 0.1710 (the peer group median) = $8,881,569.

        The peer group with less than a 0.50% return on assets multiple factor ranged from 9.96% to 18.28% with the median at 15.58%. Utilizing the Percentage of Total Assets Method (based on Taft National's total assets as of September 30, 2003) the acquisition value, as of the Taft National fairness opinion report date, is as follows:

          $51,939,000 (Taft National's total assets at September 30, 2003) X 0.1558 (the peer group median) = $8,092,096.

        Core Deposits Premium over Book Value Method.    This valuation approach is formulated on the announced purchase prices and the percentage premium paid for core deposits over the book value based on the announced transactions of Taft National's asset-size peer group. Core deposits are all domestic bank deposits excluding accounts in excess of $100,000. Such deposit data for Taft National was based on call report data as of September 30, 2003. The core deposits premium is but one methodology utilized in the determination of overall market value of Taft National.

        The peer group premium on core deposits ranged from 1.53% to 22.40% with the median at 9.57%. Utilizing the Core Deposits Premium over Book Value Method (based on Taft National's book value and its core deposits as of September 30, 2003) the acquisition value, as of the Taft National fairness opinion report date, is as follows:

          $43,324,000 (Taft National's core deposits as of September 30, 2003) X .0957 (the peer group median) = $4,146,107 plus $3,454,000 (Taft National's book value as of September 30, 2003) = $7,600,107.

        The peer group with less than a 0.50% return on assets premium on core deposits ranged from 2.12% to 9.75% with the median at 7.33%. Utilizing the Core Deposits Premium over Book Value Method (based on Taft National's book value and its core deposits as of September 30, 2003) the acquisition value, as of the Taft National fairness opinion report date, is as follows:

          $43,324,000 (Taft National's core deposits as of September 30, 2003) X .0733 (the peer group median) = $3,175,649 plus $3,454,000 (Taft National's book value as of September 30, 2003) = $6,629,649.

Valuation Summary using Median Comparative Values—All Peer Group Banks

Total Value
Multiple of Book Value Method	$6,355,360
Multiple of Income Method	$4,360,840
Percentage of Total Assets Method	$8,881,569
Core Deposits Premium over Book Value Method	$7,600,107
Mean Average	$6,799,469
Median Average	$6,977,734

        As previously noted, financial comparisons of Taft National to the peer-group ratios indicate that the Taft National valuation should be somewhat below the peer group median valuations.

Valuation Summary using Median Comparative Values—Peer Group Banks with under 0.50% return on assets

Total Value
Multiple of Book Value Method	$5,595,480
Multiple of Income Method	Not calculated
Percentage of Total Assets Method	$8,092,096
Core Deposits Premium over Book Value Method	$6,629,649
Mean Average	$6,772,408
Median Average	$6,629,649

        As previously noted, financial comparisons of Taft National to the peer-group with return on assets of less than 0.50% ratios indicate that the Taft National valuation should be somewhat below the peer group median valuations.

        A review of these comparable multiples, considering Taft National's financial condition relative to the peer group, indicates that the comparisons indicate that the merger consideration is fair.

Earnings Accretion Analysis

        James H. Avery Company reviewed and analyzed various projected earnings of Taft National made based on Taft National's continuing independent operation or on a "stand alone" basis. Using the year 2005, Taft National's most recent management projections show a pre-tax profit of $317,896. These projections were subsequently proved conservative based on November, 2003 pre-tax income being 27% ahead of projections. Much of this was due to the reduction of the loan loss provision which may not be sustainable. Nevertheless, we increased the 2005 management projection by approximately 20% to $381,000. Based on taxes at 44% of pre-tax earnings, our net profit projection is $214,000 or $0.80 per share using current shares outstanding of 267,481.

        As of September 30, 2003, United Security's earnings were $6,309,000 for the year 2003 exclusive of the increase in income as a result of restating 2002 income. United Security's last twelve months income was $8,564,000. Including the restatement of income in 2002, United Security's net income has averaged a 15.3% increase per year over the 2000 - 2002 periods. Projecting income at the above $8,564,000 for 2003 and using a 15% annual increase in such income, United Security's 2005 net income is projected at $9,850,000 in 2004 and $11,330,000 in 2005 all projections being on a "stand alone" basis or without the proposed acquisition of Taft National.

        Based on conversations with Taft National management we are assuming that, in combining the earnings of Taft National and United Security, there will be a cost savings to the combined entity of approximately 25% of Taft National's stand alone projection of noninterest expenses in 2005 or approximately $716,000 with a net income after tax increase to the combination of $425,000. Thus, the projected combined income of the two entities in 2005 is $11,969,000. Based on the exchange value of United Security shares at $22.00 per share and the minimum value of the transaction at $5,329,620 Taft National shareholders will be issued 243,165 shares. Added to United Security's shares outstanding at September 30, 2003 (5,506,466 shares), the combined entities would have 5,749,631 shares outstanding and the earnings per share would be projected at $2.03. This is approximately 254% higher than that projected for Taft National on a stand alone basis.

        A review of the projected accretion of earnings to Taft National shareholders indicates substantially increased earnings to Taft National shareholders and, therefore, higher value to Taft National shareholders if the merger is completed.

Future Trading Value Analysis

        An analysis of per share earnings projected in 2005 for Taft National on a stand alone basis and on United Security on a combined entity basis was made by James H. Avery Company.

        Taft National's projected earnings in 2005 are $0.80 per share on a stand alone basis. The following California banks with assets under $200,000 were deemed comparable as to earnings per share relative to market value based on third quarter, 2003 reports of SNL Bank & Thrift Weekly: Mission Community Bank—San Luis Obispo, Mission Oaks National Bank—Temecula, First American Bank—Rosemead, Cuyamaca Bank—Santee, Summit Bancshares—Oakland, and Sonoma Valley Bank—Sonoma. These banks had price to last twelve months earnings ratios ranging from 12.4 to 23.9 with a median ratio of 17.0. The application of this median ratio to Taft National's projected earnings per share in 2005 indicated a future market value per share on a stand alone basis at $13.60.

        The combined entities of Taft National and United Security show projected earnings per share in 2005 of $2.03. The following California banks with assets of $400,000 to $700,000 were deemed comparable as to earnings per share relative to market value based on third quarter, 2003 reports of SNL Bank & Thrift Weekly: First Northern Community Bancorp—Dixon, FNB Bancorp—South San Francisco, Pacific Mercantile Bancorp—Costa Mesa, North Bay Bancorp—Napa, Pacific Crest Capital Inc.—Agoura Hills, First Regional Bancorp Inc.—Los Angeles, Redwood Empire Bancorp—Santa Rosa, BWC Financial Corp—Walnut Creek, Bank of Marin California—Corte Madera, Community Bancorp Inc.—Escondido, Foothill Independent Bancorp—Glendora, and North Valley Bancorp—Redding. These banks had price to last twelve months earnings ratios ranging from 13.4 to 23.1 with a median ratio of 16.0. The application of this median ratio to projected earnings per share of the combined entities in 2005 indicated a future market value per share on a combined basis at $32.48. This is approximately 239% higher than that projected for Taft National on a stand alone basis.

        A review of the projected future trading value to Taft National shareholders indicates substantially increased share value to Taft National shareholders and, therefore, higher value to Taft National shareholders if the merger is completed.

Future Merger Value Analysis

        An analysis of per share earnings projected in 2005 for Taft National on a stand alone basis and on United Security on a combined entity basis was made by James H. Avery Company.

        Taft National's projected earnings in 2005 are $0.80 per share on a stand alone basis. The following announced sales of California bank's with assets under $200,000, excluding banks with negative earnings during the twelve month period preceding their announced sales, were deemed comparable as to previous twelve months seller's earnings relative to announced acquisition values for 2002 and 2003: Kerman State Bank by Westamerica Bancorp, Upland Bank by First Community Bancorp, Marathon Bancorp by First Community Bancorp, Bank of Coronado by First Community Bancorp, North State National Bank by TriCo Bancshares, Harbor National Bank by First Community Bancorp, PriVest Bank by America Bancshares, Auburn Community Bank by Western Sierra Bancorp, First State Bancorp by Boston Private Financial Holdings, Ojai Valley Bank by Mid-State Bancshares, Hacienda Bank by Heritage Oaks Bancorp, Kaweah National Bank by CVB Financial Corp, Sun Country Bank by America Bancshares, Verdugo Banking Company by First Community Bancorp, and Central Sierra Bank by Western Sierra Bancorp. These banks had announced price to last twelve months earnings to sales price ratios ranging from 13.74 to 71.77 with a median ratio of 17.66. The application of this median ratio to Taft National's projected earnings per share in 2005 indicated a future market value per share on a stand alone basis at $14.13.

        The combined entities of Taft National and United Security show projected earnings per share in 2005 of $2.03. The following announced sales of California banks with assets of $200,000 to $1,000,000, excluding banks with negative earnings during the twelve month period preceding their announced sales, were deemed comparable as to previous twelve months seller's earnings relative to announced acquisition values for 2002 and 2003: Pacific Crest Capital, Inc. by Pacific Capital Bancorp, California Independent Bancorp by Humboldt Bancorp, First Continental Bank by UCBH Holdings, Central Valley Bancorp by 1867 Western Financial Corp, and Orange County Bancorp by LandAmerica Financial Group. These banks had announced price to last twelve months earnings to sales price ratios ranging from 6.88 to 20.12 with a median ratio of 17.52. The application of this median ratio to projected earnings per share of the combined entities in 2005 indicated a future market value per share on a combined basis at $35.57. This is approximately 252% higher than that projected for Taft National on a stand alone basis.

        A review of the projected future merger value to Taft National shareholders indicates substantially increased share value to Taft National shareholders and, therefore, higher value to Taft National shareholders if the merger is completed.

Shareholder Liquidity Considerations

        The last trade of Taft National's common stock per OTC Bulletin Board quotes was on July 17, 2003. No volume data was available. Taft National trades under the ticker symbol TFNB.PK. The Chief Executive Officer of Taft National believes that less than 500 shares have traded in the past year which is 0.19% of shares outstanding.

        United Security trades under the ticker symbol UBFO with a reported average daily volume of 2,727 shares at the date of the fairness opinion or approximately 700,000 shares annually representing approximately 13% of shares outstanding as of September 30, 2003.

        This analysis indicates that Taft National shareholders would, as a result of the proposed merger, enjoy greater liquidity as shareholders of United Security than now available as Taft National shareholders.

        In performing its analyses, James H. Avery Company made numerous assumptions about industry performance, general business and economic conditions and other matters, many of which are beyond the control of Taft National or United Security. The analyses performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by those analyses. The analyses were prepared solely as part of James H. Avery Company's analysis as to the fairness of the consideration to holders of shares of Taft National common stock in the merger. The analyses do not purport to be appraisals or to reflect the prices at which Taft National might actually be sold or the prices at which any securities may trade at the present time or in the future.

Consideration of Discounted Cash Flow Method.

        James H. Avery Company did not employ the discounted cash flow method in its analysis of the proposed merger even though it is aware that the discounted cash flow method is a commonly used valuation methodology. Discounted cash flow analysis is most appropriate for companies which show relatively steady or somewhat predictable streams of cash flow. Given the negative history of such cash flows, the uncertainty in estimating Taft National's future cash flows and a sustainable long-term growth rate, James H. Avery Company considered a discounted cash flow analysis as inappropriate in its valuation. In addition, James H. Avery Company believes that the provided methodologies proved adequate for determining the fairness of the consideration to Taft National's shareholders from a financial standpoint.

        James H. Avery Company provided the written Taft National fairness opinion dated December 11, 2003 regarding the fairness, from a financial point of view, of the consideration to be received by Taft National in the proposed merger, based on the information then available. As of December 11, 2003, James H. Avery Company is of the opinion that the consideration to be received by Taft National shareholders in the proposed merger is fair, from a financial standpoint.

        A copy of the fairness opinion of James H. Avery Company, dated as of December 11, 2003, which sets forth certain assumptions made, matters considered and limits on the review undertaken by James H. Avery Company, is attached as Appendix C to this proxy statement-prospectus. Shareholders of Taft National are urged to read the fairness opinion in its entirety.

Accounting Treatment

        United Security must account for the merger under the purchase method of accounting prescribed by accounting principles generally accepted in the United States. Under this method, United Security's purchase price will be allocated to Taft National's assets acquired and liabilities assumed based upon their estimated fair values as of the completion of the merger. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed will be recorded as goodwill and periodically evaluated for impairment. United Security's financial statements issued after completion of the merger will reflect these values, but historical data are not restated retroactively to reflect the combined historical financial position or results of operations of United Security and Taft National. For additional information, please read the section entitled "Description of United Security—Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Merger Agreement

  The Merger

        United Security and Taft National entered into the merger agreement on December 11, 2003. Under the merger agreement's terms, Taft National will merge with and into United Security Bank. The separate corporate existence of Taft National will cease, and United Security Bank will be the survivor. Each share of Taft National common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into shares of United Security common stock.

        Each share of United Security common stock outstanding immediately before the merger closes will remain outstanding after the merger closes. Please read the sections entitled "The Merger—Calculation of Consideration to be Paid to Taft National Shareholders" and "—Dissenters' Rights" for additional information.

        United Security and Taft National have structured the merger to qualify as a tax-free reorganization from their perspectives. For more information, you are urged to read the section entitled "The Merger—Certain Federal Income Tax Consequences" for additional information.

  The Closing

        The merger will be effective at the date and time a short-form merger agreement is filed with the DFI, after having been filed with the California Secretary of State and previously approved by the DFI. At the closing the parties will exchange various documents, including officers' certificates, as required by the merger agreement. The merger agreement provides that the timing for the closing and the completion of the merger shall be mutually agreed upon by the parties and shall be held within 30 days after the last to occur of:

  •
  all conditions to the completion of the merger being satisfied or waived;

  •
  the receipt of all regulatory approvals; and

  •
  the expiration of all applicable waiting periods in connection with the regulatory approvals.

        Based upon the timing for Taft National's special shareholders' meeting and the present and anticipated timing of the regulatory approvals, it is presently anticipated that the merger will be closed on or about April 30, 2004. Neither United Security nor Taft National can assure you that the merger will close on that date.

  Exchange Procedures

        United Security's current transfer agent, Wells Fargo Shareowner Services, will be United Security's exchange agent to effect the exchange of shares of United Security common stock for shares of Taft National common stock. A letter of transmittal will be sent to you shortly after the merger is completed. If you do not exercise dissenters' rights, you must use the letter of transmittal to receive shares of United Security common stock in exchange for your shares of Taft National common stock.

        In order to promptly receive shares of United Security common stock, you must deliver to the exchange agent:

  •
  a properly completed letter of transmittal form;

  •
  your certificates representing former shares of Taft National common stock; and

  •
  any other required documents described in the letter of transmittal.

        Do not return your certificates representing shares of Taft National common stock with the enclosed proxy. The certificates should only be forwarded to the exchange agent with the letter of transmittal.

        Following the completion of the merger and upon surrender of all of the certificates representing former shares of Taft National common stock registered in your name, or a satisfactory indemnity if any of such certificates are lost, stolen or destroyed, together with a properly completed letter of election and transmittal, the exchange agent will mail to you the United Security common stock to which you are entitled, less the amount of any required withholding taxes.

  Representations and Warranties

        The merger agreement contains various customary representations and warranties that United Security and Taft National make for each other's benefit. The representations and warranties relate to, among other things:

  •
  corporate organization and similar corporate matters;

  •
  authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

  •
  conflicts under charter documents, required consents or approvals, and violations of any agreements or law;

  •
  capital structure;

  •
  the accuracy of documents filed with the Securities and Exchange Commission and bank regulatory agencies;

  •
  absence of certain material adverse events, changes, effects or undisclosed liabilities;

  •
  retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

  •
  litigation;

  •
  compliance with laws, including environmental laws;

  •
  tax returns and audits;

  •
  ownership of real property;

  •
  regulatory actions; and

  •
  labor matters.

        The foregoing is an outline of the types of representations and warranties made by United Security and Taft National contained in the merger agreement attached as Appendix A. You should carefully review the entire merger agreement, and in particular Articles 3 and 4, containing the detailed representations and warranties of the parties.

  Conduct of Business Before the Merger

        The merger agreement places restrictions on and requires commitments by United Security and Taft National regarding the conduct of their respective businesses between the date of the merger agreement and the closing. Taft National has agreed to make its books and records available to United Security for ongoing review. Additionally, Taft National has agreed to allow a representative from United Security to attend the meetings of its Board of Directors and loan committees. Both United Security and Taft National have agreed to use their best efforts to prepare and file the necessary regulatory applications and to obtain the approvals from the various regulatory agencies as well as to work together for the purpose of preparing this proxy statement-prospectus. Also, both United Security and Taft National have agreed to use their best efforts to prevent any material changes to their respective representations and warranties contained in the merger agreement.

        In addition, Taft National has agreed that until the closing and subject to certain exceptions, including United Security's prior approval, Taft National will not, other than in the ordinary and usual course of business:

  •
  declare or pay any dividend;

  •
  issue any stock options to acquire shares of Taft National common stock;

  •
  amend its Articles of Association or Bylaws;

  •
  authorize another acquisition proposal to acquire Taft National unless the Board of Directors of Taft National has determined that the proposal is more favorable to Taft National's shareholders and that the action is necessary for Taft National to comply with its fiduciary duties to shareholders under applicable law;

  •
  make, renew, or extend any loan if the aggregate indebtedness of the borrower exceeds or will exceed $100,000 if unsecured and $250,000 if secured;

  •
  make the credit underwriting policies less stringent than those in effect on December 31, 2002 or reduce the amount of the loan loss reserves;

  •
  take into other real estate owned any commercial property without an environmental report reporting no adverse environmental condition on the property; or

  •
  materially change its pricing practices on loans or deposit products.

        Until the closing, Taft National has agreed to use its best efforts to take certain actions and to:

  •
  maintain a reserve for loan losses at an adequate level and charge off all loans deemed uncollectible;

  •
  provide Taft National's monthly board reports, copies of all material reports filed with or received from any governmental entity, and monthly unaudited balance sheets, statements of income and changes in shareholders' equity to United Security; and

  •
  provide copies of each credit authorization package for credit of $250,000 or more for secured loans, $100,000 for unsecured loans, and renewals of any classified or criticized loans, concurrently with submission to Taft National's loan committee.

        Until the closing, subject to certain exceptions including Taft National's prior approval, United Security has agreed that it will not, other than in the ordinary and usual course of business, declare or pay any extraordinary dividend.

        The foregoing is a summary of some of the negative and affirmative covenants of the merger agreement. You are encouraged to carefully read the terms of the merger agreement attached as Appendix A, including the specific covenants contained in Articles 5 and 6.

  Discussions with Third Parties

        The merger agreement provides that Taft National shall not solicit or encourage third party proposals which would result in a merger, exchange offer, or other form of combination and requires that if such a proposal is received, notification must be given to United Security. Notwithstanding the prohibition on soliciting or encouraging such proposals, the merger agreement recognizes that an unsolicited third party proposal might be received. Moreover, the merger agreement permits Taft National engaging in discussions or negotiations with the third party if the proposal is determined, after consultation with counsel and a financial advisor, to be superior, from the shareholders' perspective, to the merger.

        In the event the merger agreement is terminated because Taft National elects to proceed with a third party transaction, Taft National will be obligated to pay a termination fee to United Security in the amount of $500,000.

        The foregoing is a summary of the provisions of the merger agreement regarding discussions with third parties. You are encouraged to read the terms of the merger agreement attached as Appendix A, including the specific provisions contained in Sections 6.2.5 and 8.5. of the merger agreement.

  Employee Benefits

        Immediately prior to the closing, Taft National shall terminate any employee benefit arrangement requested by United Security. After completion of the merger, all employees of Taft National at the date of the completion of the merger, shall be entitled to participate in all of United Security's and United Security Bank's employee benefit arrangements on the same basis as other similarly situated employees of United Security and United Security Bank. Each of these employees will be credited for eligibility, participation and vesting purposes with such employee's respective years of past service with Taft National as though they had been employees of United Security and United Security Bank, except with respect to United Security's Employee Stock Option Plan and 401(k) Plan.

  Conditions to the Parties' Obligations

        The obligations of United Security and Taft National to complete the merger are subject to certain mutual conditions, including, but not limited to the following:

  •
  approval of the principal terms of the merger by holders of two-thirds of the outstanding shares of Taft National common stock entitled to vote;

  •
  receipt of the regulatory approvals (without the imposition of burdensome conditions) required in connection with the merger;

  •
  absence of any statute, rule, regulation or order, being in effect and prohibiting completion of the merger;

  •
  the registration statement having become effective regarding the shares of United Security common stock to be issued upon completion of the merger;

  •
  the receipt and continued effectiveness of all qualifications or registrations under state securities laws necessary for the issuance of the shares of United Security common stock to be issued upon completion of the merger;

  •
  receipt of a tax opinion stating, among other things, that the merger will qualify as a tax-free reorganization for federal income tax purposes;

  •
  the holders of the five $100,000 convertible subordinated notes of Taft National shall not have converted the convertible subordinated notes into shares of Taft National common stock and United Security Bank shall have paid to the holders of the five $100,000 convertible subordinated notes of Taft National, the principal and any accrued and unpaid interest due on the notes at the date of completion of the merger; and

  •
  Dennis Tishma and United Security Bank shall have entered into an employment agreement providing for Mr. Tishma's employment with United Security Bank for a period of one year following completion of the merger, and Robert Morris and United Security Bank shall have entered into an employment agreement providing for Mr. Morris' employment with United Security Bank for a period of one year following completion of the merger.

        United Security's obligation to complete the merger is also subject to the fulfillment or waiver by United Security of certain conditions, including but not limited to the following:

  •
  Taft National's representations and warranties being and remaining true, accurate and correct in all material respects;

  •
  Taft National's performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

  •
  delivery of affiliate letters executed by each of Taft National's affiliates;

  •
  delivery of voting agreements executed by each of Taft National's directors, as well as other various and customary closing documents; and

  •
  the number of shares of Taft National common stock which are eligible to be dissenting shares pursuant to Section 214a of the National Bank Act shall not exceed an amount which, when combined with other cash amounts payable in connection with the merger, would result in the merger being disqualified from a tax free reorganization.

        In addition, Taft National's obligation to complete the merger is also subject to the fulfillment or waiver by Taft National of certain conditions, including but not limited to the following:

  •
  United Security's representations and warranties being and remaining true, accurate and correct in all material aspects;

  •
  United Security performing, in all material respects, all of its required obligations contained in the merger agreement before the closing;

  •
  receipt of a fairness opinion to the effect that the terms of the merger are fair, from a financial standpoint, to Taft National and its shareholders; and

  •
  the fairness opinion shall not have been withdrawn prior to the Taft National meeting.

        The foregoing is a summary of the conditions of the merger agreement. You are encouraged to read the terms of the merger agreement attached as Appendix A, including the specific provisions contained in Article 7 of the merger agreement.

  Termination

        United Security and Taft National can mutually agree to terminate the merger agreement and abandon the merger at any time.

        Under certain circumstances, either United Security or Taft National can terminate the merger agreement:

  •
  if the other party materially breaches any representation, warranty, covenant, or agreement contained in the merger agreement that is not cured prior to completion of the merger; or

  •
  if the merger has not closed by June 30, 2004; or

  •
  if there is a breach or default that would be reasonably likely to have, a material adverse effect upon the consummation of the merger.

        United Security can terminate the merger agreement if Taft National's Board of Directors approves a merger agreement with a party other than United Security or fails to publicly oppose an offer to acquire 25% of the outstanding shares of Taft National common stock.

        If the merger agreement is terminated by United Security or Taft National pursuant to a material breach of any representation, warranty, covenant or agreement, the breaching party will owe the other party liquidated damages of $200,000. If United Security terminates the merger agreement due to lack of shareholder approval by Taft National's shareholders, Taft National will owe United Security liquidated damages of $200,000. In addition, if Taft National's Board of Directors approves an alternative merger or similar proposal within one year of United Security's termination of the merger agreement, Taft National will owe United Security an additional $300,000. The payment of these fees shall be made as reasonable liquidated damages and not as a penalty or forfeiture.

        The foregoing is a summary of the termination provisions of the merger agreement. You are encouraged to read the terms of the merger agreement attached as Appendix A, including the specific provisions contained in Article 8 of the merger agreement.

  Expenses

        The merger agreement provides that United Security and Taft National shall bear their own costs and expenses incurred in connection with the merger agreement and the merger, except that the costs associated with the conversion of the registration statement into electronic format for filing with the SEC, and printing and mailing this proxy statement-prospectus, shall be split by the parties. The total estimated cost of the merger is approximately $315,000. United Security will bear approximately $90,000 and Taft National will bear approximately $225,000. For example, United Security shall bear, among others, the expenses of:

  •
  preparation and delivery of the tax opinion from Vavrinek, Trine, Day & Co., LLP;

  •
  preparation of the registration statement, including filing fees;

  •
  filing fees and related costs of regulatory applications; and

  •
  any notifications and press releases to United Security shareholders, including printing expenses.

        Taft National shall bear, among others, the expenses of:

  •
  preparation of its proxy materials;

  •
  the fairness opinion and investment banking fee; and

  •
  any notifications and press releases to Taft National shareholders, including printing expenses.

  Director Voting Agreements

        United Security has entered into voting agreements with each of Taft National's directors who hold, in the aggregate, shares representing approximately 29.9% of Taft National common stock entitled to vote. The director's agreements, in the form attached as Exhibit 7.2.8 to the merger agreement, require each of Taft National's directors to vote in favor of the merger at Taft National's shareholders' meeting.

        Each director's agreement also provides that the directors will not take any action that will alter or affect in any way the director's right to vote his or her shares of Taft National common stock.

        The director's agreements bind the actions of the directors only in their capacity as Taft National shareholders. The directors are not and could not be contractually bound to abrogate their fiduciary duties as directors of Taft National. Accordingly, while the directors are contractually bound to vote as a Taft National shareholder in favor of the merger, their fiduciary duties as directors nevertheless require them to act in their capacities as directors in the best interests of Taft National when they consider the merger. In addition, the directors will continue to be bound by their fiduciary duties as Taft National's directors with respect to any further decisions they make in connection with the merger.

        The director's agreements also provide that for a period of two years after the completion of the merger, the director agrees not to compete with United Security through the ownership of more than 1% of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head offices or a branch office within 50 miles of the head office of Taft National.

        The director's agreements terminate at the earlier of two years following the completion of the merger or when the merger agreement terminates according to its terms.

Description of United Security

Business

        General.    United Security was incorporated under the laws of the State of California on February 21, 2001. United Security was organized pursuant to a plan of reorganization for the purpose of becoming the parent corporation of United Security Bank, and on June 12, 2001, the reorganization was effected and shares of United Security common stock were issued to the shareholders of United Security Bank for the common shares held by United Security Bank's shareholders. United Security is a registered bank holding company under the Bank Holding Company Act of 1956. United Security conducts its operations at the administrative offices of United Security Bank located at 1525 East Shaw Avenue, Fresno, California 93710.

        United Security Bank, N.A., predecessor to United Security Bank, originally commenced business as a national banking association on December 21, 1987. On February 1, 1999, United Security Bank was incorporated under the laws of the State of California, and on February 3, 1999, following its conversion from a national banking association, was licensed by the Commissioner of Financial Institutions and commenced operations as a California state-chartered bank. United Security Bank is a member of the Federal Reserve System and its deposits are insured to the maximum amount permitted by law by the FDIC. United Security Bank's head office is located at 2151 West Shaw Avenue, Fresno, California and its branch offices are located at 1041 East Shaw Avenue, Fresno, 13356 South Henderson, Caruthers, 145 East Durran Street, Coalinga, 1067 Oliver Street, Firebaugh, 8777 Main Street, San Joaquin, and 40074 Highway 49, Oakhurst. United Security Bank does not have any affiliates or subsidiaries. United Security Bank also has its administrative offices located at 1525 East Shaw Avenue, Fresno.

        Banking Services.    As an independent commercial bank, United Security Bank offers a full range of commercial banking services primarily to the business and professional community and individuals located in Fresno and Madera Counties.

        United Security Bank offers a wide range of deposit instruments including personal and business checking accounts and savings accounts, interest-bearing negotiable order of withdrawal accounts, money market accounts and time certificates of deposit. Most of United Security Bank's deposits are attracted from individuals and from small and medium-sized business-related sources.

        United Security Bank also engages in a full complement of lending activities, including real estate mortgage, commercial and industrial, real estate construction, as well as agricultural and consumer loans, with particular emphasis on short and medium-term obligations. United Security Bank's loan portfolio is not concentrated in any one industry, although approximately 70% of United Security Bank's loans are secured by real estate. A loan may be secured (in whole or in part) by real estate even though the purpose of the loan is not to facilitate the purchase or development of real estate. At September 30, 2003, United Security Bank had loans (net of unearned fees) outstanding of $355 million, which represented approximately 82% of United Security Bank's total deposits and approximately 70% of its total assets.

        Real estate mortgage loans are secured by deeds of trust primarily on commercial property. Repayment of real estate mortgage loans is generally from the cash flow of the borrower. Commercial and industrial loans have a high degree of industry diversification. A substantial portion of the commercial and industrial loans are secured by accounts receivable, inventory, leases or other collateral.

The remainder are unsecured; however, extensions of credit are predicated on the financial capacity of the borrower. Repayment of commercial loans is generally from the cash flow of the borrower. Real estate construction loans consist of loans to residential contractors which are secured by single family residential properties. All real estate loans have established equity requirements. Repayment of real estate construction loans is generally from long-term mortgages with other lending institutions. Agricultural loans are generally secured by land, equipment, inventory and receivables. Repayment of this loan category is from the cash flow of the borrower. At September 30, 2003 real estate mortgage loans, commercial and industrial loans, real estate construction loans, agricultural loans and lease financing loans constituted approximately 27%, 38%, 25%, 6% and 4%, respectively, of United Security Bank's total loan portfolio.

        In the normal course of business, United Security Bank makes various loan commitments and incurs certain contingent liabilities. At September 30, 2003, these financial instruments included commitments to extend credit of $145 million, and standby letters of credit of $1.3 million. Of the $145 million in loan commitments outstanding at September 30, 2003, $117 million were on loans with maturities of one year or less. Due to the nature of the business of United Security Bank's customers, there are no seasonal patterns or absolute predictability to the utilization of unused loan commitments; therefore United Security Bank is unable to forecast the extent to which these commitments will be exercised within the current year. United Security Bank does not believe that any such utilization will constitute a material liquidity demand.

        In addition to the loan and deposit services discussed above, United Security Bank also offers a wide range of specialized services designed to attract and service the needs of commercial customers and account holders. These services include cashier's checks, traveler's checks, money orders, and foreign drafts. United Security Bank does not operate a trust department; however, it makes arrangements with its correspondent bank to offer trust services to its customers on request. Most of United Security Bank's business originates from within Fresno and Madera Counties. Neither United Security Bank's business or liquidity is seasonal, and there has been no material effect upon United Security Bank's capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulation.

        Employees.    At September 30, 2003, United Security and its subsidiaries employed 81 persons on a full-time equivalent basis. United Security believes its employee relations are excellent.

        Properties.    United Security owns its administrative headquarters located at 1525 East Shaw Avenue, Fresno, California. The building consists of approximately 10,000 square feet of interior floor space. The building also houses United Security Bank's administrative offices.

        United Security Bank's main office branch is located at 2151 West Shaw Avenue, Fresno, California. United Security Bank owns the building and leases the land under a sublease dated December 1, 1986 between Central Bank and United Security Bank. The current sublessor under the master ground lease is Bank of the West, which acquired the position through the purchase of Central Bank. The lessor under the ground lease (Master Lease) is Thomas F. Hinds. The lease expires on December 31, 2015 and United Security Bank has options to extend the term for four (4) ten-year periods and one seven (7) year period.

        United Security Bank occupies the premises of approximately 3,600 square feet for its East Shaw branch under a lease expiring February 28, 2004 with extensions to August 31, 2011.

        United Security Bank leases the Oakhurst branch located at 40074 Highway 49, Oakhurst, California, which consists of approximately 5,000 square feet of interior floor space in a stand alone building. United Security Bank is leasing this office from 41/49 Highway Junction Project, LTD., for an original term of 15 years beginning on April 21, 1999, with options to extend the lease for two additional five-year periods each.

        United Security Bank leases the Caruthers branch located at 13356 South Henderson, Caruthers, California which consists of approximately 5,000 square feet of floor space. The Caruthers branch lease expires in January, 2006 with extensions through January, 2021.

        United Security Bank leases its real estate construction offices located at 1535 East Shaw, Suite 105, Fresno, California which consists of approximately 2,100 square feet. The lease term began on March 1, 2001 and expires February 28, 2006.

        United Security Bank owns the San Joaquin branch which is located at 21574 Manning Avenue, San Joaquin, California and is approximately 2,100 square feet.

        United Security Bank owns the Firebaugh branch located at 1067 O Street, Firebaugh, California. The premises are comprised of approximately 6,198 square feet of interior floor space situated on land totaling approximately one-third of an acre.

        United Security Bank owns the Coalinga branch located at 145 East Durian, Coalinga, California. The Coalinga branch has 6,184 square feet of interior floor space situated on approximately 0.45 acres.

        Legal Proceedings.    From time to time, United Security and/or United Security Bank is a party to claims and legal proceedings arising in the ordinary course of business. United Security's management is not aware of any material pending litigation proceedings to which either it or United Security Bank is a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of United Security and United Security Bank taken as a whole.

        Trust Preferred Securities Offerings.    On June 26, 2001, United Security formed a wholly- owned Connecticut statutory business trust, USB Capital Trust I. On July 25, 2001, United Security issued USB Capital Trust I Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2031 in the aggregate principal amount of $15,000,000. These debentures qualify as Tier 1 capital under Federal Reserve Board guidelines subject to limitations under Federal Reserve Board guidelines. In exchange for these debentures USB Capital Trust I paid United Security $15,000,000. USB Capital Trust I funded its purchase of debentures by issuing $15,000,000 in floating rate capital securities (capital securities), which were then pooled and sold to third parties. USB Capital Trust I secured the capital securities with debentures issued by United Security. The debentures are the only asset of USB Capital Trust I. The interest rate on both instruments is the same and is computed on actual days divided by 360 times the rate. The rate is the six-month LIBOR (London Interbank Offered Rate) plus 3.75% not to exceed 12.50% adjustable semiannually. The proceeds from the debentures were used to increase the level of risk-based capital with United Security Bank and to invest in an escrow title company.

        The debentures and capital securities accrue and pay distributions semi-annually based on the floating rate described above on the stated liquidation value of $1,000 per security. United Security has entered into contractual agreements which, taken collectively, fully and unconditionally guarantee payment of: (1) accrued and unpaid distributions required to be paid on the capital securities; (2) the redemption price with respect to any capital securities called for redemption by United Security Trust I, and (3) payments due upon voluntary or involuntary dissolution, winding up, or liquidation of United Security Trust I.

        The capital securities are mandatorily redeemable upon maturity of the debentures on July 25, 2031, or upon earlier redemption as provided in the indenture.

  Competition

        The banking business in California generally, and in the market areas served by United Security specifically, are highly competitive with respect to both loans and deposits. United Security competes for loans and deposits with other commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions, including a number that are much larger than United Security, operating within United Security's primary market areas in the San Joaquin Valley and Eastern Madera County. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Many of the major commercial banks operating in United Security's market areas offer certain services, such as trust and international banking services, which United Security does not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to serve larger customers.

        In addition to competition from insured depository institutions, principal competitors for deposits and loans have been mortgage brokerage companies, insurance companies, brokerage houses, credit card companies and even retail establishments offering investment vehicles such as mutual funds, annuities and money market funds, as well as traditional bank-like services such as check access to money market funds, or cash advances on credit card accounts.

        In order to compete with the other financial institutions in its principal marketing area, United Security relies principally upon local promotional activities, personal contacts by its officers, directors and employees, and close connections with its community.

Supervision and Regulation

        United Security is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with and is subject to the supervision of the FRB. Generally, a bank holding company is required to obtain the approval of the FRB before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, the bank holding company would own or control more than 5% of the voting shares of such bank. The FRB's approval is also required for the merger or consolidation of bank holding companies.

        United Security is required to file reports with the FRB and provide such additional information as the FRB may require. The FRB also has the authority to examine United Security and each of its subsidiaries, as well as any arrangements between United Security and any of its subsidiaries, with the cost of any such examination to be borne by United Security.

        Banking subsidiaries of bank holding companies are also subject to certain restrictions imposed by federal law in dealings with their holding companies and other affiliates. Subject to certain restrictions set forth in the Federal Reserve Act, a bank can loan or extend credit to an affiliate, purchase or invest in the securities of an affiliate, purchase assets from an affiliate, or issue a guarantee, acceptance, or letter of credit on behalf of an affiliate; provided that the aggregate amount of the above transactions of the bank and its subsidiaries does not exceed 10 percent of the capital stock and surplus of the bank on a per affiliate basis or 20 percent of the capital stock and surplus of the bank on an aggregate affiliate basis. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices and, in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as that term is defined in the Federal Reserve Act. Such restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. Further, United Security and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services.

        A bank holding company is prohibited from itself engaging in or acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company engaged in nonbanking activities. One of the principal exceptions to the prohibition is for activities found by the FRB by order or regulation to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making these determinations, the FRB considers whether the performance of such activities by a bank holding company would offer advantages to the public which outweigh possible adverse effects.

        Federal Reserve Regulation "Y" sets out those activities which are regarded as closely related to banking or managing or controlling banks, and thus, are permissible activities that may be engaged in by bank holding companies subject to approval in individual cases by the FRB. Most of these activities are now permitted for national banks. There has been litigation challenging the validity of certain activities authorized by the FRB for bank holding companies, and the FRB has various regulations in this regard still under consideration. The future scope of permitted activities is uncertain.

        United Security Bank, as a California state-chartered member bank whose deposits are insured by the FDIC up to the maximum legal limits thereof, is subject to regulation, supervision and regular examination by the Commissioner of Financial Institutions and the Federal Reserve Board. United Security Bank is also subject to provisions of the Federal Reserve Act and their regulations. The regulations of these various agencies govern most aspects of United Security Bank's business, including required reserves on deposits, investments, loans, certain of their check clearing activities, issuance of securities, payment of dividends, branching and numerous other matters. As a consequence of the extensive regulation of commercial banking activities in California and the United States, United Security Bank's business is particularly susceptible to changes in California and federal legislation and regulations which may have the effect of increasing the cost of doing business, limiting permissible activities or increasing competition.

Summary of Earnings

        The following consolidated Summary of Earnings of United Security and subsidiary for the three years ended December 31, 2002 has been derived from financial statements audited by Moss Adams LLP, independent certified public accountants, as described in their report included elsewhere in this proxy statement/prospectus. The amounts shown for the nine months ended September 30, 2003 and 2002 are unaudited. The September 30, 2003 and 2002 amounts reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. These statements should be read in conjunction with the Financial Statements and the Notes relating thereto which appear elsewhere herein.

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
			(Restated)
	(in thousands, except per share data and ratios)
Interest income	$20,110	$21,453	$28,716	$30,063	$28,941	$21,920	$21,519
Interest expense	5,681	8,206	11,516	13,411	11,544	7,925	8,605

Net interest income	14,429	13,247	17,200	16,652	17,397	13,995	12,914
Provision for loan and lease losses	872	1,189	1,963	1,733	1,580	1,025	1,200

Net interest income after provision for loan and lease losses	13,557	12,058	15,237	14,919	15,817	12,970	11,714
Other noninterest income	4,884	3,709	5,368	4,277	2,538	2,781	2,797
Noninterest expense	9,023	8,206	10,860	9,818	8,648	7,898	7,591

Earnings before income taxes	9,418	7,561	9,745	9,378	9,707	7,853	6,920
Provision for income taxes(2)	2,913	2,249	2,912	3,185	3,450	2,930	2,704

Net Income	$6,505	$5,312	$6,833	$6,193	$6,257	$4,923	$4,216

Basic earnings per share	$1.19	$0.98	$1.27	$1.14	$1.16	$0.95	$0.82
Number of shares used in basic earnings per share calculation(3)	5,443,228	5,396,553	5,400,751	5,443,734	5,374,734	5,202,324	5,154,748
Diluted earnings per share	$1.18	$0.97	$1.25	$1.11	$1.12	$0.89	$0.77
Number of shares used in diluted earnings per share calculation(4)	5,497,868	5,487,885	5,487,038	5,563,855	5,587,292	5,514,544	5,490,891

(1)
See Notes to Financial Statements for a summary of significant accounting policies and other related data.

(2)
See Notes to Financial Statements for an explanation of income taxes.

(3)
Basic earnings per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4)
Diluted earnings per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

        The following table sets forth selected ratios for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
			(Restated)
	(Unaudited)
Net earnings to average shareholders' equity	20.44%	18.68%	17.64%	17.25%	20.05%
Net earnings to average total assets	1.70%	1.45%	1.37%	1.55%	1.95%
Total interest expense to total interest income	28.25%	38.25%	40.10%	44.61%	39.89%
Other operating income to other operating expense	54.12%	45.20%	49.43%	43.57%	29.34%

(1)
Ratios have been annualized for the nine months ended September 30, 2003 and 2002.

        The following is United Security's management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 2002, 2001 and 2000 and the nine months ended September 30, 2003 and 2002.

Management's Discussion and Analysis of Financial Condition and Results Of Operations

For the Years Ended December 31, 2002, 2001 and 2000

        On June 12, 2001, the United Security Bank (the "Bank") became the wholly owned subsidiary of United Security Bancshares (the "Company") through a tax free holding company reorganization, accounted for on a basis similar to the pooling of interest method. In the transaction, each share of Bank stock was exchanged for a share of Company stock on a one-to-one basis. No additional equity was issued as part of this transaction. In the following discussion, references to United Security Bank are references to United Security Bank. References to United Security are references to United Security Bancshares (including United Security Bank), except for periods prior to June 12, 2001, in which case, references to United Security are references to United Security Bank.

        On June 28, 2001, United Security Bancshares Capital Trust I (the "Trust") was formed as a Delaware business trust for the sole purpose of issuing Trust Preferred securities. On July 16, 2001, the Trust completed the issuance of $15 million in Trust Preferred securities, and concurrently, the Trust used the proceeds from that offering to purchase Junior Subordinated Debentures of United Security. United Security contributed $13.7 million of the $14.5 million in net proceeds received from the Trust to United Security Bank to increase its regulatory capital and used the rest for United Security's business.

        United Security currently has seven banking branches and one construction lending office, which provide financial services in Fresno and Madera counties. As a community-oriented bank, United Security continues to seek ways to better meet its customers' needs for financial services, and to expand its business opportunities in today's ever-changing financial services environment. United Security's strategy is to be a better low-cost provider of services to its customer base while enlarging its market area and corresponding customer base to further its ability to provide those services.

  Results of Operations

        For the year ended December 31, 2002, United Security reported net income of $6.8 million or $1.27 per share ($1.25 diluted) as compared to $6.2 million or $1.14 per share ($1.11 diluted) for the year ended December 31, 2001, and $6.3 million or $1.16 per share ($1.12 diluted) for the year ended December 31, 2000. Net income for 2002 increased nearly $640,000 from the previous year primarily as the result of increased volumes in earning assets combined with a substantial decrease in the cost of interest-bearing liabilities, which helped offset the overall decline in United Security's net margin. Tax benefits from United Security Bank's REIT subsidiary also contributed to the increase in net income for 2002. However, no assurance can be given that the tax benefits available from the REIT will continue to be available in the future.

        United Security's return on average assets was 1.37% for the year ended December 31, 2002 as compared to 1.55% and 1.95% for the same twelve-month periods of 2001 and 2000, respectively. United Security's return on average equity was 17.64% for the year ended December 31, 2002 as compared to 17.25% and 20.05% for the same twelve-month periods of 2001 and 2000, respectively.

  Net Interest Income

        Net interest income, the most significant component of earnings, is the difference between the interest and fees received on earning assets and the interest paid on interest-bearing liabilities. Earning assets consist primarily of loans, and to a lesser extent, investments in securities issued by federal, state and local authorities, and corporations, as well as interest-bearing deposits and overnight funds with other financial institutions. These earning assets are funded by a combination of interest-bearing and noninterest-bearing liabilities, primarily customer deposits and short-term and long-term borrowings. Net interest income before provision for credit losses totaled $17.2 million for the year ended

December 31, 2002 as compared to $16.7 million for the year ended December 31, 2001. This represents an increase of $548,000 or 3.3% between the years ended December 31, 2001 and 2002, as compared to a decrease of $745,000 or 4.3% between 2000 and 2001. The increase in net interest income between 2001 and 2002 is primarily the result of substantial growth in net average earning assets and liabilities which more than offset the decline in average market rates of interest between those two twelve-month periods. Net interest income decreased between 2000 and 2001 primarily as the result of the substantial decline in market rates of interest between those two twelve-month periods, which more than offset the growth in average earning assets.

Distribution of Average Assets, Liabilities and Shareholders' Equity:
Interest rates and interest differentials
Years Ended December 31, 2002, 2001, and 2000

	(Restated) 2002			2001			2000
(Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Interest-earning assets:
Loans(1)	$347,192	$24,521	7.06%	$297,653	$26,412	8.87%	$230,305	$24,739	10.74%
Investment Securities—taxable	84,904	3,617	4.26%	55,285	3,218	5.82%	54,652	3,798	6.95%
Investment Securities—nontaxable(2)	2,889	139	4.81%	3,357	155	4.62%	3,346	162	4.84%
Interest on deposits in other banks	3,048	138	4.53%	0	0	0.00%	0	0	0.00%
Federal funds sold and reverse repos	18,322	301	1.64%	7,766	278	3.58%	4,080	242	5.93%

Total interest-earning assets	456,355	$28,716	6.29%	364,061	$30,063	8.26%	292,383	$28,941	9.90%

Allowance for possible loan losses	(5,372)			(4,114)			(3,206)
Noninterest-bearing assets:
Cash and due from banks	17,728			14,154			13,455
Premises and equipment, net	2,839			3,265			3,670
Accrued interest receivable	2,891			3,352			2,792
Other real estate owned	9,186			4,179			909
Other assets	15,580			13,863			11,442

Total average assets	$499,207			$398,760			$321,445

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$27,275	$208	0.76%	$24,382	$360	1.48%	$24,025	$411	1.71%
Money market accounts	60,573	1,131	1.87%	47,440	1,604	3.38%	43,665	1,701	3.90%
Savings accounts	20,106	165	0.82%	18,337	322	1.76%	19,286	416	2.16%
Time deposits	221,387	7,686	3.47%	169,720	8,917	5.25%	121,529	7,166	5.90%
Other borrowings	33,476	1,427	4.26%	33,752	1,667	4.94%	27,846	1,850	6.64%
Trust Preferred securities	15,000	899	5.99%	6,945	541	7.79%	0	0	0.00%

Total interest-bearing liabilities	377,817	$11,516	3.05%	300,576	$13,411	4.46%	236,351	$11,544	4.88%

Noninterest-bearing liabilities:
Noninterest-bearing checking	79,974			59,389			51,554
Accrued interest payable	1,141			1,388			1,035
Other liabilities	1,544			1,504			1,300

Total average liabilities	460,476			362,857			290,240
Total average shareholders' equity	38,731			35,903			31,205

Total average liabilities and Shareholders' equity	$499,207			$398,760			$321,445

Interest income as a percentage of average earning assets			6.29%			8.26%			9.90%
Interest expense as a percentage of average earning assets			2.52%			3.68%			3.95%

Net interest margin			3.77%			4.58%			5.95%

(1)
Loan amounts include nonaccrual loans, but the related interest income has been included only if collected for the period prior to the loan being placed on a nonaccrual basis. Loan interest income includes loan fees of approximately $1,352,000, $1,468,000 and $856,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

(2)
Applicable nontaxable securities yields have not been calculated on a tax-equivalent basis because they are not material to United Security's results of operations.

        As summarized in the following table, the increase in net interest income between the two twelve-month periods ended December 31, 2002 and 2001 is comprised of a decrease in total interest income of approximately $1.3 million, which was more than offset by a decrease in total interest expense of approximately $1.9 million. United Security Bank's net interest margin decreased to 3.77% at December 31, 2002 from 4.58% at December 31, 2001, a decrease of 81 basis points (100 basis points = 1%) between the two periods. The net margin reported during 2001 also represents a decrease of 137 basis points from the 5.95% net margin realized by United Security during 2000. While assets have grown over the past three years and the balance sheet mix has changed, interest rate movements over those three years have played a significant role in net interest income trends. Market rates of interest increased between the years ended December 31, 1999 and 2000, but then decreased significantly between the years ended December 31, 2000 and 2001. During 2002, rates remained stable throughout much of the year. The prime rate, for example (the rate to which most of United Security's floating-rate loans are tied), increased by 100 basis point during 2000, but declined by an unprecedented 475 basis points between December 31, 2000 and December 31, 2001, and then only decreased 50 basis during the fourth quarter of 2002. As a result of the Federal Reserve's actions, the prime rate averaged 4.63% for the year ended December 31, 2002 as compared to 6.93% and 9.24% for the years ended December 31, 2001 and 2000.

        Both United Security's net interest income and net interest margin are affected by changes in the amount and mix of interest-earning assets and interest-bearing liabilities, referred to as "volume change." Both are also affected by changes in yields on interest-earning assets and rates paid on interest-bearing liabilities, referred to as "rate change". The following table sets forth the changes in interest income and interest expense for each major category of interest-earning asset and interest-bearing liability, and the amount of change attributable to volume and rate changes for the years indicated. Changes in interest income and expense, which are not attributable specifically to either rate or volume, are allocated proportionately between the two variances based on the absolute dollar amounts of the change in each.

Rate and Volume Analysis

	2002 (restated) to 2001			2001 compared to 2000
	Total	Rate	Volume	Total	Rate	Volume
	(In thousands)
Increase (decrease) in interest income:
Loans	$(1,891)	$(5,884)	$3,993	$1,673	$(4,772)	$6,445
Investment securities	383	(1,010)	1,393	(587)	(631)	44
Interest-bearing deposits in other banks	138	0	138
Federal funds sold and securities purchased under agreements to resell	23	(209)	232	36	(122)	158

Total interest income	(1,347)	(7,103)	5,756	1,122	(5,525)	6,647
Increase (decrease) in interest expense:
Interest-bearing demand accounts	(625)	(998)	373	(148)	(272)	124
Savings accounts	(157)	(186)	29	(94)	(74)	(20)
Time deposits	(1,231)	(3,510)	2,279	1,751	(848)	2,599
Other borrowings	(240)	(226)	(14)	(183)	(530)	347
Trust Preferred securities	358	(149)	507	541	0	541

Total interest expense	(1,895)	(5,069)	3,174	1,867	(1,724)	3,591

Increase in net interest income	$548	$(2,034)	$2,582	$(745)	$(3,801)	$3,056

        Total interest income decreased approximately $1.3 million or 4.5% for the year ended December 31, 2002 as compared to the previous year. The change is attributable primarily to an increase in the overall volume of earning assets, which was more than offset by a decrease in market rates of interest. Earning asset growth was mainly in loans, which are traditionally United Security's highest earning asset and, to a smaller degree, in investment securities, interest-bearing deposits and federal funds sold. On average, loan growth totaled nearly $49.5 million or 16.6% during 2002. United Security continues to maintain a high percentage of loans in its earning asset mix with loans averaging 76.1% of total earning assets for the year ended December 31, 2002, as compared to 81.8% and 78.8% for the years ended December 31, 2001 and 2000, respectively.

        For the year ended December 31, 2001, total interest income increased approximately $1.1 million or 3.9% as compared to the year ended December 31, 2000. This increase is attributable to an increase in the overall volume of earning assets, which was only partially offset by a decrease in market rates of interest. Earning asset growth was mainly in loans, which are traditionally United Security's highest earning asset and, to a smaller degree, in federal funds sold, repurchase agreements, and investment securities. On average, loan growth totaled nearly $67.4 million or 29.2% during 2001.

        Total interest expense decreased approximately $1.9 million or 14.1% for the year ended December 31, 2002 as compared to the year ended December 31, 2001. The decrease between these two periods is primarily the result of a substantial decrease in the average rates paid on all interest-bearing categories, which more than offset the $77.2 million total increase in average balances during the year. While average time deposit balances increased $51.7 million during 2002, the total cost of those time deposits declined $1.2 million and the average rate paid declined 178 basis points, when compared to the year ended December 31, 2001. All other interest bearing-liability categories experienced increases in average volumes during 2002, while realizing declines in interest expense and the average rates paid on those liabilities.

        For the year ended December 31, 2001, total interest expense of $13.4 million represents an increase of approximately $1.9 million or 16.2% as compared to the year ended December 31, 2000. The increase between these two periods is primarily the result of an increase in average time deposits of more than $48.2 million, which more than offset the 65 basis point decrease in the average cost of those deposits. As a result of the increased volume in time deposits, interest expense on those deposits increased by almost $1.8 million for the year. Other borrowings, including federal funds purchased and repurchase agreements, as well as trust-preferred securities, increased by $12.9 million on average between the years ended December 31, 2000 and December 31, 2001. Being short-term in nature, the cost of other borrowings declined by 170 basis points between those two twelve-month periods as market rates of interest dropped significantly during 2001.

        Provisions for credit losses and the amount added to the allowance for credit losses is determined on the basis of management's continuous credit review of the loan portfolio, consideration of past loan loss experience, current and future economic conditions, and other pertinent factors. Such factors consider the allowance for credit losses to be adequate when it covers estimated losses inherent in the loan portfolio. Based on the condition of the loan portfolio, management believes the allowance is sufficient to cover risk elements in the loan portfolio. For the year ended December 31, 2002 the provision to the allowance for credit losses amounted to $2.0 million as compared to $1.7 and $1.6 million for the years ended December 31, 2001 and 2000, respectively. The provision made during the fourth quarter of 2002 totaled $744,000, or approximately 39.4% of the total provision made during 2002. The additional provision was made in response to increased levels of nonperforming loans. For further discussion, see the "Asset Quality and Allowance for Credit Losses" section of this financial review. The amount provided to the allowance for credit losses during 2002 brought the allowance to 1.59% of net outstanding loan balances at December 31, 2002, as compared to 1.33% of net outstanding loan balances at December 31, 2001, and 1.45% at December 31, 2000.

  Noninterest Income

        The following table summarizes significant components of noninterest income for the years indicted and the net changes between those years:

	Years Ended December 31,			Change during Year
(In thousands)	2002	2001	2000	2002	2001
Customer service fees	$3,895	$3,086	$2,234	$809	$852
Gain on sale of securities	485	770	6	(285)	764
Gain on sale of loans	103	0	0	103	0
Gain on sale of OREO	4	34	62	(30)	(28)
Gain on sale of fixed assets	10	8	2	2	6
Other	871	379	234	492	145

Total	$5,368	$4,277	$2,538	$1,091	$1,739

        Noninterest income consists primarily of fees and commissions earned on services that are provided to United Security's banking customers and, to a lesser extent, gains on Company assets and other miscellaneous income. Noninterest income for the year ended December 31, 2002 increased $1.1 million when compared to the same period last year, and increased $2.8 million when compared to the year ended December 31, 2000. Increases in customer service fees accounted for $809,000 or 74.2% of the total increase in noninterest income between those two periods. Increases in customer service fees are attributable to growth in ATM fee income, as well as checking service charges and overdraft charges. United Security has not only increased its number of ATM's, but has also experienced an increase in transaction volume over the past several years. Gains from sales of available-for-sale securities accounted for $485,000 of the total noninterest income for the year ended December 31, 2002, but represented a decline of $285,000 or 37.0% when compared to the securities gains realized during 2001. Increases of $492,000 in other noninterest income were largely comprised of OREO income, shared appreciation income on loans, and dividends paid from United Security's equity investment in a title company.

        Total noninterest income for the year ended December 31, 2001 increased $1.7 million or 68.5% when compared to the year ended December 31, 2000. Customer service fees, the primary category of total noninterest income, increased $852,000 or 38.1% during 2001, and as with 2002, were primarily as the result of increases in ATM fees and checking service charges. In addition, gains from the sales of available-for-sale securities totaled $770,000 during 2001, representing an increase of $764,000 when compared to the year ended December 31, 2000.

  Noninterest Expense

        The following table sets forth the components of total noninterest expense in dollars and as a percentage of average earning assets for the years ended December 31, 2002, 2001 and 2000:

	2002		2001		2000
(Dollars in thousands)	Amount	% of Average Earning Assets	Amount	% of Average Earning Assets	Amount	% of Average Earning Assets
Salaries and employee benefits	$4,895	1.07%	$4,525	1.24%	$3,954	1.35%
Occupancy expense	1,730	0.38%	1,731	0.48%	1,608	0.55%
Data processing	553	0.12%	544	0.15%	540	0.18%
Professional fees	965	0.21%	591	0.15%	312	0.11%
Directors fees	201	0.04%	202	0.06%	174	0.06%
Amortization of intangibles	360	0.08%	360	0.10%	360	0.12%
Correspondent bank service charges	289	0.06%	218	0.06%	202	0.07%
Other	1,867	0.41%	1,647	0.46%	1,498	0.51%

Total	$10,860	2.38%	$9,818	2.70%	$8,648	2.96%

        Noninterest expense, excluding provision for credit losses and income tax expense, totaled $10.9 million for the year ended December 31, 2002 as compared to $9.8 million and $8.6 million for the years ended December 31, 2001 and 2000, respectively. These figures represent an increase of $1.0 million or 10.6% between the years ended December 31, 2002 and 2001 and an increase of $1.2 million or 13.5% between the years ended December 31, 2001 and 2000. Expense increases between the three years presented are associated primarily with normal, anticipated growth of United Security. As a percentage of average earning assets, total noninterest expense has actually declined over the past three years as United Security has controlled overhead expenses while experiencing profitable growth. Noninterest expense declined to 2.38% of average earning assets for the year ended December 31, 2002 from 2.70% at December 31, 2001 and 2.96% at December 31, 2000.

        Increases in salaries and employee benefits over the three years presented were the result of additional staff to support United Security's strategic long-term growth objectives, as well as normal wage and benefit increases combined with increased medical insurance costs incurred. Professional fees increased over the three years presented as the result of additional legal expenses associated with impaired loans, increased audit fees, and the formation of United Security Bank's subsidiary REIT during 2002, as well as additional expenses incurred during 2001 related to United Security's becoming listed on NASDAQ, the formation of the holding company, and the issuance of Trust Preferred securities. Increases in other noninterest expense over the three years presented are associated with normal business growth and, include a number of items such as telephone, postage, insurance, and armored car expenses.

  Financial Condition

        Total assets increased by $68.4 million or 15.2% during the year to $519.3 million at December 31, 2002, up from $450.9 million at the end of the same period last year, and up from the balance of $356.8 million at December 31, 2000. Substantial asset growth during 2002 was primarily the result of an increase in deposits and borrowings, which were utilized to fund loan growth and the investment portfolio, thus enhancing United Security's overall liquidity position. During the year ended December 31, 2002, loan growth totaled $12.8 million, while securities and other short-term investments increased $42.6 million, and interest-bearing deposits in other banks increased $9.4 million. Total deposits of $424.0 million at December 31, 2002 increased $55.3 million or 15.0% from the balance reported at December 31, 2001, and increased $152.1 million or 56.0% from the balance of $271.9 million reported at December 31, 2000.

        Earning assets averaged approximately $456.4 million during the year ended December 31, 2002, as compared to $364.1 million and $292.4 million for the years ended December 31 2001 and 2000, respectively. Average interest-bearing liabilities increased to $377.8 million for the year ended December 31, 2002, as compared to $300.6 million for the year ended December 31, 2001, and $236.4 million for the year ended December 31, 2000.

  Loans

        United Security's primary business is that of acquiring deposits and making loans, with the loan portfolio representing the largest and most important component of its earning assets. Loans totaled $349.1 million at December 31, 2002, an increase of $12.8 million or 3.8% when compared to the balance of $336.3 million at December 31, 2001, and an increase of $87.7 million or 33.6% when compared to the balance of $261.4 million reported at December 31, 2000. Average loans totaled $347.2 million, $297.7 million, and $230.3 million for the years ended December 31, 2002, 2001 and 2000, respectively. During 2002 average loans increased 16.6% when compared to the year ended December 31, 2001 and increased 50.8% compared to the year ended December 31, 2000.

        The following table sets forth the amounts of loans outstanding by category and the category percentages as of the year-end dates indicated:

	2002		2001		2000		1999		1998
(In thousands)	Dollar Amount	% of Loans	Dollar Amount	% of Loans	Dollar Amount	% of Loans	Dollar Amount	% of Loans	Dollar Amount	% of Loans
Commercial and industrial	$117,293	33.6%	$102,280	30.4%	$66,435	25.4%	$52,275	26.4%	$43,358	28.1%
Real estate—mortgage	100,417	28.9	111,425	33.1	113,140	43.3	77,694	39.2	65,833	42.6
Real estate—construction	95,024	27.2	92,764	27.6	61,038	23.4	55,574	28.0	33,913	22.0
Agricultural	16,877	4.8	12,987	3.9	7,240	2.8	7,003	3.5	6,479	4.2
Installment/other	7,811	2.2	6,647	2.0	10,291	3.9	5,723	2.9	4,837	3.1
Lease financing	11,632	3.3	10,184	3.0	3,225	1.2	0	0.0	0	0.0

Total Loans	$349,054	100.0%	$336,287	100.0%	$261,369	100.0%	$198,269	100.0%	$154,420	100.0%

        Loan volume continues to be greatest in what has historically been United Security Bank's primary lending emphasis: commercial, real estate mortgage, and construction lending. Much of the loan growth experienced during 2002 again occurred in commercial and industrial loans, which increased by $15.0 million or 14.7% during the year as compared to an increase of $35.8 million or 54.0% during 2001. At December 31, 2002, approximately 59% of commercial and industrial loans have floating rates and, although some may be secured by real estate, many are secured by accounts receivable, inventory, and other business assets. Growth also continues in construction loans, which increased $2.3 million or 2.4% during 2002, and increased $31.7 million or 52.0% during 2001. Construction loans are generally short-term, floating-rate obligations, which consist of both residential and commercial projects. Agricultural loans consisting of mostly short-term, floating rate loans for crop financing, increased $3.9 million or 30.0% between December 31, 2001 and December 31, 2002, while installment loans increased $1.2 million or 17.5% during that same period. Since 2000, United Security has done lease financing, with growth of $1.4 million or 14.5% experienced during 2002, as compared to $7.0 million or 215.8% during the year ended December 31, 2001.

        The real estate mortgage loan portfolio totaling $100.4 million at December 31, 2002 consists of commercial real estate, residential mortgages, and home equity loans. Commercial real estate is the core of this segment of the portfolio, with balances of $82.6 million, $83.3 million, and $89.5 million at December 31, 2002, 2001, and 2000, respectively. Commercial real estate loans are generally a mix of short to medium-term, fixed and floating rate instruments and, are mainly tied to commercial income and multi-family residential properties. United Security does not currently offer residential mortgage loans and, as a result, that portion of the portfolio generally has declined over time with balances of $7.8 million, $13.4 million, and $6.1 million at December 31, 2002, 2001 and 2000, respectively. United Security purchased a portfolio of fixed-rate jumbo mortgages during 2001, which accounted for $8.7 million of the outstanding mortgage loans at December 31, 2001. With substantial prepayments experienced during 2002, that jumbo mortgage portfolio declined during the year to a balance of $1.9 million at December 31, 2002. United Security began offering short to medium-term, fixed-rate, home equity loans early in 1997 and during the last three years balances have declined moderately, with $10.0 million at December 31, 2002, $14.8 million at December 31, 2001, and $17.5 million at December 31, 2000.

        The following table sets forth the maturities of United Security Bank's loan portfolio at December 31, 2002. Amounts presented are shown by maturity dates rather than repricing periods:

(In thousands)	Due in one year or less	Due after one Year through Five years	Due after Five years	Total
Commercial and agricultural	$67,860	$41,469	$24,841	$134,170
Real estate—construction	77,176	17,848	0	95,024

	145,036	59,317	24,841	229,194
Real estate—mortgage	5,413	58,691	36,313	100,417
All other loans	4,952	12,906	1,585	19,443

Total Loans	$155,401	$130,914	$62,739	$349,054

        The average yield on loans was 7.06% for the year ended December 31, 2002, representing a decrease of 181 basis points when compared to the year ended December 31, 2001 and was a result of a significant decline in average market rates of interest between those two periods. For the year ended December 31, 2001, the overall average yield on the loan portfolio was 8.87%, representing a decrease of 187 basis points when compared to 10.74% for the same twelve-month period of 2000 and again was a result of a significant decrease in average market rates of interest during 2001. United Security Bank's loan portfolio is generally comprised of short-term or floating rate loans and is therefore susceptible to fluctuations in market rates of interest. At December 31, 2002, 2001 and 2000, approximately 68.7%, 65.2% and 65.5% of United Security Bank's loan portfolio consisted of floating rate instruments, with the majority of those tied to the prime rate.

        The following table sets forth the contractual maturities of United Security Bank's fixed and floating rate loans at December 31, 2002. Amounts presented are shown by maturity dates rather than repricing periods, and do not consider renewals or prepayments of loans:

(In thousands)	Due in one year or less	Due after one Year through Five years	Due after Five years	Total
Accruing loans:
Fixed rate loans	$32,572	$38,543	$29,638	$100,753
Floating rate loans	116,551	83,771	32,547	232,869

Total accruing loans	149,123	122,314	62,185	333,622
Nonaccrual loans:
Fixed rate loans	77	8,598	0	8,675
Floating rate loans	6,201	2	554	6,757

Total nonaccrual loans	6,278	8,600	554	15,432

Total Loans	$155,401	$130,914	$62,739	$349,054

  Securities

        Following is a comparison of the amortized cost and approximate fair value of available-for-sale and held-to-maturity securities for the three years indicated:

	December 31, 2002				December 31, 2001
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value (Carrying Amount)	Amortized Cost	Gross Unrealized Gains	Fair Value Unrealized Losses	(Carrying Amount)
Available-for-sale:
U.S. Government agencies	$63,794	$1,570	$0	$65,364	$42,341	$360	$(74)	$42,627
U.S. Government agency collateralized mortgage obligations	84	4	0	88	211	1	(2)	210
Obligations of state and political subdivisions	2,795	178	0	2,973	3,464	72	(4)	3,532
Other investment securities	36,158	5	(21)	36,142	17,164	0	(168)	16,996

Total available-for-sale	$102,831	$1,757	$(21)	$104,567	$63,180	$433	$(248)	$63,365

	December 31, 2000
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale:
U.S. Government agencies	$42,523	$489	$(79)	$42,933
U.S. Government agency collateralized mortgage obligations	1,357	0	(16)	1,341
Obligations of state and political subdivisions	3,317	72	0	3,389
Other investment securities	2,000	95	0	2,095

Total available-for-sale	$49,197	$656	$(95)	$49,758

Held-to-maturity:
U.S. Government agencies	$10,248	$0	$(74)	$10,174

        Realized gains on securities available-for-sale totaled $509,000 during 2002, $769,000 during 2001, and $6,000 during 2000. Realized losses on securities available-for-sale totaled $24,000 during 2002. There were no realized losses for such securities during either 2001 or 2000.

        Investment securities increased $41.2 million between December 2001 and December 2002, as deposits and borrowings grew faster than loans, and excess funds were utilized to enhance United Security's liquidity position. The increase was divided almost evenly between U.S. Government-sponsored agencies and other investment securities. Included in the increase in other investment securities was a short-term money market mutual fund with Janus Investments totaling $23.0 million, which can be liquidated as needed for loan growth or deposit runoff.

        Most of the $14.0 million increase in available-for-sale securities experienced during 2001 was in the other debt securities category. Included in other debt securities at December 31, 2001 are a short-term government securities mutual fund with Federated Securities Corporation totaling $10.0 million, a CRA qualified investment fund totaling $4.0 million, and Trust Preferred securities pools totaling $3.1 million. At December 31, 2000, other debt securities consisted solely of investments in Trust Preferred securities.

        The contractual maturities of investment securities as well as yields based on amortized cost of those securities at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

	One year or less		After one year to five years		After five years to Ten years		After ten years		Total
(Dollars in thousands)	Amount	Yield(1)	Amount	Yield(1)	Amount	Yield(1)	Amount	Yield(1)	Amount	Yield(1)
Available-for-sale:
U.S. Government agencies	$—	—%	$42,971	4.42%	$1,028	6.66%	$21,365	5.32%	$65,364	4.80%
U.S. Government agency collateralized mortgage obligations	—	—	—	—	—	—	88	5.15%	88	5.15%
Obligations of state and political subdivisions	185	4.30%	793	4.34%	137	4.17%	1,858	4.99%	2,973	5.04%
Other debt securities—corporate bonds	32,999	2.43%	—	—	—	—	3,143	9.29%	36,142	3.03%

Total estimated fair value	$33,184	2.44%	$43,764	4.42%	$1,165	6.37%	$26,454	5.76%	$104,567	4.18%

(1)
Weighted average yields are not computed on a tax equivalent basis

        At December 31, 2002, available-for-sale securities with an amortized cost of approximately $65.0 million (fair value of $66.7 million) were pledged as collateral for public funds, FHLB borrowings, and treasury tax and loan balances. At December 31, 2001, available-for-sale securities with an amortized cost of approximately $43.9 million (fair value of $44.2 million) were pledged as collateral for public funds and treasury tax and loan balances.

  Deposits

        United Security Bank attracts commercial deposits primarily from local businesses and professionals, as well as retail checking accounts, savings accounts and time deposits. Total deposits increased $55.3 million or 15.0% during the year to a balance of $424.0 million at December 31, 2002 and increased $96.8 million or 35.6% between December 31, 2000 and December 31, 2001. Core deposits, consisting of all deposits other than time deposits of $100,000 or more and brokered deposits, continue to provide the foundation for United Security Bank's principal sources of funding and liquidity. These core deposits amounted to 69.4%, 65.5% and 71.4% of the total deposit portfolio at December 31, 2002, 2001 and 2000, respectively.

        The following table sets forth the year-end amounts of deposits by category for the years indicated, and the dollar change in each category during the year:

	December 31,			Change during Year
(In thousands)	2002	2001	2000	2002	2001
Noninterest-bearing deposits	$89,000	$72,413	$52,898	$16,587	$19,515
Interest-bearing deposits:
NOW and money market accounts	100,199	83,316	62,143	16,883	21,173
Savings accounts	21,138	19,883	18,347	1,255	1,536
Time deposits:
Under $100,000	85,564	68,414	63,567	17,150	4,847
$100,000 and over	128,086	124,625	74,908	3,461	49,717

Total interest-bearing deposits	334,987	296,238	218,965	38,749	77,273

Total deposits	$423,987	$368,651	$271,863	$55,336	$96,788

        During the year ended December 31, 2002, increases were experienced in all deposit categories, with substantial increases in time deposits, as well as interest-bearing and noninterest-bearing checking accounts. The increase experienced in total deposits between December 31, 2000 and December 31, 2001 was again in all deposit categories with the largest increases experienced in the same categories as those in 2002. Much of the increase in time deposits over the years presented has been the result of wholesale and brokered deposits, as well as time deposits from the State of California. A wholesale deposit program was initiated during 2002 to bring in certificates of deposit, and resulted in a balance of $20.4 million at December 31, 2002. United Security has utilized brokered deposits over the past several years to enhance its deposit growth, with brokered deposits totaling $26.3 million, $51.3 million and $12.5 million at December 31, 2002, 2001 and 2000, respectively. In addition, United Security has been able to obtain time deposits from the State of California, which totaled $40.0 million, $30.0 million, and $25.0 million at December 31, 2002, 2001 and 2000, respectively. The time deposits of the State of California are collateralized by pledged securities in United Security's investment portfolio.

        United Security's deposit base consists of two major components represented by noninterest-bearing (demand) deposits and interest-bearing deposits. Interest-bearing deposits consist of time certificates, NOW and money market accounts and savings deposits. Total interest-bearing deposits increased $38.7 million or 13.1% between December 31, 2001 and December 31, 2002, while noninterest-bearing deposits increased $16.6 million or 22.9% between the same two periods presented. Between December 31, 2000 and December 31, 2001, total interest-bearing deposits increased $77.3 million or 35.3%, while noninterest-bearing deposits increased $19.5 million or 36.9%.

        On a year-to-date average, United Security experienced an increase of $90.0 million or 28.2% in total deposits between the years ended December 31, 2001 and December 31, 2002. Between these two periods, average interest-bearing deposits increased $69.5 million or 26.7%, while total noninterest-bearing checking increased $20.6 million or 34.7% on a year-to-date average basis. On average, United Security experienced increases in all other deposit categories between the years ended December 31, 2001 and December 31, 2002, with the most significant increases being in time deposits and money market accounts. On a year-to-date average basis, total deposits increased $59.2 million or 22.8% between the years ended December 31, 2000 and December 31, 2001. Of that total, interest-bearing deposits increased by $51.4 million or 24.6%, while noninterest-bearing deposits increased $7.8 million or 15.2% during 2001. As with 2002, the most significant increases experienced in average deposits during 2001 were in time deposits and money market accounts.

        The following table sets forth the average deposits and average rates paid on those deposits for the years ended December 31, 2002, 2001 and 2000:

	2002		2001		2000
(Dollars in thousands)	Average Balance	Rate %	Average Balance	Rate %	Average Balance	Rate %
Interest-bearing deposits:
Checking accounts	$87,848	1.52%	$71,822	2.73%	$67,690	3.12%
Savings	20,106	0.82%	18,337	1.76%	19,286	2.16%
Time deposits(1)	221,387	3.47%	169,720	5.25%	121,529	5.90%
Noninterest-bearing deposits	79,974		59,389		51,554

(1)
Included at December 31, 2002, are $128.1 million in time certificates of deposit of $100,000 or more, of which $42.9 million matures in three months or less, $44.4 million matures in 3 to 6 months, $25.8 million matures in 6 to 12 months, and $15.0 million matures in more than 12 months.

  Short-term Borrowings

        United Security has the ability to obtain borrowed funds consisting of federal funds purchased, securities sold under agreements to repurchase ("repurchase agreements") and Federal Home Loan Bank ("FHLB") advances as alternatives to retail deposit funds. United Security has established collateralized and uncollateralized lines of credit with several correspondent banks, as well as a securities dealer, for the purpose of obtaining borrowed funds as needed. United Security may continue to borrow funds in the future as part of its asset/liability strategy, and may use these funds to acquire certain other assets as deemed appropriate by management for investment purposes and to better utilize the capital resources of United Security Bank. Federal funds purchased represent temporary overnight borrowings from correspondent banks and are generally unsecured. Repurchase agreements are collateralized by mortgage backed securities and securities of U.S. Government agencies, and generally have maturities of one to six months, but may have longer maturities if deemed appropriate as part of United Security's asset/liability management strategy. FHLB advances are collateralized by United Security's stock in the FHLB, securities, and certain qualifying mortgage loans. In addition, United Security has the ability to obtain borrowings from the Federal Reserve Bank of San Francisco, which would be collateralized by certain pledged loans in United Security's loan portfolio. The lines of credit are subject to periodic review of United Security's financial statements by the grantors of the credit lines. Lines of credit may be modified or revoked at any time if the grantors feel there are adverse trends in United Security's financial position.

        United Security had collateralized and uncollateralized lines of credit aggregating $157.5 million and $119.6 million, as well as FHLB lines of credit totaling $36.7 million and $35.6 million at December 31, 2002 and 2001, respectively. United Security had repurchase agreement lines of credit totaling $5.3 million at December 2001. These lines of credit generally have interest rates tied to the Federal Funds rate or are indexed to short-term U.S. Treasury rates or LIBOR.

        The table below provides further detail of United Security's federal funds purchased, repurchase agreements and FHLB advances for the years ended December 31, 2002, 2001 and 2000:

	December 31,
	2002	2001	2000
	(Dollars in thousands)
At period end:
Federal funds purchased	$0	$0	$22,630
Repurchase agreements	0	5,300	11,694
FHLB advances	35,400	22,200	23,200

Total	$35,400	$27,500	$47,524

Average ending interest rate-total	4.17%	4.13%	6.35%

Federal funds purchased	$77	$1,480	$2,793
Repurchase agreements	218	12,048	17,077
FHLB advances	32,398	19,255	7,800

Total	$32,693	$32,783	$27,669

Average ending interest rate-total	4.22%	4.82%	6.61%

Any month-end during the year:
Federal funds purchased	$1,995	$19,870	$22,630
Repurchase agreements/FHLB advances	35,400	24,350	24,894

Total	$37,395	$44,220	$47,524

  Asset Quality and Allowance for Credit Losses

        Lending money is United Security's principal business activity, and ensuring appropriate evaluation, diversification, and control of credit risks is a primary management responsibility. Implicit in lending activities is the fact that losses will be experienced and that the amount of such losses will vary from time to time, depending on the risk characteristics of the loan portfolio as affected by local economic conditions and the financial experience of borrowers.

        The allowance for credit losses is maintained at a level deemed appropriate by management to provide for known and inherent risks in existing loans and commitments to extend credit. The adequacy of the allowance for credit losses is based upon management's continuing assessment of various factors affecting the collectibility of loans and commitments to extend credit; including current economic conditions, past credit experience, collateral, and concentrations of credit. There is no precise method of predicting specific losses or amounts which may ultimately be charged off on particular segments of the loan portfolio. The collectibility of a loan is subjective to some degree, but must relate to the borrower's financial condition, cash flow, quality of the borrower's management expertise, collateral and guarantees, and state of the local economy. When determining the adequacy of the allowance for credit losses, United Security follows the guidelines set forth in the Interagency Policy Statement on the Allowance for Loan and Lease Losses ("Statement") issued jointly by banking regulators during July 2001. The Statement outlines characteristics that should be used in segmentation of the loan portfolio for purposes of the analysis including risk classification, past due status, type of loan, industry or collateral. It also outlines factors to consider when adjusting the loss factors for various segments of the loan portfolio. Securities and Exchange Commission Staff Accounting Bulletin No. 102 was also released at this time which represents the SEC staff's view relating to methodologies and supporting documentation for the Allowance for Loan and Lease Losses that should be observed by all public companies in complying with the federal securities laws and the Commission's interpretations. It is also generally consistent with the guidance published by the banking regulators.

        United Security's methodology for assessing the adequacy of the allowance for credit losses consists of several key elements, which include:

  •
  the formula allowance,

  •
  specific allowances for problem graded loans ("classified loans")

  •
  and the unallocated allowance

        In addition, the allowance analysis also incorporates the results of measuring impaired loans as provided in:

  •
  Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and

  •
  SFAS 118, "Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosures."

        The formula allowance is calculated by applying loss factors to outstanding loans and certain unfunded loan commitments. Loss factors are based on United Security's historical loss experience and on the internal risk grade of those loans and, may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. Management determines the loss factors for problem graded loans (substandard, doubtful, and loss), special mention loans, and pass graded loans, based on a loss migration model. The migration analysis incorporates loan losses over the past twelve quarters (three years) and loss factors are adjusted to recognize and quantify the loss exposure from changes in market conditions and trends in United Security's loan portfolio. For purposes of this analysis, loans are grouped by internal risk classifications which are "pass", "special mention", "substandard", "doubtful", and "loss". Certain loans are homogenous in nature and are therefore pooled by risk grade. These homogenous loans include consumer installment and home equity loans. Special mention loans are currently performing but are potentially weak, as the borrower has begun to exhibit deteriorating trends, which if not corrected, could jeopardize repayment of the loan and result in further downgrade. Substandard loans have well-defined weaknesses which, if not corrected, could jeopardize the full satisfaction of the debt. A loan classified as "doubtful" has critical weaknesses that make full collection of the obligation improbable. Classified loans, as defined by United Security, include loans categorized as substandard, doubtful, and loss.

        Specific allowances are established based on management's periodic evaluation of loss exposure inherent in classified loans, impaired loans, and other loans in which management believes there is a probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

        The unallocated portion of the allowance is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The conditions may include, but are not limited to, general economic and business conditions affecting the key lending areas of United Security, credit quality trends, collateral values, loan volumes and concentrations, and other business conditions.

        United Security's methodology includes features that are intended to reduce the difference between estimated and actual losses. The specific allowance portion of the analysis is designed to be self-correcting by taking into account the current loan loss experience based on that portion of the portfolio. By analyzing the probable estimated losses inherent in the loan portfolio on a quarterly basis, management is able to adjust specific and inherent loss estimates using the most recent information available. In performing the periodic migration analysis, management believes that historical loss factors used in the computation of the formula allowance need to be adjusted to reflect current changes in market conditions and trends in United Security's loan portfolio. There are a number of other factors which are reviewed when determining adjustments in the historical loss factors. They include 1) trends in delinquent and nonaccrual loans, 2) trends in loan volume and terms, 3) effects of changes in lending policies, 4) concentrations of credit, 5) competition, 6) national and local economic trends and conditions, 7) experience of lending staff, 8) loan review and Board of Directors oversight, 9) high balance loan concentration, and 10) other business conditions. During 2002, the ninth factor listed above, high balance loan concentration, was added to the analysis process in response to expanded regulatory guidelines, as well as an increase in large loan balances in United Security's portfolio. Other than the added factor just mentioned, there were no changes in estimation methods or assumptions during 2002 that affected the methodology for assessing the adequacy of the allowance for credit losses.

        Management and United Security's lending officers evaluate the loss exposure of classified and impaired loans on a weekly/monthly basis and through discussions and officer meetings as conditions change. United Security's Loan Committee meets weekly and serves as a forum to discuss specific problem assets that pose significant concerns to United Security, and to keep the Board of Directors informed through committee minutes. All special mention and classified loans are reported quarterly on Criticized Asset Reports which are reviewed by senior management. With this information, the migration analysis and the impaired loan analysis are performed on a quarterly basis and adjustments are made to the allowance as deemed necessary.

        Impaired loans are measured based on the present value of the expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. The amount of impaired loans is not directly comparable to the amount of nonperforming loans disclosed later in this section. The primary differences between impaired loans and nonperforming loans are: i) all loan categories are considered in determining nonperforming loans while impaired loan recognition is limited to commercial and industrial loans, commercial and residential real estate loans, construction loans, and agricultural loans, and ii) impaired loan recognition considers not only loans 90 days or more past due, restructured loans and nonaccrual loans but also may include problem loans other than delinquent loans.

        United Security considers a loan to be impaired when, based upon current information and events, it believes it is probable United Security will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans include nonaccrual loans, restructured debt, and performing loans in which full payment of principal or interest is not expected. Management bases the measurement of these impaired loans on the fair value of the loan's collateral or the expected cash flows on the loans discounted at the loan's stated interest rates. Cash receipts on impaired loans not performing to contractual terms and that are on nonaccrual status are used to reduce principal balances. Impairment losses are included in the allowance for credit losses through a charge to the provision, if applicable.

        At December 31, 2002 and 2001, United Security's recorded investment in loans for which impairment has been recognized totaled $15.3 million and $13.1 million, respectively. Included in total impaired loans at December 31, 2002, is $8.4 million of impaired loans for which the related specific allowance is $1.3 million, as well as $6.9 million of impaired loans that as a result of write-downs or the fair value of the collateral, did not have a specific allowance. Total impaired loans at December 31, 2001 included $1.3 million of impaired loans for which the related specific allowance is $115,000, as well as $11.8 million of impaired loans that as a result of write-downs or the fair value of the collateral, did not have a specific allowance. The average recorded investment in impaired loans was $11.3 million and $5.7 million during the years ended December 31, 2002 and 2001, respectively. In most cases, United Security uses the cash basis method of income recognition for impaired loans. In the case of certain troubled debt restructuring for which the loan is performing under the current contractual terms, income is recognized under the accrual method. For the years ended December 31, 2002, 2001 and 2000, United Security recognized $3,000, $23,000 and $270,000, respectively, of income on such loans.

        Other factors that continue to gain management's attention are competition in United Security's market area and economic conditions, which may ultimately affect the risk assessment of the portfolio. United Security has experienced increased competition from major banks, local independents and non-bank institutions creating pressure on loan pricing. In an effort to avoid recession, the Federal Reserve reduced interest rates an unprecedented 475 basis points during 2001, and an additional 50 basis points during November of 2002. With interest rates at historical lows, the economic recovery has been slow in coming, with increasing energy costs, declining consumer confidence, State budget deficits, and job layoffs at major corporations across the country. With events since the World Trade Center disaster, and expanding conflict in the Middle East, it is difficult to determine what continued impact these changes will have on consumer confidence and the domestic economy or whether the Federal Reserve will continue to adjust interest rates in an effort to control the economy. It is likely that the business environment in California will continue to be influenced by these domestic as well as global events, although the overall economy of California has generally improved over the past several years. San Francisco, the Silicon Valley, and adjacent areas continue to feel the effect of the high-tech decline as occupancy rates drop, along with rental rates of available commercial office space. Occupancy rates for commercial real estate in other parts of the state may also suffer as a result of the drag on the economy. The local economy has been impacted to some degree over the past several years by such things as decreased exports and adverse weather patterns, which has increased worries about the future economic trends in the state. Local unemployment rates, as well as foreclosures in Fresno and Madera counties have increased during the past several years and persist to the current time. Despite the Central Valley's traditionally high unemployment, it is Management's belief that the Central San Joaquin Valley will continue to grow and diversify as property and housing costs remain reasonable relative to other areas of the state, although this growth may begin to slow as the Federal Reserve seeks to control what it perceives as a potential recession in the economy. Management recognizes increased risk of loss due to United Security's exposure from local and worldwide economic conditions, as well as soft real estate markets, and takes these factors into consideration when analyzing the adequacy of the allowance for credit losses.

        The following table provides a summary of United Security's allowance for credit losses, provisions made to that allowance, and charge-off and recovery activity affecting the allowance for the years indicated.

	December 31,
(Dollars in thousands)	2002	2001	2000	1999	1998
Total loans outstanding at end of period before Deducting allowances for credit losses	$348,598	$335,620	$260,575	$197,876	$153,960

Average net loans outstanding during period	$347,192	$297,653	$230,305	$175,324	$149,100

Balance of allowance at beginning of period	$4,457	$3,773	$2,642	$1,907	$2,144
Loans charged off:
Real estate	0	0	0	0	(9)
Commercial and industrial	(659)	(874)	(430)	(285)	(1,497)
Lease financing	(238)	(162)	(0)	(0)	(0)
Installment and other	(36)	(40)	(44)	(27)	(80)

Total loans charged off	(933)	(1,076)	(474)	(312)	(1,586)
Recoveries of loans previously charged off:
Real estate	0	0	0	0	150
Commercial and industrial	37	23	11	19	33
Lease financing	31	4	0	0	0
Installment and other	1	0	14	3	11

Total loan recoveries	69	27	25	22	149

Net loans charged off	(864)	(1,049)	(449)	(290)	(1,437)
Provision charged to operating expense	1,963	1,733	1,580	1,025	1,200

Balance of allowance for credit losses at end of period	$5,556	$4,457	$3,773	$2,642	$1,907

Net loan charge-offs to total average loans	0.25%	0.35%	0.19%	0.17%	0.96%
Net loan charge-offs to loans at end of period	0.25%	0.31%	0.17%	0.15%	0.93%
Allowance for credit losses to total loans at end of period	1.59%	1.33%	1.45%	1.34%	1.24%
Net loan charge-offs to allowance for credit losses	15.55%	23.54%	11.90%	10.98%	75.35%
Net loan charge-offs to provision for credit losses	44.01%	60.53%	28.42%	28.29%	119.75%

        Management believes that the 1.59% credit loss allowance at December 31, 2002 is adequate to absorb known and inherent risks in the loan portfolio. No assurance can be given, however, that the economic conditions which may adversely affect United Security's service areas or other circumstances will not be reflected in increased losses in the loan portfolio.

        Although United Security does not normally allocate the allowance for credit losses to specific loan categories, an allocation to the major categories has been made for the purposes of this report as set forth in the following table. The allocations are estimates based on the same factors as considered by management in determining the amount of additional provisions to the credit loss allowance and the overall adequacy of the allowance for credit losses.

	2002		2001		2000		1999		1998
(Dollars in thousands)	Allowance for Loan Losses	% of Loans	Allowance for Loan Losses	% of Loans	Allowance for Loan Losses	% of Loans	Allowance for Loan Losses	% of Loans	Allowance for Loan Losses	% of Loans
Commercial and industrial	$3,080	33.6%	$1,951	30.4%	$1,328	25.4%	$1,028	26.4%	$570	28.1%
Real estate—mortgage	803	28.9%	899	33.1%	1,141	43.3%	1,061	39.2%	520	42.6%
Real estate—construction	1,046	27.2%	893	27.6%	606	23.4%	436	28.0%	289	22.0%
Agricultural	229	4.8%	123	3.9%	65	2.8%	54	3.5%	48	4.2%
Installment/other	99	2.2%	102	2.0%	72	3.9%	63	2.9%	28	3.1%
Lease financing	298	3.3%	120	3.0%	82	1.2%	0	—	0	—
Not allocated	1	—	369	—	479	—	0	—	452	—

	$5,556	100.0%	$4,457	100.0%	$3,773	100.0%	$2,642	100.0%	$1,907	100.0%

        At December 31, 2002, United Security's allowance for credit losses was $5.6 million, consisting of $5.5 million in formula allowance, $18,000 in specific allowance, and $1,000 in unallocated allowance. At December 31, 2002, the specific allowance was allocated entirely to commercial and industrial loans. At December 31, 2001, United Security's allowance for credit losses was $4.5 million, consisting of $4.1 million in formula allowance and $369,000 in unallocated allowance. No specific allowance was allocated in excess of the formula allowance at December 31, 2001.

        The formula allowance increased in all loan categories except mortgage and installment loans during 2002 as the result of increases in loan balances during the year, as well as increases in the level of classified loans. The formula allowance increased by approximately $1.5 million between December 31, 2001 and December 31, 2002 with about $1.1 million or 77% of that increase being allocated to commercial and industrial loans. The increase in the formula allowance during 2002 was the result of several factors including, an increase of $5.7 million in substandard loans, an increase of $677,000 in doubtful loans, and an increase of approximately $13.6 million in "pass" loans during 2002. Special mention loans decreased by about $506,000 between December 31, 2001 and December 31, 2002.

        Although in some instances, the downgrading of a loan resulting from the factors used by United Security in its allowance analysis has been reflected in the formula allowance, management believes that in some instances, the impact of material events and trends has not yet been reflected in the level of nonperforming loans or the internal risk grading process regarding these loans. Accordingly, United Security's evaluation of probable losses related to these factors may be reflected in the unallocated allowance. The evaluation of the inherent losses concerning these factors involve a higher degree of uncertainty because they are not identified with specific problem credits, and therefore United Security does not spread the unallocated allowance among segments of the portfolio. At December 31, 2002 United Security had an unallocated allowance of $1,000, reflecting a decrease from the balance of $369,000 at December 31, 2001. Management's estimates of the unallocated allowance are based upon a number of underlying factors including 1) the effect of deteriorating national and local economic trends, 2) the effects of export market conditions on certain agricultural and manufacturing borrowers, 3) the effects of abnormal weather patterns on agricultural borrowers, as well as other borrowers that may be impacted by such conditions, 4) the effect of increased competition in United Security's market area and the resultant potential impact of more relaxed underwriting standards to borrowers with multi-bank relationships, 5) the effect of soft real estate markets, and 6) the effects of having a larger number of borrowing relationships which are close to United Security's lending limit, any one if which were not to perform to contractual terms, would have a material impact on the allowance.

        United Security's loan portfolio has concentrations in commercial real estate, commercial, and construction loans, however these portfolio percentages fall within United Security's loan policy guidelines.

        It is United Security's policy to discontinue the accrual of interest income on loans for which reasonable doubt exists with respect to the timely collectibility of interest or principal due to the inability of the borrower to comply with the terms of the loan agreement. Such loans are placed on nonaccrual status whenever the payment of principal or interest is 90 days past due or earlier when the conditions warrant, and interest collected is thereafter credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Management may grant exceptions to this policy if the loans are well secured and in the process of collection.

        The following table sets forth United Security's nonperforming assets as of the dates indicated:

	December 31,
	2002	2001	2000	1999	1998
	(Dollars in thousands, except footnote)
Nonaccrual loans(1)	$15,432	$13,019	$2,810	$4,373	$1,485
Restructured loans	0	0	0	2,401	2,443

Total nonperforming loans	15,432	13,019	2,810	6,774	3,928
Other real estate owned	9,685	5,390	2,959	663	697

Total nonperforming assets	$25,117	$18,409	$5,769	$7,437	$4,625

Loans, past due 90 days or more, still accruing	$0	$0	$595	$0	$210
Nonperforming loans to total gross loans	4.42%	3.87%	1.08%	3.42%	2.54%
Nonperforming assets to total gross loans	7.20%	5.47%	2.21%	3.75%	3.00%

(1)
Included in nonaccrual loans at December 31, 2002, 2001 and 2000 are restructured loans totaling $21,400, $37,600 and $57,800, respectively. The interest income that would have been earned on nonaccrual loans outstanding at December 31, 2002 in accordance with their original terms is approximately $931,000.

        The overall level of nonperforming assets, including both nonaccrual loans and other real estate owned through foreclosure, has increased between December 31, 2001 and December 31, 2002 as commercial and commercial real estate delinquencies have increased. A substantial portion of the nonaccrual loans at December 31, 2002 are collateralized by real estate. Loans past due more than 30 days are receiving increased management attention and are monitored for increased risk. United Security continues to move past due loans to nonaccrual status in its ongoing effort to recognize loan problems at an earlier point in time when they may be dealt with more effectively. As impaired loans, nonaccrual and restructured loans are reviewed for specific reserve allocations and the allowance for credit losses is adjusted accordingly.

        Except for the loans included in the above table, there were no loans at December 31, 2002 where the known credit problems of a borrower caused United Security to have serious doubts as to the ability of such borrower to comply with the present loan repayment terms and which would result in such loan being included as a nonaccrual, past due or restructured loan at some future date.

Application of Critical Accounting Policies

        United Security's consolidated financial statements are prepared in accordance with generally accepted accounting principles and follow general practices within the industry in which it operates. Application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates, assumptions, and judgments. Certain policies inherently have a greater reliance on the use of estimates, assumptions, and judgments and as such have a greater possibility of producing results that could be materially different than originally reported. Estimates, assumptions, and judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available. When third-party information is not available, valuation adjustments are estimated in good faith by management primarily through the use of internal cash flow modeling techniques.

        The most significant accounting policies followed by United Security are presented in Note 1 to United Security's consolidated financial statements included herein. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined. Based on the valuation techniques used and the sensitivity of financial statement amounts to the methods, assumptions, and estimates underlying those amounts, management has identified the determination of the allowance for loan losses to be the accounting area that requires the most subjective or complex judgments, and as such could be most subject to revision as new information becomes available.

        The allowance for loan losses represents management's estimate of probable credit losses inherent in the loan portfolio. Determining the amount of the allowance for loan losses is considered a critical accounting estimate because it requires significant judgment and the use of estimates related to the amount and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience, and consideration of current economic trends and conditions, all of which may be susceptible to significant change. The loan portfolio also represents the largest asset type on the consolidated balance sheet. Note 1 to the consolidated financial statements describes the methodology used to determine the allowance for loan losses and a discussion of the factors driving changes in the amount of the allowance for loan losses is included in the Asset Quality and Allowance for Credit Losses section of this financial review.

Liquidity and Asset/Liability Management

        The primary function of asset/liability management is to provide adequate liquidity and maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities.

  Liquidity

        Liquidity management may be described as the ability to maintain sufficient cash flows to fulfill both on- and off-balance sheet financial obligations, including loan funding commitments and customer deposit withdrawals, without straining United Security's equity structure. To maintain an adequate liquidity position, United Security relies on, in addition to cash and cash equivalents, cash inflows from deposits and short-term borrowings, repayments of principal on loans and investments, and interest income received. United Security's principal cash outflows are for loan origination, purchases of investment securities, depositor withdrawals and payment of operating expenses. Other sources of liquidity not on the balance sheet at December 31, 2002 include unused collateralized and uncollateralized lines of credit from other banks, the Federal Home Loan Bank, and from the Federal Reserve Bank totaling $158.8 million.

        Liquidity risk arises from the possibility United Security may not be able to satisfy current or future financial commitments, or United Security may become unduly reliant on alternative funding sources. United Security maintains a liquidity risk management policy to address and manage this risk. The policy identifies the primary sources of liquidity, establishes procedures for monitoring and measuring liquidity, and establishes minimum liquidity requirements which comply with regulatory guidance. The policy also includes a contingency funding plan to address liquidity needs in the event of an institution-specific or a systemic financial market crisis. The liquidity position is continually monitored and reported on a monthly basis to the Board of Directors.

        United Security continues to emphasize liability management as part of its overall asset/liability management strategy. Through the discretionary acquisition of short term borrowings, United Security has been able to provide liquidity to fund asset growth while, at the same time, better utilizing its capital resources, and better controlling interest rate risk. The borrowings are generally short-term and more closely match the repricing characteristics of floating rate loans, which comprise approximately 68.7% of United Security's loan portfolio at December 31, 2002. This does not preclude United Security from selling assets such as investment securities to fund liquidity needs but, with favorable borrowing rates, United Security has maintained a positive yield spread between borrowed liabilities and the assets which those liabilities fund. If, at some time, rate spreads become unfavorable, United Security has the ability to utilize an asset management approach and, either control asset growth or, fund further growth with maturities or sales of investment securities.

        United Security's liquid asset base which generally consists of cash and due from banks, federal funds sold, securities purchased under agreements to resell ("reverse repos") and investment securities, is maintained at a level deemed sufficient to provide the cash outlay necessary to fund loan growth as well as any customer deposit runoff that may occur. Within this framework is the objective of maximizing the yield on earning assets. This is generally achieved by maintaining a high percentage of earning assets in loans, which historically have represented United Security's highest yielding asset. At December 31, 2002, United Security Bank had 66.06% of total assets in the loan portfolio and a loan to deposit ratio of 82.2%. Liquid assets at December 31, 2002 include cash and cash equivalents totaling $31.5 million as compared to $29.3 million at December 31, 2001.

        Liabilities used to fund liquidity sources include core and non-core deposits as well as short-term borrowings. Core deposits, which comprise approximately 69.4% of total deposits at December 31, 2002, provide a significant and stable funding source for United Security. At December 31, 2002, short-term Federal Home Loan Bank borrowings totaling $35.4 million, and unused lines of credit with the Federal Home Loan Bank and the Federal Reserve Bank totaling $145.8 million are collateralized in part by certain qualifying loans in United Security's loan portfolio. The carrying value of loans pledged on these used and unused borrowing lines totaled $231.1 million at December 31, 2002. For further discussion of United Security's borrowing lines, see "Short Term Borrowings" included in previously in the financial condition section of this financial review.

        The liquidity of the parent company, United Security Bancshares, is primarily dependent on the payment of cash dividends by its subsidiary, United Security Bank, subject to limitations imposed by the Financial Code of the State of California. During 2002 and 2001, total dividends paid by United Security Bank to the parent company totaled $4.4 million and $4.3 million, respectively. As a bank holding company formed under the Bank Holding Act of 1956, United Security Bancshares is to

provide a source of financial strength for its subsidiary bank(s). To help provide financial strength, United Security Bancshares' trust subsidiary, United Security Bancshares Capital Trust I completed a $15 million offering in Trust Preferred Securities during 2001, the proceeds of which were used to purchase Junior Subordinated Debentures of United Security. Of the $14.5 million in net proceeds received by United Security, $13.7 million was used to enhance the liquidity and capital positions of United Security Bank, and the remainder provided liquidity to the holding company.

Contractual Obligations, Commitments, Contingent Liabilities, and Off-Balance Sheet Arrangements

        The following table presents, as of December 31, 2002, United Security's significant fixed and determinable contractual obligations by payment date. The payment amounts represent those amounts contractually due to the recipient and do not include any unamortized premiums or discounts, or other similar carrying value adjustments. Further discussion of the nature of each obligation is included in the referenced note to the consolidated financial statements.

	Payments Due In
	Note Reference	One Year Or Less	One to Three Years	Three Five Years	Over Five Years	Total
	(In thousands)
Deposits without a stated maturity		$210,337	$—	$—	$—	$210,337
Time Deposits		185,095	26,874	1,571	110	213,650
FHLB Borrowings	7	35,400				35,400
Trust Preferred securities	8				15,000	15,000
Leveraged ESOP—line of credit	7	210	440			650
Operating Leases	12	234	404	229	803	1,670

        A schedule of significant commitments at December 31, 2002 follows:

(In thousands)
Commitments to extend credit:
Commercial and industrial	$27,126
Real estate—mortgage	4,485
Real estate—construction	73,994
Agricultural	6,765
Installment	1,369
Revolving home equity and credit card lines	414
Standby letters of credit	814

        Further discussion of these commitments is included in Note 3 to the consolidated financial statements.

Regulatory Matters

  Capital Adequacy

        Capital adequacy for bank holding companies and their subsidiary banks has become increasingly important in recent years. Continued deregulation of the banking industry since the 1980's has resulted in, among other things, a broadening of business activities allowed beyond that of traditional banking products and services. Because of this volatility within the banking and financial services industry, regulatory agencies have increased their focus upon ensuring that banking institutions meet certain capital requirements as a means of protecting depositors and investors against such volatility.

        During July 2001, United Security completed an offering of Trust Preferred Securities in an aggregate amount of $15.0 million to enhance its regulatory base, while providing additional liquidity. Subsequent to the completion of the offering, United Security contributed $13.7 million of that offering to United Security Bank to enhance its capital position. Under applicable regulatory guidelines, the Trust Preferred Securities qualify as Tier 1 capital up to a maximum of 25% of Tier 1 capital. Any additional portion will qualify as Tier 2 capital. As shareholders' equity increases, the amount of Tier 1 capital that can be comprised of Trust Preferred Securities will increase.

        The Board of Governors of the Federal Reserve System ("Board of Governors") has adopted regulations requiring insured institutions to maintain a minimum leverage ratio of Tier 1 capital (the sum of common stockholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries, minus intangible assets, identified losses and investments in certain subsidiaries, plus unrealized losses or minus unrealized gains on available for sale securities) to total assets. Institutions which have received the highest composite regulatory rating and which are not experiencing or anticipating significant growth are required to maintain a minimum leverage capital ratio of 3% Tier 1 capital to total assets. To be considered well capitalized, the institution must maintain a leverage capital ratio of 5%. All other institutions are required to maintain a minimum leverage capital ratio of at least 100 to 200 basis points above the minimum requirements.

        The Board of Governors has also adopted a statement of policy, supplementing its leverage capital ratio requirements, which provides definitions of qualifying total capital (consisting of Tier 1 capital and Tier 2 supplementary capital, including the allowance for loan losses up to a maximum of 1.25% of risk-weighted assets) and sets forth minimum risk-based capital ratios of capital to risk-weighted assets. The most highly rated insured institutions are required to maintain a minimum ratio of qualifying total capital to risk weighted assets of 8%, at least one-half (4%) of which must be in the form of Tier 1 capital. To be considered well capitalized, institutions must maintain a ratio of qualifying total capital to risk weighted assets of 10%, at least one-half (6%) of which must be in the form of Tier 1 capital.

        The following table sets forth United Security's and United Security Bank's actual capital positions at December 31, 2002 and the regulatory minimums for United Security and United Security Bank to be well capitalized under the guidelines discussed above:

	Company (Restated) Actual Capital Ratios	Bank (Restated) Actual Capital Ratios	Regulatory Minimums— Well Capitalized
Total risk-based capital ratio	13.08%	12.65%	10.00%
Tier 1 capital to risk-weighted assets	11.25%	11.40%	6.00%
Leverage ratio	9.40%	9.52%	5.00%

        Under Federal Reserve guidelines, United Security and United Security Bank are required to maintain a total risk-based capital ratio of 10%, tier 1 capital to risk-weighted assets of 8%, and a leverage ratio of 7%, to be considered well capitalized. As is indicated by the above table, United Security and United Security Bank exceeded all applicable regulatory capital guidelines at December 31, 2002. Management believes that, under the current regulations, both will continue to meet their minimum capital requirements in the foreseeable future.

  Dividends

        Dividends paid to shareholders by United Security are subject to restrictions set forth in the California General Corporation Law. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if retained earnings immediately prior to the dividend payout are at least equal the amount of the proposed distribution. The primary source of funds with which dividends will be paid to shareholders will come from cash dividends received by

United Security from United Security Bank. During the year ended December 31, 2002, United Security received $4.4 million in cash dividends from United Security Bank, from which United Security declared $2.8 million in dividends to shareholders.

        United Security Bank as a state-chartered bank is subject to dividend restrictions set forth in California state banking law, and administered by the California Commissioner of Financial Institutions ("Commissioner"). Under such restrictions, United Security Bank may not pay cash dividends in an amount which exceeds the lesser of the retained earnings of United Security Bank or United Security Bank's net income for the last three fiscal years (less the amount of distributions to shareholders during that period of time). If the above test is not met, cash dividends may only be paid with the prior approval of the Commissioner, in an amount not exceeding United Security Bank's net income for its last fiscal year or the amount of its net income for the current fiscal year. Such restrictions do not apply to stock dividends, which generally require neither the satisfaction of any tests nor the approval of the Commissioner. Notwithstanding the foregoing, if the Commissioner finds that the shareholders' equity is not adequate or that the declarations of a dividend would be unsafe or unsound, the Commissioner may order the state bank not to pay any dividend. The FRB may also limit dividends paid by United Security Bank. This is not the case with United Security Bank. Year-to-date dividends of $2.8 million and $4.4 million paid to shareholders and United Security, respectively, through December 31, 2002 were well within the maximum allowed under those regulatory guidelines, without approval of the Commissioner.

  Reserve Balances

        United Security Bank is required to maintain average reserve balances with the Federal Reserve Bank. At December 31, 2002 United Security Bank's qualifying balance with the Federal Reserve was approximately $6.6 million, consisting of vault cash and balances.

  Interest Rate Sensitivity and Market Risk

        An interest rate-sensitive asset or liability is one that, within a defined time period, either matures or is subject to interest rate adjustments as market rates of interest change. Interest rate sensitivity is the measure of the volatility of earnings from movements in market rates of interest, which is generally reflected in interest rate spread. As interest rates change in the market place, yields earned on assets do not necessarily move in tandem with interest rates paid on liabilities. Interest rate sensitivity is related to liquidity in that each is affected by maturing assets and sources of funds. Interest rate sensitivity is also affected by assets and liabilities with interest rates that are subject to change prior to maturity.

        The object of interest rate sensitivity management is to minimize the impact on earnings from interest rate changes in the marketplace. In recent years, deregulation, causing liabilities to become more interest rate sensitive, combined with interest rate volatility in the capital markets, has placed additional emphasis on this principal. When management decides to maintain repricing imbalances, it usually does so on the basis of a well- conceived strategy designed to ensure that the risk is not excessive and that liquidity is properly maintained. United Security's interest rate risk management is the responsibility of the Asset/Liability Management Committee (ALCO) which reports to the Board of Directors on a periodic basis, pursuant to established operating policies and procedures.

        United Security's asset/liability profile is not complex. United Security does not currently engage in trading activities or use derivatives to control interest rate risk, although it has the ability to do so if deemed necessary by ALCO and approved by the Board of Directors. From the "gap" report below, United Security is apparently subject to interest rate risk to the extent that its liabilities have the potential to reprice more quickly than its assets within the next year. At December 31, 2002, United Security had a cumulative 12 month gap of $-2.1 million (repricing assets less repricing liabilities) or -

0.5% of total earning assets. In theory, with a negative gap, the interest margin would increase with declining interest rates. Management believes the gap analysis shown below is not entirely indicative of United Security's actual interest rate sensitivity, because certain interest-sensitive liabilities would not reprice to the same degree as interest-sensitive assets. For example, if the prime rate were to change by 50 basis points, the floating rate loans included in the $216.4 million immediately adjustable category would change by the full 50 basis points. Interest bearing checking and savings accounts which are also included in the immediately adjustable column probably would move only a portion of the 50 basis point rate change and, in fact, might not even move at all. In addition, many of the floating rate time deposits are at their floors, or have repricing rates below their current floors, which means that they might act as fixed-rate instruments in either a rising or a declining rate environment (see below for a discussion of United Security Bank's floating rate time deposits). The effects of market value risk have been mitigated to some degree by the makeup of United Security Bank's balance sheet. Loans are generally short-term or are floating-rate instruments. At December 31, 2002, $276.4 million or 82.8% of the loan portfolio matures or reprices within one year, and only 1.7% of the portfolio matures or reprices in more than 5 years. Total investment securities including call options and prepayment assumptions, have a duration of approximately 3.0 years. Nearly $359.4 million or 93.1% of interest-bearing liabilities mature or can be repriced within the next 12 months, even though the rate elasticity of deposits with no defined maturities may not necessarily be the same as interest-earning assets.

        Since May of 1994, United Security Bank has offered a two-year floating rate certificate of deposit product to its customers which adjusts with changes in the Prime Rate, but which has an interest rate floor below which the rate paid cannot drop. These floating rate certificates of deposit totaled $7.2 million at December 31, 2002. The current rates below which the rates on this product cannot drop range from 1.00% to 6.50%, with approximately $2.3 million or 31.3% of those at or above a 5.25% floor. With the significant decrease in market rates of interest during the recent past, all but $318,000 of the floating-rate CD's are priced at their floors making them fixed-rate instruments in a declining rate environment. In addition, because most of the CD's repricing rates are below their current floors, they behave as fixed rate instruments even in a rising rate environment. In fact, $4.9 million or 67.4% of them would remain fixed rate instruments even if the prime rate were to increase 200 BP or less, $3.7 million or 52.9% would remain fixed rate instruments even if the prime rate were to increase 300 BP or less, and $2.3 million or 30.4% of them would remain fixed rate instruments even if the prime rate were to increase 400 BP or less. This $3.7 million in two-year floating rate certificates of deposit has been treated as fixed-rate instruments for the purpose of the following gap report.

        Interest rate risk can be measured through various methods including gap, duration and market value analysis as well as income simulation models, which provides a dynamic view of interest rate sensitivity based on the assumptions of United Security's Management. United Security employs each of these methods and refines these processes to make the most accurate measurements possible. The information provided by these calculations is the basis for management decisions in managing interest rate risk.

        The following table sets forth United Security's gap, or estimated interest rate sensitivity profile based on ending balances as of December 31, 2002, representing the interval of time before earning assets and interest-bearing liabilities may respond to changes in market rates of interest. Assets and liabilities are categorized by remaining interest rate maturities rather than by principal maturities of obligations. $3.7 million in two-year, floating rate time deposits which would behave as fixed rate instruments if rates were to increase or decrease 300 basis points, and have therefore been treated as fixed rate instruments for purposes of this gap report.

Maturities and Interest Rate Sensitivity

	December 31, 2002 (Restated)
	Immediately	Next Day But Within Three Months	After Three Months Within 12 Months	After One Year But Within Five Years	After Five Years	Total
	(In thousands)
Interest Rate Sensitivity Gap:
Loans(1)	$216,436	$27,715	$32,215	$51,776	$5,480	$333,622
Investment securities		46,941	8,982	42,030	6,614	104,567
Interest bearing deposits in other banks			9,449			9,449
Federal funds sold and reverse repos	14,735					14,735

Total Earning Assets	$231,171	$74,656	$50,646	$93,806	$12,094	$462,373

Interest-bearing transaction accounts	100,199					100,199
Savings accounts	21,138					21,138
Time deposits(2)	4,063	66,764	116,161	26,552	110	213,650
Federal funds purchased/other borrowings	650		35,400			36,050
Trust Preferred securities		15,000				15,000

Total interest-bearing Liabilities	$126,050	$81,764	$151,561	$26,552	$110	$386,038

Interest rate sensitivity gap	$105,121	$(7,108)	$(100,915)	$67,254	$11,984	$76,335
Cumulative gap	$105,121	$98,013	$(2,903)	$64,351	$76,335
Cumulative gap percentage to total earning assets	22.7%	21.2%	(0.6)%	13.9%	16.5%

(1)
Loan balance does not include nonaccrual loans of $15.432 million.

(2)
See above for discussion of the impact of floating rate CD's.

        United Security utilizes a vendor-purchased simulation model to analyze net interest income sensitivity to movements in interest rates. The simulation model projects net interest income based on both a 100 and 200 basis point rise and a 100 and 200 basis point fall in interest rates ramped over a twelve month period, with net interest impacts projected out as far as twenty four months. The model is based on the actual maturity and repricing characteristics of United Security's interest-sensitive assets and liabilities. The model incorporates assumptions regarding the impact of changing interest rates on the prepayment of certain assets and liabilities. Projected net interest income is calculated assuming customers will reinvest maturing deposit accounts and United Security will originate new loans. The balance sheet growth assumptions utilized correspond closely to United Security's strategic growth plans and annual budget. Excess cash is invested in overnight funds or other short-term investments such as U.S. Treasuries. Cash shortfalls are covered through additional borrowing of overnight or short-term funds. The Board of Directors has adopted an interest rate risk policy which establishes maximum decreases in net interest income of 12% and 15% in the event of a 100 BP and 200 BP increase or decrease in market interest rates over a twelve month period. Based on the information and assumptions utilized in the simulation model at December 31, 2002, the resultant projected impact on net interest income falls within policy limits set by the Board of Directors for all rate scenarios simulated.

        United Security also utilizes the same vendor-purchased simulation model to project the impact of changes in interest rates on the underlying market value of all United Security's assets, liabilities, and off-balance sheet accounts under alternative interest rate scenarios. The resultant net value, as impacted under each projected interest rate scenario, is referred to as the market value of equity ("MV of Equity"). This technique captures the interest rate risk of United Security's business mix across all maturities. The market analysis is performed using an immediate rate shock of 200 basis points up and down calculating the present value of expected cash flows under each rate environment at applicable discount rates. The market value of loans is calculated by discounting the expected future cash flows over either the term to maturity for fixed rate loans or scheduled repricing for floating rate loans using the current rate at which similar loans would be made to borrowers with similar credit ratings. The market value of investment securities is based on quoted market prices obtained from reliable independent brokers. The market value of time deposits is calculated by discounting the expected cash flows using current rates for similar instruments of comparable maturities. The market value of deposits with no defined maturities, including interest-bearing checking, money market and savings accounts is calculated by discounting the expected cash flows at a rate equal to the difference between the cost of these deposits and the alternate use of the funds, federal funds in this case. Assumed maturities for these deposits are estimated using decay analysis and are generally assumed to have implied maturities of less than five years. For noninterest sensitive assets and liabilities, the market value is equal to their carrying value amounts at the reporting date. United Security's interest rate risk policy establishes maximum decreases in United Security's market value of equity of 12% and 15% in the event of an immediate and sustained 100 BP and 200 BP increase or decrease in market interest rates. As shown in the table below, the percentage changes in the net market value of United Security's equity are within policy limits for both rising and falling rate scenarios.

        The following sets forth the analysis of United Security's market value risk inherent in its interest-sensitive financial instruments as they relate to the entire balance sheet at December 31, 2002 and December 31, 2001 ($ in thousands). Fair value estimates are subjective in nature and involve uncertainties and significant judgment and, therefore, cannot be determined with absolute precision. Assumptions have been made as to the appropriate discount rates, prepayment speeds, expected cash flows and other variables. Changes in these assumptions significantly affect the estimates and as such, the obtained fair value may not be indicative of the value negotiated in the actual sale or liquidation of such financial instruments, nor comparable to that reported by other financial institutions. In addition, fair value estimates are based on existing financial instruments without attempting to estimate future business.

	December 31, 2002 (Restated)			December 31, 2001
Rates	Estimated MV of Equity	Change in MV of Equity $	Change in MV Of Equity %	Estimated MV of Equity	Change in MV of Equity $	Change in MV Of Equity %
+200 BP	$42,571	$1,637	4.00%	$33,884	$(1,768)	(4.96)%
+100 BP	42,175	1,241	3.03%	35,206	(446)	(1.25)%
0 BP	40,934	0	0.00%	35,652	0	0.00%
-100 BP	39,181	(1,753)	(4.28)%	35,478	(174)	(0.49)%
-200 BP	42,370	1,436	3.51%	34,717	(935)	(2.62)%

For the Nine Months Ended September 30, 2003 and 2002

  Results of Operations

        For the nine months ended September 30, 2003, United Security reported net income of $6.5 million or $1.19 per share ($1.18 diluted) as compared to $5.3 million or $0.98 per share ($0.97 diluted) for the nine months ended September 30, 2002. United Security's return on average assets was 1.70% for the nine-month-period ended September 30, 2003 as compared to 1.45% for the nine-month-period ended September 30, 2002. United Security Bank's return on average equity was 20.44% for the nine months ended September 30, 2003 as compared to 18.68% for the same nine-month period of 2002.

  Net Interest Income

        Net interest income before provision for credit losses totaled $14.4 million for the nine months ended September 30, 2003, representing an increase of $1.2 million or 8.9% when compared to the $13.2 million reported for the same nine months of the previous year. The increase in net interest income between 2002 and 2003 is primarily the result of significant growth in earning assets, which was enhanced by a significant decline in United Security's cost of interest-bearing liabilities.

        United Security Bank's net interest margin increased to 4.11% at September 30, 2003 from 3.96% at September 30, 2002, an increase of 15 basis points (100 basis points = 1%) between the two periods. Market rates of interest decreased between the nine-month periods ended September 30, 2002 and 2003. The prime rate averaged 4.16% for the nine months ended September 30, 2003 as compared to 4.75% for the comparative nine months of 2002. The effect of market rate declines between those two periods was mitigated to a large degree as the result of significantly lower repricing of interest-bearing liabilities.

Distribution of Average Assets, Liabilities and Shareholders' Equity:
Interest rates and Interest Differentials
Periods Ended September 30, 2003 and 2002

	2003			2002
(dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Interest-earning assets:
Loans(1)	$354,807	$17,310	6.52%	$342,755	$18,367	7.16%
Investment Securities—taxable	93,228	2,347	3.37%	79,128	2,685	4.54%
Investment Securities—nontaxable(2)	2,724	100	4.91%	2,921	105	4.81%
Interest on deposits in other banks	8,871	268	4.04%	1,467	37	3.37%
Federal funds sold and reverse repos	9,594	85	1.18%	20,242	259	1.71%

Total interest-earning assets	469,224	$20,110	5.73%	446,513	$21,453	6.42%

Allowance for possible loan losses	(5,334)			(5,134)
Noninterest-bearing assets:
Cash and due from banks	17,914			17,342
Premises and equipment, net	3,483			2,888
Accrued interest receivable	2,241			2,983
Other real estate owned	4,898			9,100
Other assets	17,709			15,360

Total average assets	$510,135			$489,052

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$30,280	$113	0.50%	$26,777	$161	0.80%
Money market accounts	71,223	802	1.51%	57,926	837	1.93%
Savings accounts	23,330	95	0.54%	19,747	129	0.87%
Time deposits	218,052	3,559	2.18%	219,298	5,353	3.26%
Other borrowings	17,528	514	3.92%	32,595	1,045	4.29%
Trust Preferred securities	15,000	598	5.33%	15,000	681	6.07%

Total interest-bearing liabilities	375,413	$5,681	2.02%	371,343	$8,206	2.95%

Noninterest-bearing liabilities:
Noninterest-bearing checking	89,172			77,137
Accrued interest payable	760			1,113
Other liabilities	2,250			1,446

Total Liabilities	467,595			451,039
Total shareholders' equity	42,540			38,013

Total average liabilities and Shareholders' equity	$510,135			$489,052

Interest income as a percentage of average earning assets			5.73%			6.42%
Interest expense as a percentage of average earning assets			1.62%			2.46%

Net interest margin			4.11%			3.96%

(1)
Loan amounts include nonaccrual loans, but the related interest income has been included only if collected for the period prior to the loan being placed on a nonaccrual basis. Loan interest income includes loan fees of approximately $1,303,000 and $1,039,000 for the nine months ended September 30, 2003 and 2002, respectively.

(2)
Applicable nontaxable securities yields have not been calculated on a tax-equivalent basis because they are not material to United Security's results of operations.

        The following table sets forth the changes in interest income and interest expense for each major category of interest-earning asset and interest-bearing liability, and the amount of change attributable to volume and rate changes for the periods indicated.

Rate and Volume Analysis

	Increase (decrease) in the nine months ended Sept 30, 2003 compared to September 30, 2002
(In thousands)	Total	Rate	Volume
Increase (decrease) in interest income:
Loans	$(1,057)	$(1,687)	$630
Investment securities	(343)	(768)	425
Interest-bearing deposits in other banks	231	(29)	260
Federal funds sold and securities purchased under agreements to resell	(174)	(64)	(110)

Total interest income	(1,343)	(2,548)	1,205
Increase (decrease) in interest expense:
Interest-bearing demand accounts	(83)	(260)	177
Savings accounts	(34)	(55)	21
Time deposits	(1,794)	(1,764)	(30)
Other borrowings	(531)	(83)	(448)
Trust Preferred securities	(83)	(83)	0

Total interest expense	(2,525)	(2,245)	(280)

Increase in net interest income	$1,182	$(303)	$1,485

        For the nine months ended September 30, 2003, total interest income decreased approximately $1.3 million or 6.3% as compared to the months ended September 30, 2002. The change is attributable primarily to a substantial increase in earning assets, which was more than offset by the decrease in market rates of interest. Earning asset growth was mostly in investment securities and in loans.

        For the nine months ended September 30, 2003, total interest expense decreased approximately $2.5 million or 30.8% as compared to the nine-month period ended September 30, 2002. While average interest-bearing liabilities increased by $4.1 million between the nine-month periods ended September 30, 2003 and 2002, the average rate paid on those liabilities declined by 93 basis points, which more than outweighed in the increase in volume.

        Based on the condition of the loan portfolio, management believes the allowance is sufficient to cover risk elements in the loan portfolio. For the nine months ending September 30, 2003 the provision to the allowance for credit losses amounted to $872,000 as compared to $1.2 million for the nine months ended September 30, 2002. The amount provided to the allowance for credit losses during the first nine months brought the allowance to 1.49% of net outstanding loan balances at September 30, 2003, as compared to 1.59% of net outstanding loan balances at December 31, 2002, and 1.52% at September 30, 2002.

  Noninterest Income

        Noninterest income consists primarily of fees and commissions earned on services that are provided to United Security's banking customers. Noninterest income for the nine months ended September 30, 2003 increased $1.2 million when compared to the same period last year. Customer service fees declined by $161,000 between the two nine-month periods presented, which is attributable to modest declines in checking service charges and overdraft fee income. Shared appreciation income on commercial real estate increased $1.2 million between the two nine-month periods, and was a major contributing factor to the overall increase in noninterest income.

  Noninterest Expense

        The following table sets forth the amount and percentage changes in the categories presented for the nine months ended September 30, 2003 as compared to the nine months ended September 30, 2002:

Changes in Noninterest Expense

	Amount	Percent
	(In thousands)
Salaries and employee benefits	$144	3.86%
Occupancy expense	(128)	(9.17)%
Data processing	(26)	(6.25)%
Professional fees	130	21.85%
Directors fees	(15)	(9.41)%
Amortization of intangibles	(5)	(1.58)%
Correspondent bank service charges	(3)	(1.42)%
Other	720	49.77%

Total change in noninterest expense	$817	9.96%

        Noninterest expense, excluding provision for credit losses and income tax expense, totaled $9.0 million for the nine months ended September 30, 2003 as compared to $8.2 million for the same nine-month period of 2002, representing an increase of $817,000 or 10.0% between the two periods. Increases in salaries and employee benefits were the result of additional staff to support United Security's strategic long-term growth objectives, as well as normal wage and benefit increases combined with increased medical insurance costs incurred during the year. Increases in professional fees included increased audit fees, and legal fees on workouts of impaired loans. Increases of $720,000 in other noninterest expense between the two periods, include increased costs and write-downs related to real estate owned through foreclosure, insurance, postage, and various other office supplies.

Financial Condition

        Total assets decreased to $508.2 million at September 30, 2003, from the balance of $519.3 million at December 31, 2002, and decreased from the balance of $533.0 million at September 30, 2002. Total deposits of $433.7 million at September 30, 2003 increased $9.7 million or 2.3% from the balance reported at December 31, 2002, and decreased $4.8 million or 1.1% from the balance of $438.5 million reported at September 30, 2002. Between December 31, 2002 and September 30, 2003, loan growth totaled $6.3 million while securities and other short-term investments decreased $16.9 million.

        Earning assets averaged approximately $469.2 million during the nine months ended September 30, 2003, as compared to $446.5 million for the same nine-month period of 2002. Average interest-bearing liabilities increased to $375.4 million for the nine months ended September 30, 2003, as compared to $371.3 million for the comparative nine-month period of 2002.

  Loans

        United Security's primary business is that of acquiring deposits and making loans, with the loan portfolio representing the largest and most important component of its earning assets. Loans totaled $355.3 million at September 30, 2003, an increase of $6.3 million or 1.8% when compared to the balance of $349.1 million at December 31, 2002, and a decrease of $8.4 million or 2.3% when compared to the balance of $363.7 million reported at September 30, 2002. Loans on average rose 3.5% between the nine-month periods ended September 30, 2002 and September 30, 2003, with loans averaging $354.8 million for the nine months ended September 30, 2003, as compared to $342.8 million for the same nine-month period of 2002.

        During the first nine months of 2003, increases were experienced in commercial and industrial loans, agricultural loans, and lease financing. The following table sets forth the amounts of loans outstanding by category at September 30, 2003 and December 31, 2002, the category percentages as of those dates, and the net change between the two periods presented.

	September 30, 2003		December 31, 2002
(In thousands)	Dollar Amount	% of Loans	Dollar Amount	% of Loans	Net Change	% Change
Commercial and industrial	$133,421	37.6%	$117,293	33.6%	$16,128	13.75%
Real estate—mortgage	95,945	27.0%	100,417	28.9%	(4,472)	(4.45)%
Real estate—construction	86,953	24.5%	95,024	27.2%	(8,071)	(8.49)%
Agricultural	18,542	5.2%	16,877	4.8%	1,665	9.87%
Installment/other	7,552	2.1%	7,811	2.2%	(259)	(3.32)%
Lease financing	12,892	3.6%	11,632	3.3%	1,260	10.82%

Total Loans	$355,305	100.0%	$349,054	100.0%	$6,251	1.79%

        The overall average yield on the loan portfolio was 6.52% for the nine months ended September 30, 2003 as compared to 7.16% for the nine months ended September 30, 2002, and decreased between the two periods as the result of a decline in market rates of interest between the two periods, which more than outweighed the increase in average volume. At September 30, 2003, 67.0% of United Security's loan portfolio consisted of floating rate instruments, as compared to 68.7% of the portfolio at December 31, 2002, with the majority of those tied to the prime rate.

  Deposits

        Total deposits increased during the period to a balance of $433.7 million at September 30, 2003 representing an increase of $9.7 million or 2.3% from the balance of $424.0 million reported at December 31, 2002, and a decrease of $4.8 million or 1.1% from the balance reported at September 30, 2002. During the first nine months of 2003, increases were experienced in all deposit categories except noninterest bearing deposit accounts, and time deposits under $100,000, with a large portion of the increase being in NOW and money market accounts.

        The following table sets forth the amounts of deposits outstanding by category at September 30, 2003 and December 31, 2002, and the net change between the two periods presented.

(In thousands)	September 30, 2003	December 31, 2002	Net Change	Percentage Change
Noninterest bearing deposits	$86,678	$89,000	$(2,322)	(2.61)%
Interest bearing deposits:
NOW and money market accounts	112,493	100,199	12,294	12.27%
Savings accounts	25,266	21,138	4,128	19.52%
Time deposits:
Under $100,000	75,370	85,564	(10,194)	(11.91)%
$100,000 and over	133,873	128,086	5,787	4.52%

Total interest bearing deposits	347,002	334,987	12,015	3.59%

Total deposits	$433,680	$423,987	$9,693	2.29%

        United Security's deposit base consists of two major components represented by noninterest-bearing (demand) deposits and interest-bearing deposits. Interest-bearing deposits consist of time certificates, NOW and money market accounts and savings deposits. Total interest-bearing deposits increased $12.0 million or 3.6% between December 31, 2002 and September 30, 2003, and noninterest-bearing deposits decreased $2.3 million or 2.6% between the same two periods presented. Core deposits, consisting of all deposits other than time deposits of $100,000 or more, and brokered deposits, continue to provide the foundation for United Security's principal sources of funding and liquidity. These core deposits amounted to 69.0% and 69.4% of the total deposit portfolio at September 30, 2003 and December 31, 2002, respectively.

        On a year-to-date average, United Security experienced an increase of $31.2 million or 7.8% in total deposits between the nine month periods ended September 30, 2002 and September 30, 2003. Between these two periods, average interest-bearing deposits increased $19.1 million or 5.9%, while total noninterest-bearing checking increased $12.0 million or 15.6% on a year-to-date average basis.

  Short-Term Borrowings

        United Security had collateralized and uncollateralized lines of credit aggregating $147.6 million, as well as FHLB lines of credit totaling $47.5 million at September 30, 2003. These lines of credit generally have interest rates tied to the Federal Funds rate or are indexed to short-term U.S. Treasury rates or LIBOR All lines of credit are on an "as available" basis and can be revoked by the grantor at any time. At September 30, 2003, United Security had advances on the FHLB line of credit totaling $10.0 million. United Security had collateralized and uncollateralized lines of credit aggregating $157.5 million, as well as FHLB lines of credit totaling $36.7 million at December 31, 2002. United Security had FHLB advances of $35.4 million outstanding at December 31, 2002.

  Asset Quality and Allowance for Credit Losses

        At September 30, 2003 and 2002, United Security's recorded investment in loans for which impairment has been recognized totaled $18.9 million and $14.4 million, respectively. Included in total impaired loans at September 30, 2003, is $7.6 million of impaired loans for which the related specific allowance is $692,000, as well as $11.3 million of impaired loans that as a result of write-downs or the fair value of the collateral, did not have a specific allowance. Total impaired loans at September 30, 2002 included $8.6 million of impaired loans for which the related specific allowance is $1,352,000, as well as $5.9 million of impaired loans that as a result of write-downs or the fair value of the collateral, did not have a specific allowance. The average recorded investment in impaired loans was $17.9 million during the first nine months of 2003 and $10.2 million during the first nine months of 2002. In most cases, United Security Bank uses the cash basis method of income recognition for impaired loans. In the case of certain troubled debt restructuring for which the loan is performing under the current contractual terms, income is recognized under the accrual method. For the nine months ended September 30, 2003 and year ended December 31, 2002, United Security recognized $4,000 and $3,000 on such loans, respectively. For the nine months ended September 30, 2002, United Security recognized no income on such loans.

        Other factors that continue to gain management's attention are competition in United Security's market area and economic conditions, which may ultimately affect the risk assessment of the portfolio. United Security has experienced increased competition from major banks, local independents and non-bank institutions creating pressure on loan pricing. In an effort to avoid recession, the Federal Reserve reduced interest rates an unprecedented 475 basis points during 2001, 50 basis points during November of 2002, and an additional 25 basis points during June 2003. With interest rates at historical lows, the economic recovery has been slow in coming, with increasing energy costs, declining consumer confidence, State budget deficits, and job layoffs at major corporations across the country. With events since the World Trade Center disaster, and expanding conflict in the Middle East, it is difficult to determine what continued impact these changes will have on consumer confidence and the domestic economy or whether the Federal Reserve will continue to adjust interest rates in an effort to control the economy. It is likely that the business environment in California will continue to be influenced by these domestic as well as global events, although the overall economy of California has generally improved over the past several years. San Francisco, the Silicon Valley, and adjacent areas continue to feel the effect of the high-tech decline as occupancy rates drop, along with rental rates of available commercial office space. Occupancy rates for commercial real estate in other parts of the state may also suffer as a result of the drag on the economy. The local economy has been impacted to some degree over the past several years by such things as decreased exports and adverse weather patterns, which has increased worries about the future economic trends in the state. Local unemployment rates, as well as foreclosures in Fresno and Madera counties have increased during the past several years and persist to the current time. Despite the Central Valley's traditionally high unemployment, it is Management's belief that the Central San Joaquin Valley will continue to grow and diversify as property and housing costs remain reasonable relative to other areas of the state, although this growth may begin to slow as the Federal Reserve seeks to control what it perceives as a potential recession in the economy. Management recognizes increased risk of loss due to United Security's exposure from local and worldwide economic conditions, as well as soft real estate markets, and takes these factors into consideration when analyzing the adequacy of the allowance for credit losses.

        The following table provides a summary of United Security's allowance for possible credit losses, provisions made to that allowance, and charge-off and recovery activity affecting the allowance for the periods indicated.

Allowance for Credit Losses—Summary of Activity (unaudited)

	September 30, 2003	September 30, 2002
	(In thousands)
Total loans outstanding at end of period before Deducting allowances for credit losses	$354,668	$363,370

Average net loans outstanding during period	354,807	342,755

Balance of allowance at beginning of period	5,556	4,457
Loans charged off:
Real estate	0	0
Commercial and industrial	(1,080)	(18)
Lease financing	(74)	(107)
Installment and other	(24)	(27)

Total loans charged off	(1,178)	(152)
Recoveries of loans previously charged off:
Real estate	0	0
Commercial and industrial	23	24
Lease financing	25	4
Installment and other	0	1

Total loan recoveries	48	29

Net loans charged off	(1,130)	(123)
Provision charged to operating expense	872	1,189
Balance of allowance for credit losses at end of period	$5,298	$5,523

Net loan charge-offs to total average loans (annualized)	0.43%	0.05%
Net loan charge-offs to loans at end of period (annualized)	0.43%	0.05%
Allowance for credit losses to total loans at end of period	1.49%	1.52%
Net loan charge-offs to allowance for credit losses (annualized)	28.52%	2.98%
Net loan charge-offs to provision for credit losses (annualized)	129.59%	10.34%

        Management believes that the 1.49% credit loss allowance at September 30, 2003 is adequate to absorb known and inherent risks in the loan portfolio. No assurance can be given, however, that the economic conditions which may adversely affect United Security's service areas or other circumstances will not be reflected in increased losses in the loan portfolio.

        It is United Security's policy to discontinue the accrual of interest income on loans for which reasonable doubt exists with respect to the timely collectability of interest or principal due to the ability of the borrower to comply with the terms of the loan agreement. Such loans are placed on nonaccrual status whenever the payment of principal or interest is 90 days past due or earlier when the conditions warrant, and interest collected is thereafter credited to principal to the extent necessary to eliminate doubt as to the collectability of the net carrying amount of the loan. Management may grant exceptions to this policy if the loans are well secured and in the process of collection.

Nonperforming Assets

	September 30, 2003	December 31, 2002
	(In thousands except footnote)
Nonaccrual Loans(1)	$19,493	$15,432
Restructured Loans	11	0

Total nonperforming loans	19,504	15,432
Other real estate owned	2,718	9,685

Total nonperforming assets	$22,222	$25,117

Loans past due 90 days or more, still accruing	$29	$0

Nonperforming loans to total gross loans	5.49%	4.42%
Nonperforming assets to total gross loans	6.25%	7.20%

(1)
Included in nonaccrual loans at December 31, 2002, are restructured loans totaling $21,400.

        Five lending relationships make up nearly $16.3 million of the $19.5 million in nonperforming loans reported at September, 30, 2003. All five relationships are considered impaired under FAS 114. In addition, $10.8 million or 66.5% of total nonperforming loans are secured by real estate.

        Loans past due more than 30 days are receiving increased management attention and are monitored for increased risk. United Security continues to move past due loans to nonaccrual status in its ongoing effort to recognize loan problems at an earlier point in time when they may be dealt with more effectively. As impaired loans, nonaccrual and restructured loans are reviewed for specific reserve allocations and the allowance for credit losses is adjusted accordingly.

        Other real estate owned through foreclosure has been reduced significantly during 2003 as the result of both sales, and transfers of properties for other uses. One property totaling more than $5.0 million was sold during the first quarter of 2003, while two additional properties totaling more than $2.7 million were transferred to bank premises during the second quarter of 2003. Those two properties transferred will be used in United Security's ongoing operations (see Note 4 to United Security's financial statements).

        Except for the loans included in the above table, or those otherwise included in the impaired loan totals, there were no loans at September 30, 2003 where the known credit problems of a borrower caused United Security to have serious doubts as to the ability of such borrower to comply with the present loan repayment terms and which would result in such loan being included as a nonaccrual, past due or restructured loan at some future date.

Liquidity and Asset/Liability Management

        The primary function of asset/liability management is to provide adequate liquidity and maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities.

  Liquidity

        United Security continues to emphasize liability management as part of its overall asset/liability strategy. Through the discretionary acquisition of short term borrowings, United Security has been able to provide liquidity to fund asset growth while, at the same time, better utilizing its capital resources, and better controlling interest rate risk. The borrowings are generally short-term and more closely match the repricing characteristics of floating rate loans, which comprise approximately 67.0% of United Security's loan portfolio at September 30, 2003. This does not preclude United Security from selling assets such as investment securities to fund liquidity needs but, with favorable borrowing rates, United Security has maintained a positive yield spread between borrowed liabilities and the assets which those liabilities fund. If, at some time, rate spreads become unfavorable, United Security has the ability to utilize an asset management approach and, either control asset growth or, fund further growth with maturities or sales of investment securities.

        United Security's liquid asset base which generally consists of cash and due from banks, federal funds sold, securities purchased under agreements to resell ("reverse repos") and investment securities, is maintained at a level deemed sufficient to provide the cash outlay necessary to fund loan growth as well as any customer deposit runoff that may occur. Within this framework is the objective of maximizing the yield on earning assets. This is generally achieved by maintaining a high percentage of earning assets in loans, which historically have represented United Security's highest yielding asset. At September 30, 2003, United Security Bank had 68.7% of total assets in the loan portfolio and a loan to deposit ratio of 81.7%. Liquid assets at September 30, 2003 include cash and cash equivalents totaling $33.6 million as compared to $31.5 million at December 31, 2002. Other sources of liquidity include collateralized and uncollateralized lines of credit from other banks, the Federal Home Loan Bank, and from the Federal Reserve Bank totaling $195.1 million at September 30, 2003.

        The liquidity of the parent company, United Security Bancshares, is primarily dependent on the payment of cash dividends by its subsidiary, United Security Bank, subject to limitations imposed by the Financial Code of the State of California. During the nine months ended September 30, 2003, dividends paid by United Security Bank to the parent company totaled $2.1 million dollars. As a bank holding company formed under the Bank Holding Act of 1956, United Security Bancshares is to provide a source of financial strength for its subsidiary bank(s). To help provide financial strength, United Security Bancshares' trust subsidiary, United Security Bancshares Capital Trust I, completed a $15 million offering in Trust Preferred Securities during July 2001, the proceeds of which were used to purchase Junior Subordinated Debentures of United Security. Of the $14.5 million in net proceeds received by United Security, $13.7 million was used to enhance the liquidity and capital positions of United Security Bank.

Regulatory Matters

  Capital Adequacy

        The following table sets forth United Security's and United Security Bank's actual capital positions at September 30, 2003 and the minimum capital requirements for both under the regulatory guidelines discussed above:

Capital Ratios

	Company	Bank
	Actual Capital Ratios	Actual Capital Ratios	Minimum Capital Ratios
Total risk-based capital ratio	14.13%	13.72%	10.00%
Tier 1 capital to risk-weighted assets	12.78%	12.53%	6.00%
Leverage ratio	11.30%	11.04%	5.00%

        As is indicated by the above table, United Security and United Security Bank exceeded all applicable regulatory capital guidelines at September 30, 2003. Management believes that, under the current regulations, both will continue to meet their minimum capital requirements in the foreseeable future.

  Dividends

        Dividends paid to shareholders by United Security are subject to restrictions set forth in the California General Corporation Law. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if retained earnings immediately prior to the dividend payout are at least equal the amount of the proposed distribution. The primary source of funds with which dividends will be paid to shareholders is from cash dividends received by United Security from United Security Bank. During the first nine months of 2003, United Security has received $2.1 million in cash dividends from United Security Bank, from which United Security paid $2.3 million in dividends to shareholders.

        United Security Bank as a state-chartered bank is subject to dividend restrictions set forth in California state banking law, and administered by the California Commissioner of Financial Institutions ("Commissioner"). Under such restrictions, United Security Bank may not pay cash dividends in an amount which exceeds the lesser of the retained earnings of United Security Bank or United Security Bank's net income for the last three fiscal years (less the amount of distributions to shareholders during that period of time). If the above test is not met, cash dividends may only be paid with the prior approval of the Commissioner, in an amount not exceeding United Security Bank's net income for its last fiscal year or the amount of its net income for the current fiscal year. This is not the case with United Security Bank. Year-to-date dividends of $2.1 million paid to United Security through September 30, 2003 were well within the maximum allowed under those regulatory guidelines, without approval of the Commissioner.

  Reserve Balances

        United Security Bank is required to maintain average reserve balances with the Federal Reserve Bank. At September 30, 2003 United Security Bank's qualifying balance with the Federal Reserve was approximately $6.9 million, consisting of vault cash and balances.

Quantitative and Qualitative Disclosures about Market Risk

  Interest Rate Sensitivity and Market Risk

        As part of its overall risk management, United Security pursues various asset and liability management strategies, which may include obtaining derivative financial instruments to mitigate the impact of interest fluctuations on United Security's net interest margin. During the second quarter of 2003, United Security entered into an interest rate swap agreement with the purpose of minimizing interest rate fluctuations on its interest rate margin and equity.

        Under the interest rate swap agreement, United Security receives a fixed rate and pays a variable rate based on the Prime Rate ("Prime"). The swap qualifies as a cash flow hedge under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, and is designated as a hedge of the variability of cash flows United Security receives from certain variable-rate loans indexed to Prime. In accordance with SFAS No. 133, the swap agreement is measured at fair value and reported as an asset or liability on the consolidated balance sheet. The portion of the change in the fair value of the swap that is deemed effective in hedging the cash flows of the designated assets are recorded in accumulated other comprehensive income and reclassified into interest income when such cash flow occurs in the future. Any ineffectiveness resulting from the hedge is recorded as a gain or loss in the consolidated statement of income as part of noninterest income. The amortizing hedge has a remaining notional value of $23.9 million and a duration of approximately 3.5 years. As of September 30, 2003, the maximum length of time over which United Security is hedging its exposure to the variability of future cash flows is approximately five years. As of September 30, 2003, the loss amounts in accumulated other comprehensive income associated with these cash flows totaled $295,000 (net of tax benefit of $150,000). During the nine months ended September 30, 2003, $70,000 was reclassified from other accumulated comprehensive income into earnings.

        Interest rate risk can be measured through various methods including Gap, duration and market value analysis as well as income simulation models. United Security employs each of these methods and refines these processes to make the most accurate measurements possible. The information provided by these calculations is the basis for management decisions in managing interest rate risk.

        From the "Gap" report below, United Security is apparently subject to interest rate risk to the extent that its liabilities have the potential to reprice more quickly than its assets within the next year. At September 30, 2003, United Security had a cumulative 12-month Gap of -$21.0 million or -4.7% of total earning assets. Management believes the Gap analysis shown below is not entirely indicative of United Security's actual interest rate sensitivity, because certain interest-sensitive liabilities would not reprice to the same degree as interest-sensitive assets. For example, if the prime rate were to change by 50 basis points, the floating rate loans included in the $211.8 million immediately adjustable category would change by the full 50 basis points. Interest bearing checking and savings accounts which are also included in the immediately adjustable column probably would move only a portion of the 50 basis point rate change and, in fact, might not even move at all. In addition, many of the floating rate time deposits are at their floors, or have repricing rates below their current floors, which means that they might act as fixed-rate instruments in either a rising or a declining rate environment (although there are only about $4.5 million of these floating-rate time deposits at September 30, 2003). The effects of market value risk have been mitigated to some degree by the makeup of United Security Bank's balance sheet. Loans are generally short-term or are floating-rate instruments. At September 30, 2003, $275.1 million or 81.9% of the loan portfolio matures or reprices within one year, and only 0.6% of the portfolio matures or reprices in more than 5 years. Total investment securities including call options and prepayment assumptions, have a combined duration of approximately 3.5 years. Nearly $342.0 million or 91.8% of interest-bearing liabilities mature or can be repriced within the next 12 months, even though the rate elasticity of deposits with no defined maturities may not necessarily be the same as interest-earning assets.

        The following table sets forth United Security's Gap, or estimated interest rate sensitivity profile based on ending balances as of September 30, 2003, representing the interval of time before earning assets and interest-bearing liabilities may respond to changes in market rates of interest. Assets and liabilities are categorized by remaining interest rate maturities rather than by principal maturities of obligations.

Maturities and Interest Rate Sensitivity (Unaudited)

	September 30, 2003
(In thousands)	Immediately	Next Day But Within Three Months	After Three Months Within 12 Months	After One Year But Within Five Years	After Five Years	Total
Interest Rate Sensitivity Gap:
Loans(1)	$211,779	$31,989	$31,368	$58,683	$1,993	$335,812
Investment securities		16,973	6,412	53,365	12,378	89,128
Interest-bearing deposits in other banks		4,797	2,659	198		7,654
Federal funds sold and reverse repos	15,085					15,085

Total earning assets	$226,864	$53,759	$40,439	$112,246	$14,371	$447,679

Interest-bearing transaction accounts	$112,493					$112,493
Savings accounts	25,266					25,266
Time deposits(2)	4,501	92,640	81,727	30,363	12	209,243
Federal funds purchased/other borrowings.	415	10,000				10,415
Trust Preferred securities			15,000			15,000

Total interest-bearing liabilities	$142,675	$102,640	$96,727	$30,363	$12	$372,417

Interest rate sensitivity gap	$84,189	$(48,881)	$(56,288)	$81,883	$14,359	$75,262
Cumulative gap	$84,189	$35,308	$(20,980)	$60,903	$75,262
Cumulative gap percentage to total earning assets	18.8%	7.9%	(4.7)%	13.6%	16.8%

(1)
Loan balance does not include nonaccrual loans of $19.493 million.

(2)
See above for discussion of the impact of floating rate CD's.

        United Security utilizes a vendor-purchased simulation model to analyze net interest income sensitivity to movements in interest rates. The simulation model projects net interest income based on both a 100 and 200 basis point rise and a 100 and 200 basis point fall in interest rates ramped over a twelve month period, with net interest impacts projected out as far as twenty four months. The model is based on the actual maturity and repricing characteristics of United Security's interest-sensitive assets and liabilities. The model incorporates assumptions regarding the impact of changing interest rates on the prepayment of certain assets and liabilities. Projected net interest income is calculated assuming customers will reinvest maturing deposit accounts and United Security will originate a certain amount of new loans. The balance sheet growth assumptions utilized correspond closely to United Security's strategic growth plans and annual budget. Excess cash is invested in overnight funds or other short-term investments such as U.S. Treasuries. Cash shortfalls are covered through additional borrowing of overnight or short-term funds. The Board of Directors has adopted an interest rate risk policy which establishes maximum decreases in net interest income of 12% and 15% in the event of a 100 BP and 200 BP increase or decrease in market interest rates over a twelve month period. Based on the information and assumptions utilized in the simulation model at September 30, 2003, the resultant projected impact on net interest income falls within policy limits set by the Board of Directors for all rate scenarios run.

        The following sets forth the analysis of United Security's market value risk inherent in its interest-sensitive financial instruments as they relate to the entire balance sheet at September 30, 2003 and December 31, 2002 ($ in thousands). Fair value estimates are subjective in nature and involve uncertainties and significant judgment and, therefore, cannot be determined with absolute precision. Assumptions have been made as to the appropriate discount rates, prepayment speeds, expected cash flows and other variables. Changes in these assumptions significantly affect the estimates and as such, the obtained fair value may not be indicative of the value negotiated in the actual sale or liquidation of such financial instruments, nor comparable to that reported by other financial institutions. In addition, fair value estimates are based on existing financial instruments without attempting to estimate future business.

	September 30, 2003			December 31, 2002
Changes in Rates	Estimated MV of Equity	Change in MV of Equity $	Change in MV of Equity %	Estimated MV of Equity	Change in MV of Equity $	Change in MV of Equity %
+200 BP	$44,079	$(1,770)	-3.86%	$43,084	$1,628	3.93%
+100 BP	45,634	(215)	-0.47%	42,692	1,236	2.98%
0 BP	45,849	0	0.00%	41,456	0	0.00%
-100 BP	45,397	(452)	-0.98%	39,709	(1,747)	-4.22%
-200 BP	48,404	2,555	5.57%	42,903	1,447	3.49%

Certain Information Regarding United Security's
Management and Principal Shareholders

        Information on Directors and Executive Officers.    The following table sets forth certain information, as of January 1, 2004, with respect to those persons who are directors and executive officers of United Security and United Security Bank:

Name and Title	Age	Year First Appointed Director	Principal Occupation During the Past Five Years
Robert G. Bitter, Pharm. D., Secretary	65	1986	Clinical Pharmacist at Madera Community Hospital, Owner of Berenda Creek Ranch and Partner in Selma Shopping Center.
Rhodlee A. Braa Senior Vice President President/CCO	62	1995	Senior Vice President and Chief Credit Officer of United Security Bank and United Security.
Stanley J. Cavalla Director	52	2000	Vice President of Suburban Steel, Inc. and Vice President of Tri State Stairway Corp.
Kenneth L. Donahue Senior Vice President/CFO	55	1995	Senior Vice President and Chief Financial Officer of United Security Bank and United Security.
Tom Ellithorpe Director	61	1986	Owner of Insurance Buying Service.
David L. Eytcheson Senior Vice President/COO	63	1991	Senior Vice President and Chief Operating Officer of United Security Bank and United Security.
Todd Henry Director	46	2003	Certified Public Accountant.
Ronnie D. Miller Vice Chairman	62	1986	President of Ron Miller Enterprises, Inc., dba Fresno Motor Sales and Fresno Commercial Lenders.
Walter Reinhard Director	74	1991	Retired. Former President of Reinhard's Cabinet.
John Terzian Director	71	1986	Retired. Former owner of Tollhouse Enterprises, Inc., dba Peacock Market.
Dennis R. Woods Chairman, President and Chief Executive Officer	56	1986	Chairman of the Board, President and Chief Executive Officer of United Security and United Security Bank.

  Shareholdings of Certain Beneficial Owners and Management

        Management of United Security knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of United Security's common stock, except as set forth in the table below. The following table sets forth, as of

January 1, 2004, the number and percentage of shares of United Security's outstanding common stock beneficially owned, directly or indirectly, by each of United Security's directors, named executive officers and principal shareholders and by the directors and executive officers of United Security as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of January 1, 2004. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of United Security.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Named Executive Officers:
Robert G. Bitter, Pharm. D.	419,394	(2)	7.6
Rhodlee A. Braa	109,525	(3)	2.0
Stanley J. Cavalla	232,600	(4)	4.2
Kenneth L. Donahue	130,513	(5)	2.4
Tom Ellithorpe	99,024		1.8
David L. Eytcheson	383,805	(6)	7.0
Todd Henry	2,000		*
Ronnie D. Miller	413,970	(7)	7.5
Walter Reinhard	187,003		3.4
John Terzian	90,854	(8)	1.7
Dennis R. Woods	410,447	(9)	7.5
All Directors and Executive Officers as a Group (11 in all)	1,819,525	(10)	32.9
Principal Shareholder
Audry "Bobbi" Thomason	366,847	(11)	6.66

*
Less than one percent (1%).

(1)
Includes shares subject to options held by the directors and executive officers that were exercisable within 60 days of January 1, 2004. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person.

(2)
Dr. Bitter has shared voting and investment powers as to 329,805 shares in his capacity as a trustee of United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan. Dr. Bitter's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(3)
Mr. Braa has shared voting and investment powers as to 61,800 shares and has 30,000 shares acquirable by exercise of stock options. Mr. Braa also holds 13,285 shares in United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan.

(4)
Mr. Cavalla has 3,000 shares acquirable by exercise of stock options.

(5)
Mr. Donahue has shared voting and investment powers as to 60,096 shares and has 30,000 shares acquirable by exercise of stock options. Mr. Donahue also holds 39,462 shares in United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan.

(6)
Mr. Eytcheson has shared voting and investment powers as to 329,805 shares in his capacity as a trustee of United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan. Mr. Eytcheson also has shared voting and investment powers as to the remaining 54,000 shares. Mr. Eytcheson's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(7)
Mr. Miller has shared voting and investment powers as to 329,805 shares in his capacity as a trustee of United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan. Mr. Miller also has shared voting and investment powers as to an additional 75,169 shares. Mr. Miller's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(8)
Mr. Terzian has shared voting and investment powers as to 47,020 shares.

(9)
Mr. Woods' address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710. Mr. Woods also holds 27,123 shares in United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan.

(10)
Total includes 63,000 shares acquirable by exercise of stock options.

(11)
Ms. Thomason has shared voting and investment powers as to 10,220 shares. Ms. Thomason's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

Section 16(a) Beneficial Ownership Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires United Security's directors and certain executive officers and persons who own more than ten percent of a registered class of United Security's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish United Security with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, United Security believes that, during 2003 the Reporting Persons complied with all filing requirements applicable to them.

        United Security's Board of Directors and Committees.    United Security's board of directors met twelve (12) times in 2002. None of United Security's directors attended less than 75 percent of all board of directors' meetings and committee meetings of which they were a member.

        United Security has an audit committee which meets as needed to review examinations of the Federal Reserve Board, the Department of Financial Institutions and Moss Adams LLP, United Security's auditor. The audit committee consists of Mr. Ellithorpe (chairman), Mr. Reinhard and Ms. Thomason. The audit committee met eight (8) times during 2002. The audit committee functions are to review all internal and external audits, report any significant findings to the board of directors, and ensure that the internal audit plans are met, programs are carried out, and weaknesses are promptly responded to. The audit committee meets annually to discuss and review the overall audit plan.

        United Security has a personnel committee which met two (2) times in 2002. The personnel committee consists of Mr. Ellithorpe (chairman) and Messrs. Cavalla, Miller and Woods. The purpose of the personnel committee is to set policies, review salary recommendations, grant stock options and approve other personnel matters which are in excess of management's authority.

        United Security also has a board evaluation/nominating committee which did not meet in 2002. The board evaluation/nominating committee consists of Mr. Ellithorpe (chairman) and Messrs. Cavalla,

Miller and Woods. The purpose of the board evaluation/nominating committee is to evaluate the directors for various performance rating factors to determine each director's monthly director's fees and to make recommendations to the board of directors regarding nominees for election of directors.

Compensation of Directors and Executive Officers

  Director Compensation

        During 2002, directors of United Security and United Security Bank were compensated for monthly board meetings based on a performance rating structure ranging from a minimum of $800 per meeting up to $1,300 per meeting. In addition, the vice chairman received an additional $200 per meeting and the secretary received an additional $250 per meeting. Also, directors, other than Mr. Woods, were paid $300 for their attendance at committee meetings, other than loan committee meetings, and were paid $400 for their attendance at loan committee meetings, if such committee meeting was held on a day other than the regular board of directors' meeting. During 2003, the directors of United Security Bank will continue to be compensated.

        In September, 2000, Mr. Cavalla, a director of United Security, received a stock option under the United Security Bank 1995 Stock Option Plan to acquire 5,000 shares of common stock. The exercise price for these shares is $17.00 per share. This option is for a term of ten years expiring in September, 2010.

  Director Emeritus Plan

        During 1995, United Security Bank also established a Directors Emeritus Plan, which was amended in May, 2000. Those directors who (i) retire as directors of United Security Bank or (ii) retired as directors of Golden Oak Bank and who signed a shareholder's agreement, are eligible to participate in the Directors Emeritus Plan. Each Director Emeritus will be a lifetime position or until a Director Emeritus shall sell a majority of his or her ownership in United Security Bank. Directors Emeritus receive a monthly fee of $400, and receive preferential deposit and customer service with free checking as long as they serve as a Director Emeritus. Director Emeritus benefits terminate upon (i) the ultimate sale of United Security Bank, (ii) the sale of a majority of the Director Emeritus' shares of United Security Bank's common stock, or (iii) the finding by United Security Bank's board of directors that the Director Emeritus is engaging in activities or making statements which are detrimental to United Security Bank or United Security Bank's public image.

  Executive Compensation

        The persons serving as the executive officers of United Security received during 2002, and continued to receive in 2003, cash compensation in their capacities as executive officers of United Security Bank.

        The following Summary Compensation Table indicates the compensation of United Security's executive officers.

Summary Compensation Table

Long Term Compensation
Annual Compensation								Awards		Payouts
(a)	(b)	(c)			(d)		(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)			Bonus ($)		Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Options/ SARs	LTIP Payouts ($)	All Other Compen- sation ($)(3)
Dennis R. Woods President and Chief Executive Officer	2002 2001 2000	$ $ $	254,300 254,300 216,646	(1) (1) (2)	$ $ $	257,609 260,264 201,680	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	40,400 36,845 35,123
Kenneth L. Donahue Senior Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	112,000 112,000 99,691		$ $ $	62,544 54,410 36,601	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	24,534 23,356 23,961
David L. Eytcheson Senior Vice President and Chief Operating Officer	2002 2001 2000	$ $ $	112,000 112,000 99,691		$ $ $	62,544 54,410 36,601	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	23,139 22,112 23,966
Rhodlee A. Braa Senior Vice President and Chief Credit Officer	2002 2001 2000	$ $ $	112,000 112,000 99,045		$ $ $	62,544 54,410 36,601	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	24,280 21,659 23,869

(1)
Includes $15,300 in directors fees.

(2)
Includes $11,800 in directors fees.

(3)
This amount represents United Security Bank's contribution under United Security Bank's Cash or Deferred 401(k) Plan, United Security Bank's Employee Stock Ownership Plan and the cost of premiums for excess disability, medical and life insurance.

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SARs at Year-End ($) Exercisable/ Unexercisable
Dennis R. Woods	32,500	$382,525	Options Only 82,500/0	Options Only $656,025/$0
Kenneth L. Donahue	0	N/A	Options Only 30,000/0	Options Only $195,600/$0
David L. Eytcheson	12,000	$78,240	Options Only 0/0	Options Only $0/$0
Rhodlee A. Braa	11,400	$143,640	Options Only 30,600/0	Options Only $203,160/$0

        Mr. Woods has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $100,000 per year for 15 years following his retirement from United Security Bank at age 61 ("Retirement Age"). In the event of disability while Mr. Woods is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 61 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Woods dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $100,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Woods shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Woods terminates employment and attains age 61. The vesting schedule is 25% for the first year of service beginning July 3, 1996, 15% for the second year of service, 10% for the third year of service, 6% per year of service for the following eight years of service and 2% for the twelfth year of service. In the event Mr. Woods is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Woods also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Woods a lump sum amount in cash equal to the sum of (i) the last three (3) years of his total compensation, inclusive of his base annual salary and bonus and (ii) the amount necessary to cover any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

        Mr. Donahue has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 59 ("Retirement Age"). In the event of disability while Mr. Donahue is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 59 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Donahue dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Donahue shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Donahue terminates employment and attains age 59. The vesting schedule is 8.33% for each year of service beginning January 1, 1997. In the event Mr. Donahue is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Donahue also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Donahue a lump sum amount in cash equal to his last year's total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

        Mr. Eytcheson has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 68 ("Retirement Age"). In the event of disability while Mr. Eytcheson is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 68 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Eytcheson dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Eytcheson shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Eytcheson terminates employment and attains age 68. The vesting schedule is 8.33% for each year of service beginning January 1, 1997. In the event Mr. Eytcheson is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Eytcheson also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Eytcheson a lump sum amount in cash equal to his last year's total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

        Mr. Braa has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 66 ("Retirement Age"). In the event of disability while Mr. Braa is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 66 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Braa dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Braa shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Braa terminates employment and attains age 66. The vesting schedule is 8.33% for each year of service beginning January 1, 1997. In the event Mr. Braa is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Braa also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Braa a lump sum amount in cash equal to his last year's total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

  Certain Transactions

        Some of the directors and executive officers of United Security and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, United Security in the ordinary course of United Security's business, and United Security expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Description of Capital Stock

        The authorized capital stock of United Security consists of 10,000,000 shares of common stock, no par value, of which 5,512,538 shares were outstanding as of January 15, 2004. In addition, 213,000 shares of United Security's common stock were reserved for issuance pursuant to United Security's stock option plans.

        Each share of United Security's common stock has the same rights, privileges and preferences as every other share and would share equally in United Security's net assets upon liquidation or dissolution. The shares of the common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote. In connection with the election of directors, shares may not be voted cumulatively. All of the outstanding shares of United Security's common stock are fully paid and nonassessable and each participates equally in dividends, which are payable when and as declared by United Security's Board of Directors out of funds legally available for the payment of dividends.

Available Information

        United Security is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. In accordance with the Exchange Act, United Security files reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may inspect these reports, proxy statements and other information United Security has filed with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may also retrieve these materials at the SEC's Internet website at http://www.sec.gov.

        United Security has filed a registration statement on Form S-4, including exhibits, with the SEC pursuant to the Securities Act of 1933, as amended, referred to as the Securities Act, covering the shares of United Security common stock issuable in the merger. This proxy statement-prospectus does not contain all the information contained in the registration statement. Any additional information may be obtained from the SEC's principal office in Washington, D.C. or through the SEC's Internet website. Statements contained in this proxy statement-prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Information About Taft National

General

        For purposes of this section captioned "Information About Taft National," references to "we" or "our" refer only to Taft National, and not to United Security or to United Security Bank.

        Taft National is a national bank chartered by the Office of the Comptroller of the Currency and operating in the state of California. We commenced operations on January 3, 1983.

        We are headquartered at 523 Cascade Place, Taft, California 93268, where we occupy an 11,000 square foot building in the city of Taft with an additional office at 3404 Coffee Road, Bakersfield, California.

        As a national bank in the state of California, we are subject to primary supervision, examination and regulation by the OCC. We are a member of the Federal Reserve system. We are also subject to certain other federal and state laws and regulations. Our deposits are insured by the FDIC up to the applicable limits thereof. On September 30, 2003, we had approximately $51.9 million in total assets, $27.5 million in total net loans, $47.4 million in total deposits and $3.5 million in total shareholders' equity.

        Our main office is located at 523 Cascade Place, Taft, California 93268, and our telephone number is (661) 763-5151.

Banking Services

        We engage in substantially all of the business operations customarily conducted by a California independent community bank. Our primary market area is Kern County. Our banking services include the acceptance of checking and savings deposits and the making of commercial, Small Business Administration, real estate, consumer, and other installment loans. We also offer traveler's checks, as well as notary service, and other customary banking services.

        Our deposits consist primarily of individual and small and medium-sized business-related accounts. We also attract deposits from several local governmental agencies. In connection with municipal deposits, we must generally pledge securities to obtain such deposits, except for the first $100,000 of such deposits, which are insured by the FDIC.

        The areas in which we have directed virtually all of our lending activities are (1) commercial loans, (2) real estate loans, (3) consumer loans, and (4) construction (residential and commercial) loans. As of September 30, 2003, these four categories accounted for approximately 39%, 39%, 10% and 12%, respectively, of our loan portfolio. A significant portion of our lending is real estate related, including mortgage lending and interim construction loans, as well as taking real estate as collateral for loans for other purposes.

        We have not engaged in any material research activities relating to the development of new services or the improvement of our existing services. We have no present plans regarding "a new line of business" requiring the investment of a material amount of total assets.

        Most of our business originates from Kern County, and there is no emphasis on foreign sources and application of funds. Our business, based upon performance to date, does not appear to be seasonal. We are not dependent upon a single customer or group of related customers for a material portion of our deposits. We are unaware of any material effect upon our capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulation.

  Employees

        As of September 30, 2003, Taft National had a total of 21 full-time equivalent employees. Taft National's management believes that its employee relations are satisfactory.

  Competition

        The banking and financial services business in California generally, and in Taft National's service area specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers.

        Taft National's business is concentrated in its service area, which encompasses primarily Kern County. In order to compete with other financial institutions in its service area, Taft National relies principally upon local advertising programs; direct personal contact by officers, directors, employees, and shareholders; and specialized services such as courier pick-up and delivery of non-cash banking items. Taft National emphasizes to its customers the advantages of dealing with a locally owned and community oriented institution. Taft National also seeks to provide special services and programs for individuals in its primary service area who are employed in the agricultural, professional and business fields, such as loans for equipment, furniture, tools of the trade or expansion of practices or businesses. Larger banks may have a competitive advantage because of higher lending limits and major advertising and marketing campaigns. They also perform services, such as trust services, international banking, discount brokerage and insurance services, that Taft National is not authorized or prepared to offer currently. Taft National has made arrangements with its correspondent banks and with others to provide such services for its customers.

        Commercial banks compete with savings and loan associations, credit unions, other financial institutions, securities brokerage firms, and other entities for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for loans with savings and loan associations, credit unions, consumer finance companies, mortgage companies and other lending institutions.

Effect of Government Policies and Recent Legislation

        Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by Taft National on its deposits and its other borrowings and the interest rate received by Taft National on loans extended to its customers and securities held in Taft National's portfolio comprise the major portion of Taft National's earnings. These rates are highly sensitive to many factors that are beyond the control of Taft National. Accordingly, the earnings and growth of Taft National are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

        The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact on Taft National of any future changes in monetary policies cannot be predicted.

        From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory and other professional agencies. See "Description of Business—Supervision and Regulation."

Supervision and Regulation

  General

        Taft National is extensively regulated under both federal and state law. Taft National as a national banking association, is regulated by the Office of the Comptroller of the Currency or OCC. Set forth below is a summary description of certain laws that relate to the regulation of Taft National. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

  Taft Regulatory Agreement

        On March 21, 2001, Taft National entered into a formal written agreement with the Office of the Comptroller of the Currency. The agreement generally prohibits certain operations or practices deemed objectionable by the OCC and required Taft National to take several affirmative actions. The primary requirements of the agreement are as follows:

  •
  Taft National shall have and retain qualified staff;

  •
  Taft National shall develop and implement a written program to reduce criticized assets;

  •
  Taft National shall establish a program for the maintenance of an adequate allowance for loan losses;

  •
  Taft National shall develop and adhere to a program to maintain liquidity at an adequate level;

  •
  Taft National shall develop a written strategic plan covering the next three years of operations; and

  •
  Taft National shall maintain capital ratios required for well-capitalized status.

        The management of Taft National believes it is in substantial compliance with the requirements of the agreement, although it acknowledges that the OCC believes that Taft National has not complied with some of the requirements. Taft National is working to correct these matters, the correction of which will be determined by the OCC.

  Community Reinvestment Act

        Taft National is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of their local communities, including low and moderate income neighborhoods. In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities. When a bank holding company applies for approval to acquire a bank or other bank holding company, the Federal Reserve will review the assessment of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application. A bank's compliance with its CRA obligations is based on a performance-based evaluation system which bases CRA ratings on an institution's lending service and investment performance, resulting in a rating by the appropriate bank regulatory agency of "outstanding", "satisfactory", "needs to improve" or "substantial noncompliance." At its last examination by the OCC, Taft National received a CRA rating of "Satisfactory."

  Critical Accounting Policies

        This discussion should be read in conjunction with the consolidated financial statements of Taft National, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this proxy statement-prospectus.

        Our accounting policies are integral to understanding the results reported. Our most complex accounting policies require management's judgment to ascertain the valuation of assets, liabilities, commitments and contingencies. We have established detailed policies and control procedures that are intended to ensure valuation methods are well controlled and applied consistently from period to period. In addition, the policies and procedures are intended to ensure that the process for changing methodologies occurs in an appropriate manner. The following is a brief description of our current accounting policies involving significant management valuation judgments.

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Allowance for Loan Losses

        The allowance for loan losses represents management's best estimate of losses inherent in the existing loan portfolio. The allowance for loan losses is increased by the provision for loan losses charged to expense and reduced by loans charged off, net of recoveries. The provision for loan losses is determined based on management's assessment of several factors: reviews and evaluation of specific loans, changes in the nature and volume of the loan portfolio, current economic conditions and the related impact on specific borrowers and industry groups, historical loan loss experiences, the level of classified and nonperforming loans and the results of regulatory examinations.

        Loans are considered impaired if, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. In measuring the fair value of the collateral, management uses assumptions and methodologies consistent with those that would be utilized by unrelated third parties.

        Changes in the financial condition of individual borrowers, in economic conditions, in historical loss experience and in the condition of the various markets in which collateral may be sold may all affect the required level of the allowance for loan losses and the associated provision for loan losses.

  Available-for-Sale Securities

        The fair value of most securities classified as available-for-sale are based on quoted market prices. If quoted market prices are not available, fair values are extrapolated from the quoted prices of similar instruments.

  Deferred Tax Assets

        Taft National uses an estimate of future earnings to support our position that the benefit of our deferred tax assets will be realized. If future income should prove non-existent or less than the amount of the deferred tax assets within the tax years to which they may be applied, the asset may not be realized and our net income will be reduced.

  Deferred Compensation Liabilities

        Management estimates the life expectancy of the participants and the accrual methods used to accrue compensation expense. If individuals beneficiary outlive their assumed expectancies the amounts accrued for the payment of their benefits will be inadequate and additional changes to income will be required.

  Description of the Properties

        Taft National conducts its banking operations from the following offices: 523 Cascade Place, Taft, California; and 3404 Coffee Road, Bakersfield, California.

        As of September 30, 2003, Taft National leased its Taft premises under a long-term, non-cancellable lease. The Bakersfield facility is owned by Taft National.

        Taft National believes that all of its properties are well maintained and are suitable for their respective present needs and operations.

  Legal Proceedings

        Taft National is, from time to time, subject to various pending and threatened legal actions which arise out of the normal course of its business. Taft National is not a party to any pending legal or administrative proceedings (other than ordinary routine litigation incidental to Taft National's business) and no such proceedings are known to be contemplated.

        There are no material proceedings adverse to Taft National to which any director, officer, affiliate of Taft National or 5% shareholder of Taft National, or any associate of any such director, officer, affiliate or 5% shareholder of Taft National is a party, and none of the above persons has a material interest adverse to Taft National.

  Submission of Matters to a Vote of Security Holders

        No matters were submitted to a vote of security holders during 2003 other than the regular election of the Board of Directors at the annual meeting held May 21, 2003.

Selected Financial Data

        The following selected financial data with respect to Taft National's balance sheets for the years ended December 31, 2002 and 2001 and its statements of operations for the years ended December 31, 2002 and 2001 have been derived from the audited financial statements included in this Proxy Statement. This information should be read in conjunction with such financial statements and the notes thereto. The summary financial data with respect to Taft National's balance sheets as of December 31, 2000, 1999 and 1998 and its statements of operations for the years then ended have been derived from the audited financial statements of Taft National, which are not presented herein. The summary financial data with respect to Taft National's balance sheets as of September 30, 2003 and 2002 and its statements of operations for the periods then ended are unaudited and have been derived from Taft National's books and records. (Dollars in thousands except per share amounts.)

	At or for the Nine Months Ended September 30,		At or for the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Summary of Operations:
Interest Income	$1,869	$2,167	$2,835	$4,078	$4,637	$3,820	$3,117
Interest Expense	183	297	378	1,085	1,140	1,304	1,124

Net Interest Income	1,686	1,870	2,457	2,993	3,497	2,516	1,993
Provision for Loan Losses	323	80	155	878	1,515	92	25

Net Interest Income After Provision for Loan Losses	1,363	1,790	2,302	2,115	1,982	2,424	1,968
Noninterest Income	783	418	883	668	549	432	313
Noninterest Expense	2,066	2,462	3,332	3,080	2,871	2,591	2,369

Income Before Income Taxes	80	(254)	(147)	(297)	(340)	265	(88)
Income Taxes (Benefit)	—	—	—	—	(144)	97	(61)

Net Income	$80	$(254)	$(147)	$(297)	$(196)	$168	$(27)

Cash Dividends	$—	$—	$—	$—	$—	$—	$—
Per Share Data:
Net Income-Basic	$0.30	$(0.95)	$(0.55)	$(1.11)	$(0.73)	$0.63	$(0.10)
Net Income-Diluted	$0.30	$(0.95)	$(0.55)	$(1.11)	$(0.73)	$0.63	$(0.10)
Book Value	$12.91	$12.36	$12.87	$13.32	$14.43	$15.16	$14.53
Balance Sheet Summary:
Total Assets	$51,939	$53,270	$52,926	$53,038	$56,119	$48,695	$49,841
Total Deposits	47,417	49,015	48,379	48,367	51,702	44,192	45,360
Investments	13,704	5,693	5,344	5,704	5,550	6,483	6,526
Loans, net of Deferred Fees	27,509	30,593	31,140	31,842	39,744	32,893	21,806
Allowance for Loan Losses	936	1,453	1,252	1,552	1,204	384	312
Total Shareholders' Equity	3,454	3,307	3,442	3,562	3,859	4,055	3,887
Selected Ratios:
Return on Average Assets	0.15%	(0.48%)	(0.28%)	(0.53%)	(0.36%)	0.32%	(0.06%)
Return on Average Equity	2.30%	(7.27%)	(4.20%)	(7.84%)	(4.50%)	4.20%	(0.69%)
Net Interest Margin	4.90%	6.00%	5.85%	6.34%	7.64%	6.12%	4.68%
Non-performing Loans to Total Loans	2.13%	3.46%	2.52%	0.22%	1.54%	0.05%	2.46%
Non-performing Assets to Total Assets	1.13%	0.08%	1.54%	0.60%	1.70%	0.36%	2.62%
ALLL to Non-performing Loans	159.73%	137.20%	159.29%	2,217.14%	196.41%	2,133.33%	58.21%
Shareholder's Equity to Assets	6.65%	6.21%	6.50%	6.72%	6.88%	8.33%	7.80%

        Ratios for the nine month periods have been annualized where applicable.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following sections set forth a discussion of the significant operating changes, business trends, financial condition, earnings, capital position, and liquidity that have occurred in the nine months ended September 30, 2003 and the year ended December 31, 2002, together with an assessment, when considered appropriate, of external factors that may affect Taft National in the future. This discussion should be read in conjunction with the financial statements and notes included herein.

  Earnings Summary

        Net income for the nine months ended September 30, 2003 was $80,000, or $0.30 per share compared to a loss of $(254,000), or $(0.95) per share for the same period in 2002. This increase in earnings of $334,000 was due to the combination of several factors. On the positive side, Taft National generated an additional $365,000 in noninterest income and was able to decrease noninterest expenses by $396,000. These benefits were partially offset by a reduction of $184,000 in net interest income and a $243,000 increase in the provision for loan losses.

        For the year ended December 31, 2002, Taft National reported a net loss of $(147,000), or $(0.55) per share as compared to a loss of $(297,000), or $(1.11) per share in 2001. This increase in earnings of $150,000 was due to the combination of several factors. On the positive side, Taft National generated an additional $215,000 in noninterest income and reduced its provision for loan losses by $723,000. These benefits were partially offset by a reduction of $536,000 in net interest income and a $252,000 increase in noninterest expenses.

  Balance Sheet Summary

        Taft National's primary focus recently has been to improve asset quality and operational controls and efficiencies. Therefore, Taft National has experienced nominal growth and change in its balance sheet. As of September 30, 2003, total assets were $51.9 million, a slight decrease from total assets of $52.9 million at December 31, 2002. Deposits also declined slightly from $48.4 million at December 31, 2002 to $47.4 million at September 30, 2003. Loan experienced the greatest change as Taft National focused on collecting problem loans and minimized new loan growth. Total loans declined $3.9 million from $31.1 million at December 31, 2002 to $27.5 million at September 30, 2003. Shareholders' equity was relatively unchanged at $3.4 million at December 31, 2002 and September 31, 2003.

        Total assets at December 31, 2002 were $52.9 million; a slight decrease from the $53.0 million reported at December 31, 2001. Total deposits were relatively unchanged from $48.4 million at December 31, 2002 from $48.4 million at December 31, 2001. Total loans also decreased slightly from $31.8 million at December 31, 2001 to $31.1 million at December 31, 2002. Shareholder's equity decreased from $3.6 million at December 31, 2001 to $3.4 million at December 31, 2002.

        The following table sets forth several key operating ratios:

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001
Return on Average Assets	0.15%	(0.48)%	(0.28)%	(0.53)%
Return on Average Equity	2.30%	(7.27)%	(4.19)%	(7.84)%
Average Shareholder's Equity to Average Total Assets	6.41%	6.56%	6.57%	6.78%

  Distribution of Assets, Liabilities, and Shareholders' Equity

        The following tables present, for the periods indicated, the distribution of average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from average interest-earning assets and the resultant yields, and the dollar amounts of interest expense and average interest-bearing liabilities, expressed both in dollars and in rates. Nonaccrual loans are included in the calculation of the average balances of loans, and interest not accrued is excluded (dollar amounts in thousands).

	For the Nine Months Ended September 30,
	2003			2002
		Average Interest Yield or			Average Interest Yield or
	Average Balance	Interest Earned or Paid	Rate Paid	Average Balance	Interest Earned or Paid	Rate Paid
Assets
Interest-Earnings Assets:
Investment Securities	$10,569	$153	1.93%	$5,812	$214	4.91%
Certificates of deposits	1,198	26	2.89%	—	—	—
Federal Funds Sold	4,720	40	1.13%	5,519	70	1.69%
Loans	29,420	1,650	7.48%	30,215	1,883	8.31%

Total Interest-Earning Assets	45,907	1,869	5.43%	41,546	2,167	6.95%
Cash and Due From Banks	6,219			9,875
Premises and Equipment	1,474			1,626
Other Real Estate Owned	6			175
Accrued Interest and Other Assets	1,612			1,582
Allowance for Loan Losses	(1,064)			(1,481)

Total Assets	$54,154			$53,323

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Money Market, Savings and NOW	$20,773	25	0.16%	$20,482	26	0.17%
Time Deposits under $100,000	3,600	49	1.81%	4,833	105	2.90%
Time Deposits of $100,000 or More	5,596	90	2.14%	6,709	143	2.84%
Other Borrowings	500	19	5.07%	500	23	6.13%

Total Interest-Bearing Liabilities	30,469	183	0.80%	32,524	297	1.22%

Noninterest-Bearing Liabilities:
Demand Deposits	19,663			16,770
Other Liabilities	548			533
Shareholders' Equity	3,474			3,496

Total Liabilities and Shareholders' Equity	$54,154			$53,323

Net Interest Income		$1,686			$1,870

Net Yield on Interest-Earning			4.90%			6.00%
Assets (Net Interest Margin)

	For the Year Ended December 31,
	2002			2001
		Average Interest Yield or			Average Interest Yield or
	Average Balance	Interest Earned or Paid	Rate Paid	Average Balance	Interest Earned or Paid	Rate Paid
Assets
Interest-Earnings Assets:
Investment Securities	$5,525	$254	4.60%	$5,603	$298	5.32%
Certificates of deposits	42	3	7.14%	—	—	0.00%
Federal Funds Sold	6,056	97	1.60%	6,034	216	3.58%
Loans	30,386	2,481	8.16%	35,608	3,564	10.01%

Total Interest-Earning Assets	42,007	2,835	6.75%	47,245	4,078	8.63%
Cash and Due From Banks	9,511			6,607
Premises and Equipment	1,605			1,701
Other Real Estate Owned	140			281
Accrued Interest and Other Assets	1,564			1,499
Allowance for Loan Losses	(1,457)			(1,476)

Total Assets	$53,372			$55,857

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Money Market, Savings and NOW	$20,366	35	0.17%	$20,429	261	1.28%
Time Deposits under $100,000	4,815	132	2.74%	6,553	330	5.04%
Time Deposits of $100,000 or More	6,583	182	2.76%	9,237	493	5.34%
Other Borrowings	500	29	5.80%	11	1	9.09%

Total Interest-Bearing Liabilities	32,264	378	1.17%	36,230	1,085	2.99%

Noninterest-Bearing Liabilities:
Demand Deposits	17,086			15,277
Other Liabilities	515			563
Shareholders' Equity	3,507			3,787

Total Liabilities and Shareholders' Equity	$53,372			$55,857

Net Interest Income		$2,457			$2,993

Net Yield on Interest-Earning Assets (Net Interest Margin)			5.85%			6.34%

Earnings Analysis

  Net Interest Income

        A significant component of earnings is net interest income. Net interest income is the difference between the interest earned on loans and investments and the interest paid on deposits and other interest-bearing liabilities.

        Our net interest income is affected by changes in the amount and mix of our interest-earning assets and interest-bearing liabilities, referred to as a "volume change". It is also affected by changes in the yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds, referred to as a "rate change".

        The following table sets forth changes in interest income and interest expense for each major category of interest-earning asset and interest-bearing liability, and the amount of change attributable to volume and rate changes for the years indicated. Changes not solely attributable to rate or volume have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each (dollar amounts in thousands).

	Nine Months Ended September 30, 2003 versus Nine Months Ended September 30, 2002
	Increase (Decrease) Due To Change in
	Volume	Rate	Total
Interest-Earning Assets:
Investment Securities	$164	$(225)	$(61)
Certificate of Deposits	26	—	26
Federal Funds Sold	(9)	(21)	(30)
Loans	(49)	(184)	(233)

Total Interest Income	132	(430)	(298)
Interest-Bearing Liabilities:
Money Market, Savings and NOW	—	(1)	(1)
Time Deposits under $100,000	(23)	(33)	(56)
Time Deposits of $100,000 or More	(21)	(32)	(53)
Other Borrowings	—	(4)	(4)

Total Interest Expense	(44)	(70)	(114)

Net Interest Income	$176	$(360)	$(184)

	Year Ended December 31, 2002 versus Year Ended December 31, 2001
	Increase (Decrease) Due To Change in
	Volume	Rate	Total
Interest-Earning Assets:
Investment Securities	$(4)	$(40)	$(44)
Certificate of Deposits	3	—	3
Federal Funds Sold	1	(120)	(119)
Loans	(485)	(598)	(1,083)

Total Interest Income	(485)	(758)	(1,243)
Interest-Bearing Liabilities:
Money Market, Savings and NOW	(1)	(225)	(226)
Time Deposits under $100,000	(73)	(125)	(198)
Time Deposits of $100,000 or More	(116)	(195)	(311)
Other Borrowings	29	(1)	28

Total Interest Expense	(161)	(546)	(707)

Net Interest Income	$(324)	$(212)	$(536)

  2003 Compared to 2002 (Nine Months Ended September 30)

        Net interest income for the nine months ended September 30, 2003 was $1.7 million, a decrease of $184,000 or 9.8% compared to the $1.9 million reported in the same nine-month period of 2002. This decrease was due primarily to the significant decrease in the Taft National's net interest margin, which declined 110 basis points from 6.00% in 2003 to 4.90% in 2002. This decline in net interest margin reduced net interest income by $360,000. This decline in rate was partially offset by increases in total interest-earning assets, which increased from $41.5 million in 2002 to $45.9 million in 2003, an increase of $4.4 million or 10.5%. The increase in total interest-earning assets increased net interest income by $176,000.

        Interest income for the nine months ended September 30, 2003 was $1.9 million, a $298,000 or a 13.8% decrease over the $2.2 million recorded in the same nine-month period of 2002. The decrease in interest income was from the combination of volume increases in interest-earning assets discussed above and the declining interest rate environment. The average yield on interest-earning assets decreased 152 basis points in 2003 to 5.43% from 6.95% in 2002.

        Interest expense also declined in 2003 from $297,000 in 2002 to $183,000. The decrease in interest expense was from the declining interest rate environment as well as a reduction in the amount of total interest-bearing liabilities as Taft National was able to fund the asset growth discussed above by increasing noninterest bearing demand deposits. The average rates on interest-bearing liabilities decreased 42 basis points to 0.80% from 1.22% in 2002.

  2002 Compared to 2001

        Net interest income for 2002 was $2.5 million, a decrease of $536,000 or 17.9% compared to the $3.0 million reported in 2001. This decrease was due to the combination of a decrease in Taft National's net interest margin, which reduced net interest income by $212,000, and a reduction in total interest-earning assets, which reduced net interest income by $324,000. Taft National's net interest margin declined 49 basis points from 6.34% in 2001 to 5.85% in 2002. Total interest-earning assets declined by $5.2 million from $47.2 million in 2001 to $42.0 million in 2002. The significant decline in interest-earning assets was due to Taft National's operating focus of improving asset quality and eliminating classified and problem loans.

        Interest income for 2002 was $2.8 million, a decline of $1.2 million or 30.5% compared to the $4.0 million reported in 2001. The decrease in average interest-earning assets generated a $485,000 decrease in interest income. Declining interest rates also had a negative effect, reducing interest income $758,000 as the yield on interest-earning assets was reduced 188 basis points from 8.63% in 2001 to 6.75% in 2002.

        Interest expense also decreased from $1,085,000 in 2001 to $378,000 in 2002. The decrease was due primarily to declining interest rates, which created in a $546,000 reduction in total interest expense as the average cost of interest-bearing liabilities declined 182 basis points from 2.99% in 2001 to 1.17% in 2002. Taft National also decreased its average interest-bearing liabilities, which reduced total interest expense by $161,000. Average interest-bearing liabilities decreased from $36.2 million in 2001 to $32.3 million in 2002.

  Noninterest Income

        For the first nine months of 2003, noninterest income was $783,000 compared to $418,000 for the same period in 2002. This increase of $365,000 or 87.3% was comprised primarily of an $183,000 increase in service charges on deposit accounts as Taft National increased its service charges and aggressively collected these charges. Additionally, in 2003 Taft National recognized total gains of $136,000 from the sale of investment securities whereas no such gains were recorded in the first nine months of 2002.

        In 2002, noninterest income was $883,000, an increase of $215,000 or 32.2% when compared to the $668,000 report in 2001. This increase was primarily due to increase in gain on sale of investment securities, which were $292,000 in 2002 as compared to $39,000 in 2001. Taft National also experienced a slight decline in service charges on deposit accounts in 2002 of $41,000.

  Noninterest Expense

        Noninterest expense reflects our costs of products and services related to systems, facilities and personnel. The major components of noninterest expense stated as a percentage of average assets are as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001
Salaries and Employee Benefits	2.11%	2.75%	2.99%	2.50%
Occupancy Expenses	0.55%	0.62%	0.57%	0.46%
Furniture and Equipment	0.47%	0.50%	0.49%	0.45%
Data Processing and Other Professional Services	0.98%	0.89%	0.95%	1.06%
Stationary and Office Expenses	0.21%	0.36%	0.35%	0.32%
Advertising and Business Promotion Expenses	0.20%	0.17%	0.12%	0.15%
Other Expenses	0.55%	0.88%	0.79%	0.58%

	5.09%	6.16%	6.24%	5.52%

        During the first nine months of 2003, total noninterest expense decreased to $2.1 million compared to $2.5 million in the same period of 2002. This decrease was primarily due to the Taft National's efforts in cost reduction and improvements in operational efficiency. The most significant area of reduction was in salaries and employee benefits, which declined by $242,000.

        During 2002, total noninterest expense increased from $3.1 million in 2001 to $3.3 million in 2002. The most significant area of increase was salary and wages, which increased $198,000. Also during 2002, Taft National reduced average assets by approximately 10%, which also negatively impacted the above ratios.

  Income Taxes

        Taft National has recorded no tax expense in 2001, 2002 and the nine months ended September 30, 2002 due to its operating losses. For the nine months ended September 30, 2003, income tax expense resulting from operating earnings were offset by unused deferred tax assets and related benefits.

Balance Sheet Analysis

  Investment Portfolio

        The following table summarizes the amounts and distribution of Taft National's investment securities held as of the dates indicated, and the weighted average yields as of September 30, 2003 (dollar amounts in thousands):

	September 30,					December 31,
	2003					2002				2001
	Amortized Cost		Market Value		Weighted Average Yield	Amortized Cost		Market Value		Amortized Cost	Market Value
Available-for-Sale Securities
U.S. Treasury
Within One Year		$5,101		$5,103	1.13%		$—		$—	$—	$—
One to Five Years		994		999	1.60%		5,305		5,344	—	—

		6,095		6,102	1.21%		5,305		5,344	—	—
U.S. Government Agencies
Within One Year		—		—			—		—	—	—
One to Five Years		5,650		5,631	2.06%		—		—	—	—
Five to Ten Years		2,000		1,971	3.00%		—		—	—	—

		7,650		7,602	2.30%		—		—	—	—

		$13,745		$13,704	1.82%		$5,304		$5,344	$—	$—

Held-to-Maturity Securities
U.S. Treasury Securities
Within One Year		$—		$—			$—		$—	$—	$—
One to Five Years		—		—			—		—	5,704	5,878

	$		$			$		$		$5,704	$5,878

        Securities may be pledged to meet security requirements imposed as a condition to receipt of deposits of public funds and other purposes. At December 31, 2002, the market value of securities pledged to secure public deposits and other purposes was $5,344,000. At September 30, 2003 the market value of securities pledged to secure public deposits was $13,704,000.

  Loan Portfolio

        The following table sets forth the components of total net loans outstanding in each category at the date indicated (dollar amounts in thousands):

		December 31,
	September 30, 2003
		2002	2001
Loans
Commercial	$12,029	$18,233	$18,918
Real Estate—Construction	3,306	2,453	2,003
Real Estate—Other	10,316	6,473	4,896
Consumer	1,978	4,074	6,106
Net Deferred Loan Fees	(120)	(93)	(81)

Total Loans	27,509	31,140	31,842
Allowance for Loan Losses	(936)	(1,252)	(1,552)

Net Loans	$26,573	$29,888	$30,290

Commitments
Letters of Credit	$873	$729	$562
Undisbursed Loans and Commitments to grant Loans	11,377	7,541	7,213

Total Commitments	$12,250	$8,270	$7,775

        The following table shows the maturity distribution of the fixed rate portion of the loan portfolio and the repricing distribution of the variable rate portion of the loan portfolio as of December 31, 2002:

3 Months or Less	Over 3 Months through 12 Months	Due After One Year to Five Years	Due After Five Years	Total
$18,430	$1,196	$6,969	$3,766	$30,361
		Loans on Non-Accrual		779

		Total Loans		$31,140

  Nonperforming Assets

        The following table provides information with respect to the components of our nonperforming assets at the dates indicated (dollar amounts in thousands):

		December 31,
	September 30, 2003
		2002	2001
Loans 90 Days Past Due and Still Accruing	$3	$7	$70
Nonaccrual Loans	583	779	—

Total Nonperforming Loans	586	786	70
Other Real Estate Owned	—	28	249

Total Nonperforming Assets	$586	$814	$319

Nonperforming Loans as a Percentage of Total Loans	2.13%	2.52%	0.22%
Allowance for Loan Loss as a Percentage of Nonperforming Loans	159.73%	159.29%	2217.14%
Nonperforming assets as a Percentage of Total Assets	1.13%	1.54%	0.60%

        Nonaccrual loans are generally past due 90 days or are loans that the interest on which may not be collectible. Loans past due 90 days will continue to accrue interest only when the loan is both well secured and in the process of collection.

        Taft National's asset quality ratios have all improved slightly in 2003. Nonperforming loans to total loans decreased to 2.13% at September 30, 2003 from 2.52% at December 31, 2002 while the allowance to loan losses as a percentage of nonperforming loans increased to 159.7% from 159.3% over the same period. Nonperforming assets to total assets also improved from 1.54% to 1.13%

  Provision and Allowance for Loan Losses

        The allowance for loan losses is maintained at a level that is considered adequate to provide for the loan losses inherent in our loans. The provision for loan losses was $878,000 in 2001 compared to $155,000 in 2002 and $323,000 for the nine months ended September 30, 2003.

        The following table summarizes, for the years indicated, changes in the allowances for loan losses arising from loans charged-off, recoveries on loans previously charged-off, and additions to the allowance which have been charged to operating expenses and certain ratios relating to the allowance for loan losses (dollar amounts in thousands):

		For the Year Ended December 31,
	For the Nine Months Ended September 30, 2003
		2002	2001
Outstanding Loans:
Average for the Year	$29,420	$30,386	$35,608
End of the Year	$27,509	31,240	31,842
Allowance For Loan Losses:
Balance at Beginning of Year	$1,252	$1,552	$1,204
Actual Charge-Offs:
Commercial	717	327	557
Consumer	92	105	73
Real Estate	—	62	—

Total Charge-Offs	809	494	630
Less Recoveries:
Commercial	140	20	53
Consumer	30	19	47
Real Estate	—	—	—

Total Recoveries	170	39	100

Net Loans Charged-Off	639	455	530
Provision for Loan Losses	323	155	878

Balance at End of Year	$936	$1,252	$1,552

Ratios:
Net Loans Charged-Off to Average Loans	2.90%	1.50%	1.49%
Allowance for Loan Losses to Total Loans	3.40%	4.02%	4.87%
Net Loans Charged-Off to Beginning Allowance for Loan Losses	68.05%	29.32%	44.02%
Net Loans Charged-Off to Provision for Loan Losses	197.83%	293.55%	60.36%
Allowance for Loan Losses to Nonperforming Loans	159.73%	159.29%	2217.14%

        Management believes that the allowance for loan losses is adequate. Quarterly detailed reviews are performed to identify the risks inherent in the loan portfolio, assess the overall quality of the loan portfolio and to determine the adequacy of the allowance for loan losses and the related provision for loan losses to be charged to expense. These systematic reviews follow the methodology set forth by the OCC in its 1993 policy statement on the allowance for loan losses.

        A key element of the methodology is the credit classification process. Significant loans identified as less than "acceptable" are reviewed individually to estimate the amount of probable losses that need to be included in the allowance. These reviews include analysis of financial information as well as evaluation of collateral securing the credit. Additionally, we consider the inherent risk present in the "acceptable" portion of the loan portfolio taking into consideration historical losses on pools of similar loans, adjusted for trends, conditions and other relevant factors that may affect repayment of the loans in these pools.

        The following table summarizes the allocation of the allowance for loan losses by loan type for the years indicated and the percent of loans in each category to total loans (dollar amounts in thousands):

			December 31,
	September 30, 2003		2003		2001
	Amount	Loan Percent	Amount	Loan Percent	Amount	Loan Percent
Commercial	$773	43.7%	$1,091	58.6%	$821	50.4%
Construction	28	12.0%	15	7.9%	15	6.3%
Real Estate	72	37.5%	72	20.8%	296	15.4%
Consumer	50	1.6%	73	1.6%	116	18.9%
Unallocated	13	n/a	1	n/a	304	n/a

	$936	100.0%	$1,252	100.0%	$1,552	100.0%

  Funding

        Deposits are the primary source of funds. During 2003, Taft National had an average deposit mix of 18.5% in time deposits, 41.9% in money market, savings and NOW deposits, and 39.6% in noninterest-bearing demand deposits. During 2002, Taft National had an average deposit mix of 23.3% in time deposits, 41.7% in money market, savings and NOW deposits, and 35.0% in noninterest-bearing demand deposits.

        The following table summarizes the distribution of average deposits and the average rates paid for the period indicated (dollar amounts in thousands):

	2003		2003		2001
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Money Market, Savings and NOW	$20,773	0.16%	$20,366	0.17%	$20,429	1.28%
Time Deposits under $100,000	3,600	1.81%	4,815	2.74%	6,553	5.04%
Time Deposits of $100,000 or More	5,596	2.14%	6,583	2.76%	9,237	5.34%

Total Interest-Bearing Deposits	29,969	0.73%	31,764	1.10%	36,219	2.99%
Noninterest-Bearing Demand Deposits	19,663	n/a	17,086	n/a	15,277	n/a

Total Average Deposits	$49,632	0.44%	$48,850	0.71%	$51,496	2.11%

        The scheduled maturity distribution of Taft National's time deposits of $100,000 or greater, as of September 30, 2003, were as follows (dollar amounts in thousands):

Three Months or Less	$2,443
Over Three Months to One Year	1,450
Over One Year to Three Years	200

$4,093

  Liquidity and Interest Rate Sensitivity

        The objective of Taft National's asset/liability strategy is to manage liquidity and interest rate risks to ensure the safety and soundness of Taft National and its capital base, while maintaining adequate net interest margins and spreads to provide an appropriate return to the its shareholders.

        Taft National manages interest rate risk exposure by limiting the amount of long-term fixed rate loans held for investment, increasing emphasis on shorter-term, higher yield loans for portfolio, increasing or decreasing the relative amounts of long-term and short-term borrowings and deposits and/or purchasing commitments to sell loans.

        The table below sets forth the interest rate sensitivity of Taft National's interest-earning assets and interest-bearing liabilities as of September 30, 2003, using the interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms (dollar amounts in thousands):

	Within Three Months	After Three Months But Within One Year	After One Year But Within Five Years	After Five Years	Total
Interest-Earning Assets:
Federal Funds Sold	$2,525	$—	$—	$—	$2,525
Certificates of Deposit	100	297	894	—	1,291
Investment Securities	3,895	1,208	6,630	1,971	13,704
Total Loans	16,893	790	4,737	5,089	27,509

	$23,413	$2,295	$12,261	$7,060	$45,029

Interest-Bearing Liabilities:
Money Market, Savings and NOW Deposits	$20,884	$—	$—	$—	$20,884
Time Deposits	3,644	2,366	247	—	6,257
Other Borrowings	—	—	—	500	500

	$24,528	$2,366	$247	$500	$27,641

Interest Rate Sensitivity Gap	$(1,115)	$(71)	$12,014	$6,560	$17,388
Cumulative Interest Rate Sensitivity Gap	$(1,115)	$(1,186)	$10,828	$17,388
Ratios Based on Total Assets:
Interest Rate Sensitivity Gap	(2.15)%	(0.14)%	23.13%	12.63%	33.48%
Cumulative Interest Rate Senility Gap	(2.15)%	(2.28)%	20.85%	33.48%

        Liquidity refers to the ability to maintain a cash flow adequate to fund both on-balance sheet and off-balance sheet requirements on a timely and cost-effective basis. Potentially significant liquidity requirements include funding of commitments to loan clients and withdrawals from deposit accounts.

Capital Resources

        Shareholders' equity at December 31, 2002 was $3.4 million, a slight decrease compared to $3.6 million at December 31, 2001. Average shareholders' equity for 2002 was $3.5 million compared to $3.8 million in 2001.

        Shareholders' equity at September 30, 2003 was $3.5 million, a slight increase from $3.4 million at December 31, 2002. This increase was from the combination of net income of $80,000 as well as a $67,000 decrease in accumulated comprehensive income related to the unrealized gain on investment securities that are available for sale.

        In 1990, the banking industry began to phase in new regulatory capital adequacy requirements based on risk-adjusted assets. These requirements take into consideration the risk inherent in investments, loans, and other assets for both on-balance sheet and off-balance sheet items. Under these requirements, the regulatory agencies have set minimum thresholds for Tier 1 capital, total capital and leverage ratios. Taft National's risk-based capital ratios, shown below as of September 30, 2003 and December 31, 2002 have been computed in accordance with regulatory accounting policies.

	Minimum Requirements	September 30, 2003	December 31, 2002
Tier 1 Capital to Average Assets	4.00%	6.36%	6.21%
Tier 1 Capital to Risk-Weighted Assets	4.00%	10.05%	9.04%
Total Capital to Risk-Weighted Assets	8.00%	12.82%	11.68%

Effects of Inflation

        The financial statements and related financial information presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or same magnitude as the price of goods and services.

Comparison of Shareholder Rights

        The following discusses some of the similarities and some of the differences in the rights of shareholders of Taft National and United Security. This discussion is applicable to those shareholders of Taft National who will receive United Security common stock in the merger and become shareholders of United Security.

Comparison of Corporate Structure

        Taft National has authorized 750,000 shares of common stock, $4.00 par value and United Security has authorized 10,000,000 shares of common stock, no par value. The shares of common stock of Taft National are fully paid and assessable by order of the Comptroller of the Currency, while the shares of common stock of United Security are fully paid and nonassessable. There are no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions.

        After completion of the merger, Taft National will cease to exist and will be merged into United Security Bank, a wholly-owned subsidiary of United Security. Thus, after completion of the merger, matters requiring the approval of United Security Bank's shareholders, such as amendments to United Security Bank's articles of incorporation or approval of a merger with another corporation, will be subject to the approval of United Security as United Security Bank's sole shareholder. Taft National's present shareholders who become shareholders of United Security will be entitled to vote on similar matters pertaining to United Security but will not be entitled to vote on matters affecting United Security Bank or United Security's other subsidiaries.

        With respect to their charter documents, under National Bank Law amendments to Taft National's articles of association require the approval of the OCC, in addition to any shareholder approvals which may be required. Amendments to United Security's articles of incorporation only require the approval of United Security's shareholders.

Voting Rights

        Taft National and United Security have different voting rights. Although as a general rule shareholders of Taft National and United Security are entitled to one vote for each share of common stock held, Taft National has supermajority voting provisions specific to national banks with respect to approval of certain corporate matters, including the vote on this merger, while United Security does not have any supermajority voting provisions.

Dividends

        One of the most important differences between Taft National and United Security involves dividends. Under California law, United Security would be prohibited from paying dividends unless: (1) its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or (2) immediately after giving effect to the dividend (i) the sum of United Security's assets would be at least equal to 125% of its liabilities, or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, the current assets of United Security would be at least equal to 125% of its current liabilities.

        Taft National as a national bank is subject to dividend restrictions set forth by the Comptroller. Under such restrictions, Taft National may not, without the prior approval of the Comptroller, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years, provided that Taft National's surplus fund is a least equal to its common capital. If the capital surplus falls below the balance of the common capital account, then further restrictions apply.

Number of Directors

        Taft National's bylaws provide for a range of five to twenty-five directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by Taft National's Board of directors or shareholders. Taft National has currently fixed the number of its directors at seven. United Security's bylaws provide for a range of eight to fifteen directors, with the exact number fixed by amendment to the bylaws or by resolution adopted by United Security's Board of Directors or shareholders. United Security has currently fixed the number of its directors at eight.

Indemnification of Directors and Officers

        The articles of incorporation of United Security and bylaws of Taft National authorize indemnification of directors, officers and agents to the fullest extent permissible under California law, and authorize the purchase of liability insurance. In addition, United Security's articles of incorporation eliminate directors' liability for monetary damages to the fullest extent permissible under California law. Both Taft National and United Security have directors' and officers' liability insurance, and United Security has also entered into indemnification agreements with its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling United Security pursuant to the foregoing provisions, United Security has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Supervision and Regulation

Introduction

        Banking is a complex, highly regulated industry. The primary goals of the regulatory scheme are to maintain a safe and sound banking system, protect depositors and the FDIC's insurance fund, and facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress and the states have created several largely autonomous regulatory agencies and enacted numerous laws that govern banks, bank holding companies and the financial services industry. Consequently, the growth and earnings performance of United Security, United Security Bank and Taft National can be affected not only by management decisions and general economic conditions, but also by the requirements of applicable state and federal statutes, regulations and the policies of various governmental regulatory authorities, including:

  •
  the FRB;

  •
  the FDIC;

  •
  the Office of the Comptroller of the Currency, or OCC; and

  •
  the DFI.

        The system of supervision and regulation applicable to United Security, its banking subsidiaries, and Taft National governs most aspects of their business, including:

  •
  the scope of permissible business;

  •
  investments;

  •
  reserves that must be maintained against deposits;

  •
  capital levels that must be maintained;

  •
  the nature and amount of collateral that may be taken to secure loans;

  •
  the establishment of new branches;

  •
  mergers and consolidations with other financial institutions; and

  •
  the payment of dividends.

        The following summarizes the material elements of the regulatory framework that apply to United Security, United Security Bank, and Taft National. It does not describe all of the statutes, regulations and regulatory policies that are applicable. Also, it does not restate all of the requirements of the statutes, regulations and regulatory policies that are described. Consequently, the following summary is qualified in its entirety by reference to the applicable statutes, regulations and regulatory policies discussed in this proxy statement-prospectus. Any change in these applicable laws, regulations or regulatory policies may have a material effect on the business of United Security, United Security Bank and Taft National.

United Security

  General

        United Security, as a bank holding company registered under the BHCA, is subject to regulation by the FRB. According to FRB policy, United Security is expected to act as a source of financial strength for its banking subsidiaries to commit resources to support them in circumstances where United Security might not otherwise do so. Under the BHCA, United Security and its banking subsidiaries are subject to periodic examination by the FRB. United Security is also required to file periodic reports of its operations and any additional information regarding its activities and those of its banking subsidiaries with the FRB, as may be required.

        United Security is also a bank holding company within the meaning of Section 3700 of the California Financial Code. Consequently, United Security and its banking subsidiaries are subject to examination by, and may be required to file reports with, the DFI. Regulations have not yet been proposed or adopted or steps otherwise taken to implement the DFI's powers under this statute.

  Bank Holding Company Liquidity

        United Security is a legal entity, separate and distinct from its subsidiaries. United Security has the ability to raise capital on its own behalf or borrow from external sources. United Security may also obtain additional funds from dividends paid by, and fees charged for services provided to, its subsidiaries, however, regulatory constraints may restrict or totally preclude United Security from receiving those dividends.

        Regarding United Security Bank, United Security is entitled to receive dividends, when and as declared by United Security Bank's Boards of Directors. Those dividends may come from funds legally available for those dividends, as specified and limited by the California Financial Code. Under the California Financial Code, funds available for cash dividends by a California-chartered bank are restricted to the lesser of:(i) the bank's retained earnings; or (ii) the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). With the prior approval of the DFI, cash dividends may also be paid out of the greater of: (i) the bank's retained earnings; (ii) net income for the bank's last preceding fiscal year; or (iii) net income for the bank's current fiscal year. If the DFI determines that the shareholders' equity of the bank paying the dividend is not adequate or that the payment of the dividend would be unsafe or unsound for the bank, the DFI may order the bank not to pay the dividend.

        Since United Security Bank is an FDIC insured institution, it is also possible, depending upon its financial condition and other factors, that the FDIC could assert that the payment of dividends or other payments might, under some circumstances, constitute an unsafe or unsound practice and thereby prohibit such payments.

  Transactions With Affiliates

        United Security and any subsidiaries it may purchase or organize are deemed to be affiliates of United Security Bank within the meaning of Sections 23A and 23B of the Federal Reserve Act. Under those terms, loans by United Security Bank to affiliates, investments by them in affiliates' stock, and taking affiliates' stock as collateral for loans to any borrower is limited to 10% of the particular banking subsidiary's capital, in the case of any one affiliate, and is limited to 20% of the banking subsidiary's capital, in the case of all affiliates. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices; in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as defined in the Federal Reserve Act. These restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. United Security and United Security Bank are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities. Please read the section entitled "Supervision and Regulation—United Security Bank and Taft National—Recent Legislation" for additional information.

  Limitations on Business and Investment Activities

        Under the BHCA, a bank holding company must obtain the FRB's approval before:

  •
  directly or indirectly acquiring more than 5% ownership or control of any voting shares of another bank or bank holding company;

  •
  acquiring all or substantially all of the assets of another bank; or

  •
  merging or consolidating with another bank holding company.

        The FRB may allow a bank holding company to acquire banks located in any state of the United States without regard to whether the acquisition is prohibited by the law of the state in which the target bank is located. In approving interstate acquisitions, however, the FRB must give effect to applicable state laws limiting the aggregate amount of deposits that may be held by the acquiring bank holding company and its insured depository institutions in the state in which the target bank is located, provided that those limits do not discriminate against out-of-state depository institutions or their holding companies, and state laws which require that the target bank have been in existence for a minimum period of time, not to exceed five years, before being acquired by an out-of-state bank holding company.

        In addition to owning or managing banks, bank holding companies may own subsidiaries engaged in certain businesses that the FRB has determined to be "so closely related to banking as to be a proper incident thereto." United Security, therefore, is permitted to engage in a variety of banking-related businesses. Some of the activities that the FRB has determined, pursuant to its Regulation Y, to be related to banking are:

  •
  making or acquiring loans or other extensions of credit for its own account or for the account of others;

  •
  servicing loans and other extensions of credit;

  •
  operating a trust company in the manner authorized by federal or state law under certain circumstances;

  •
  leasing personal and real property or acting as agent, broker, or adviser in leasing such property in accordance with various restrictions imposed by FRB regulations;

  •
  providing financial, banking, or economic data processing and data transmission services;

  •
  owning, controlling, or operating a savings association under certain circumstances;

  •
  selling money orders, travelers' checks and U.S. Savings Bonds;

  •
  providing securities brokerage services, related securities credit activities pursuant to Regulation T, and other incidental activities; and

  •
  underwriting and dealing in obligations of the U.S., general obligations of states and their political subdivisions, and other obligations authorized for state member banks under federal law.

        Under the recently enacted Gramm-Leach-Bliley Act (discussed below in the section entitled "Supervision and Regulation—United Security Bank and Taft National—Recent Legislation") qualifying bank holding companies making an appropriate election to the FRB may engage in a full range of financial activities, including insurance, securities and merchant banking. United Security has not elected to qualify for these financial services.

        Generally, the BHCA does not place territorial restrictions on the domestic activities of non-bank subsidiaries of bank holding companies.

        Federal law prohibits a bank holding company and any subsidiary banks from engaging in certain tie-in arrangements in connection with the extension of credit. Thus, for example, United Security Bank may not extend credit, lease or sell property, or furnish any services, or fix or vary the consideration for any of the foregoing on the condition that:

  •
  the customer must obtain or provide some additional credit, property or services from or to United Security Bank other than a loan, discount, deposit or trust service;

  •
  the customer must obtain or provide some additional credit, property or service from or to United Security or any of the banking subsidiaries; or

  •
  the customer may not obtain some other credit, property or services from competitors, except reasonable requirements to assure soundness of credit extended.

  Capital Adequacy

        Bank holding companies must maintain minimum levels of capital under the FRB's risk-based capital adequacy guidelines. If capital falls below minimum guideline levels, a bank holding company, among other things, may be denied approval to acquire or establish additional banks or nonbank businesses.

        The FRB's risk-based capital adequacy guidelines for bank holding companies and state member banks, discussed in more detail below in the section entitled "Supervision and Regulation—United Security Bank and Taft National—Risk-Based Capital Guidelines," assign various risk percentages to different categories of assets, and capital is measured as a percentage of risk assets. Under the terms of the guidelines, bank holding companies are expected to meet capital adequacy guidelines based both on total risk assets and on total assets, without regard to risk weights.

        The risk-based guidelines are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual organizations. For example, the FRB's capital guidelines contemplate that additional capital may be required to take adequate account of, among other things, interest rate risk, or the risks posed by concentrations of credit, nontraditional activities or securities trading activities. Moreover, any banking organization experiencing or anticipating significant growth or expansion into new activities, particularly under the expanded powers under the Gramm-Leach-Bliley Act, would be expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

  Limitations on Dividend Payments

        California Corporations Code Section 500 allows United Security to pay a dividend to its shareholders only to the extent that United Security has retained earnings and, after the dividend, United Security's:

  •
  assets (exclusive of goodwill and other intangible assets) would be 1.25 times its liabilities (exclusive of deferred taxes, deferred income and other deferred credits); and

  •
  current assets would be at least equal to current liabilities.

        Additionally, the FRB's policy regarding dividends provides that a bank holding company should not pay cash dividends exceeding its net income or which can only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. The FRB also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations.

United Security Bank and Taft National

  General

        United Security, as a California-chartered bank which is a member of the Federal Reserve System, is subject to regulation, supervision, and regular examination by the DFI and the FRB. Taft National, as a nationally chartered banking association, is also a member of the Federal Reserve System and is subject to regulation, supervision and regular examination by the OCC. United Security Bank's and Taft National's deposits are insured by the FDIC up to the maximum extent provided by law. The regulations of these agencies govern most aspects of United Security Bank's and Taft National's business and establish a comprehensive framework governing their operations. California law exempts all banks from usury limitations on interest rates.

        United Security Bank and Taft National are members of the Federal Home Loan Bank System. Among other benefits, each Federal Home Loan Bank serves as a reserve or center bank for its members within its assigned region. Each Federal Home Loan Bank makes available to its members loans (i.e., advances) in accordance with the policies and procedures established by the Board of Directors of the individual Federal Home Loan Bank.

        From time to time legislation is enacted which has the effect of increasing the cost of doing business and changing the competitive balance between banks and other financial and nonfinancial institutions. Various federal laws enacted over the past several years have provided, among other things, for:

  •
  the maintenance of mandatory reserves with the Federal Reserve Bank on deposits by depository institutions;

  •
  the phasing-out of the restrictions on the amount of interest which financial institutions may pay on certain types of accounts; and

  •
  the authorization of various types of new deposit accounts, such as "NOW" accounts, "Money Market Deposit" accounts and "Super NOW" accounts, designed to be competitive with money market mutual funds and other types of accounts and services offered by various financial and non-financial institutions.

        The lending authority and permissible activities of certain nonbank financial institutions such as savings and loan associations and credit unions have been expanded, and federal regulators have been given increased enforcement authority. These laws have generally had the effect of altering competitive relationships existing among financial institutions, reducing the historical distinctions between the services offered by banks, savings and loan associations and other financial institutions, and increasing the cost of funds to banks and other depository institutions.

  Recent Legislation

        Sarbanes-Oxley Act.    During July, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002. The purpose of the Sarbanes-Oxley Act is to protect investors by improving the accuracy and reliability of corporate disclosures made pursuant to the securities laws, and for other purposes.

        The Sarbanes-Oxley Act amends the Securities Exchange Act of 1934 to prohibit a registered public accounting firm from performing specified nonaudit services contemporaneously with a mandatory audit. The Sarbanes-Oxley Act also vests the audit committee of an issuer with responsibility for the appointment, compensation, and oversight of any registered public accounting firm employed to perform audit services. It requires each committee member to be a member of the board of directors of the issuer, and to be otherwise independent. The Sarbanes-Oxley Act further requires the chief executive officer and chief financial officer of an issuer to make certain certifications as to each annual or quarterly report.

        In addition, the Sarbanes-Oxley Act requires officers to forfeit certain bonuses and profits under certain circumstances. Specifically, if an issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer as a result of misconduct with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer of the issuer shall be required to reimburse the issuer for (1) any bonus or other incentive-based or equity-based compensation received by that person from the issuer during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement; and (2) any profits realized from the sale of securities of the issuer during that 12-month period.

        The Sarbanes-Oxley Act also instructs the SEC to require by rule:

  •
  disclosure of all material off-balance sheet transactions and relationships that may have a material effect upon the financial status of an issuer; and

  •
  the presentation of pro forma financial information in a manner that is not misleading, and which is reconcilable with the financial condition of the issuer under generally accepted accounting principles.

        The Sarbanes-Oxley Act also prohibits insider transactions in United Security's stock during lock out periods of United Security's pension plans, and any profits on such insider transactions are to be disgorged. In addition, there is a prohibition of company loans to its executives, except in certain circumstances. The Sarbanes-Oxley Act also provides for mandated internal control report and assessment with the annual report and an attestation and a report on such report by United Security's auditor. The SEC also requires an issuer to institute a code of ethics for senior financial officers of the company. Further, the Sarbanes-Oxley Act adds a criminal penalty of fines and imprisonment of up to 10 years for securities fraud.

        Regulation W.    The FRB on October 31, 2002 approved a final Regulation W that comprehensively implements sections 23A and 23B of the Federal Reserve Act. Sections 23A and 23B and Regulation W restrict loans by a depository institution to its affiliates, asset purchases by a depository institution from its affiliates, and other transactions between a depository institution and its affiliates. Regulation W unifies in one public document the FRB's interpretations of sections 23A and 23B. Regulation W has an effective date of April 1, 2003.

        Regulatory Capital Treatment of Equity Investments.    In December of 2001 and January of 2002, the OCC, the FRB and the FDIC on the adopted final rules governing the regulatory capital treatment of equity investments in nonfinancial companies held by banks, bank holding companies and financial holding companies. The final rules became effective on April 1, 2002. The new capital requirements apply symmetrically to equity investments made by banks and their holding companies in nonfinancial companies under the legal authorities specified in the final rules. Among others, these include the merchant banking authority granted by the Gramm-Leach-Bliley Act and the authority to invest in small business investment companies ("SBICs") granted by the Small Business Investment Act. Covered equity investments will be subject to a series of marginal Tier 1 capital charges, with the size of the charge increasing as the organization's level of concentration in equity investments increases. The highest marginal charge specified in the final rules requires a 25 percent deduction from Tier 1 capital for covered investments that aggregate more than 25 percent of an organization's Tier 1 capital. Equity investments through SBICs will be exempt from the new charges to the extent such investments, in the aggregate, do not exceed 15 percent of the banking organization's Tier 1 capital. The new charges would not apply to individual investments made by banking organizations prior to March 13, 2000. Grandfathered investments made by state banks under section 24(f) of the Federal Deposit Insurance Act also are exempted from coverage.

        USA Patriot Act.    The terrorist attacks in September, 2001, have impacted the financial services industry and led to federal legislation that attempts to address certain issues involving financial institutions. On October 26, 2001, President Bush signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

        Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 ("IMLA"). IMLA authorizes the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to banks, bank holding companies, and/or other financial institutions. These measures may include enhanced recordkeeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions.

        Among its other provisions, IMLA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country. In addition, IMLA contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLA also amends the BHCA and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution's anti-money laundering activities when reviewing an application under these acts.

        IMLA became effective July 23, 2002. United Security Bank and Taft National have augmented their systems and procedures to comply with IMLA.

        Merchant Banking Investments.    The FRB and the Secretary of the Treasury in January 2001 jointly adopted a final rule governing merchant banking investments made by financial holding companies. The rule implements provisions of the Gramm-Leach-Bliley Act discussed below that permit financial holding companies to make investments as part of a bona fide securities underwriting or merchant or investment banking activity. The rule provides that a financial holding company may not, without FRB approval, directly or indirectly acquire any additional shares, assets or ownership interests or make any additional capital contribution to any company the shares, assets or ownership interests of which are held by the financial holding company subject to the rule if the aggregate carrying value of all merchant banking investments held by the financial holding company exceeds:

  •
  30 percent of the Tier 1 capital of the financial holding company, or

  •
  after excluding interests in private equity funds, 20 percent of the Tier 1 capital of the financial holding company.

        A separate final rule will establish the capital charge of merchant banking investments for the financial holding company.

        American Homeownership and Economic Opportunity Act of 2000.    The American Homeownership and Economic Opportunity Act of 2000 was enacted in late 2000 and provides for certain regulatory and financial relief to depository institutions. With respect to savings and loan associations, the Home Owners' Loan Act was amended to:

  •
  repeal the savings association liquidity requirements, and

  •
  permit a savings and loan holding company with prior approval to acquire more than 5% of the voting shares of a nonsubsidiary savings association or nonsubsidiary savings and loan holding company.

        Amendments to the Banking Act of 1933.    With respect to national banks, the Banking Act of 1933 was amended to allow a national bank to:

  •
  specifically reorganize into a bank holding company structure or merge with subsidiaries and nonbank affiliates;

  •
  have more than 25 directors as may be allowed by the Comptroller;

  •
  have director terms of up to three years;

  •
  have a classified board; and

  •
  allow the repurchase of stock to prevent loss upon a previously contracted debt without having to dispose of it within a period of six months.

        In addition, federal banking law was amended to authorize the Comptroller to waive the citizenship requirement for a minority of the directors on national bank board and to repeal the 20% surplus requirement for national banks. As to depository institutions, in general, the federal banking agencies are to develop a system for the electronic filing and dissemination of depository institution call reports.

        Gramm-Leach-Bliley Act.    In November 1999, the Gramm-Leach-Bliley Act, or the GLB Act, became law, significantly changing the regulatory structure and oversight of the financial services industry. Effective March 11, 2000, the GLB Act repealed the provisions of the Glass-Steagall Act that restricted banks and securities firms from affiliating. It also revised the Bank Holding Company Act to permit a "qualifying" bank holding company, called a financial holding company, to engage in a full range of financial activities, including banking, insurance, securities, and merchant banking activities. It also permits qualifying bank holding companies to acquire many types of financial firms without the FRB's prior approval.

        The GLB Act thus provides expanded financial affiliation opportunities for existing bank holding companies and permits other financial services providers to acquire banks and become bank holding companies without ceasing any existing financial activities. Previously, a bank holding company could only engage in activities that were "closely related to banking." This limitation no longer applies to bank holding companies that qualify to be treated as financial holding companies. To qualify as a financial holding company, a bank holding company's subsidiary depository institutions must be well-capitalized, well-managed and have at least a "satisfactory" Community Reinvestment Act examination rating. "Nonqualifying" bank holding companies are limited to activities that were permissible under the Bank Holding Company Act as of November 11, 1999.

        Also effective on March 11, 2000, the GLB Act changed the powers of national banks and their subsidiaries, and made similar changes in the powers of state banks and their subsidiaries. National banks may now underwrite, deal in and purchase state and local revenue bonds. A subsidiary of a national bank may now engage in financial activities that the bank cannot itself engage in, except for general insurance underwriting and real estate development and investment. In order for a subsidiary of a national bank to engage in these new financial activities, the national bank and its depository institution affiliates must be "well capitalized," have at least "satisfactory" general, managerial and Community Reinvestment Act examination ratings, and meet other qualification requirements relating to total assets, subordinated debt, capital, risk management, and affiliate transactions. Subsidiaries of state banks can exercise the same powers as national bank subsidiaries if they satisfy the same qualifying rules that apply to national banks, except that state-chartered banks do not have to satisfy the statutory managerial and debt rating-requirements of national banks.

        The GLB Act also reformed the overall regulatory framework of the financial services industry. In order to implement its underlying purposes, the GLB Act preempted state laws that would restrict the types of financial affiliations that are authorized or permitted under the GLB Act, subject to specified exceptions for state insurance laws and regulations. With regard to securities laws, effective May 12, 2001, the GLB Act removed the blanket exemption for banks from being considered brokers or dealers under the Securities Exchange Act of 1934 and replaced it with a number of more limited exemptions. Thus, previously exempted banks may become subject to the broker-dealer registration and supervision requirements of the Securities Exchange Act of 1934. The exemption that prevented bank holding companies and banks that advise mutual funds from being considered investment advisers under the Investment Advisers Act of 1940 was also eliminated.

        Separately, the GLB Act imposes customer privacy requirements on any company engaged in financial activities. Under these requirements, a financial company is required to protect the security and confidentiality of customer nonpublic personal information. Also, for customers that obtain a financial product such as a loan for personal, family or household purposes, a financial company is required to disclose its privacy policy to the customer at the time the relationship is established and annually thereafter, including its policies concerning the sharing of the customer's nonpublic personal information with affiliates and third parties. If an exemption is not available, a financial company must provide consumers with a notice of its information sharing practices that allows the consumer to reject the disclosure of its nonpublic personal information to third parties. Third parties that receive such information are subject to the same restrictions as the financial company on the reuse of the information. Finally, a financial company is prohibited from disclosing an account number or similar item to a third party for use in telemarketing, direct mail marketing or other marketing through electronic mail.

  Risk-Based Capital Guidelines

        General.    The federal banking agencies have established minimum capital standards known as risk-based capital guidelines. These guidelines are intended to provide a measure of capital that reflects the degree of risk associated with a bank's operations. The risk-based capital guidelines include both a new definition of capital and a framework for calculating the amount of capital that must be maintained against a bank's assets and off-balance sheet items. The amount of capital required to be maintained is based upon the credit risks associated with the various types of a bank's assets and off-balance sheet items. A bank's assets and off-balance sheet items are classified under several risk categories, with each category assigned a particular risk weighting from 0% to 100%. A bank's risk-based capital ratio is calculated by dividing its qualifying capital, which is the numerator of the ratio, by the combined risk weights of its assets and off-balance sheet items, which is the denominator of the ratio.

        Qualifying Capital.    A bank's total qualifying capital consists of two types of capital components: "core capital elements," known as Tier 1 capital, and "supplementary capital elements," known as Tier 2 capital. The Tier 1 component of a bank's qualifying capital must represent at least 50% of total qualifying capital and may consist of the following items that are defined as core capital elements:

  •
  common stockholders' equity;

  •
  qualifying noncumulative perpetual preferred stock (including related surplus); and

  •
  minority interests in the equity accounts of consolidated subsidiaries.

        The Tier 2 component of a bank's total qualifying capital may consist of the following items:

  •
  a portion of the allowance for loan and lease losses;

  •
  certain types of perpetual preferred stock and related surplus;

  •
  certain types of hybrid capital instruments and mandatory convertible debt securities; and

  •
  a portion of term subordinated debt and intermediate-term preferred stock, including related surplus.

        Risk Weighted Assets and Off-Balance Sheet Items.    Assets and credit equivalent amounts of off-balance sheet items are assigned to one of several broad risk classifications, according to the obligor or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar value of the amount in each risk classification is then multiplied by the risk weight associated with that classification. The resulting weighted values from each of the risk classifications are added together. This total is the bank's total risk weighted assets.

        Risk weights for off-balance sheet items, such as unfunded loan commitments, letters of credit and recourse arrangements, are determined by a two-step process. First, the "credit equivalent amount" of the off-balance sheet items is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, the credit equivalent amount is treated like any balance sheet asset and is assigned to the appropriate risk category according to the obligor or, if relevant, the guarantor or the nature of the collateral. This result is added to the bank's risk weighted assets and comprises the denominator of the risk-based capital ratio.

        Minimum Capital Standards.    The supervisory standards set forth below specify minimum capital ratios based primarily on broad risk considerations. The risk-based ratios do not take explicit account of the quality of individual asset portfolios or the range of other types of risks to which banks may be exposed, such as interest rate, liquidity, market or operational risks. For this reason, banks are generally expected to operate with capital positions above the minimum ratios.

        All banks are required to meet a minimum ratio of qualifying total capital to risk weighted assets of 8%. At least 4% must be in the form of Tier 1 capital, net of goodwill. The maximum amount of supplementary capital elements that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital, net of goodwill. In addition, the combined maximum amount of subordinated debt and intermediate-term preferred stock that qualifies as Tier 2 capital is limited to 50% of Tier 1 capital. The maximum amount of the allowance for loan and lease losses that qualifies as Tier 2 capital is limited to 1.25% of gross risk weighted assets. The allowance for loan and lease losses in excess of this limit may, of course, be maintained, but would not be included in a bank's risk-based capital calculation.

        The federal banking agencies also require all banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by regulators to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 4% to 5%. These uniform risk-based capital guidelines and leverage ratios apply across the industry. Regulators, however, have the discretion to set minimum capital requirements for individual institutions which may be significantly above the minimum guidelines and ratios.

  Other Factors Affecting Minimum Capital Standards

        The federal banking agencies have established certain benchmark ratios of loan loss reserves to be held against classified assets. The benchmark by federal banking agencies is the sum of:

  •
  100% of assets classified loss;

  •
  50% of assets classified doubtful;

  •
  15% of assets classified substandard; and

  •
  estimated credit losses on other assets over the upcoming twelve months.

        The federal banking agencies have recently revised their risk-based capital rules to take account of concentrations of credit and the risks of engaging in non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving a single borrower, industry, geographic location, collateral or loan type. Nontraditional activities are considered those that have not customarily been part of the banking business, but are conducted by a bank as a result of developments in, for example, technology, financial markets or other additional activities permitted by law or regulation. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

        The federal banking agencies also limit the amount of deferred tax assets that are allowable in computing a bank's regulatory capital. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. However, deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lessor of:

  •
  the amount that can be realized within one year of the quarter-end report date; or

  •
  10% of Tier 1 capital.

The amount of any deferred tax in excess of this limit would be excluded from Tier 1 capital, total assets and regulatory capital calculations.

        The federal banking agencies have also adopted a joint agency policy statement which provides that the adequacy and effectiveness of a bank's interest rate risk management process and the level of its interest rate exposures are critical factors in the evaluation of the bank's capital adequacy. A bank with material weaknesses in its interest rate risk management process or high levels of interest rate exposure relative to its capital will be directed by the federal banking agencies to take corrective actions. Financial institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities, and who fail to adequately manage these risks, may be required to set aside capital in excess of the regulatory minimums.

  Prompt Corrective Action

        The federal banking agencies possess broad powers to take prompt corrective action to resolve the problems of insured banks. Each federal banking agency has issued regulations defining five capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under the regulations, a bank shall be deemed to be:

  •
  "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more, and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure;

  •
  "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more, and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized";

  •
  "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances);

  •
  "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and

  •
  "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

        Banks are prohibited from paying dividends or management fees to controlling persons or entities if, after making the payment the bank would be "undercapitalized," that is, the bank fails to meet the required minimum level for any relevant capital measure. Asset growth and branching restrictions apply to "undercapitalized" banks. Banks classified as "undercapitalized" are required to submit acceptable capital plans guaranteed by its holding company, if any. Broad regulatory authority was granted with respect to "significantly undercapitalized" banks, including forced mergers, growth restrictions, ordering new elections for directors, forcing divestiture by its holding company, if any, requiring management changes, and prohibiting the payment of bonuses to senior management. Even more severe restrictions are applicable to "critically undercapitalized" banks, those with capital at or less than 2%. Restrictions for these banks include the appointment of a receiver or conservator after 90 days, even if the bank is still solvent. All of the federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action.

        A bank, based upon its capital levels, that is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for a hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. At each successive lower capital category, an insured bank is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratios actually warrant such treatment.

  Deposit Insurance Assessments

        The FDIC has implemented a risk-based assessment system in which the deposit insurance premium relates to the probability that the deposit insurance fund will incur a loss. The FDIC sets semi-annual assessments in an amount necessary to maintain or increase the reserve ratio of the insurance fund to at least 1.25% of insured deposits or a higher percentage as determined to be justified by the FDIC.

        Under the risk-based assessment system adopted by the FDIC, banks are categorized into one of three capital categories ("well capitalized," "adequately capitalized," and "undercapitalized"). Assignment of a bank into a particular capital category is based on supervisory evaluations by its primary federal regulator. After being assigned to a particular capital category, a bank is classified into one of three supervisory categories. The three supervisory categories are:

  •
  Group A—financially sound with only a few minor weaknesses;

  •
  Group B—demonstrates weaknesses that could result in significant deterioration; and

  •
  Group C—poses a substantial probability of loss.

        The capital ratios used by the FDIC to define "well-capitalized," "adequately capitalized" and "undercapitalized" are the same as in the prompt corrective action regulations.

        The assessment rates are summarized below, expressed in terms of cents per $100 in insured deposits:

	Assessment Rates
	Supervisory Group
Capital Group	Group A	Group B	Group C
Well Capitalized	0	3	17
Adequately Capitalized	3	10	24
Undercapitalized	10	24	27

  Interstate Banking and Branching

        Bank holding companies from any state may generally acquire banks and bank holding companies located in any other state, subject in some cases to nationwide and state-imposed deposit concentration limits and limits on the acquisition of recently established banks. Banks also have the ability, subject to specific restrictions, to acquire by acquisition or merger branches located outside their home state. The establishment of new interstate branches is also possible in those states with laws that expressly permit it. Interstate branches are subject to many of the laws of the states in which they are located.

        California law authorizes out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least five years, unless the California bank is in danger of failing or in certain other emergency situations, but limits interstate branching into California to branching by acquisition of an existing bank.

  Enforcement Powers

        In addition to measures taken under the prompt corrective action provisions, insured banks may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses, or for violation of any law, rule, regulation, condition imposed in writing by the regulatory agency, or term of a written agreement with the regulatory agency. Enforcement actions may include:

  •
  the appointment of a conservator or receiver for the bank;

  •
  the issuance of a cease and desist order that can be judicially enforced;

  •
  the termination of the bank's deposit insurance;

  •
  the imposition of civil monetary penalties;

  •
  the issuance of directives to increase capital;

  •
  the issuance of formal and informal agreements;

  •
  the issuance of removal and prohibition orders against officers, directors and other institution-affiliated parties; and

  •
  the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the deposit insurance fund or the bank would be harmed if such equitable relief was not granted.

  FDIC Receiverships

        The FDIC may be appointed conservator or receiver of any insured bank or savings association. In addition, the FDIC may appoint itself as sole conservator or receiver of any insured state bank or savings association for any, among others, of the following reasons:

  •
  insolvency;

  •
  substantial dissipation of assets or earnings due to any violation of law or regulation or any unsafe or unsound practice;

  •
  an unsafe or unsound condition to transact business, including substantially insufficient capital or otherwise;

  •
  any willful violation of a cease and desist order which has become final;

  •
  any concealment of books, papers, records or assets of the institution;

  •
  the likelihood that the institution will not be able to meet the demands of its depositors or pay its obligations in the normal course of business;

  •
  the incurrence or likely incurrence of losses by the institution that will deplete all or substantially all of its capital with no reasonable prospect for the replenishment of the capital without federal assistance; or

  •
  any violation of any law or regulation, or an unsafe or unsound practice or condition which is likely to cause insolvency or substantial dissipation of assets or earnings, or is likely to weaken the condition of the institution or otherwise seriously prejudice the interests of its depositors.

        As a receiver of any insured depository institution, the FDIC may liquidate such institution in an orderly manner and dispose of any matter concerning such institution as the FDIC determines is in the best interests of such institution, its depositors and the FDIC. Further, the FDIC shall, as the conservator or receiver, by operation of law, succeed to all rights, titles, powers and privileges of the insured institution, and of any shareholder, member, account holder, depositor, officer or director of such institution with respect to the institution and the assets of the institution; may take over the assets of and operate such institution with all the powers of the members or shareholders, directors and the officers of the institution and conduct all business of the institution; collect all obligations and money due to the institution and preserve and conserve the assets and property of the institution.

  Safety and Soundness Guidelines

        The federal banking agencies have adopted guidelines to assist in identifying and addressing potential safety and soundness concerns before capital becomes impaired. These guidelines establish operational and managerial standards relating to:

  •
  internal controls, information systems and internal audit systems;

  •
  loan documentation;

  •
  credit underwriting;

  •
  asset growth; and

  •
  compensation, fees and benefits.

        Additionally, the federal banking agencies have adopted safety and soundness guidelines for asset quality and for evaluating and monitoring earnings to ensure that earnings are sufficient for the maintenance of adequate capital and reserves. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

        The federal banking agencies have issued regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

  Consumer Protection Laws and Regulations

        The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to carefully monitor compliance with various consumer protection laws and implementing regulations. Banks are subject to many federal consumer protection laws and regulations, including:

  •
  the Community Reinvestment Act, or the CRA;

  •
  the Truth in Lending Act, or the TILA;

  •
  the Fair Housing Act, or the FH Act;

  •
  the Equal Credit Opportunity Act, or the ECOA;

  •
  the Home Mortgage Disclosure Act, or the HMDA; and

  •
  the Real Estate Settlement Procedures Act, or the RESPA.

        The CRA is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal bank regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, completing mergers or acquisitions, or holding company formations.

        The federal banking agencies have adopted regulations which measure a bank's compliance with its CRA obligations on a performance-based evaluation system. This system bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. The ratings range from "outstanding" to a low of "substantial noncompliance."

        The ECOA prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In March, 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination:

  •
  overt evidence of discrimination;

  •
  evidence of disparate treatment; and

  •
  evidence of disparate impact.

        This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable, even when there is no intent to discriminate.

        The FH Act regulates many practices, including making it unlawful for any lender to discriminate against any person in its housing-related lending activities because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are:

  •
  declining a loan for the purposes of racial discrimination;

  •
  making excessively low appraisals of property based on racial considerations;

  •
  pressuring, discouraging, or denying applications for credit on a prohibited basis;

  •
  using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants;

  •
  imposing on minority loan applicants more onerous interest rates or other terms, conditions or requirements; and

  •
  racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

        The TILA is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total payments and the payment schedule.

        HMDA grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. HMDA requires institutions to report data regarding applications for one-to-four family real estate loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of those types of loans. Federal bank regulators rely, in part, upon data provided under HMDA to determine whether depository institutions engage in discriminatory lending practices.

        RESPA requires lenders to provide borrowers with disclosures regarding the nature and costs of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

        Violations of these various consumer protection laws and regulations can result in civil liability to the aggrieved party, regulatory enforcement including civil money penalties, and even punitive damages.

  Other Aspects of Banking Law

        United Security Bank and Taft National are also subject to federal and state statutory and regulatory provisions covering, among other things, security procedures, currency and foreign transactions reporting, insider and affiliated party transactions, management interlocks, electronic funds transfers, funds availability, and truth-in-savings. There are also a variety of federal statutes which regulate acquisitions of control and the formation of bank holding companies.

  Recent Accounting Developments

        On July 20, 2001, the FASB issued SFAS No. 141 "Business Combinations"("SFAS No. 141"), requiring that all business combinations within the scope of the statement be accounted for using the purchase method. Previously, the pooling-of-interests method was required whenever certain criteria were met. Because those criteria did not distinguish economically dissimilar transactions, similar business combinations were accounted for using different methods that produced dramatically different financial statement results. SFAS No. 141 requires separate recognition of intangible assets apart from goodwill if they meet one of two criteria, the contractual-legal criterion or the separability criterion. SFAS No. 141 also requires the disclosure of the primary reasons for a business combination and the allocation of the purchase price paid to the assets acquired and liabilities assumed by major balance sheet caption.

        The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001. SFAS No. 141 also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later.

        On July 20, 2001, the FASB also issued SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"). It addressed how intangible assets that are acquired individually or within a group of assets should be accounted for in the financial statements upon their acquisition. SFAS No. 142 adopts a more aggregate view of goodwill and bases the accounting on the units of the combined entity into which an acquired entity is aggregated. SFAS No. 142 also prescribes that goodwill and intangible assets that have indefinite useful lives will not be amortized but rather tested at least annually for impairment. Intangible assets that have definite lives will continue to be amortized over their useful lives, but no longer with the constraint of the 40-year ceiling. SFAS No. 142 provides specific guidance for the testing of goodwill for impairment which may require re-measurement of the fair value of the reporting unit. Additional ongoing financial statement disclosures are also required.

        The provisions of the statement must be applied starting at the beginning of the first fiscal year beginning after December 15, 2001. The principles of SFAS No. 142 must be applied to all goodwill and other intangible assets recognized in the financials at that date. Impairment losses are to be reported as resulting from a change in accounting principle. Neither United Security nor Taft National expects the application of SFAS No. 142 to have a significant impact on its financial position or results of operations.

        SEC Staff Accounting Bulletin No. 102 "Selected Loan Loss Allowance Methodology and Documentation Issues" ("SAB No. 102") was released on July 10, 2001. It expresses certain of the staff's views on the development, documentation and application of a systematic methodology as required by Financial Reporting Release No. 28, Accounting for Loan Losses by Registrants Engaged in Lending Activities, for determining allowances for loan and lease losses in accordance with generally accepted accounting principles. In particular, SAB No. 102 focuses on the documentation the staff normally would expect registrants to prepare and maintain in support of their allowances for loan losses. In light of SAB No. 102, however, our methodology and documentation is currently in the process of review. Any resulting changes are not expected to have a material impact on the financial statements.

        In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and related asset retirement costs. SFAS 143 is effective for financial statements with fiscal years beginning after June 15, 2002, and should not have a material impact on our financial statements.

        In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS 148 amends current disclosure requirements and requires prominent disclosures on both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

  Impact of Monetary Policies

        Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by a bank on its deposits and its other borrowings and the interest rate earned by a bank on its loans, securities and other interest-earning assets comprises the major source of the bank's earnings. These rates are highly sensitive to many factors which are beyond the bank's control and, accordingly, the earnings and growth of the bank are subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession, and unemployment; and also to the influence of monetary and fiscal policies of the United States and its agencies, particularly the FRB. The FRB implements national monetary policy, such as seeking to curb inflation and combat recession, by:

  •
  its open-market dealings in United States government securities;

  •
  adjusting the required level of reserves for financial institutions subject to reserve requirements;

  •
  placing limitations upon savings and time deposit interest rates; and

  •
  adjustments to the discount rate applicable to borrowings by banks which are members of the Federal Reserve System.

        The actions of the FRB in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on us cannot be predicted; however, depending on the degree to which our interest-earning assets and interest-bearing liabilities are rate sensitive, increases in rates would have a temporary effect of increasing our net interest margin, while decreases in interest rates would have the opposite effect. In addition, adverse economic conditions, including a downturn in the local or regional economy and rising energy prices, could make a higher provision for loan losses a prudent course and could cause higher loan charge-offs, thus adversely affecting our net income or other operating costs.

Validity of United Security's Common Stock

        The validity of the shares of United Security common stock to be issued in the merger has been reviewed by the firm of Gary Steven Findley & Associates, 1470 N. Hundley Street, Anaheim, California 92806. Such review should not be construed as constituting an opinion as to the merits of the offering made hereby, the accuracy or adequacy of the disclosures contained herein, or the suitability of United Security common stock for any of Taft National's shareholders.

Experts

        The audited consolidated financial statements of United Security as of December 31, 2002 and 2001, and for each of the years in the thee-year period ended December 31, 2002, have been included in this proxy statement-prospectus in reliance on the reports of Moss Adams LLP, independent certified public accountants, included herein, and upon the authority of said firms as experts in accounting and auditing. The audited financial statements of Taft National as of December 31, 2002 and 2001, and for each of the years in the two-year period ended December 31, 2002, have been included in this proxy statement-prospectus in reliance on the reports of Vavrinek, Trine, Day & Co., LLP, independent certified public accountants, included herein, and upon the authority of said firms as experts in accounting and auditing.

United Security Bancshares and Subsidiaries

Consolidated Statements of Condition — Balance Sheets

September 30, 2003 (unaudited) and December 31, 2002

	September 30, 2003	December 31, 2002
		(Restated)
	(In thousands except shares)
Assets
Cash and due from banks	$18,465	$16,750
Federal funds sold and securities purchased under agreements to resell	15,085	14,735

Cash and cash equivalents	33,550	31,485
Interest-bearing deposits in other banks (Note 15)	7,654	9,449
Securities available for sale (Note 2)	89,128	104,567
Loans and leases (Note 3)	355,305	349,054
Unearned fees	(637)	(456)
Allowance for credit losses	(5,298)	(5,556)

Net loans	349,370	343,042
Accrued interest receivable	2,376	2,437
Premises and equipment — net (Note 4)	5,255	2,647
Other real estate owned	2,718	9,685
Intangible assets	2,035	2,300
Cash surrender value of life insurance	2,596	2,518
Investment in limited partnership	4,779	2,584
Deferred income taxes	2,131	1,638
Other assets	6,633	6,964

Total Assets	$508,225	$519,316

Liabilities & Shareholders' Equity
Liabilities:
Deposits (Note 5)
Noninterest-bearing	$86,678	$89,000
Interest-bearing	347,002	334,987

Total deposits	433,680	423,987
Federal funds purchased and securities sold Under agreements to repurchase (Note 6)	10,000	35,400
Other borrowings (Note 6)	415	650
Accrued interest payable	582	1,203
Accounts payable and other liabilities	3,780	2,515
Company obligated mandatorily redeemable cumulative trust preferred securities of subsidiary trust holding solely junior subordinated debentures (Trust Preferred securities) (Note 7)	15,000	15,000

Total liabilities	463,457	478,775
Commitments and Contingent Liabilities (Note 3)
Shareholders' Equity (Note 12):
Common stock, no par value 10,000,000 shares authorized, 5,508,760 and 5,406,666 Issued and outstanding, in 2003 and 2002, respectively	18,217	17,553
Retained earnings	26,693	22,576
Unearned ESOP shares	(374)	(609)
Accumulated other comprehensive income (Notes 11 and 14)	232	1,041

Total shareholders' equity	44,768	40,561

Total liabilities and shareholders' equity	$508,225	$519,316

See notes to financial statements

United Security Bancshares and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Periods Ended September 30, 2003 and 2002 (unaudited)

	Quarter Ended Sept 30,		Nine Months Ended Sept 30,
	2003	2002	2003	2002
	(In thousands except shares and EPS)
Interest Income:
Loans, including fees	$6,022	$6,186	$17,310	$18,367
Investment securities—AFS—taxable	796	1,037	2,347	2,685
Investment securities—AFS—nontaxable	32	34	100	105
Federal funds sold and securities purchased under agreements to resell	8	126	85	259
Interest on deposits in other banks	129	34	268	37

Total interest income	6,987	7,417	20,110	21,453
Interest Expense:
Interest on deposits	1,374	2,191	4,569	6,480
Interest on other borrowings	256	605	1,112	1,726

Total interest expense	1,630	2,796	5,681	8,206

Net Interest Income Before Provision for Credit Losses	5,357	4,621	14,429	13,247
Provision for Credit Losses (Note 3)	371	325	872	1,189

Net Interest Income	4,986	4,296	13,557	12,058
Noninterest Income:
Customer service fees	964	1,047	2,830	2,991
Loss on sale of securities	0	(2)	(24)	(24)
Gain on sale of loans	(3)	0	22	0
Gain on sale of other real estate owned	15	0	69	4
Gain on sale of CD's	189	0	169	0
Shared appreciation income	1,032	252	1,438	252
Other	107	12	380	486

Total noninterest income	2,304	1,309	4,884	3,709
Noninterest Expense:
Salaries and employee benefits	1,295	1,312	3,863	3,719
Occupancy expense	494	468	1,267	1,395
Data processing	125	136	388	414
Professional fees	247	215	722	592
Director fees	46	52	138	153
Amortization of intangibles	88	90	265	270
Correspondent bank service charges	70	73	215	218
Other	1,112	582	2,165	1,445

Total noninterest expense	3,477	2,928	9,023	8,206

Income Before Taxes on Income	3,813	2,677	9,418	7,561
Taxes on Income	1,165	801	2,913	2,249

Net Income	$2,648	$1,876	$6,505	$5,312

Other comprehensive income, net of tax (Note 14):
Unrealized (loss) gain on available for sale securities—net income tax (benefit)of $(349), $271, $(493) and $709	(631)	407	(810)	1,064

Comprehensive Income	$2,017	$2,283	$5,695	$6,376

Net Income per common share (Note 10)
Basic	$0.49	$0.35	$1.19	$0.98

Diluted	$0.48	$0.34	$1.18	$0.97

Shares on which net income per common share were based (Note 10)
Basic	5,443,228	5,396,553	5,443,228	5,396,553

Diluted	5,497,868	5,487,885	5,497,868	5,487,885

See notes to financial statements

United Security Bancshares and Subsidiaries

Consolidated Statements of Cash Flows

Periods Ended September 30, 2003 and 2002 (unaudited)

	2003	2002
	(In thousands)
Cash Flows From Operating Activities:
Net income	$6,505	$5,312
Adjustments to reconcile net earnings to cash provided by operating activities:
Provision for credit losses	872	1,189
Depreciation and amortization	742	910
Amortization of investment securities	236	312
Loss on sale of securities	24	24
Decrease in accrued interest receivable	60	973
Decrease in accrued interest payable	(621)	(85)
Increase (decrease) in unearned fees	181	(324)
Increase in income taxes payable	412	137
(Increase) decrease in accounts payable and accrued liabilities	(46)	149
Write-down of other investments	0	40
Write-down of other real estate owned	403	132
Gain on sale of other real estate owned	(69)	(4)
Gain on sale of loans	(22)	0
Gain on sale of interest-bearing deposits with banks	(169)	0
Gain on sale of assets	(1)	(10)
Increase in surrender value of life insurance	(78)	(81)
Loss in limited partnership interest	187	172
Net decrease (increase) in other assets	296	(92)

Net cash provided by operating activities	8,912	8,754
Cash Flows From Investing Activities:
Net decrease (increase) in interest-bearing deposits with banks	1,795	(7,012)
Purchases of available-for-sale securities	(51,879)	(95,685)
Net redemption (purchase) of FHLB/FRB and other bank stock	1,026	(307)
Maturities and calls of available-for-sale securities	33,200	44,245
Proceeds from sales of available-for-sale securities	33,000	0
Investment in limited partnership	(2,382)	0
Net increase in loans	(10,079)	(32,566)
Cash proceeds from sales of loans	5,529	0
Cash proceeds from sales of foreclosed leased assets	545	0
Proceeds from sales of other real estate owned	391	420
Capital expenditures for premises and equipment	(358)	(298)
Cash proceeds from sales of premises and equipment	1	15

Net cash provided by (used in) investing activities	10,789	(91,188)
Cash Flows From Financing Activities:
Net increase in demand deposit and savings accounts	14,100	22,481
Net (decrease) increase in certificates of deposit	(4,407)	47,393
Net (decrease) increase in repurchase agreements	(25,400)	7,900
Director/Employee stock options exercised	1,293	401
Repurchase and retirement of common stock	(691)	(625)
Repayment of ESOP borrowings	(235)	(209)
Payment of dividends on common stock	(2,296)	(2,043)

Net cash (used in) provided by financing activities	(17,636)	75,298

Net increase (decrease) in cash and cash equivalents	2,065	(7,136)
Cash and cash equivalents at beginning of period	31,485	29,255

Cash and cash equivalents at end of period	$33,550	$22,119

See notes to financial statements

United Security Bancshares and Subsidiaries—Notes to Consolidated Financial Statements—(Unaudited)

Significant Accounting Development

        In conjunction with a regulatory examination by the Federal Reserve Bank of San Francisco (the "FRB") during the fourth quarter of 2002, a question was raised concerning United Security Bank's (the "Bank") accounting treatment for certain Certificates of Deposit included in total deposits and Investment Certificates of Deposit classified as interest-bearing assets in other banks, included in total assets. The FRB disagreed with the accounting treatment, in part because the Bank's recorded book value of the interest-bearing assets was greater than the recorded book value of the issuing bank. The FRB considered the differential to be a fee paid to the financial intermediary by the Bank, and the fees directly related to the retention of the deposits. Therefore, the FRB considered the fees a cost of obtaining the funding that should be charged to interest expense. In an effort to determine proper accounting treatment, the Bank submitted the matter to the Securities and Exchange Commission ("SEC") in July 2003. The SEC ultimately agreed with accounting for the CD's in accordance with the methods proposed by the FRB.

        As a result of the forgoing, United Security Bancshares' 10K for the year 2002 will be restated from the amounts previously reported to reflect the timing differences in the Company's financial statements. This report on Form 10Q reflects the impact of this restatement for all periods presented. Additional information regarding the restatement is provided in Note 15.

1.     Summary of Significant Accounting and Reporting Policies

        The consolidated financial statements include the accounts of United Security Bancshares, Inc., and its wholly owned subsidiaries, United Security Bank and subsidiary (the "Bank"), and United Security Bancshares Capital Trust I (the "Trust"), (collectively the "Company"). Intercompany accounts and transactions have been eliminated in consolidation. In the following notes, references to the Bank are references to United Security Bank. References to the Company are references to United Security Bancshares, Inc. (including the Bank), except for periods prior to June 12, 2001, in which case, references to the Company are references to the Bank.

        United Security Bancshares is a bank holding company, incorporated in the state of California for the purpose of acquiring all the capital stock of the Bank through a holding company reorganization (the "Reorganization") of the Bank. The Reorganization, which was accounted for in a manner similar to a pooling of interests, was completed on June 12, 2001. Management believes the reorganization will provide the Company greater operating and financial flexibility and will permit expansion into a broader range of financial services and other business activities.

        United Security Bancshares Capital Trust I, a subsidiary of United Security Bancshares, is a Delaware statutory business trust formed for the exclusive purpose of issuing and selling Trust Preferred Securities. The Trust was formed on June 28, 2001 (See Note 7. "Trust Preferred Securities").

        USB Investment Trust Inc. was incorporated effective December 31, 2001 as a special purpose real estate investment trust ("REIT") under Maryland law. The REIT is a subsidiary of the Bank and was funded with $133.0 million in real estate-secured loans contributed by the Bank. USB Investment Trust will give the Bank flexibility in raising capital, and will reduce the expenses associated with holding the assets contributed to USB Investment Trust.

        These unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information on a basis consistent with the accounting policies reflected in the audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2002. These interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole.

2.     Securities Available for Sale

        Following is a comparison of the amortized cost and approximate fair value of securities available for sale for the periods ended September 30, 2003 and December 31, 2002:

September 30, 2003:	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value (Carrying Amount)
	(In thousands)
U.S. Government agencies	$68,650	$939	$(252)	$69,337
U.S. Government agency Collateralized mortgage obligations	57	3	0	60
Obligations of state and Political subdivisions	2,614	159	0	2,773
Other debt securities	16,929	29	0	16,958

	$88,250	$1,130	$(252)	$89,128

December 31, 2002:
U.S. Government agencies	$63,794	$1,570	$0	$65,364
U.S. Government agency Collateralized mortgage obligations	84	4	0	88
Obligations of state and Political subdivisions	2,795	178	0	2,973
Other debt securities	36,158	5	(21)	36,142

	$102,831	$1,757	$(21)	$104,567

        Included in other debt securities at September 30, 2003, are a short-term government securities mutual fund totaling $8.0 million, and Trust Preferred securities pools totaling $8.9 million. Included in other debt securities at December 31, 2002, is a short-term government securities mutual fund totaling $10.0 million, a Trust Preferred securities pool totaling $3.1 million, and a money market mutual fund totaling $23.0 million. The short-term government securities mutual fund invests in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, with a maximum duration equal to that of a 3-year U.S. Treasury Note.

        There were realized losses on calls of available-for-sale securities totaling $24,000 during both the nine-month periods ended September 30, 2003 and 2002.

        The amortized cost and fair value of securities available for sale at September 30, 2003, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties.

	September 30, 2003
	Amortized Cost	Fair Value (Carrying Amount)
	(In thousands)
Due in one year or less	$8,096	$8,099
Due after one year through five years	58,141	58,418
Due after five years through ten years	261	278
Due after ten years	21,695	22,273
Collateralized mortgage obligations	57	60

	$88,250	$89,128

        Contractual maturities on collateralized mortgage obligations cannot be anticipated due to allowed paydowns.

        At September 30, 2003 and December 31, 2002, available-for-sale securities with an amortized cost of approximately $71.3 million and $65.0 million (fair value of $72.1 million and $66.7 million) were pledged as collateral for public funds, treasury tax and loan balances, and repurchase agreements.

3.     Loans and Leases

        Loans include the following:

	September 30, 2003	December 31, 2002
	(In thousands)
Commercial and industrial	$133,421	$117,293
Real estate—mortgage	95,945	100,417
Real estate—construction	86,953	95,024
Agricultural	18,542	16,877
Installment/other	7,552	7,811
Lease financing	12,892	11,632

Total Loans	$355,305	$349,054

        The Company's loans are predominantly in the San Joaquin Valley, and the greater Oakhurst/East Madera County area, although the Company does participate in loans with other financial institutions, primarily in the state of California.

        Commercial and industrial loans represent 37.6% of total loans at September 30, 2003 and have a high degree of industry diversification. A substantial portion of the commercial and industrial loans are secured by accounts receivable, inventory, leases or other collateral including real estate. The remainder are unsecured; however, extensions of credit are predicated upon the financial capacity of the borrower. Repayment of commercial loans is generally from the cash flow of the borrower.

        Real estate mortgage loans, representing 27.0% of total loans at September 30, 2003, are secured by trust deeds on primarily commercial property. Repayment of real estate mortgage loans is generally from the cash flow of the borrower.

        Real estate construction loans, representing 24.5% of total loans at September 30, 2003, consist of loans to residential contractors, which are secured by single family residential properties. All real estate loans have established equity requirements. Repayment on construction loans is generally from long-term mortgages with other lending institutions.

        Agricultural loans represent 5.2% of total loans at September 30, 2003 and are generally secured by land, equipment, inventory and receivables. Repayment is from the cash flow of the borrower.

        Lease financing loans, representing 3.6% of total loans at September 30, 2003, consist of loans to small businesses, which are secured by commercial equipment. Repayment of the lease obligation is from the cash flow of the borrower.

        At September 30, 2003, loans over 90 days past due and still accruing totaled $29,000. There were no loans over 90 days past due and still accruing at December 31, 2002. Nonaccrual loans totaled $19.5 million and $15.4 million at September 30, 2003 and December 31, 2002, respectively.

        An analysis of changes in the allowance for credit losses is as follows:

	September 30, 2003	December 31, 2002	September 30, 2002
	(In thousands)
Balance, beginning of year	$5,556	$4,457	$4,457
Provision charged to operations	872	1,963	1,189
Losses charged to allowance	(1,178)	(933)	(152)
Recoveries on loans previously charged off	48	69	29

Balance at end-of-period	$5,298	$5,556	$5,523

        The allowance for credit losses represents management's estimate of the risk inherent in the loan portfolio based on the current economic conditions, collateral values and economic prospects of the borrowers. Significant changes in these estimates might be required in the event of a downturn in the economy and/or the real estate market in the San Joaquin Valley, and the greater Oakhurst and East Madera County area.

        At September 30, 2003 and 2002, the Company's recorded investment in loans for which impairment has been recognized totaled $18.9 million and $14.4 million, respectively. Included in this amount is $7.6 million and $8.6 million of impaired loans for which the related specific allowance is $692,000 and $1,352,000, as well as $11.3 million and $5.9 million of impaired loans that as a result of write-downs or the fair value of the collateral, did not have a specific allowance. The average recorded investment in impaired loans was $17.9 million and $10.2 million for the nine-month periods ended September 30, 2003 and 2002, respectively. At December 31, 2002, the Company's recorded investment in loans for which impairment has been recognized totaled $15.3 million. Included in this amount is $8.4 million of impaired loans for which the related specific allowance is $1.3 million, as well as $6.9 million of impaired loans that as a result of write-downs or the fair value of the collateral did not have a specific allowance. The average recorded investment in impaired loans was $11.3 million for the year ended December 31, 2002. In most cases, the Company uses the cash basis method of income recognition for impaired loans. In the case of certain troubled debt restructuring for which the loan is performing under the current contractual terms, income is recognized under the accrual method. For the nine months ended September 30, 2003 and year ended December 31, 2002, the Company recognized $4,000 and $3,000 on such loans, respectively. For the nine months ended September 30, 2002, the Company recognized no income on such loans.

        In the normal course of business, the Company is party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. At September 30, 2003 and December 31, 2002 these financial instruments include commitments to extend credit of $144.7 million and $114.2 million, respectively, and standby letters of credit of $1,271,000 and $814,000, respectively. These instruments involve elements of credit risk in excess of the amount recognized on the balance sheet. The contract amounts of these instruments reflect the extent of the involvement the bank has in off-balance sheet financial instruments.

        The Company's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies as it does for on-balance-sheet instruments.

        Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Substantially all of these commitments are at floating interest rates based on prime. Commitments generally have fixed expiration dates. The Company evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation. Collateral held varies but includes accounts receivable, inventory, leases, property, plant and equipment, residential real estate and income-producing properties.

        Standby letters of credit are generally unsecured and are issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

4.     Premises and Equipment

        During the second quarter of 2003, two OREO properties totaling $2.7 million were transferred to bank premises and will be utilized to enhance bank operations. One property will be used to relocate one of the Fresno branch operations to one of Fresno's prime business locations. The Company's administrative headquarters will be relocated to the second location to provide additional space for current operations and allow for future expansion.

5.     Deposits

        Deposits include the following:

	September 30, 2003	December 31, 2002
	(In thousands)
Noninterest bearing deposits	$86,678	$89,000
Interest bearing deposits:
NOW and money market accounts	112,493	100,199
Savings accounts	25,266	21,138
Time deposits:
Under $100,000	75,370	85,564
$100,000 and over	133,873	128,086

Total interest bearing deposits	347,002	334,987

Total deposits	$433,680	$423,987

        At September 30, 2003, the scheduled maturities of all certificates of deposit and other time deposits are as follows:

(In thousands)
One year or less	$176,512
More than one year, but less than or equal to two years	22,939
More than two years, but less than or equal to three years	8,391
More than three years, but less than or equal to four years	528
More than four years, but less than or equal to five years	861
More than five years	12

$209,243

6.     Short-term Borrowings/Other Borrowings

        At September 30, 2003, the Company had collateralized and uncollateralized lines of credit aggregating $147.6 million, as well as FHLB lines of credit totaling $47.5 million. Advances on the FHLB lines of credit totaled $10.0 million at September 30, 2003. These lines of credit generally have interest rates tied to the Federal Funds rate or are indexed to short-term U.S. Treasury rates or LIBOR. FHLB advances are collateralized by all of the Company's stock in the FHLB, securities, and certain qualifying mortgage loans. All lines of credit are on an "as available" basis and can be revoked by the grantor at any time.

        The Company had collateralized and uncollateralized lines of credit with aggregating $157.5 million, as well as FHLB lines of credit totaling $ 36.7 million at December 31, 2002. Advances on the FHLB lines of credit totaled $35.4 million at December 31, 2002.

        The table below provides further detail of the Company's repurchase agreements and FHLB advances for the periods ended September 30, 2003 and December 31, 2002:

	September 30, 2003	December 31, 2002
	(In thousands)
Outstanding:
Average for the period—Repos	$0	$218
Average for the period—FHLB advances	$16,008	$32,398
Maximum during the period—total borrowings	$35,400	$35,400
Interest rates:
Average for the period—Repos	—	1.96%
Average for the period—FHLB advances	4.18%	4.24%
Average at period end—Repos	—	—
Average at period end—FHLB advances	1.19%	4.17%

        On June 20, 2000, the Company's ESOP entered into an agreement with a correspondent bank to establish a $1.0 million unsecured revolving line of credit with a variable rate of prime plus 100 basis points and maturity of June 20, 2005. The loan is guaranteed by the Company. Advances on the line totaled $415,000 at September 30, 2003.

7.     Trust Preferred Securities

        On July 16, 2001, the Company's wholly owned special-purpose trust subsidiary, United Security Bancshares Capital Trust I (the "Trust") issued $15 million in cumulative Trust Preferred Securities. The securities bear a floating rate of interest of 3.75% over the six month LIBOR rate, payable semi-annually. Concurrent with the issuance of the Trust Preferred Securities, the Trust used the proceeds from the Trust Preferred Securities offering to purchase a like amount of Junior Subordinated Debentures of the Company. The Subordinated Debentures are the sole assets of the Trust and are eliminated, along with the related income statement effects, in the consolidated financial statements. The Company will pay interest on the Junior Subordinated Debentures to the Trust, which represents the sole revenues and sole source of dividend distributions to the holders of the Trust Preferred Securities. The Company has the right, assuming no default has occurred, to defer payments of interest on the Junior Subordinated Debentures at any time for a period not to exceed 20 consecutive quarters. The Trust Preferred Securities will mature on July 25, 2031, but can be redeemed after July 25, 2006 at a premium, and can be redeemed after July 25, 2011 at par. The obligations of the Trust are fully and unconditionally guaranteed, on a subordinated basis, by the Company.

        The Company received $14.5 million from the Trust upon issuance of the Junior Subordinated Debentures, of which $13.7 million was contributed by the Company to the Bank to increase its capital. Under applicable regulatory guidelines, a portion of the Trust Preferred Securities will qualify as Tier I Capital, and the remainder as Tier II Capital.

        Issuance costs of $495,000 related to the Trust Preferred Securities were deferred at the time of issuance and will be amortized over the 30-year life of the securities. Interest expense on the Trust Preferred Securities totaled $585,000 and amortization expense totaled $12,000 for the nine months ended September 30, 2003.

8.     Regulatory Matters

        Capital Guidelines—The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements adopted by the Board of Governors of the Federal Reserve System ("Board of Governors"). Failure to meet minimum capital requirements can initiate certain mandates and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

        Quantitative measures established by regulation to ensure capital adequacy require insured institutions to maintain a minimum leverage ratio of Tier 1 capital (the sum of common stockholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries, minus intangible assets, identified losses and investments in certain subsidiaries, plus unrealized losses or minus unrealized gains on available for sale securities) to total assets. Institutions which have received the highest composite regulatory rating and which are not experiencing or anticipating significant growth are required to maintain a minimum leverage capital ratio of 3% Tier 1 capital to total assets. All other institutions are required to maintain a minimum leverage capital ratio of at least 100 to 200 basis points above the 3% minimum requirement.

        The Board of Governors has also adopted a statement of policy, supplementing its leverage capital ratio requirements, which provides definitions of qualifying total capital (consisting of Tier 1 capital and supplementary capital, including the allowance for loan losses up to a maximum of 1.25% of risk-weighted assets) and sets forth minimum risk-based capital ratios of capital to risk-weighted assets. Insured institutions are required to maintain a ratio of qualifying total capital to risk weighted assets of 8%, at least one-half of which must be in the form of Tier 1 capital.

        The following table sets forth the Company's and the Bank's actual capital positions at the periods presented:

	September 30, 2003	December 31, 2002	September 30, 2002
Company:
Total Capital (to Risk Weighted Assets)	14.13%	13.20%	12.24%
Tier I Capital (to Risk Weighted Assets)	12.78%	11.40%	10.67%
Tier I Capital (to Average Assets)	11.30%	9.54%	9.28%
Bank:
Total Capital (to Risk Weighted Assets)	13.72%	12.74%	12.07%
Tier I Capital (to Risk Weighted Assets)	12.53%	11.49%	10.84%
Tier I Capital (to Average Assets)	11.04%	9.61%	9.39%

        As of September 30, 2003 and December 31, 2002, the most recent notifications from the Bank's regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total capital and Tier 1 capital (as defined) to risk-based assets (as defined), and a minimum leverage ratio of Tier 1 capital to average assets (as defined) as set forth in the proceeding discussion. There are no conditions or events since the notification that management believes have changed the institution's category.

        Under regulatory guidelines, the $15 million in Trust Preferred Securities issued in July of 2001 will qualify as Tier 1 capital up to 25% of Tier 1 capital. Any additional portion of Trust Preferred Securities will qualify as Tier 2 capital.

        Dividends—Subsequent to the Reorganization on June 12, 2001, dividends paid to shareholders have been paid by the bank holding company, subject to restrictions set forth in the California General Corporation Law. The primary source of funds with which dividends will be paid to shareholders will come from cash dividends received by the Company from the Bank. Year-to-date as of September 30, 2003, the Company has received $2.1 million in cash dividends from the Bank, from which the Company has paid $2.3 million in dividends to shareholders.

        Under California state banking law, the Bank may not pay cash dividends in an amount which exceeds the lesser of the retained earnings of the Bank or the Bank's net income for the last three fiscal years (less the amount of distributions to shareholders during that period of time). If the above test is not met, cash dividends may only be paid with the prior approval of the California State Department of Financial Institutions, in an amount not exceeding the greater of: (i) the Bank's retained earnings; (ii) its net income for the last fiscal year; or (iii) its net income for the current fiscal year. Year-to-date, the Bank has paid dividends of $2.1 million to the Company, which was well within dividend distributions allowed without prior approval.

9.     Supplemental Cash Flow Disclosures

	Nine Months Ended Sept 30,
	2003	2002
	(In thousands)
Cash paid during the period for:
Interest	$6,302	$8,291
Income Taxes	2,441	2,109
Noncash investing activities:
Loans transferred to foreclosed property	1,554	5,030
Dividends declared not paid	802	711

10.   Net Income Per Share

        The following table provides a reconciliation of the numerator and the denominator of the basic EPS computation with the numerator and the denominator of the diluted EPS computation:

	Nine Months Ended September 30,
	2003	2002
	(In thousands except earnings per share data)
Net income available to common shareholders	$6,505	$5,312
Weighted average shares issued	5,472	5,442
Less: unearned ESOP shares	(29)	(45)

Weighted average shares outstanding	5,443	5,397
Add: dilutive effect of stock options	55	91

Weighted average shares outstanding adjusted for potential dilution	5,498	5,488

Basic earnings per share	$1.19	$0.98

Diluted earnings per share	$1.18	$0.97

11.   Derivative Financial Instruments and Hedging Activities

        As part of its overall risk management, the Company pursues various asset and liability management strategies, which may include obtaining derivative financial instruments to mitigate the impact of interest fluctuations on the Company's net interest margin. During the second quarter of 2003, the Company entered into an interest rate swap agreement with the purpose of minimizing interest rate fluctuations on its interest rate margin and equity.

        Under the interest rate swap agreement, the Company receives a fixed rate and pays a variable rate based on the Prime Rate ("Prime"). The swap qualifies as a cash flow hedge under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, and is designated as a hedge of the variability of cash flows the Company receives from certain variable-rate loans indexed to Prime. In accordance with SFAS No. 133, the swap agreement is measured at fair value and reported as an asset or liability on the consolidated balance sheet. The portion of the change in the fair value of the swap that is deemed effective in hedging the cash flows of the designated assets are recorded in accumulated other comprehensive income and reclassified into interest income when such cash flow occurs in the future. Any ineffectiveness resulting from the hedge is recorded as a gain or loss in the consolidated statement of income as part of noninterest income.

        The amortizing hedge has a remaining notional value of $23.9 million and a duration of approximately 3.5 years. As of September 30, 2003, the maximum length of time over which the Company is hedging its exposure to the variability of future cash flows is approximately five years. As of September 30, 2003, the loss amounts in accumulated other comprehensive income associated with these cash flows totaled $295,000 (net of tax benefit of $150,000). During the nine months ended September 30, 2003, $70,000 was reclassified from other accumulated comprehensive income into earnings.

12.   Common Stock Repurchase Plan

        During August 2001, the Company's Board of Directors approved a plan to repurchase, as conditions warrant, up to 280,000 shares of the Company's common stock on the open market or in privately negotiated transactions. The duration of the program is open-ended and the timing of the purchases will depend on market conditions. During the nine months ended September 30, 2003, the Company repurchased 34,961 shares for a total of $691,000. During the years ended December 31, 2002 and 2001, the Company repurchased 64,676 and 115,786 shares for a total of $1.9 million and $1.1 million, respectively. The repurchased shares were subsequently retired.

13.   Stock Based Compensation

        At June 30, 2003, the company has a stock-based employee compensation plan, which is described more fully in Note 10 of the Company's Annual Report on Form 10K for the year ended December 31, 2002. The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees", and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

        The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure an amendment of FASB Statement No. 123".

	Period Ended September 30,
	2003	2002
	(In thousands except earnings per share)
Net income, as reported	$6,505	$5,312
Deduct: Total stock-based employee Compensation expense determined under fair Value based method for all awards, net of Related tax effects	(9)	(14)

Pro forma net income	$6,496	$5,298

Earnings per share:
Basic—as reported	$1.19	$0.98

Basic—pro forma	$1.18	$0.97

Diluted—as reported	$1.19	$0.98

Diluted—pro forma	$1.18	$0.97

14.   Other Comprehensive Income

        The following table provides a reconciliation of the amounts included in comprehensive income:

	Nine Months Ended Sept 30,
	2003	2002
	(In thousands)
Unrealized (loss) gain on available-for-sale securities:
Unrealized (loss) gain on sale securities—net income tax benefit of $353, and $98	$(529)	$(149)
Less: Reclassification adjustment for loss on sale of available-for-sale securities included in net income— Net income tax benefit of $10, and $10	15	15

Net unrealized (loss) gain on available-for-sale securities— net income tax benefit of $343, and $89	$(514)	$(134)

Unrealized loss on interest rate swaps:
Unrealized losses arising during period—net income tax benefit of $150	$(225)	—
Less: reclassification adjustments to interest income	(70)	—

Net change in unrealized loss on interest rate swaps— net of income tax benefit $150	$(295)	—

15.   Restatement

        In May of 2002, the Bank entered into a Funds Agreement with a financial intermediary which provided that the Bank would agree to issue FDIC insured certificates of deposit in the amount of $99,000 each for terms of 3, 6 or 12 months at specified rates and would invest in one reinvestment CD for every $594,000 (6) certificates issued (classified as interest-bearing deposits in other banks). From May 2002 through December 2002, the Bank purchased approximately 100 of these reinvestment CDs at a cost of approximately $10,000,000. The reinvestment CDs had terms of 5 - 7 years with no early withdrawal penalty if liquidated after one year, and accrued interest to be paid at maturity.

        Following an examination by the Federal Reserve Bank of San Francisco ("FRB"), the Bank was asked to provide additional details of the transactions for the reinvestment CD's. The Bank provided the requested information and the FRB, after reviewing it, disagreed with the accounting treatment, in part because the Bank's recorded book value was greater than the recorded book value of the issuing bank.

        The FRB considered the differential to be a fee paid to the financial intermediary by the Bank and the fees directly related to the retention of the deposits. The FRB's position is that the "premium" paid by the Bank is a cost of funding the deposit liabilities. Therefore, the FRB considered the fees a cost of obtaining the funding that should be charged to interest expense. The FRB proposed that the fees be charged to interest expense either immediately or over the life (six to twelve months) of the related deposits, and that the Bank accrue interest on the reinvestment CD assets at a higher rate. The Bank has decided to immediately charge the differential between the Bank's book value and the recorded value of the issuing bank to interest expense.

        Each depository recorded the reinvestment CDs at their present value utilizing different discount rates and the future value of the reinvestment CD's will be equal at maturity. The Bank's view of the transaction was based on events that regularly occur in the fixed income marketplace. The Bank accounted for these reinvestment CDs similar to a debt security, specifically a zero coupon bond using the effective interest method to recognize interest income over the life of the CD at the market rate for these instruments.

        In an effort to determine proper accounting treatment, the Bank submitted the matter to the Securities and Exchange Commission ("SEC") in July 2003. The SEC ultimately agreed with accounting for the CD's in accordance with the methods proposed by the FRB.

        As a result, the Company has restated its financial statements for the year ended December 31, 2002, and has correspondingly adjusted its year-to-date financial statements as of September 30, 2003. The 2002 restatement resulted in changes to the Company's net financials for December 31, 2002 as follows; interest-bearing deposits in other banks were reduced by $775,000 from $10,224,000 to $9,449,000 with a corresponding decrease in net interest income before provision for credit losses from $17,975,000 to $17,200,000. Income tax expense was decreased by approximately $238,000 to reflect the tax effect of the lower net interest income and income tax liabilities were decreased by the same amount. The change to net income was $538,000 for year the year ended December 31, 2002. As a result, shareholders equity was reduced from $41,099,000 to $40,561,000.

        The 2003 adjustments made to the September 30, 2003 financial statements reflect additional year-to-date net income of $196,000. Because the reinvestment CD's were adjusted to a lower carrying value at December 31, 2002, they accrued interest at a higher rate from that point on. In addition, realized losses on sales of certain reinvestment CD's during the second and third quarters of 2003 had to be adjusted to account for the difference in carrying value of those assets. The net impact of those adjustments on a quarterly basis was to increase net income by $19,000 (net taxes of $10,000) for the quarter ended March 31, 2003, increase net income by $70,000 (net taxes of $36,000) for the quarter ended June 30, 2003, and increase net income by $107,000 (net taxes of $55,000) for the quarter ended September 30, 2003. Management considers the impact to the first and second quarters of 2003 to be immaterial, and as a result, financial statements for those periods will not be restated. The net cumulative impact to Shareholders' Equity from the 2002 restatement and 2003 adjustments was a decrease of Shareholders' Equity of $342,000.

        The adjustments represent a timing difference, and will have no permanent affect on income or shareholders equity. The net adjustment of $342,000 to shareholder's equity through September 30, 2003 will continue to dissipate over the remaining life of the CD's. Once all CD's have matured, the adjustment reaches zero. Generally, the affect of the adjustments reduces income and equity in 2002 and increases income and equity thereafter until maturity. Tax rate changes, tax law changes or selling the CD's prior to maturity could result in other differences.

        The following condensed financial statements provide the effects of the restatement of the Company's financial statements for the period ended December 31, 2002:

United Security Bancshares
Condensed Financial Statements
December 31, 2002

	Previously Reported	Restated
	(dollars in 000's)
Assets
Cash and due from banks	$16,750	$16,750
Federal funds sold and securities purchased under agreements to resell	14,735	14,735

Cash and cash equivalents	31,485	31,485
Interest-bearing deposits in other banks	10,224	9,449
Total Investment Securities	104,567	104,567
Loans and leases—Net	343,042	343,042
Total Other assets	30,773	30,773

Total Assets	$520,091	$519,316

Liabilities & Shareholders' Equity
Liabilities:
Total deposits	$423,987	$423,987
Federal funds purchased and securities sold Under agreements to repurchase	35,400	35,400
Other borrowings	650	650
Other liabilities	3,955	3,718
Company obligated mandatorily redeemable cumulative trust preferred securities of subsidiary trust holding solely junior subordinated debentures (Trust Preferred securities)	15,000	15,000

Total liabilities	478,992	478,755
Total shareholders' equity	41,099	40,561

Total liabilities and shareholders' equity	$520,091	$519,316

For the Year ended December 31, 2002:	Previously Reported	Restated
Interest income	$28,672	$28,716
Interest expense	10,697	11,516

Net interest income	17,975	17,200
Provision for loan losses	1,963	1,963

Net interest income after provision	16,012	15,237
Noninterest income	5,368	5,368
Noninterest expense	10,860	10,860

Income before taxes	10,520	9,745
Taxes on income	3,149	2,912

Net income	$7,371	$6,833

Net Income per common share
Basic	$1.36	$1.27

Diluted	$1.34	$1.25

Shares on which net income per common share were based
Basic	5,400,751	5,400,751

Diluted	5,487,038	5,487,038

Moss Adams LLP
Certified Public Accountants

INDEPENDENT AUDITOR'S REPORT

To The Board of Directors and Shareholders
United Security Bancshares

        We have audited the accompanying consolidated balance sheets of United Security Bancshares and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Security Bancshares and Subsidiaries at December 31, 2002 and 2001, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 19 to the consolidated financial statements, management determined its method for accounting for certain certificates of deposit classified as interest-bearing deposits in other banks in 2002 was not appropriate. Accordingly, the 2002 consolidated financial statements have been restated to correct this error.

/s/ Moss Adams LLP

Stockton, California
January 8, 2003, except for Note 19, for which the date is November 13, 2003.

United Security Bancshares and Subsidiaries

Consolidated Statements of Condition—Balance Sheets

December 31, 2002 and 2001

	December 31, 2002	December 31, 2001
	(Restated)
	(In thousands except shares)
Assets
Cash and due from banks (Note 14)	$16,750	$15,945
Federal funds sold and securities purchased under agreements to resell	14,735	13,310

Cash and cash equivalents	31,485	29,255
Interest-bearing deposits in other banks (Note 19)	9,449	0
Securities available for sale (Note 2)	104,567	63,365
Loans and leases (Note 3)	349,054	336,287
Unearned fees	(456)	(667)
Allowance for credit losses	(5,556)	(4,457)

Net loans	343,042	331,163
Accrued interest receivable	2,437	3,751
Premises and equipment—net (Note 4)	2,647	3,057
Other real estate owned	9,685	5,390
Intangible assets	2,300	2,660
Cash surrender value of life insurance (Note 11)	2,518	2,411
Investment in limited partnership (Note 5)	2,584	2,772
Deferred income taxes (Note 9)	1,638	1,730
Other assets	6,964	5,374

Total Assets	$519,316	$450,928

Liabilities & Shareholders' Equity
Liabilities:
Deposits (Note 6)
Noninterest-bearing	$89,000	$72,413
Interest-bearing	334,987	296,238

Total deposits	423,987	368,651
Federal funds purchased and securities sold Under agreements to repurchase (Note 7)	35,400	27,500
Other borrowings (Notes 7 and 11)	650	916
Accrued interest payable	1,203	1,270
Accounts payable and other liabilities	2,515	1,532

Total liabilities	463,755	399,869
Company obligated mandatorily redeemable cumulative trust preferred securities of subsidiary trust holding solely junior subordinated debentures (Trust Preferred securities) (Note 8)	15,000	15,000
Commitments and Contingent Liabilities (Notes 10, 14 and 18)
Shareholders' Equity (Notes 10, 14, 18 and 19):
Common stock, no par value 10,000,000 shares authorized, 5,406,666 and 5,397,298 Issued and outstanding, in 2002 and 2001, respectively	17,553	18,239
Retained earnings	22,576	18,582
Unearned ESOP shares (Note 11)	(609)	(873)
Accumulated other comprehensive income	1,041	111

Total shareholders' equity	40,561	36,059

Total liabilities and shareholders' equity	$519,316	$450,928

See notes to financial statements

United Security Bancshares and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
	(Restated)
	(In thousands except shares and EPS)
Interest Income:
Loans, including fees	$24,521	$26,412	$24,739
Investment securities—AFS—taxable	3,617	3,016	3,196
Investment securities—HTM—taxable	0	202	602
Investment securities—AFS—nontaxable	139	155	162
Federal funds sold and securities purchased under agreements to resell	301	278	242
Interest on deposits in other banks	138	0	0

Total interest income	28,716	30,063	28,941
Interest Expense:
Interest on deposits (Note 19)	9,190	11,203	9,694
Interest on other borrowings	2,326	2,208	1,850

Total interest expense	11,516	13,411	11,544

Net Interest Income Before Provision for Credit Losses	17,200	16,652	17,397
Provision for Credit Losses (Note 3)	1,963	1,733	1,580

Net Interest Income	15,237	14,919	15,817
Noninterest Income:
Customer service fees	3,895	3,086	2,234
Gain on sale of securities	485	770	6
Gain on sale of loans	103	0	0
Gain on sale of other real estate owned	4	34	62
Gain on sale of fixed assets	10	8	2
Other	871	379	234

Total noninterest income	5,368	4,277	2,538
Noninterest Expense (Notes 11 and 12):
Salaries and employee benefits	4,895	4,525	3,954
Occupancy expense	1,730	1,731	1,608
Data processing	553	544	540
Professional fees	965	591	312
Director fees	201	202	174
Amortization of intangibles	360	360	360
Correspondent bank service charges	289	218	202
Other	1,867	1,647	1,498

Total noninterest expense	10,860	9,818	8,648

Income Before Taxes on Income	9,745	9,378	9,707
Taxes on Income (Note 9)	2,912	3,185	3,450

Net Income	$6,833	$6,193	$6,257

Other comprehensive income, net of tax (Note 17):
Unrealized (loss) gain on available for sale securities— net income tax (benefit) of $620, $(150), and $489	931	(226)	734

Comprehensive Income	$7,764	$5,967	$6,991

Net Income per common share (Note 16):
Basic	$1.27	$1.14	$1.16

Diluted	$1.25	$1.11	$1.12

Shares on which net income per common share were based (Note 16):
Basic	5,400,751	5,443,734	5,374,734

Diluted	5,487,038	5,563,855	5,587,292

See notes to financial statements

United Security Bancshares and Subsidiaries

Consolidated Statements of Shareholders' Equity

Years Ended December 31, 2002

	Common	Common
	Number of Shares	Amount	Retained Earnings	Unearned ESOP Shares	Comprehensive Income (Loss)	Total
	(In thousands except number of shares)
Balance January 1, 2000	5,230,949	$17,987	$10,726	$0	$(397)	$28,316
Director/Employee stock options exercised	227,657	1,050				1,050
Tax benefit of stock options exercised		141				141
Net changes in unrealized gain (loss) on available for sale securities (net of income tax of $489)					734	734
Dividends on common stock ($0.36 per share)			(2,067)			(2,067)
Unearned ESOP shares purchased	(46,861)			(817)		(817)
Release of unearned ESOP shares	7,742			135		135
Net Income			6,257			6,257

Balance December 31, 2000	5,419,487	19,178	14,916	(682)	337	33,749
Director/Employee stock options exercised	104,830	806				806
Tax benefit of stock options exercised		145				145
Net changes in unrealized gain (loss) on available for sale securities (net of income tax benefit of $150)					(226)	(226)
Dividends on common stock ($0.46 per share)			(2,527)			(2,527)
Repurchase and cancellation of common shares	(115,786)	(1,884)				(1,884)
Unearned ESOP shares purchased	(23,185)			(399)		(399)
Release of unearned ESOP shares	11,952	(6)		208		202
Net Income			6,193			6,193

Balance December 31, 2001	5,397,298	18,239	18,582	(873)	111	36,059
Director/Employee stock options exercised	58,800	416				416
Tax benefit of stock options exercised		7				7
Net changes in unrealized gain (loss) on available for sale securities (net of income tax benefit of $620)					930	930
Dividends on common stock ($0.52 per share)			(2,839)			(2,839)
Repurchase and cancellation of common shares	(64,676)	(1,107)				(1,107)
Release of unearned ESOP shares	15,244	(2)		264		262
Net Income (restated)			6,833			6,833

Balance December 31, 2002 (Restated)	5,406,666	$17,553	$22,576	$(609)	$1,041	$40,561

See notes to financial statements

United Security Bancshares and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
	(Restated)
	(In thousands)
Cash Flows From Operating Activities:
Net income	$6,833	$6,193	$6,257
Adjustments to reconcile net earnings to cash provided by operating activities:
Provision for credit losses	1,963	1,733	1,580
Depreciation and amortization	1,199	1,207	1,163
Amortization (accretion) of investment securities	369	394	(25)
Gain on sale of securities	(485)	(770)	(6)
Decrease (increase) in accrued interest receivable	1,134	(206)	(1,497)
(Decrease) increase in accrued interest payable	(67)	26	165
(Decrease) increase in unearned fees	(211)	(127)	401
Increase (decrease) in income taxes payable	197	(564)	80
Deferred income taxes	(527)	(339)	(698)
Decrease in accounts payable and accrued liabilities	704	256	192
Write-down of other investments	40	0	0
Write-down of other real estate owned	132	19	6
Gain on sale of other real estate owned	(4)	(34)	(62)
Gain on sale of assets	(10)	(8)	(2)
Gain on sale of loans	(103)	0	0
Increase in surrender value of life insurance	(107)	(109)	(96)
Loss in limited partnership interest	210	247	173
Net (increase) decrease in other assets	(198)	146	(176)

Net cash provided by operating activities	11,249	8,064	7,455
Cash Flows From Investing Activities:
Net increase in interest-bearing deposits with banks	(9,449)	0	0
Purchases of available-for-sale securities	(107,172)	(83,303)	(21,562)
(Purchase) redemption of FHLB/FRB and other bank stock	(718)	(1,042)	242
Maturities and calls of available-for-sale securities	51,563	41,594	12,128
Maturities and calls of held-to-maturity securities	0	10,250	0
Proceeds from sales of available-for-sale securities	16,074	28,099	7,477
Investment in limited partnership	23	(903)	0
Investment in title company	0	(1,500)	0
Net increase in loans	(20,466)	(78,407)	(66,135)
Proceeds from sales of loans	1,602	0	0
Proceeds from sales of leased assets	95	0	0
Proceeds from sales of other real estate owned	325	150	476
Capital expenditures for premises and equipment	(431)	(514)	(311)
Proceeds from sales of premises and equipment	15	23	2

Net cash used in investing activities	(68,539)	(85,553)	(67,683)
Cash Flows From Financing Activities:
Net increase in demand deposits and savings accounts	34,725	42,225	630
Net increase in certificates of deposit	20,611	54,564	32,370
Net (decrease) increase in federal funds purchased	0	(22,630)	20,492
Net increase in repurchase agreements	7,900	2,606	15,119
Proceeds from obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures	0	14,505	0
Director/Employee stock options exercised	416	806	1,050
Repurchase and retirement of common stock	(1,108)	(1,884)	0
Proceeds from ESOP borrowings	0	399	817
Repayment of ESOP borrowings	(269)	(176)	(133)
Purchase of unearned ESOP shares	0	(399)	(817)
Payment of dividends on common stock	(2,755)	(2,448)	(1,939)

Net cash provided by financing activities	59,520	87,568	67,589

Net increase in cash and cash equivalents	2,230	10,079	7,361
Cash and cash equivalents at beginning of period	29,255	19,176	11,815

Cash and cash equivalents at end of period	$31,485	$29,255	$19,176

See notes to financial statements

Notes to Consolidated Financial Statements

Years Ended December 31, 2002, 2001, and 2000

Significant Accounting Development

        In conjunction with a regulatory examination by the Federal Reserve Bank of San Francisco (the "FRB") during the fourth quarter of 2002, a question was raised concerning the United Security Bank's (the "Bank") accounting treatment for certain Certificates of Deposit included in total deposits and, Investment Certificates of Deposit classified as interest-bearing assets in other banks, included in total assets. The FRB disagreed with the accounting treatment, in part because the Bank's recorded book value of the interesting-bearing assets was greater than the recorded book value of the issuing bank. The FRB considered the differential to be a fee paid to the financial intermediary by the Bank, and the fees directly related to the retention of the deposits. Therefore, the FRB considered the fees a cost of obtaining the funding that should be charged to interest expense. In an effort to determine proper accounting treatment, the Bank submitted the matter to the Securities and Exchange Commission ("SEC") in July 2003. The SEC ultimately agreed with accounting for the CD's in accordance with the methods proposed by the FRB.

        As a result of the forgoing, United Security Bancshares' Form 10K for the year 2002 has been restated from the amounts previously reported to reflect the timing differences in the Company's financial statements. For purposes of the Form 10K/A, and in accordance with Rule 12b-25 under the Securities and Exchange Act of 1934, as amended, United Security Bancshares has restated in its entirety each item of the 2002 Form 10K which was affected by the restatement. In order to preserve the nature and character of the disclosures provided in the Form 10K as they were originally filed, no attempt was made to modify or update any disclosure except those required to reflect the effects of the restatement. For further information, see Note 19.

1.     Organization and Summary of Significant Accounting and Reporting Policies

        Basis of Presentation—The consolidated financial statements include the accounts of United Security Bancshares, and its wholly owned subsidiaries, United Security Bank and subsidiary (the "Bank"), and United Security Bancshares Capital Trust I (the "Trust"), (collectively the "Company" or "USB"). Intercompany accounts and transactions have been eliminated in consolidation. In the following notes, references to the Bank are references to United Security Bank. References to the Company are references to United Security Bancshares, (including the Bank), except for periods prior to June 12, 2001, in which case, references to the Company are references to the Bank. United Security Bancshares operates as one business segment providing banking services to commercial establishments and individuals primarily in the San Joaquin Valley of California.

        Nature of Operations—United Security Bancshares is a bank holding company, incorporated in the state of California for the purpose of acquiring all the capital stock of the Bank through a holding company reorganization (the "Reorganization") of the Bank. The Reorganization, which was accounted for in a manner similar to a pooling of interests, was completed on June 12, 2001. Management believes the Reorganization will provide the Company greater operating and financial flexibility and will permit expansion into a broader range of financial services and other business activities.

        United Security Bancshares Capital Trust I, a subsidiary of United Security Bancshares, is a Delaware statutory business trust formed for the exclusive purpose of issuing and selling Trust Preferred Securities. The Trust was formed on June 28, 2001 (See Note 8. "Trust Preferred Securities").

        USB Investment Trust Inc was incorporated effective December 31, 2001as a special purpose real estate investment trust ("REIT") under Maryland law. The REIT is a subsidiary of the Bank and was funded with $133.0 million in real estate-secured loans contributed by the Bank. USB Investment Trust will give the Bank flexibility in raising capital, and will reduce the expenses associated with holding the assets contributed to USB Investment Trust.

        The Bank was founded in 1987 and currently operates seven branches and one construction lending office in an area from eastern Madera County to western Fresno County. The Bank's primary source of revenue is providing loans to customers, who are predominantly small and middle-market businesses and individuals. The Bank engages in a full compliment of lending activities, including real estate mortgage, commercial and industrial, real estate construction, agricultural and consumer loans, with particular emphasis on short and medium term obligations.

        The Bank offers a wide range of deposit instruments. These include personal and business checking accounts and savings accounts, interest-bearing negotiable order of withdrawal ("NOW") accounts, money market accounts and time certificates of deposit. Most of the Bank's deposits are attracted from individuals and from small and medium-sized business-related sources.

        The Bank also offers a wide range of specialized services designed to attract and service the needs of commercial customers and account holders. These services include cashiers checks, travelers checks, money orders, and foreign drafts. In addition, the Bank recently began to offer Internet banking services to its commercial and retail customers. The Bank does not operate a trust department, however it makes arrangements with its correspondent bank to offer trust services to its customers upon request.

        Neither the Company's business or liquidity is seasonal, and there has been no material effect upon the Company's capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulation.

        Use of Estimates in the Preparation of Financial Statements—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Material estimates that are particularly susceptible to significant change, relate to the determination of the allowance for loan losses, deferred income taxes, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

        Significant Accounting Policies—The accounting and reporting policies of the Company conform to generally accepted accounting principles and to prevailing practices within the banking industry. The following is a summary of significant policies:

  a.
  Cash and cash equivalents—Cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and repurchase agreements. Generally, federal funds sold and repurchase agreements are sold for one-day periods. Repurchase agreements are with a registered broker-dealer affiliated with a correspondent bank and work much like federal funds sold, except that the transaction is collateralized by various investment securities. The securities collateralizing such transactions generally consist of U.S. Treasuries, U.S. Government and U.S. Government-sponsored agencies. The Bank did not have any repurchase agreements during 2002, nor at December 31, 2002 or December 31, 2001.

  b.
  Securities—Debt and equity securities classified as available for sale are reported at fair value, with unrealized gains and losses excluded from net income and reported, net of tax, as a separate component of comprehensive income and shareholders' equity. Debt securities classified as held to maturity are carried at amortized cost. Gains and losses on disposition are reported using the identified certificate method for the adjusted basis of the securities sold.

        The Company classifies its securities as available for sale or held to maturity, and periodically reviews its investment portfolio on an individual security basis. Securities that are to be held for indefinite periods of time (including, but not limited to, those that management intends to use as part of its asset/liability management strategy, those which may be sold in response to changes in interest rates, changes in prepayments or any such other factors) are classified as securities available for sale. Securities which the Company has the ability and intent to hold to maturity are classified as held to maturity.

  c.
  Loans—Interest income on loans is credited to income as earned and is calculated by using the simple interest method on the daily balance of the principal amounts outstanding. Loans are placed on non-accrual status when principal or interest is past due for 90 days and/or when management believes the collection of amounts due is doubtful. For loans placed on nonaccrual status, the accrued and unpaid interest receivable may be reversed at management's discretion based upon management's assessment of collectibility, and interest is thereafter credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan.

        Nonrefundable fees and related direct costs associated with the origination or purchase of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs are generally amortized into interest income over the loan term using a method which approximates the interest method. Other credit-related fees, such as standby letter of credit fees, loan placement fees and annual credit card fees are recognized as noninterest income during the period the related service is performed.

        Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent.

  d.
  Allowance for Credit Losses—The allowance for credit losses is maintained to provide for losses that can reasonably be anticipated. The allowance is based on ongoing quarterly assessments of the probable losses inherent in the loan portfolio, and to a lesser extent, unfunded loan commitments.

        The allowance for credit losses is increased by provisions charged to operations during the current period and reduced by loan charge-offs net of recoveries. Loans are charged against the allowance when management believes that the collection of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of the probability of collection. In evaluating the probability of collection, management is required to make estimates and assumptions that affect the reported amounts of loans, allowance for credit losses and the provision for credit losses charged to operations. Actual results could differ significantly from those estimates. These evaluations take into consideration such factors as the composition of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. The Company's methodology for assessing the adequacy of the allowance for credit losses consists of several key elements, which include the formula allowance, specific allowances, and the unallocated allowance.

        The formula allowance is calculated by applying loss factors to outstanding loans and certain unfunded loan commitments. Loss factors are based on the Company's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. The Company determines the loss factors for problem graded loans (substandard, doubtful, and loss), special mention loans, and pass graded loans, based on a loss migration model. The migration analysis incorporates the Company's losses over the past twelve quarters (three years) and loss factors are adjusted to recognize and quantify the loss exposure from changes in market conditions and trends in the loan portfolio. For purposes of this analysis, loans are grouped by internal risk classifications which are "pass", "special mention", "substandard", "doubtful", and "loss". Certain loans are homogenous in nature and are therefore pooled by risk grade. These homogenous loans include consumer installment and home equity loans. Special mention loans are currently performing but are potentially weak, as the borrower has begun to exhibit deteriorating trends, which if not corrected, could jeopardize repayment of the loan and result in further downgrade. Substandard loans have well-defined weaknesses which, if not corrected, could jeopardize the full satisfaction of the debt. A loan classified as "doubtful" has critical weaknesses that make full collection of the obligation improbable. Classified loans, as defined by the Company, include loans categorized as substandard, doubtful, and loss.

        Specific allowances are established based on management's periodic evaluation of loss exposure inherent in classified loans, impaired loans, and other loans in which management believes there is a probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

        The unallocated portion of the allowance is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The conditions may include, but are not limited to, general economic and business conditions affecting the key lending areas of the Company, credit quality trends, collateral values, loan volumes and concentration, and other business conditions.

        The allowance analysis also incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118, "Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosures". A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the original recorded investment in the loan and the estimated present value of the total expected cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Any differences in the specific allowance amounts calculated in the impaired loan analysis and the migration analysis are reconciled by management and changes are made to the allowance as deemed necessary.

  e.
  Premises and Equipment—Premises and equipment are carried at cost less accumulated depreciation. Depreciation expense is computed principally on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

Buildings	31 Years	Furniture and equipment	3-7 Years
  f.
  Other Real Estate Owned—Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of the book value of the loan, or fair value of the property, less estimated costs to sell. The excess, if any, of the loan amount over the fair value is charged to the allowance for credit losses. Subsequent declines in the fair value of other real estate owned, along with related revenue and expenses from operations, are charged to noninterest expense.

  g.
  Intangible Assets—Intangible assets are comprised of core deposit intangibles and goodwill acquired in business combinations. Core deposit intangibles of $963,000 and $1.2 million (net of accumulated amortization of $1,172,000 and $958,000) at December 31, 2002 and 2001 are amortized over the estimated useful lives of the existing deposit bases (7 years) using a method which approximates the interest method. Goodwill of $1.3 million and $1.5 million

    (net accumulated amortization of $809,000 and $664,000) at December 31, 2002 and 2001, respectively is amortized on a straight-line basis over 15 years.

  h.
  Income Taxes—Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

  i.
  Net Income per Share—Basic income per common share is computed based on the weighted average number of common shares outstanding. Diluted income per share includes the effect of stock options and other potentially dilutive securities. ESOP shares are only considered outstanding for earnings per share calculations when they are committed to be released (Note 16).

  j.
  Cash Flow Reporting—For purposes of reporting cash flows, cash and cash equivalents include cash on hand, noninterest-bearing amounts due from banks, federal funds sold and securities purchased under agreements to resell. Federal funds and securities purchased under agreements to resell are generally sold for one-day periods.

  k.
  Stock Based Compensation—At December 31, 2002, the company has a stock-based employee compensation plan, which is described more fully in Note 10. The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees", and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure an amendment of FASB Statement No. 123".

	Years Ended December 31,
	2002 (Restated)	2001	2000
	(In thousands except earnings per share)
Net income, as reported	$6,833	$6,193	$6,257
Deduct: Total stock-based employee Compensation expense determined under fair Value based method for all awards, net of Related tax effects	(27)	(53)	(61)

Pro forma net income	$6,806	$6,140	$6,196

Earnings per share:
Basic—as reported	$1.27	$1.14	$1.16

Basic—pro forma	$1.26	$1.13	$1.15

Diluted—as reported	$1.25	$1.11	$1.12

Diluted—pro forma	$1.24	$1.10	$1.11

  l.
  Long-Lived Assets—The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". It does not apply to financial instruments, long-term customer relationships of a financial institution (i.e. core deposit intangibles), mortgage and other servicing rights, or deferred tax assets. Based on such evaluation, the Bank determined that there is no impairment loss to be recognized in 2002 or 2001.

  m.
  Employee Stock Ownership Plan ("ESOP")—The Bank accounts for shares acquired by its ESOP in accordance with the guidelines established by the American Institute of Certified Public Accounts Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). Under SOP 93-6, the Bank recognizes compensation cost equal to the fair value of the ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of the Bank's ESOP shares committed to be released differ from the cost of those shares, the differential is charged or credited to equity. The ESOP is externally leveraged and, as such, the ESOP debt is recorded as a liability and interest expense is recorded on that debt. The ESOP shares not yet committed to be released are accounted for as a reduction of shareholders' equity.

  n.
  New Accounting Standards—During the year 2002 the Financial Accounting Standard Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure an amendment of FASB Statement No. 123". This Statement amends FASB No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, it amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As of December 31, 2002, the Company has adopted the disclosure requirements of the Statement and continues to follow the intrinsic value method to account for stock-based employee compensation.

  o.
  Reclassifications—Certain reclassifications have been made to the 2001 and 2000 financial statements to conform to the classifications used in 2002.

2.     Investment Securities

        Following is a comparison of the amortized cost and approximate fair value of investment securities for the years ended December 31, 2002 and December 31, 2001:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value (Carrying Amount)
	(In thousands)
December 31, 2002:
Securities available for sale:
U.S. Government agencies	$63,794	$1,570	$0	$65,364
U.S. Government agency collateralized mortgage obligations	84	4	0	88
Obligations of state and political subdivisions	2,795	178	0	2,973
Other investment securities	36,158	5	(21)	36,142

Total securities available for sale	$102,831	$1,757	$(21)	$104,567

December 31, 2001:
Securities available for sale:
U.S. Government agencies	$42,341	$360	$(74)	$42,627
U.S. Government agency collateralized mortgage obligations	211	1	(2)	210
Obligations of state and political subdivisions	3,464	72	(4)	3,532
Other investment securities	17,164	0	(168)	16,996

Total securities available for sale	$63,180	$433	$(248)	$63,365

        Included in other debt securities at December 31, 2002 is a short-term government securities mutual fund totaling $10.0 million, a money market mutual fund totaling $23.0 million, and a Trust Preferred securities pool totaling $3.1 million. Included in other debt securities at December 31, 2001 are a short-term government securities mutual fund totaling $10.0 million, a CRA qualified investment fund totaling $4.0 million, and a Trust Preferred securities pool totaling $3.1 million. The short-term government securities mutual fund invests in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, with a maximum duration equal to that of a 3-year U.S. Treasury Note. The principal strategy of the CRA qualified investment fund is to invest in debt securities that will cause the shares of the fund to qualify under the Community Reinvestment Act of 1977 ("CRA") as CRA qualified investments. Such investments may include U.S. Government agencies, taxable municipal bonds, and certificates of deposit. The CRA investment fund was sold during 2002.

        There were gross realized gains on sales of available-for-sale securities totaling $509,000, $770,000, and $6,000 during the years ended December 31, 2002, 2001, and 2000, respectively. There were gross realized losses on available-for-sale securities totaling $24,000 during the year ended December 31, 2002, and none during 2001 or 2000.

        The amortized cost and fair value of securities available for sale at December 31, 2002, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties. Contractual maturities on collateralized mortgage obligations cannot be anticipated due to allowed paydowns.

	December 31, 2002
	Amortized Cost	Fair Value (Carrying Amount)
	(In thousands)
Due in one year or less	$33,180	$33,184
Due after one year through five years	43,003	43,764
Due after five years through ten years	1,120	1,166
Due after ten years	25,444	26,366
Collateralized mortgage obligations	84	87

	$102,831	$104,567

        At December 31, 2002 and 2001, available-for-sale securities with an amortized cost of approximately $65.0 million and $43.9 million (fair value of $66.7 million and $44.2 million) were pledged as collateral for public funds, treasury tax and loan balances, and repurchase agreements.

        The Company had no held-to-maturity securities at December 31, 2002 or 2001.

3.     Loans

        Loans are comprised of the following:

	December 31,
	2002	2001
	(In thousands)
Commercial and industrial	$117,293	$102,280
Real estate—mortgage	100,417	111,425
Real estate—construction	95,024	92,764
Agricultural	16,877	12,987
Installment	7,811	6,647
Lease financing	11,632	10,184

Total Loans	$349,054	$336,287

        The Company's loans are predominantly in the San Joaquin Valley, and the greater Oakhurst/East Madera County area, although the Company does participate in loans with other financial institutions, primarily in the state of California.

        Commercial and industrial loans represent 33.6% of total loans at December 31, 2002 and have a high degree of industry diversification. A substantial portion of the commercial and industrial loans are secured by accounts receivable, inventory, leases or other collateral including real estate. The remainder are unsecured; however, extensions of credit are predicated upon the financial capacity of the borrower. Repayment of commercial loans is generally from the cash flow of the borrower.

        Real estate mortgage loans, representing 28.9% of total loans at December 31, 2002, are secured by trust deeds on primarily commercial property. Repayment of real estate mortgage loans is generally from the cash flow of the borrower.

        Real estate construction loans, representing 27.2% of total loans at December 31, 2002, consist of loans to residential contractors, which are secured by single family residential properties. All real estate loans have established equity requirements. Repayment on construction loans is generally from long-term mortgages with other lending institutions.

        Agricultural loans represent 4.8% of total loans at December 31, 2002 and are generally secured by land, equipment, inventory and receivables. Repayment is from the cash flow of the borrower.

        Lease financing loans, representing 3.3% of total loans at December 31, 2002, consist of loans to small businesses, which are secured by commercial equipment. Repayment of the lease obligation is from the cash flow of the borrower.

        There were no loans over 90 days past due and still accruing at December 31, 2002 or 2001. Nonaccrual loans totaled $15.4 million and $13.0 million at December 31, 2002 and 2001, respectively. There were no remaining undisbursed commitments to extend credit on nonaccrual loans at December 31, 2002. The interest income that would have been earned on nonaccrual loans outstanding at December 31, 2002 in accordance with their original terms is approximately $931,000. This compares to actual payments of $3,000 received on such loans which were recorded as interest income during the year ended December 31, 2002.

        The Company has, and expects to have, lending transactions in the ordinary course of its business with directors, officers, principal shareholders and their affiliates. These loans are granted on substantially the same terms, including interest rates and collateral, as those prevailing on comparable transactions with unrelated parties, and do not involve more than the normal risk of collectibility or present unfavorable features.

        Loans to directors, officers, principal shareholders and their affiliates are summarized below:

	December 31,
	2002	2001
	(In thousands)
Aggregate amount outstanding, beginning of year	$3,161	$860
New loans or advances during year	636	868
Repayments during year	(648)	(526)
Other(1)(2)	(2,800)	1,959

Aggregate amount outstanding, end of year	$349	$3,161

Loan commitments	$395	$560

(1)
During 2002, one of the Company's directors resigned from the Board of Directors. This figure represents the removal of their outstanding balances at December 31, 2002.

(2)
During 2001, two new directors joined the Company's Board of Directors, and two resigned. This figure represents the addition of $2,154,000 in loan balances outstanding at December 31, 2000 for the two new directors, and the removal of $194,000 in loan balances for the two resigning directors.

  An analysis of changes in the allowance for credit losses is as follows:

	Years Ended December 31,
	2002	2001	2000
	(In thousands)
Balance, beginning of year	$4,457	$3,773	$2,642
Provision charged to operations	1,963	1,733	1,580
Losses charged to allowance	(933)	(1,076)	(474)
Recoveries on loans previously charged off	69	27	25

Balance at end-of-period	$5,556	$4,457	$3,773

        The allowance for credit losses represents management's estimate of the risk inherent in the loan portfolio based on the current economic conditions, collateral values and economic prospects of the borrowers. Significant changes in these estimates might be required in the event of a downturn in the economy and/or the real estate market in the San Joaquin Valley, and the greater Oakhurst and East Madera County area.

        At December 31, 2002 and 2001, the Company's recorded investment in loans for which impairment has been recognized totaled $15.3 million and $13.1 million, respectively. Included in total impaired loans at December 31, 2002 is $8.4 million of impaired loans for which the related specific allowance is $1.3 million, as well as $6.9 million of impaired loans that as a result of write-downs or the fair value of the collateral, did not have a specific allowance. At December 31, 2001, total impaired loans included $1.3 million for which the related specific allowance is $115,000, as well as $11.8 million of impaired loans that as a result of write-downs or the fair value of the collateral did not have a specific allowance. The average recorded investment in impaired loans was $11.3 million and $5.7 million for the years ended December 31, 2002 and 2001, respectively. In most cases, the Company uses the cash basis method of income recognition for impaired loans. In the case of certain troubled debt restructuring for which the loan is performing under the current contractual terms, income is recognized under the accrual method. For the years ended December 31, 2002, 2001, and 2000, the Company recognized $3,000, $23,000 and $270,000 on such loans, respectively.

        In the normal course of business, the Company is party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. At December 31, 2002 and 2001 these financial instruments include commitments to extend credit of $114.2 million and $108.1 million, respectively, and standby letters of credit of $814,000 and $6.3 million, respectively. These instruments involve elements of credit risk in excess of the amount recognized on the balance sheet. The contract amounts of these instruments reflect the extent of the involvement the bank has in off-balance sheet financial instruments.

        The Company's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies as it does for on-balance sheet instruments.

        Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Substantially all of these commitments are at floating interest rates based on the Prime rate. Commitments generally have fixed expiration dates. The

Company evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation. Collateral held varies but includes accounts receivable, inventory, leases, property, plant and equipment, residential real estate and income-producing properties.

        Standby letters of credit are generally unsecured and are issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

4.     Premises and Equipment

        The components of premises and equipment are as follows:

	December 31,
	2002	2001
	(In thousands)
Land	$254	$254
Buildings and improvements	2,312	2,290
Furniture and equipment	5,465	5,097

	8,031	7,641
Less accumulated depreciation and amortization	(5,384)	(4,584)

Total premises and equipment	$2,647	$3,057

        Total depreciation expense on Company premises and equipment totaled $836,000, $844,000, and $803,000 for the years ended December 31, 2002, 2001 and 2000, respectively, and is included in occupancy expense in the accompanying consolidated statements of income.

5.     Investment in Limited Partnership

        During the fourth quarter of 1997, the Bank purchased a limited interest in a private limited partnership that acquires affordable housing properties in California that generate Low Income Housing Tax Credits under Section 42 of the Internal Revenue Code of 1986, as amended. During 2001, the Bank purchased additional limited partnership interests totaling $939,000. Certain properties may also be eligible for state tax credits under various sections of the California Revenue and Taxation Code. The Bank's limited partnership investment is accounted for under the equity method. Accordingly, the Bank's share of net income or loss from this investment is recorded in other noninterest expense. The Bank's share of the net loss for the year ended December 31, 2002, 2001 and 2000 was $210,000, $247,000 and $173,000, respectively. The limited partnership investment is expected to generate tax credits over a period of approximately 15 years. Tax credits for the years ended December 31, 2002 and 2001 totaled $392,000 and $401,000, respectively.

6.     Deposits

        Deposits include the following:

	December 31,
	2002	2001
	(In thousands)
Noninterest-bearing deposits	$89,000	$72,413
Interest-bearing deposits:
NOW and money market accounts	100,199	83,316
Savings accounts	21,138	19,883
Time deposits:
Under $100,000	85,564	68,414
$100,000 and over	128,086	124,625

Total interest-bearing deposits	334,987	296,238

Total deposits	$423,987	$368,651

        At December 31, 2002, the scheduled maturities of all certificates of deposit and other time deposits are as follows:

(In thousands)
One year or less	$185,095
More than one year, but less than or equal to two years	22,032
More than two years, but less than or equal to three years	4,842
More than three years, but less than or equal to four years	1,148
More than four years, but less than or equal to five years	423
More than five years	110

$213,650

        The Company may occasionally obtain brokered deposits as an additional source of funding. At December 31, 2002, the Company held brokered time deposits totaling $26.3 million with an average rate of 2.77%. Of this balance, $24.8 million is included in time deposits of $100,000 or more, and the remaining $1.5 million is included in time deposits of less than $100,000. Included in brokered time deposits are balances totaling $10.1 million maturing in three to six months, $15.6 million maturing in six to twelve months, and $595,000 maturing in more than one year.

        Deposits of directors, officers and other related parties to the Bank totaled $8.1 million and $6.4 million at December 31, 2002 and 2001, respectively. The rates paid on these deposits were those customarily paid to the Bank's customers in the normal course of business.

7.     Short-term Borrowings/Other Borrowings

        The Company had collateralized and uncollateralized lines of credit with the Federal Reserve Bank of San Francisco and other correspondent banks aggregating $157.5 million, as well as Federal Home Loan Bank ("FHLB") lines of credit totaling $36.7 million at December 31, 2002. At December 31, 2002, advances on the FHLB lines of credit totaled $35.4 million. These lines of credit generally have interest rates tied to the Federal Funds rate or are indexed to short-term U.S. Treasury rates or LIBOR. FHLB advances are collateralized by all of the Company's stock in the FHLB and certain qualifying mortgage loans. As of December 31, 2002, $38.4 million in real estate-secured loans were pledged as collateral for FHLB advances. Additionally, $192.7 million in real estate-secured loans were pledged at December 31, 2002 as collateral for unused borrowing lines with the Federal Reserve Bank totaling $144.5 million. All lines of credit are on an "as available" basis and can be revoked by the grantor at any time.

        The Company had collateralized and uncollateralized lines of credit aggregating $119.6 million, as well as a repurchase agreement line of credit of $5.3 million and FHLB lines of credit totaling $35.6 million at December 31, 2001. The Company had outstanding repurchase agreements of $5.3 million, FHLB advances of $22.2 million.

        The table below provides further detail of the Company's repurchase agreements and FHLB advances for the years ended December 31, 2002 and 2001:

	December 31,
	2002	2001
	(Dollars in thousands)
Outstanding:
Average for the period—Repos	$218	$12,048
Average for the period—FHLB advances	$32,398	$19,255
Maximum during the period—total borrowings	$35,400	$38,250
Interest rates:
Average for the period—Repos	1.96%	4.90%
Average for the period—FHLB advances	4.24%	4.79%
Average at period end—Repos	0.00%	1.93%
Average at period end—FHLB advances	4.17%	4.66%

        On June 20, 2000, the Company's ESOP entered into an agreement with a correspondent bank to establish a $1.0 million unsecured line of credit with a variable rate of prime plus 100 basis points and maturity of June 20, 2005. The loan is guaranteed by the Company. Advances on the line totaled $650,000 at December 31, 2002.

8.     Trust Preferred Securities

        On July 16, 2001, the Company's wholly owned special-purpose trust subsidiary, United Security Bancshares Capital Trust I (the "Trust") issued $15 million in cumulative Trust Preferred Securities. The securities bear a floating rate of interest of 3.75% over the six month LIBOR rate, payable semi-annually. Concurrent with the issuance of the Trust Preferred Securities, the Trust used the proceeds from the Trust Preferred Securities offering to purchase a like amount of Junior Subordinated Debentures of the Company. The Subordinated Debentures are the sole assets of the Trust and are eliminated, along with the related income statement effects, in the consolidated financial statements. The Company will pay interest on the Junior Subordinated Debentures to the Trust, which represents the sole revenues and sole source of dividend distributions to the holders of the Trust Preferred Securities. The Company has the right, assuming no default has occurred, to defer payments of interest on the Junior Subordinated Debentures at any time for a period not to exceed 20 consecutive quarters. The Trust Preferred Securities will mature on July 25, 2031, but can be redeemed after July 25, 2006 at a premium, and can be redeemed after July 25, 2011 at par. The obligations of the Trust are fully and unconditionally guaranteed, on a subordinated basis, by the Company.

        The Company received $14.5 million from the Trust upon issuance of the Junior Subordinated Debentures, of which $13.7 million was contributed by the Company to the Bank to increase its capital. The remainder was utilized by the Company for general corporate purposes. Under applicable regulatory guidelines, the Company expects that a portion of the Trust Preferred Securities will qualify as Tier I Capital, and the remainder as Tier II Capital. Issuance costs of $495,000 related to the Trust Preferred Securities have been deferred and will be amortized over the 30-year life of the securities. Interest expense on the Trust Preferred Securities totaled $883,000 and $533,000, and amortization expense totaled $17,000 and $8,000 for the years ended December 31, 2002 and 2001, respectively.

9.     Taxes on Income

        The tax effects of significant items comprising the Company's net deferred tax assets (liabilities) are as follows:

	December 31,
	2002	2001
	(In thousands)
Deferred tax assets:
Credit losses not currently deductible	$1,912	$1,320
State franchise tax	36	277
Deferred compensation	395	313
Amortization of core deposit intangible	161	131
Depreciation	60	—
Other	86	82

Total deferred tax assets	2,650	2,123
Deferred tax liabilities:
Depreciation	—	(74)
FHLB dividend	(125)	(88)
Unrealized holding gain on AFS securities	(693)	(74)
Prepaid expenses	(194)	(157)

Total deferred tax liabilities	(1,012)	(393)

Net deferred tax assets	$1,638	$1,730

        Taxes on income for the years ended December 31 consist of the following:

	Federal	State	Total
	(In thousands)
2002 (Restated):
Current	$3,332	$107	$3,439
Deferred	(212)	(315)	(527)

	$3,120	$(208)	$2,912

2001:
Current	$2,728	$796	$3,524
Deferred	(266)	(73)	(339)

	$2,462	$723	$3,185

2000:
Current	$3,112	$1,036	$4,148
Deferred	(568)	(130)	(698)

	$2,544	$906	$3,450

        A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

	Years Ended December 31,
	2002	2001	2000
Statutory federal income tax rate	34.0%	34.0%	34.0%
State franchise tax, net of federal income tax benefit	1.0	7.2	7.2
Tax exempt interest income	(1.2)	(1.4)	(1.4)
Low Income Housing—federal credits	(3.7)	(4.3)	(3.0)
Other	(0.2)	(1.6)	(1.3)

	29.9%	33.9%	35.5%

10.   Stock Options

        Options have been granted to officers and key employees at an exercise price equal to estimated fair values at the date of grant as determined by the Board of Directors. During 1995, the Board of Directors and shareholders of the Company approved the adoption of the 1995 Stock Option Plan. The 1987 Plan was terminated as to the granting of additional options under that plan. The options granted under both the 1987 and 1995 Stock Option Plan are exercisable 20% each year commencing one year after the date of grant and expire ten years after the date of grant. The maximum number of shares which can be granted under the 1995 Plan is 690,000. A total of 130,000 shares remain reserved under the 1995 Stock Option Plan.

        Options outstanding, exercisable, exercised and forfeited are as follows:

	1987 Plan	Weighted Average Exercise Price	1995 Plan	Weighted Average Exercise Price
Options outstanding January 1, 2000	145,970	$4.09	425,117	$8.33
Granted during the year	0		5,000	$17.00
Exercised during the year	(145,970)	$4.09	(81,687)	$5.54

Options outstanding December 31, 2000	0		348,430	$9.11

Granted during the year			30,000	$17.50
Exercised during the year			(104,830)	$7.69

Options outstanding December 31, 2001			273,600	$10.57
Exercised during the year			(58,800)	$7.08
Canceled or expired during the year			(3,000)	$5.21

Options outstanding December 31, 2002			211,800	$11.62

        Included in total outstanding options at December 31, 2002, are 184,800 exercisable shares under the 1995 plan, at a weighted average price of $10.77. Included in total outstanding options at December 31, 2001, are 197,600 exercisable shares under the 1995 plan, at a weighted average price of $9.23.

        Additional information regarding options as of December 31, 2002 is as follows:

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Avg Remaining Contract Life(yrs)	Weighted Avg Exercise Price	Number Exercisable	Weighted Avg Exercise Price
$5.21 to $5.25	5,600	2.7	$5.21	5,600	$5.21
$6.08	22,500	3.5	$6.08	22,500	$6.08
$11.33	148,700	4.6	$11.33	148,700	$11.33
$17.00 to $17.50	35,000	8.1	$17.43	8,000	$17.38

Total	211,800			184,800

        As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

        Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure an amendment of FASB Statement No. 123", requires the disclosure of pro forma net income and earnings per share. Under SFAS 148, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions for expected life: 60 months following vesting for 2001, 24 months following vesting for 2000, 77 months following vesting for 1997, and 64 months following vesting for 1996 and 1995. Assumptions for stock volatility were 12.41% in 2001 and 2000, 15.88% in 1997, 7.08% in 1996 and 6.59% in 1995. Risk free interest rates used were 5.1% in 2001, 6.0% in 2000, 6.2% in 1997, 6.9% in 1996 and 6.4% in 1995. Expected dividends range from 1.7% to 3.8% during the expected term of the options. See Note 1 for pro forma net income calculations pursuant to SFAS No. 148.

11.   Employee Benefit Plans

  Employee Stock Ownership Plan

        The Company has an Employee Stock Ownership Plan and Trust, (the "ESOP"), designed to enable eligible employees to acquire shares of common stock. ESOP eligibility is based upon length of service requirements. The Bank contributes cash to the ESOP in an amount determined at the discretion of the Board of Directors. The trustee of the ESOP uses such contribution to purchase shares of common stock currently outstanding, or to repay debt on the leveraged portion of the ESOP. The shares of stock purchased by the trustee are allocated to the accounts of the employees participating in the ESOP on the basis of total relative compensation. Employer contributions vest over a period of six years.

        During June of 2000, the Company's Employee Stock Ownership Plan ("ESOP") established an unsecured five-year variable-rate line of credit ("the loan") in the amount of $1.0 million for the purpose of purchasing common stock of the Company. The loan is with a correspondent bank and is guaranteed by the plan's sponsor, United Security Bancshares.

        The ESOP used the proceeds of the loan to acquire shares of the Company's common stock which will be held in a suspense account by the ESOP. At the end of each year, shares will be released for allocation to the accounts of the individual ESOP participants in proportion to the principal and interest paid on the loan during the year. The ESOP loan is recorded as a liability of the Company and the unreleased shares purchased with the loan are reported as unearned ESOP shares in shareholders' equity. Unreleased shares are not recognized as outstanding for earnings per share and capital computations. Dividends on unallocated ESOP shares will be used to pay debt service on the ESOP loan and, as such, are recorded as a reduction of debt and accrued interest.

        No ESOP shares were purchased during 2002. During the year ended December 31, 2001, the ESOP purchased 23,185 shares of common stock on the open market under the revolving line of credit for a total cost of $399,000 (average cost of $17.20 per share). During the year ended December 31, 2000, the leveraged ESOP purchased 46,861 shares of common stock on the open market for a total cost of $817,000 (average cost of $17.43 per share), and purchased an additional 8,126 shares prior to June 2000 when the Company leveraged its ESOP Plan. Compensation expense totaled $273,000, $246,000 and $254,000 for the years ended December 31, 2002, 2001 and 2000, respectively. Interest expense incurred on the ESOP loan totaled $45,000, $88,000 and $21,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

        Allocated, committed-to-be-released, and unallocated ESOP shares as of December 31, 2002, 2001 and 2000 were as follows:

	2002	2001	2000
Allocated	111,857	103,035	95,973
Committed-to-be-released	15,585	11,952	7,742
Unallocated	34,767	50,352	39,119

Total ESOP shares	162,209	165,339	142,834

Fair value of unreleased shares	$620,591	$855,984	$679,888

  401K Plan

        The Company has a Cash or Deferred 401(k) Stock Ownership Plan (the "401(k) Plan") organized under Section 401(k) of the Code. All employees of the Company are initially eligible to participate in the 401(k) Plan upon the first day of the month after date of hire. Under the terms of the plan, the participants may elect to make contributions to the 401(k) Plan as determined by the Board of Directors. Participants are automatically vested 100% in all employee contributions. Participants may direct the investment of their contributions to the 401(k) Plan in any of several authorized investment vehicles. The Company contributes funds to the Plan up to 5% of the employees' eligible annual compensation. Company contributions are subject to certain vesting requirements over a period of six years. Contributions made by the Company are invested in Company stock. During 2002, 2001 and 2000, the Company contributed a total of $161,000, $139,000, and $120,000, respectively, to the Deferral Plan.

  Salary Continuation Plan

        The Company has established a non-qualified Salary Continuation Plan for five of the Company's key employees, which provides additional compensation benefits upon retirement for a period of 15 years. Future compensation under the Plan is earned by the employees for services rendered through retirement and vests over a period of 12 years. The Company accrues for the salary continuation liability based on anticipated years of service and vesting schedules provided under the Plan. At December 31, 2002 and 2001, $881,000 and $711,000, respectively, had been accrued to date and is included in other liabilities. In connection with the implementation of the Salary Continuation Plans, the Company purchased single premium universal life insurance policies on the life of each of the key employees covered under the Plan. The Company is the owner and beneficiary of these insurance policies. The cash surrender value of the policies was $2.5 million and $2.4 million at

December 31, 2002 and 2001, respectively. The assets of the Plan, under Internal Revenue Service regulations, are the property of the Company and are available to satisfy the Company's general creditors.

12.   Commitments and Contingent Liabilities

        The Company leases land and premises for its branch banking offices and administration facilities. The initial terms of these leases expire at various dates through 2015. Under the provisions of most of these leases, the Company has the option to extend the leases beyond their original terms at rental rates adjusted for changes reported in certain economic indices or as reflected by market conditions. The total expense on land and premises leased under operating leases was $267,000, $247,000, and $234,000 during 2002, 2001, and 2000, respectively.

        Future minimum rental commitments under existing leases as of December 31, 2002 are as follows:

(In thousands):
2003	$234
2004	200
2005	204
2006	119
2007	110
Thereafter	803

$1,670

13.   Financial Instruments Fair Value Disclosure

        The following summary disclosures are made in accordance with the provisions of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," which requires the disclosure of fair value information about both on- and off- balance sheet financial instruments where it is practicable to estimate that value. Fair value is defined in SFAS No. 107 as the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. It is not the Company's intent to enter into such exchanges.

        In cases where quoted market prices were not available, fair values were estimated using present value or other valuation methods, as described below. The use of different assumptions (e.g., discount rates and cash flow estimates) and estimation methods could have a significant effect on fair value amounts. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. Because SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements, any aggregation of the fair value amounts presented would not represent the underlying value of the Company.

	December 31, 2002		December 31, 2001
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(In thousands)
Financial Assets:
Cash and cash equivalents	$31,485	$31,485	$29,255	$29,255
Interest-bearing deposits	9,449	9,518	—	—
Investment securities	104,567	104,567	63,365	63,365
Loans, net	348,598	349,143	335,620	334,683
Financial Liabilities:
Deposits	423,987	422,398	368,651	367,114
Borrowings	36,050	35,396	28,416	28,037
Trust Preferred Securities	15,000	14,995	15,000	14,988
Commitments to extend credit	—	—	—	—

        The following methods and assumptions were used in estimating the fair values of financial instruments:

        Cash and Cash Equivalents—The carrying amounts reported in the balance sheets for cash and cash equivalents approximate their estimated fair values.

        Interest-bearing Deposits—Interest bearing deposits in other banks consist of fixed-rate certificates of deposits. Accordingly, fair value has been estimated based upon interest rates currently being offered on deposits with similar characteristics and maturities.

        Investments—Fair values for investment securities, including collateralized mortgage obligations, are based on quoted market prices.

        Loans—Fair values of variable rate loans which reprice frequently and with no significant change in credit risk are based on carrying values. Fair values for all other loans are estimated using discounted cash flows over their remaining maturities, using interest rates at which similar loans would currently be offered to borrowers with similar credit ratings and for the same remaining maturities.

        Deposits—In accordance with SFAS No. 107, fair values for transaction and savings accounts are equal to the respective amounts payable on demand at December 31, 2002 and 2001 (i.e., carrying amounts). The Company believes that the fair value of these deposits is clearly greater than that prescribed by SFAS No. 107. Fair values of fixed-maturity certificates of deposit were estimated using the rates currently offered for deposits with similar remaining maturities.

        Borrowings—Borrowings consist of federal funds sold, securities sold under agreements to repurchase, and other short-term borrowings. Fair values of borrowings were estimated using the rates currently offered for borrowings with similar remaining maturities.

        Trust Preferred Securities—Trust preferred securities reprice semiannually. Consequently, fair values were estimated using the rates currently offered for borrowings with similar remaining repricing characteristics.

        Commitments to Extend Credit—Fair values of commitments to extend credit are estimated using the interest rate currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present counterparties' credit standing. Fair values of standby letters of credit are based on fees currently charged for similar agreements. There was no material difference between the contractual amount and the estimated value of commitments to extend credit at December 31, 2002 and 2001.

14.   Regulatory Matters

        Capital Guidelines—The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements adopted by the Board of Governors of the Federal Reserve System ("Board of Governors"). Failure to meet minimum capital requirements can initiate certain mandates and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

        Quantitative measures established by regulation to ensure capital adequacy require insured institutions to maintain a minimum leverage ratio of Tier 1 capital (the sum of common stockholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries, minus intangible assets, identified losses and investments in certain subsidiaries, plus unrealized losses or minus unrealized gains on available for sale securities) to total assets. Institutions which have received the highest composite regulatory rating and which are not experiencing or anticipating significant growth are required to maintain a minimum leverage capital ratio of 3% of Tier 1 capital to total assets. All other institutions are required to maintain a minimum leverage capital ratio of at least 100 to 200 basis points above the 3% minimum requirement.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In thousands)
As of December 31, 2002—Restated (Company):
Total Capital (to Risk Weighted Assets)	$57,735	13.08%	$35,302	8.00%	$44,127	10.00%
Tier 1 Capital (to Risk Weighted Assets)	49,625	11.25%	17,651	4.00%	26,476	6.00%
Tier 1 Capital (to Average Assets)	49,625	9.40%	15,832	3.00%	26,386	5.00%
As of December 31, 2002—Restated (Bank):
Total Capital (to Risk Weighted Assets)	$55,593	12.65%	$35,159	8.00%	$43,948	10.00%
Tier 1 Capital (to Risk Weighted Assets)	50,099	11.40%	17,579	4.00%	26,369	6.00%
Tier 1 Capital (to Average Assets)	50,099	9.52%	15,785	3.00%	26,308	5.00%
As of December 31, 2001 (Company):
Total Capital (to Risk Weighted Assets)	$52,662	12.89%	$32,694	8.00%	$40,868	10.00%
Tier 1 Capital (to Risk Weighted Assets)	44,205	10.82%	16,347	4.00%	24,521	6.00%
Tier 1 Capital (to Average Assets)	44,205	10.20%	13,030	3.00%	21,716	5.00%
As of December 31, 2001 (Bank):
Total Capital (to Risk Weighted Assets)	$50,729	12.48%	$32,523	8.00%	$40,654	10.00%
Tier 1 Capital (to Risk Weighted Assets)	46,272	11.38%	16,262	4.00%	24,392	6.00%
Tier 1 Capital (to Average Assets)	46,272	10.67%	13,005	3.00%	21,674	5.00%

        The Board of Governors has also adopted a statement of policy, supplementing its leverage capital ratio requirements, which provides definitions of qualifying total capital (consisting of Tier 1 capital and supplementary capital, including the allowance for loan losses up to a maximum of 1.25% of risk-weighted assets) and sets forth minimum risk-based capital ratios of capital to risk-weighted assets. Insured institutions are required to maintain a ratio of qualifying total capital to risk weighted assets of 8%, at least one-half of which must be in the form of Tier 1 capital. Management believes, as of December 31, 2002, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

        As of December 31, 2002 and 2001, the most recent notifications from the Bank's regulators categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total capital and Tier 1 capital (as defined) to risk-based assets (as defined), and a minimum leverage ratio of Tier 1 capital to average assets (as defined) as set forth in the proceeding discussion. There are no conditions or events since the notification that management believes have changed the institution's category.

        Under regulatory guidelines, the $15 million in Trust Preferred Securities issued in July of 2001 qualifies as Tier 1 capital up to 25% of Tier 1 capital. Any additional portion of Trust Preferred Securities qualifies as Tier 2 capital.

        Dividends—Subsequent to the Reorganization on June 12, 2001, dividends paid to shareholders will be paid by the bank holding company, subject to restrictions set forth in the California General Corporation Law. The primary source of funds with which dividends will be paid to shareholders will come from cash dividends received by the Company from the Bank. Year-to-date as of December 31, 2002, the Company received $4.4 million in cash dividends from the Bank, from which the Company has declared or paid $2.8 million in dividends to shareholders.

        Under California state banking law, the Bank may not pay cash dividends in an amount which exceeds the lesser of the retained earnings of the Bank or the Bank's net income for the last three fiscal years (less the amount of distributions to shareholders during that period of time). If the above test is not met, cash dividends may only be paid with the prior approval of the California State Department of Financial Institutions, in an amount not exceeding the greater of: (i) the Bank's retained earnings; (ii) its net income for the last fiscal year; or (iii) its net income for the current fiscal year. As of December 31, 2002, approximately $8.6 million was available to the Bank for cash dividend distributions without prior approval. Year-to-date, the Bank has paid dividends of $4.4 million to the Company.

        Cash Restrictions—The Bank is required to maintain average reserve balances with the Federal Reserve Bank. At December 31, 2002, the Bank's qualifying balance with the Federal Reserve Bank was $6.6 million consisting of vault cash and balances.

15.   Supplemental Cash Flow Disclosures

	Years Ended December 31,
	2002	2001	2000
	(In thousands)
Cash paid during the period for:
Interest	$10,764	$13,385	$11,379
Income Taxes	3,237	3,943	3,927
Noncash investing activities:
Loans transferred to foreclosed property	5,113	2,980	2,781
Dividends declared not paid	710	625	546

16.   Net Income Per Share

        The following table provides a reconciliation of the numerator and the denominator of the basic EPS computation with the numerator and the denominator of the diluted EPS computation:

	Years Ended December 31,
	(Restated) 2002	2001	2000
	(In thousands, except earnings per share data)
Net income available to common shareholders	$6,833	$6,193	$6,257

Weighted average shares issued	5,444	5,499	5,389
Less: unearned ESOP shares	(43)	(55)	(14)

Weighted average shares outstanding	5,401	5,444	5,375
Add: dilutive effect of stock options	86	120	213

Weighted average shares outstanding adjusted for potential dilution	5,487	5,564	5,588

Basic earnings per share	$1.27	$1.14	$1.16

Diluted earnings per share	$1.25	$1.11	$1.12

17.   Other Comprehensive Income

        The following table provides a reconciliation of the amounts included in comprehensive income:

	Years Ended December 31,
	2002	2001	2000
	(In thousands)
Other comprehensive income, net of tax:
Unrealized gain on sale securities—net income tax of $815, $157, and $491	$1,222	$235	$737
Less: Reclassification adjustment for gain on sale of Available-for-sale securities included in net income—net income tax of $194, $307 and $2	(291)	(461)	(3)

Net unrealized gain (loss) on available-for-sale securities	$931	$(226)	$734

18.   Common Stock Repurchase Plan

        During August 2001, the Company's Board of Directors approved a plan to repurchase, as conditions warrant, up to 280,000 shares of the Company's common stock on the open market or in privately negotiated transactions. The duration of the program is open-ended and the timing of the purchases will depend on market conditions. During the years ended December 31, 2002 and 2001, the Company repurchased 64,676 and 115,786 shares for a total of $1.1 million and $1.9 million, respectively. The repurchased shares were subsequently retired.

19.   Restatement

        In May of 2002, the Bank entered into a Funds Agreement with a financial intermediary which provided that the Bank would agree to issue FDIC insured certificates of deposit in the amount of $99,000 each for terms of 3, 6 or 12 months at specified rates and would invest in one reinvestment CD for every $594,000 (6) certificates issued (classified as interest-bearing deposits in other banks). From May 2002 through December 2002, the Bank purchased approximately 100 of these reinvestment CDs at a cost of approximately $10,000,000. The reinvestment CDs had terms of 5 - 7 years with no early withdrawal penalty if liquidated after one year, and accrued interest to be paid at maturity.

        Following an examination by the Federal Reserve Bank of San Francisco ("FRB"), the Bank was asked to provide additional details of the transactions for the reinvestment CD's. The Bank provided the requested information and the FRB, after reviewing it, disagreed with the accounting treatment, in part because the Bank's recorded book value was greater than the recorded book value of the issuing bank.

        The FRB considered the differential to be a fee paid to the financial intermediary by the Bank and the fees directly related to the retention of the deposits. The FRB's position is that the "premium" paid by the Bank is a cost of funding the deposit liabilities. Therefore, the FRB considered the fees a cost of obtaining the funding that should be charged to interest expense. The FRB proposed that the fees be charged to interest expense either immediately or over the life (six to twelve months) of the related deposits, and that the Bank accrue interest on the reinvestment CD assets at a higher rate. The Bank has decided to immediately charge the differential between the Bank's book value and the recorded value of the issuing bank to interest expense.

        Each depository recorded the reinvestment CDs at their present value utilizing different discount rates and the future value of the reinvestment CD's will be equal at maturity. The Bank's view of the transaction was based on events that regularly occur in the fixed income marketplace. The Bank accounted for these reinvestment CDs similar to a debt security, specifically a zero coupon bond using the effective interest method to recognize interest income over the life of the CD at the market rate for these instruments.

        In an effort to determine proper accounting treatment, the Bank submitted the matter to the Securities and Exchange Commission ("SEC") in July 2003. The SEC ultimately agreed with accounting for the CD's in accordance with the methods proposed by the FRB.

        As a result, the Company has restated its financial statements for the year ended December 31, 2002. The 2002 restatement resulted in changes to the Company's net financials for December 31, 2002 as follows; interest-bearing deposits in other banks were reduced by $775,000 from $10,224,000 to $9,449,000 with a corresponding decrease in net interest income before provision for credit losses from $17,975,000 to $17,200,000. Income tax expense was decreased by approximately $238,000 to reflect the tax effect of the lower net interest income and income tax liabilities were decreased by the same amount. The change to net income was $538,000 for year the year ended December 31, 2002. As a result, shareholders equity was reduced from $41,099,000 to $40,561,000, and retained earnings was reduced from $23,114,000 to $22,576,000.

        The adjustments represent a timing difference, and will have no permanent affect on income or shareholders equity. The net adjustment of $538,000 to shareholder's equity through December 31, 2002 will continue to dissipate over the remaining life of the CD's. Once all CD's have matured, the adjustment reaches zero. Generally, the affect of the adjustments reduces income and equity in 2002 and increases income and equity thereafter until maturity. Tax rate changes, tax law changes or selling the CD's prior to maturity could result in other differences.

        The following condensed financial statements provide the effects of the restatement of the Company's financial statements for the period ended December 31, 2002:

United Security Bancshares
Condensed Financial Statements
December 31, 2002

	Previously Reported	Restated
	(dollars in 000's)
Assets
Cash and due from banks	$16,750	$16,750
Federal funds sold and securities purchased under agreements to resell	14,735	14,735

Cash and cash equivalents	31,485	31,485
Interest-bearing deposits in other banks	10,224	9,449
Total Investment Securities	104,567	104,567
Loans and leases—Net	343,042	343,042
Total Other assets	30,773	30,773

Total Assets	$520,091	$519,316

Liabilities & Shareholders' Equity
Liabilities:
Total deposits	$423,987	$423,987
Federal funds purchased and securities sold Under agreements to repurchase	35,400	35,400
Other borrowings	650	650
Other liabilities	3,955	3,718
Company obligated mandatorily redeemable cumulative trust preferred securities of subsidiary trust holding solely junior subordinated debentures (Trust Preferred securities)	15,000	15,000

Total liabilities	478,992	478,755
Total shareholders' equity	41,099	40,561

Total liabilities and shareholders' equity	$520,091	$519,316

	Previously Reported	Restated
For the Year ended December 31, 2002:
Interest income	$28,672	$28,716
Interest expense	10,697	11,516

Net interest income	17,975	17,200
Provision for loan losses	1,963	1,963

Net interest income after provision	16,012	15,237
Noninterest income	5,368	5,368
Noninterest expense	10,860	10,860

Income before taxes	10,520	9,745
Taxes on income	3,149	2,912

Net income	$7,371	$6,833

Net Income per common share
Basic	$1.36	$1.27

Diluted	$1.34	$1.25

Shares on which net income per common share were based
Basic	5,400,751	5,400,751

Diluted	5,487,038	5,487,038

20.   Parent Company Only Financial Statements

        The following are the condensed financial statements of United Security Bancshares and should be read in conjunction with the consolidated financial statements:

United Security Bancshares—(parent only)
Balance Sheet—December 31, 2002 and 2001

	(Restated) 2002	2001
	(In thousands)
Assets:
Cash and equivalents	$1,283	$759
Investment in bank subsidiary	53,441	49,126
Investment in nonbank entity	1,500	1,500
Other assets	471	487

Total assets	$56,695	$51,872

Liabilities & Shareholders' Equity
Liabilities:
Junior subordinated debt securities	$15,000	$15,000
Accrued interest payable	374	533
Other liabilities	760	280

Total liabilities	16,134	15,813
Shareholders' Equity:
Common stock, no par value 10,000,000 shares authorized, 5,406,666 and 5,397,298 issued and outstanding, in 2002 and 2001	17,553	18,239
Retained earnings	22,576	18,582
Unearned ESOP shares	(609)	(873)
Accumulated other comprehensive income	1,041	111

Total shareholders' equity	40,561	36,059

Total liabilities and shareholders' equity	$56,695	$51,872

United Security Bancshares—(parent only)
Income Statement

	Years Ended December 31,
	(Restated) 2002	2001
	(In thousands)
Income:
Dividends from subsidiaries	$4,385	$4,300
Other income	150	0

Total income	4,535	4,300
Expense:
Interest expense	899	541
Other expense	233	122

Total expense	1,132	663

Income before taxes and equity in undistributed income of subsidiary	3,403	3,637
Income tax benefit	(308)	(273)
Equity in undistributed income of subsidiary	3,122	2,283

Net Income	$6,833	$6,193

United Security Bancshares—(parent only)
Statement of Cash Flows

	Years Ended December 31,
	(Restated) 2002	2001
	(In thousands)
Cash Flows From Operating Activities:
Net income	$6,833	$6,193
Adjustments to reconcile net earnings to cash provided by operating activities:
Equity in undistributed income of subsidiaries	(3,122)	(2,283)
Amortization of issuance costs	17	8
Net change in other liabilities	242	259

Net cash provided by operating activities	3,970	4,177
Cash Flows From Investing Activities:
Capital contribution to subsidiary	0	(13,700)
Investment in nonbank entity	0	(1,500)

Net cash used in investing activities	0	(15,200)

Cash Flows From Financing Activities:
Net proceeds from issuance of junior subordinated debt	0	14,505
Proceeds from stock options exercised	416	429
Repurchase and retirement of common stock	(1,107)	(1,884)
Payment of dividends on common stock	(2,755)	(1,268)

Net cash provided by financing activities	(3,446)	11,782
Net increase in cash and cash equivalents	524	759
Cash and cash equivalents at beginning of period	759	0

Cash and cash equivalents at end of period	$1,283	$759

Supplemental cash flow disclosures:
Noncash financing activities:
Dividends declared not paid	$710	$625

21.   Quarterly Financial Data (unaudited)

        Selected quarterly financial data for the years ended December 31, 2002 and 2001 are presented below (4th quarter of 2002 has been restated):

	2002				2001
	(Restated) 4th	3rd	2nd	1st	4th	3rd	2nd	1st
	(In thousands except per share data)
Interest income	$7,263	$7,413	$7,196	$6,844	$6,696	$7,848	$7,726	$7,793
Interest expense	3,310	2,796	2,697	2,713	3,014	3,603	3,378	3,416

Net interest income	3,953	4,617	4,499	4,131	3,682	4,245	4,348	4,377
Provision for credit losses	774	325	244	620	465	492	401	375
Gain on sale of securities	509	(2)	(22)	0	11	482	276	1
Other noninterest income	1,150	1,315	1,099	1,319	1,055	967	850	635
Noninterest expense	2,654	2,928	2,583	2,695	2,589	2,580	2,409	2,240

Income before income tax expense	2,184	2,677	2,749	2,135	1,694	2,622	2,664	2,398
Income tax expense	664	801	828	619	366	944	990	885

Net income	$1,520	$1,876	$1,921	$1,516	$1,328	$1,678	$1,674	$1,513

Net income per share:
Basic	$0.28	$0.35	$0.36	$0.28	$0.24	$0.31	$0.31	$0.28

Diluted	$0.28	$0.34	$0.35	$0.28	$0.24	$0.30	$0.30	$0.27

Dividends declared per share	$0.13	$0.13	$0.13	$0.13	$0.115	$0.115	$0.115	$0.115

Average shares outstanding
For net income per share:
Basic	5,401	5,397	5,382	5,387	5,444	5,451	5,442	5,430

Diluted	5,487	5,488	5,483	5,487	5,564	5,577	5,576	5,577

Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Taft National Bank

Condensed Balance Sheets

(Unaudited—Dollar Amounts in Thousands)

	September 30, 2003	September 30, 2002
Cash and Due From Bank	$4,802	$9,817
Federal Funds Sold	2,525	5,335

TOTAL CASH AND CASH EQUIVALENTS	7,327	15,152
Certificates of Deposit	1,291	—
Investment Securities	13,704	5,693
Loans	27,509	30,593
Allowance for Loan Losses	(936)	(1,453)

NET LOANS	26,573	29,140
Premises and Equipment, net	1,403	1,562
Cash Surrender Value of Life Insurance	688	668
Accrued Interest and Other Assets	953	1,055

	$51,939	$53,270

Noninterest-Bearing Deposits	$20,276	$16,564
Interest-Bearing Deposits	27,141	32,451

TOTAL DEPOSITS	47,417	49,015
Long-term Debt	500	500
Accrued Interest and Other Liabilities	568	448

TOTAL LIABILITIES	48,485	49,963
Common Stock	1,070	1,070
Surplus	1,058	1,058
Retained Earnings	1,367	1,179
Accumulated Other Comprehensive Income	(41)	—

TOTAL SHAREHOLDERS' EQUITY	3,454	3,307

	$51,939	$53,270

The accompanying notes are an integral part of the financial statements.

Taft National Bank

Condensed Statements of Operations

(Unaudited—Dollar Amounts in Thousands, Except Per Share Data)

	For the Nine Months Ended September 30,
	2003	2002
Interest Income	$1,869	$2,167
Interest Expense	183	297

Net Interest Income	1,686	1,870
Provision for Loan Losses	323	80

Net Interest Income After Provision for Loan Losses	1,363	1,790
Noninterest Income	783	418
Noninterest Expense	2,066	2,462

Income Before Taxes	80	(254)
Income Taxes	—	—

Net Income	$80	$(254)

Per Share Data:
Net Income—Basic	$0.30	$(0.95)
Net Income—Diluted	$0.30	$(0.95)

The accompanying notes are an integral part of the financial statements.

Taft National Bank

Condensed Statements of Cash Flows

(Unaudited—Dollar Amounts in Thousands)

	For the Nine Months Ended September 30,
	2003	2002
OPERATING ACTIVITIES
Net Income	$80	$(254)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	151	169
Provision for Loan Losses	323	80
Increase in Cash Surrender Value of Life Insurance	(15)	(16)
Other Items—Net	(126)	27

NET CASH PROVIDED BY OPERATING ACTIVITIES	413	6
INVESTING ACTIVITIES
Increase in Certificates of Deposit	(198)	—
Purchases of Investment Securities	(24,704)	(5,105)
Sale and Maturities of Investment Securities	16,389	5,116
Net Change in Loans	2,992	1,070
Purchase of Premises and Equipment	(42)	(62)

NET CASH USED BY INVESTING ACTIVITIES	(5,563)	1,019
FINANCING ACTIVITIES
Net Increase (Decrease) in Deposits	(962)	648

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(962)	648

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,112)	1,673
Cash and Cash Equivalents at Beginning of Period	13,439	13,479

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,327	$15,152

The accompanying notes are an integral part of the financial statements.

Taft National Bank

Notes to Financial Statements

Note 1—Basis of Presentation and Management Representation

        The accompanying financial information has been prepared in accordance with the Securities and Exchange Commission rules and regulations for quarterly reporting and therefore does not necessarily include all information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles.

        Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year. In the opinion of management, the unaudited financial information for the nine-month period ended September 30, 2003 and 2002 reflects all adjustments, consisting only of normal recurring accruals and provisions, necessary for a fair presentation thereof.

Note 2—Earnings Per Share

        Effective December 31, 1997, the Taft National Bank adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share."Accordingly, basic earnings per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during each period. The computation of diluted earnings per share also considers the number of shares issuable upon the assumed exercise of outstanding common stock options.

Note 3—Proposed Merger

        On December 11, 2003, the Taft National Bank announced the signing of a definitive merger agreement ("the Agreement") whereby United Security Bancshares will acquire all of the outstanding common stock of the Company.

        The Agreement provides that the shareholders of the outstanding common shares will receive approximately 243,000 shares of United Security Bancshares common stock for a total purchase price of approximately $5.3 million. The merger is subject to standard conditions, including the approval of the shareholders of the Taft National Bank and bank regulatory agencies. The transaction is expected to close in the second quarter of 2004.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Taft National Bank

        We have audited the accompanying balance sheets of Taft National Bank as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taft National Bank as of December 31, 2002 and 2001, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
March 6, 2003

TAFT NATIONAL BANK

BALANCE SHEETS

December 31, 2002 and 2001

	2002	2001
ASSETS
Cash and Due from Banks	$4,098,872	$7,528,686
Federal Funds Sold	9,340,000	5,950,000

Total Cash and Cash Equivalents	13,438,872	13,478,686
Time Deposits—Other Financial Institutions	1,093,251	—
Investment Securities Available for Sale	5,344,395	—
Investment Securities Held to Maturity	—	5,704,412
Loans, Net of Deferred Loan Fees	31,140,153	31,842,054
Allowance for Loan Losses	(1,251,569)	(1,552,496)

Net Loans	29,888,584	30,289,558
Bank Premises and Equipment, net	1,512,278	1,669,189
Other Real Estate Owned	28,214	249,057
Cash Surrender Value of Life Insurance	673,176	651,977
Federal Reserve Bank Stock, at cost	63,900	63,900
Accrued Interest Receivable and Other Assets	883,751	931,007

Total Assets	$52,926,421	$53,037,786

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-Bearing Demand Deposits	$18,844,316	$15,665,317
Money Market, NOW, and Savings	19,165,943	18,407,399
Time Deposits Under $100,000	4,130,685	5,840,411
Time Deposits $100,000 and Over	6,237,567	8,453,902

Total Deposits	48,378,511	48,367,029
Accrued Interest Payable and Other Liabilities	606,154	608,415
Long-term Debt	500,000	500,000

Total Liabilities	49,484,665	49,475,444
Commitments—Notes 4 and 8	—	—
Stockholders' Equity:
Common Stock—$4 Par Value; Authorized 750,000 Shares; Issued and Outstanding, 267,481 Shares	1,070,000	1,070,000
Capital Surplus	1,058,453	1,058,453
Retained Earnings	1,287,113	1,433,889
Accumulated Other Comprehensive Income—Net Unrealized gains on available-for-sale securities, net of Taxes of $18,200 in 2002	26,190	—

Total Stockholders' Equity	3,441,756	3,562,342

Total Liabilities and Stockholders' Equity	$52,926,421	$53,037,786

The accompanying notes are an integral part of these financial statements.

TAFT NATIONAL BANK

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002 and 2001

	2002	2001
Interest Income
Interest and Fees on Loans	$2,480,577	$3,564,195
Interest on Investment Securities	257,574	298,457
Other Interest Income	97,322	215,586

Total Interest Income	2,835,473	4,078,238
Interest Expense
Interest on Deposits	349,001	1,085,089
Interest on Other Borrowings	29,744	—

Total Interest Expense	378,745	1,085,089

Net Interest Income	2,456,728	2,993,149
Provision for Loan Losses	155,185	878,000

Net Interest Income After Provision for Loan Losses	2,301,543	2,115,149
Other Income
Service Charges on Deposit Accounts	441,812	482,762
Gain on Sale of Investment Securities	292,271	38,892
Earnings on Life Insurance Policies	36,817	35,243
Other Income	112,813	111,487

	883,713	668,384
Other Expenses
Salaries and Employee Benefits	1,595,288	1,397,405
Occupancy Expenses	301,644	254,173
Furniture and Equipment Expenses	260,647	251,538
Office Supplies, Telephone and Postage	186,654	178,963
Data Processing and Other Professional Services	506,149	594,837
Advertising and Promotion Expenses	61,615	81,434
Other Expenses	420,035	322,199

	3,332,032	3,080,549

Loss Before Income Taxes	(146,776)	(297,016)
Income Taxes	—	—

Net Loss	$(146,776)	$(297,016)

Earnings Per Share
Net Loss—Basic	$(0.55)	$(1.11)

The accompanying notes are an integral part of these financial statements.

TAFT NATIONAL BANK

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Years Ended December 31, 2002 and 2001

	Shares Outstanding	Common Stock	Paid-In Capital	Comprehensive Income	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2001	267,481	$1,070,000	$1,058,453		$1,730,905		$3,859,358
Comprehensive Income:
Net earnings for the year				$(297,016)	(297,016)		(297,016)

Total Comprehensive Income				$(297,016)

Balance at December 31, 2001	267,481	1,070,000	1,058,453		1,433,889	—	3,562,342
Comprehensive Income:
Net earnings for the year				$(146,776)	(146,776)	—	(146,776)
Change in unrealized gain on available-for-sale securities, net of taxes of $18,200				26,190		26,190	26,190

Total Comprehensive Income				$(120,586)

Balance at December 31, 2002	267,481	$1,070,000	$1,058,453		$1,287,113	$26,190	$3,441,756

The accompanying notes are an integral part of these financial statements.

TAFT NATIONAL BANK

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002 and 2001

	2002	2001
Cash Flows From Operating Activities
Net Income (Loss)	$(146,776)	$(297,016)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided (Used) by Operating Activities:
Depreciation and Amortization	226,419	215,131
Provision for Loan Losses	155,185	878,000
Deferred Income Taxes	146,200	(10,000)
Gain on Sale of Securities	(292,271)	(38,892)
Net Change in Other Assets and Liabilities	(70,284)	21,989

Net Cash Provided (Used) by Operating Activities	18,473	769,212
Cash Flows From Investing Activities
Increase in Time Deposits	(1,093,251)	—
Proceeds From Sales and Maturities of Investment Securities	5,784,976	2,263,725
Purchase of Investment Securities Available for Sale	(5,105,001)	(2,538,522)
Net Change in Loans	220,974	7,182,101
Proceeds From Sale of OREO	193,345	282,660
Expenditures For Bank Premises and Equipment	(70,812)	(131,635)

Net Cash Provided (Used) by Investing Activities	(69,769)	7,058,329
Cash Flows From Financing Activities
Net Change in Demand Deposits, Money Market, NOW and Savings Accounts	3,937,543	(3,123,577)
Net Change in Certificates of Deposit	(3,926,061)	(210,986)
Increase in Long-term Debt	—	500,000

Net Cash Provided (Used) by Financing Activities	11,482	(2,834,563)

Net Increase (Decrease) in Cash and Cash Equivalents	(39,814)	4,992,978
Cash and Cash Equivalents, Beginning of Year	13,478,686	8,485,708

Cash and Cash Equivalents, End of Year	$13,438,872	$13,478,686

Supplemental Disclosures of Cash Flow Information
Interest Payments	$394,677	$1,093,055
Income Tax Payments	$—	$102,762
Loans Transferred to OREO	$—	$190,734

The accompanying notes are an integral part of these financial statements.

TAFT NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2002 and 2001

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

        Taft National Bank has been organized and operates as a single operating segment. The Bank maintains two branches, one in Taft and one in Bakersfield, California. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Cash and Due From Banks

        Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2002.

        The Bank maintains amounts due from banks, which exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment Securities

        Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," addresses the accounting for investments in equity securities that have readily determinable fair values and for investments in all debt securities. Pursuant to SFAS No. 115, securities are classified in three categories and accounted for as follows: debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and are measured at amortized cost; debt and equity securities bought and held principally for the purpose of selling in the near term are classified as trading securities and are measured at fair value, with unrealized gains and losses included in earnings; debt and equity securities not classified as either held-to-maturity or trading securities are deemed available-for-sale and are measured at fair value, with unrealized gains and losses, net of applicable taxes, reported in a separate component of stockholders' equity.

Loans and Interest on Loans

        Loans are reported at the principal amount outstanding, net of any deferred loan origination fee income and deferred direct loan origination costs, and net of any unearned interest on discounted loans. Deferred loan origination fee income and direct loan origination costs are amortized to interest income over the life of the loan using the interest method. Interest on loans is accrued to income daily based upon the outstanding principal balances.

        Loans for which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on such loans is discontinued when there exists a reasonable doubt as to the full and timely collection of either principal or interest. Income on such loans is then only recognized to the extent that cash is received and where the future collection of principal is probable. Accrual of interest is resumed only when principal and interest are brought fully current and when such loans are considered to be collectible as to both principal and interest.

        For impairment recognized in accordance with Financial Accounting Standards Board (FASB) SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, the entire change in the present value of expected cash flows is reported as either provision for loan losses in the same manner in which impairment initially was recognized, or as a reduction in the amount of provision for loan losses that otherwise would be reported.

Allowance For Loan Losses

        The allowance for loan losses is established by a provision charged to current period income. Loan losses are charged against the allowance when the loan's principal is deemed uncollectible. Loan recoveries are only recognized to the extent that cash is received. The allowance is maintained at a level considered adequate, in management's judgment, to provide for loan losses that can be reasonably anticipated. The evaluation of the adequacy of the allowance takes into consideration several factors including but not exclusively, current economic conditions, historical loan loss experience, and factors affecting collectibility on specific borrowers based upon regular credit reviews.

Premises and Equipment

        Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures and forty years for buildings. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Income Taxes

        Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the consolidated financial statements. A valuation allowance is established to reduce the deferred tax asset to the level at which it is "more likely than not" that the tax asset or benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods.

Other Real Estate Owned

        Other real estate owned, which represents real estate acquired by foreclosure, is recorded at the lesser of the outstanding loan balance or the fair value of the property at time of foreclosure. Any valuation adjustments required at the time of foreclosure are charged to the allowance for loan losses. Any subsequent valuation adjustments, operating expenses or income, and gains and losses on disposition of such properties are recognized in current operations.

Comprehensive Income

        SFAS No. 130, "Reporting Comprehensive Income," requires the disclosure of comprehensive income and its components. Changes in unrealized gain or loss on available-for-sale securities net of income taxes is the only component of accumulated other comprehensive income for the Bank.

Earnings Per Shares (EPS)

        Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The Bank had no dilutive securities as of December 31, 2002 and 2001 and therefore only reported basic EPS.

Stock-Based Compensation

        SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Bank accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options will be measured as the excess, if any, of the quoted market price of the Bank's stock at the date of the grant over the amount an employee must pay to acquire the stock.

        As of December 31, 2002 and 2001, the Bank had no outstanding stock options.

Disclosure of Fair Value of Financial Instruments

        In December 1996, the FASB issued SFAS No. 126, "Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities," an amendment of FASB Statement No. 107. SFAS No. 126 is effective for fiscal years ending after December 15, 1996. In accordance with SFAS No. 126, the Bank is exempt from the disclosure requirements of SFAS No. 107 and has therefore elected not to disclose fair value information for financial instruments.

Current Accounting Pronouncements

        In August 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which requires the Bank to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of long-term assets. SFAS No. 143 is effective for the Bank in 2003; however, management does not believe adoption will have a material impact on the Bank's financial statements.

Reclassifications

        Certain reclassifications were made to prior years' presentations to conform to the current year.

NOTE 2—INVESTMENTS

        The amortized cost and fair values of investment securities available for sale at December 31, 2002 were:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury Securities	$5,304,875	$44,390	$—	$5,344,395

        The amortized cost and fair values of investment securities held to maturity at December 31, 2001 were:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury Securities	$5,704,412	$194,036	$(20,454)	$5,877,994

        The amortized cost and fair values of investment securities at December 31, 2002, by expected maturity, are shown below.

	Securities Available for Sale
	Amortized Cost	Fair Value
Due in One Year or Less	$—	$—
Due After One Year but Less Than Five Years	5,304,875	5,344,395

	$5,304,875	$5,344,395

        On September 26, 2001, the Bank sold off the entire municipal securities portion of its securities held to maturity. The proceeds from this transaction totaled $810,725, the net book value of the securities sold was $771,833 and the Bank reported a gross gain on sale of $38,892. Although the Bank's original intent was to hold these securities to maturity, management believes isolated and unusual business events justify the decision to sell these specific securities without calling into question the Bank's intent or ability to continue to hold the remaining securities until maturity.

        On September 17, 2002, the Bank sold off the majority of its remaining investment securities in the held-to-maturity category. The proceeds from this transaction totaled $5,784,976 and the Bank reported a gross gain on sale of $292,271. Recognition of the gain from the sale of these securities helped the Bank to maintain the required capital levels as required in its Regulatory Order with the Comptroller of the Currency discussed in Note 11. Based on these transactions, the Bank transferred the one remaining investment security to the available-for-sale category and classified all subsequent investment purchases as available for sale.

        Securities with a carrying value of approximately $5,344,000 and $5,700,000 at December 31, 2002 and 2001, respectively, were pledged to secure public deposits, short-term borrowings and lines-of-credit, or other items required by law.

NOTE 3—LOANS AND THE RELATED ALLOWANCE FOR LOAN LOSSES

        The Bank's loan portfolio consists primarily of loans to borrowers within Kern County. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and oil and gas production are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

        The following is a summary of the major components of loans outstanding at December 31, 2002 and 2001:

	December 31, 2002
	2002	2001
Commercial Loans	$18,232,609	$18,917,593
Real Estate Loans—Construction Financing	2,453,658	2,003,272
Real Estate Loans—Other	6,472,738	4,896,339
Consumer Loans	4,073,967	6,106,266

Total Loans	31,232,972	31,923,470
Net Deferred Loan Fees	(92,819)	(81,416)

Loans, Net of Deferred Loan Fees	$31,140,153	$31,842,054

        Changes in the allowance for loan losses as of December 31:

	2002	2001
Balance at Beginning of Year	$1,552,496	$1,204,016
Provisions Charged to Operating Expense	155,185	878,000
Recovery of Principal on Loans Previously Charged Off	38,694	99,840
Principal on Loans Charged Off	(494,806)	(629,360)

Balance at End of Year	$1,251,569	$1,552,496

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, and income recognized thereon as of December 31:

	2002	2001
Recorded Investment in Impaired Loans	$779,000	$—

Related Allowance for Loan Losses	$382,000	$—

Average Recorded Investment in Impaired Loans	$617,000	$131,250

Interest Income Recognized for Cash Payments	$—	$—

NOTE 4—BANK PREMISES AND EQUIPMENT

        Bank premises and equipment at December 31 consist of the following:

	2002	2001
Land	$220,355	$220,355
Bank Premises	871,140	871,140
Leasehold Improvements	64,586	59,599
Furniture, Fixtures and Equipment	1,657,075	1,824,171
Bank Automobiles	20,254	36,555

	2,833,410	3,011,820
Less: Accumulated Depreciation and Amortization	(1,321,132)	(1,342,631)

	$1,512,278	$1,669,189

        The Bank leases its Taft branch under a noncancelable long-term operating leases from West Side Developers, a partnership including certain members of the Banks Board of Directors, expiring on November 30, 2007. At December 31, 2002, the approximate future minimum rental commitments under this lease is as follows:

2003	$108,000
2004	108,000
2005	108,000
2006	108,000
2007	99,000

Total	$531,000

        Rental payments, including short-term equipment rentals, charged to operating expense amounted to approximately $108,443 and $89,330 for the years ended December 31, 2002 and 2001, respectively.

NOTE 5—DEPOSITS

        At December 31, 2002, the scheduled maturities of certificates of deposit are as follows:

Due in One Year	$10,110,101
Due After One Year But Less Than Five Years	258,151

$10,368,252

        Interest expense on deposits as of December 31, is as follows:

	2002	2001
Interest on Money Market and NOW Accounts	$23,245	$161,647
Interest Savings Accounts	11,686	100,372
Interest on Certificates of Deposit Under $100,000	131,928	329,643
Interest on Certificates of Deposit of $100,000 or More	182,142	493,427

	$349,001	$1,085,089

NOTE 6—INCOME TAXES

        The provisions for income tax for the years ended December 31, 2002 and 2001, were as follows:

	2002	2001
Current
Federal	$(147,000)	$4,000
State	800	6,000

	(146,200)	10,000
Deferred	146,200	(10,000)

	$—	$—

        The tax benefit related to the 2002 and 2001 operating loss was not recognized, as its realization was dependent upon future operating income.

        The following is a summary of the components of the net deferred tax assets included in other assets on the balance sheet:

	2002	2001
Deferred Tax Assets:
Allowance for Loan Losses Due to Tax Limitations	$363,000	$524,000
Deferred Compensation	188,000	194,000
Other Assets/Liabilities	78,000	47,000

	629,000	765,000
Deferred Tax Liabilities:
Depreciation Differences on Bank Premises and Equipment	(68,000)	(79,000)
Cash Basis of Income Tax Reporting	(127,000)	(115,000)
Unrecognized Gain on Available-for-Sale Investment Securities	(18,000)	—
Other Assets/Liabilities	(9,000)	(8,000)

	(222,000)	(202,000)

Valuation Allowance	(198,000)	(189,000)

Net Deferred Taxes	$209,000	$374,000

        A valuation allowance was established to reduce the deferred tax asset to the level at which it is "more likely than not" that the tax asset or benefits will be realized.

NOTE 7—LONG-TERM DEBT

        On December 19, 2002, the Bank issued Subordinated Debentures to five investors who are also members of the Bank's Board of Directors, in the total sum of $500,000 ("Debentures"). The Debentures include quarterly payment of interest at prime plus 1% (initial rate of 5.75%) and quarterly principal installments of $5,000 commencing on December 31, 2006 until paid in full on September 30, 2011. These Debentures are convertible, at the option of the investor, at any time into common stock at an initial conversion price of $11.50 per share.

        The Debentures, which are subordinated to the right of payment to depositors and other creditors, qualify as Tier 2 Capital and were issued to ensure that the Bank remained in compliance with the capital requirements of the Agreement discussed in Note 11.

NOTE 8—COMMITMENTS AND CONTINGENCIES

        In the normal course of business, the Bank is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby and commercial letters of credit. To varying degrees, these instruments involve elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position.

        The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 2002 and 2001, the Bank had commitments of approximately $8,270,000 and $7,775,000, respectively.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, residential properties and properties under construction.

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

        The Bank is involved in various litigations. In the opinion of management and the Bank's legal counsel, the disposition of all litigation pending will not have a material effect on the Bank's financial statements.

NOTE 9—EMPLOYEE BENEFITS

        The Bank has a defined contribution profit sharing plan in effect for substantially all full-time employees. During 2002 and 2001, the Bank made no contribution to the plan. Contributions under the defined contribution plan are made at the discretion of the Board of Directors.

        The Bank also has a salary continuation plan with a former executive. A Salary Continuation Plan ("SCP") is a non-qualified, executive benefit plan in which the Bank agreed to pay the executive additional benefits at retirement. The SCP is an unfunded plan, which means that the executive has no rights under the agreement beyond those of a general creditor of the Bank, and there are no specific assets set aside by the Bank in connection with the establishment of the Plan.

        The accounting rules concerning deferred compensation plans, including Salary Continuation Plans, require that the Bank accrue sufficient expenses so that the Bank reflects the present value of the benefits to be paid to the executive as a liability. The accrued salary continuation liability was approximately $456,000 and $471,000 and the related annual expense was approximately $46,000 for the years ended December 31, 2002 and 2001.

NOTE 10—TRANSACTIONS WITH DIRECTORS AND OFFICERS

        In the ordinary course of business, the Bank has granted loans to certain officers, directors and the companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The balance of these loans outstanding was approximately $1,475,000 and $1,007,000 at December 31, 2002 and 2001, respectively.

NOTE 11—AGREEMENT WITH THE OCC

        On March 21, 2002, the Bank entered into a formal written agreement (the "Agreement") with the Office of the Comptroller of the Currency ("OCC"), the Bank's principal regulator. The Agreement generally prohibits certain operations or practices deemed objectionable by the OCC and required the Bank to take several affirmative actions. The primary requirements of the Agreement are as follows:

  •
  The Bank shall have and retain qualified staff

  •
  The Bank shall develop and implement a written program to reduce criticized assets

  •
  The Bank shall establish a program for the maintenance of an adequate allowance for loan losses

  •
  The Bank shall develop and adhere to a program to maintain liquidity at an adequate level

  •
  The Bank shall develop a written strategic plan covering the next three years of operations

  •
  The Bank shall maintain capital ratios required for well-capitalized status

        Management believes it is substantially in compliance with the primary requirements of the Agreement, although compliance with the Agreement will be determined by the OCC as part of its examinations of the Bank.

NOTE 12—REGULATORY MATTERS

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

        The OCC most recently categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action, despite the fact that the Bank's actual ratios exceed those required to be "well-capitalized". The mere existence of the Agreement discussed in Note 11 automatically reduces the Bank to the adequately capitalized classification. To be categorized as well capitalized, the Bank must maintain minimum ratios as set forth in the table below and be released from the Agreement discussed in Note 11. The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2002:
Total Capital (to Risk-Weighted Assets)	$4,287	11.68%	$2,937	8.0%	$3,671	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,318	9.04%	$1,468	4.0%	$2,203	6.0%
Tier 1 Capital (to Average Assets)	$3,318	6.21%	$2,137	4.0%	$2,671	5.0%
As of December 31, 2001:
Total Capital (to Risk-Weighted Assets)	$4,538	12.3%	$2,953	8.0%	$3,691	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,563	9.6%	$1,476	4.0%	$2,214	6.0%
Tier 1 Capital (to Average Assets)	$3,563	6.5%	$2,181	4.0%	$2,727	5.0%

        The Bank is restricted as to the amount of dividends, which can be paid. Dividends declared by national banks that exceed the net income (as defined) for the current year plus retained net income for the preceding two years must be approved by the OCC. The Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements shown above.

NOTE 13—STOCK OPTION PLAN

        During 2002, the shareholders of the Bank approved the establishment of a stock option plan. The plan provides stock option up to 65,000 shares of the Bank's common stock. All employees and Directors of the Bank are eligible to participate in the plan. As of December 31, 2002, no options had been granted under this plan.

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

        This Agreement and Plan of Reorganization and Merger (the "Agreement") is entered into as of December 11, 2003, by and among United Security Bancshares, a California corporation ("Bancshares"); United Security Bank, a California banking corporation and wholly-owned subsidiary of Bancshares ("USB") and Taft National Bank, a national banking association ("Taft").

RECITALS:

        WHEREAS, the respective Boards of Directors of Taft and Bancshares have determined that it is in the best interests of Taft and Bancshares and their respective shareholders for Taft to be merged with USB, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, the California Financial Code, national banking laws and other applicable laws;

        WHEREAS, each of the Boards of Directors of Taft, USB and Bancshares have approved this Agreement and the transactions contemplated hereby;

        WHEREAS, Taft's Board of Directors has resolved to recommend approval of the Merger of Taft and USB to its shareholders;

        WHEREAS, upon the consummation of the Merger of Taft with and into USB, USB shall remain a wholly-owned subsidiary of Bancshares; and

        WHEREAS, it is the intension of the parties to the Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, Taft, USB and Bancshares hereby agree as follows:

ARTICLE 1.    DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings set forth below:

        "Acquisition Event" shall mean any of the following:

  (a)
  Taft's Board of Directors shall have approved or Taft shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than Bancshares or any of its respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving Taft, (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of Taft or any asset or assets of Taft the disposition or lease of which would result in a material change in the business or business operations of Taft; or (iii) the issuance, sale or other disposition by Taft (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of Taft Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of Taft Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 25% or more of the voting securities of Taft; or

  (b)
  Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Director Shareholder Agreement) shall have increased the number of shares of Taft Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 5% of the then outstanding shares of Taft Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 10% of the outstanding shares of Taft Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 10% of the then outstanding shares of Taft Common Stock.

  "Acquisition Proposal" shall have the meaning given such term in Section 6.2.5.

  "Affected Party" shall have the meaning given to it in Section 5.7.

  "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

  "Affiliate Agreements" shall have the meaning given such term in Section 5.3.3.

  "Average Closing Price" shall mean the average of the daily closing price of a share of Bancshares Common Stock reported on the NASDAQ National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time; provided, however, in no event shall the Average Closing Price exceed $22.00 per share.

  "Bancshares" shall mean United Security Bancshares.

  "Bancshares Common Stock" shall mean the common stock, no par value per share, of Bancshares.

  "Bancshares Filings" shall have the meanings given such term in Section 4.5.

  "Bancshares Financial Statements" means the audited consolidated financial statements (balance sheets, statements of income, statements of cash flow and statements of changes in financial position) and notes thereto of Bancshares and the related opinions thereon for the years ended December 31, 2000, 2001 and 2002 and the unaudited consolidated statements of financial condition and statements of operations and cash flow of Bancshares for the nine months ended September 30, 2003.

  "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

  "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

  "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

  "CDFI" shall mean the California Department of Financial Institutions.

  "California Corporations Code" shall mean the General Corporation Law of the State of California.

  "California Financial Code" shall mean the Financial Code of the State of California.

  "Classified Assets" shall have the meaning given to such term in Section 6.1.14.

  "Closing" shall have the meaning given to such term in Section 2.1.

  "Closing Date" shall have the meaning given to such term in Section 2.1.

  "Confidential Information" means all information exchanged heretofore or hereafter between Taft and its affiliates and agents, on the one hand, and Bancshares and USB, their affiliates and agents, on the other hand, which is information related to the business, financial position or operations of the Person responsible for furnishing the information or an Affiliate of such Person (such information to include, by way of example only and not of limitation, client lists, company manuals, internal memoranda, strategic plans, budgets, forecasts/ projections, computer models, marketing plans, files relating to loans originated by such Person, loans and loan participations purchased by such Person from others, investments, deposits, leases, contracts, employment records, minutes of board of directors meetings (and committees thereof) and stockholder meetings, legal proceedings, reports of examination by any Governmental Entity, and such other records or documents such Person may supply to the other Party pursuant to the terms of this Agreement or as contemplated hereby). Notwithstanding the foregoing, "Confidential Information" shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the recipients or any of their officers, directors, employees or other representatives or agents), (ii) was available to the recipients on a nonconfidential basis from a source other than Persons responsible for furnishing the information, provided that such source is not and was not bound by a confidentiality agreement with respect to the information, or (iii) has been independently acquired or developed by the recipients without violating any obligations under this Agreement.

  "Core Deposits" shall mean all deposits shown on the books and records of Taft except for certificates of deposit of $100,000 or more and public funds.

  "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

  "Derivatives Contract" shall have the meaning given such term in Section 3.25.

  "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

  "Director-Shareholder Agreement" shall have the meaning given such term in Section 7.2.8.

  "Dissenting Shares" shall mean shares of Taft Common Stock held by "dissenting shareholders" within the meaning of Section 214a of the NBA.

  "Effective Time" shall have the meaning given such term in Section 2.1.

  "Employee Plan" shall have the meaning given such term in Section 3.21.3.

  "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

  "Equity Securities" shall have the meaning given to such term in the Exchange Act.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" shall mean Wells Fargo Shareowner Services or such other Person as Bancshares shall have appointed to perform the duties set forth in Section 2.5.3.

  "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Taft Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of Taft Common Stock.

  "Exchange Ratio" means the number of shares of Bancshares Common Stock into which a share of Taft Common Stock shall be converted which shall be equal to the amount (carried out to eight places) determined by dividing the Average Closing Price of Bancshares Common Stock into $5,349,620 (such $5,349,620 being reduced dollar for dollar for any Taft Merger Related Expenses in excess of $300,000 in the aggregate) with the resulting quotient then divided by the number of shares of Taft Common Stock outstanding as of the date of this Agreement ("Exchange Ratio").

  "FDIC" shall mean the Federal Deposit Insurance Corporation.

  "FDI Act" shall mean the Federal Deposit Insurance Act.

  "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

  "GAAP" shall mean generally accepted accounting principles accepted in the United States of America.

  "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

  "Hazardous Substances" shall have the meaning given such term in Section 3.23.4.

  "IRC" shall mean the Internal Revenue Code of 1986, as amended.

  "Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

  "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement, the actual knowledge, after reasonable inquiry, of any director or executive officer of Taft, USB or Bancshares.

  "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

  "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

  "Merger" shall have the meaning set forth in Section 2.1.

  "Merger Agreement" shall have the meaning given to such term in Section 2.1.

  "NBA" means the National Bank Act.

  "OCC" shall mean the Office of the Comptroller of the Currency.

  "OREO" shall have the meaning given such term in Section 3.13.

  "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on USB in accordance with paragraph (b) of Section 214a of the NBA.

  "Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

  "Registration Statement" shall have the meaning given to such term in Section 3.7.2.

  "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

  "Requisite Regulatory Approvals" shall have the meaning set forth in Section 7.1.2.

  "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

  "SEC" shall mean the Securities and Exchange Commission.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

  "Surviving Corporation" shall have the meaning given to such term in Section 2.1.

  "Taft" shall mean Taft National Bank.

  "Taft Collateralizing Real Estate" shall have the meaning given such term in Section 3.23.1.

  "Taft Common Stock" shall mean the common stock, $5.00 par value, of Taft.

  "Taft Convertible Debentures" shall mean the five $100,000 convertible subordinated notes listed in Schedule 2.10.

  "Taft Fairness Opinion" shall have the meaning given to such term in Section 7.3.3.

  "Taft Filings" shall have the meaning given such term in Section 3.6.

  "Taft Financial Statements" means the audited financial statements (balance sheets, statements of income, statements of cash flow and statements of changes in financial position) and notes thereto of Taft and the related opinions thereon for the years ended December 31, 2000, 2001 and 2002 and the unaudited statements of financial condition and statements of operations and cash flow of Taft for the nine months ended September 30, 2003.

  "Taft Merger Related Expenses" means attorneys', accountants' and advisors' fees, meeting costs, and printing and mailing costs to the extent provided in section 5.5.1, that are incurred in connection with the Merger, specifically including the expense for D&O insurance provided for in section 6.3.7, but only to the extent such expense exceeds $10,000.

  "Taft Properties" shall have the meaning given such term in Section 3.23.1.

  "Taft Superior Proposal" shall have the meaning set forth in Section 6.2.5.

  "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

  "Tax Filings" shall mean any applications, reports, statements or other Returns related to any Persons taxes required to be filed with any local, state or federal Governmental Entity before the Merger may become effective.

  "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of Taft Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of Taft.

  "Understanding" shall have the meaning set forth in Section 6.1.5.

  "Updated Schedules" shall mean the schedules provided by Taft to Bancshares, and the schedules provided by Bancshares to Taft, immediately prior to the Closing as set forth in Section 5.7.

  "USB" shall mean United Security Bank.

  "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

ARTICLE 2.    THE MERGER

        Section 2.1    The Merger.    Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, Taft shall be merged with USB, with USB being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of the California Financial Code and the California Corporations Code (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by Bancshares and reasonably concurred to by Taft (the "Closing Date") which shall be as soon as practicable and not later than thirty (30) days after receipt of the Last Regulatory Approval, expiration of all applicable waiting periods and Taft shareholder approval. The Merger shall be effective when the Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been filed with the Secretary of State of the State of California and the CDFI. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Merger Agreement with the Secretary of State and the CDFI, and "Surviving Corporation" shall mean USB.

        Section 2.2    Effect of Merger.    By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Taft and USB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of Taft and USB, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of Taft and USB immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either Taft or USB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Taft and USB shall be preserved unimpaired and all debts, liabilities and duties of Taft and USB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

        Section 2.3    Articles of Incorporation and Bylaws.    The Articles of Incorporation and Bylaws of USB in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "United Security Bank."

        Section 2.4    USB Stock.    The authorized and issued capital stock of USB immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and without any further action on the part of USB shall remain unchanged and shall be held by Bancshares.

        Section 2.5    Conversion of Taft Common Stock.

          2.5.1 Conversion of Taft Common Stock.

        At the Effective Time the conversion of each outstanding share of Taft Common Stock shall proceed as follows:

            (a)   Subject to the exceptions and limitations in Section 2.5.1(b), each outstanding share of Taft Common Stock shall, without any further action on the part of Taft or the holders of any such shares be converted into shares of Bancshares Common Stock in accordance with the Exchange Ratio.

            (b)   Certain Exceptions and Limitations. (A) Taft Perfected Dissenting Shares shall not be converted into shares of Bancshares Common Stock, but shall, after the Effective Time, be entitled only to such rights as are granted them by Section 214a of the NBA (each dissenting shareholder who is entitled to payment for his shares of Taft Common Stock shall receive such payment in an amount as determined pursuant to Section 214a of the NBA), and (B) no fractional shares of Bancshares Common Stock shall be issued in the Merger and, in lieu thereof, each holder of Taft Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to eight places) obtained by multiplying such fractional share interest by the Average Closing Price.

            (c)   The holders of certificates formerly representing shares of Taft Common Stock shall cease to have any rights as shareholders of Taft, except such rights, if any, as they may have pursuant to national banking laws. Except as provided above, until certificates representing shares of Taft Common Stock are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive shares of Bancshares Common Stock in accordance with the Exchange Ratio.

          2.5.2 Reservation of Shares. Prior to the Effective Time, the Board of Directors of Bancshares shall reserve for issuance a sufficient number of shares of Bancshares Common Stock for the purpose of issuing its shares to the shareholders of Taft in accordance herewith.

          2.5.3 Exchange of Taft Common Stock.

            (a)   As soon as reasonably practicable after the Effective Time, holders of record of certificates formerly representing shares of Taft Common Stock ("Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Bancshares shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by Bancshares or the Exchange Agent.

            (b)   After the Effective Time, each holder of a Certificate that surrenders such Certificate to Bancshares or the Exchange Agent will, upon acceptance thereof by Bancshares or the Exchange Agent, be entitled to receive shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof.

            (c)   Bancshares or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Bancshares or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Bancshares or the Exchange Agent may reasonably require.

            (d)   Each outstanding Certificate, other than those representing Perfected Dissenting Shares, shall until duly surrendered to Bancshares or the Exchange Agent be deemed to evidence the right to receive shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof.

            (e)   After the Effective Time, holders of Certificates shall cease to have rights with respect to the Taft Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Perfected Dissenting Shares) shall be to exchange such Certificates for shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof. At the Effective Time, Taft shall deliver a certified copy of a list of its shareholders to Bancshares or the Exchange Agent. After the Effective Time, there shall be no further transfer of Certificates on the records of Taft, and if such Certificates are presented to Taft for transfer, they shall be canceled against delivery of the shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof. Bancshares shall not be obligated to deliver any shares of Bancshares Common Stock to any holder of Taft Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive Bancshares Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Bancshares Common Stock, at which time such dividends on whole shares of Bancshares Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of Taft for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing Bancshares Common Stock until Bancshares has received a written agreement from such person as specified in Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Taft Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancshares and the Exchange Agent shall be entitled to rely upon the stock transfer books of Taft to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Bancshares or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (f)    If any shares of Bancshares Common Stock are to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Bancshares or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of Bancshares or the Exchange Agent that such tax has been paid or is not applicable.

            (g)   In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Bancshares or the Exchange Agent an affidavit stating such fact, in form satisfactory to Bancshares, and, at Bancshares' discretion, a bond in such reasonable sum as Bancshares or the Exchange Agent may direct as indemnity against any claim that may be made against Bancshares or Taft or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the shares of Bancshares Common Stock in accordance with Section 2.5.1 hereof with respect to the shares represented by the lost, stolen or destroyed Certificate.

        2.6    Dissenters' Rights.    Shares of Taft Common Stock, the holders of which have lawfully dissented from the Merger in accordance with Section 214a of the NBA and have timely filed with USB a written demand for purchase of his or her shares and have surrendered his or her stock certificates pursuant to paragraph (b) of Section 214a of the NBA, are herein called "Dissenting Shares." Dissenting Shares, the holders of which have not effectively withdrawn or lost their dissenters' rights under paragraph (b) of Section 214a of the NBA ("Perfected Dissenting Shares"), shall not be converted pursuant to Section 2.5 but the holders thereof shall be entitled only to such rights as are granted by paragraph (b) of Section 214a of the NBA. Each holder of Perfected Dissenting Shares who is entitled to payment for his or her Taft Common Stock pursuant to the provisions of paragraph (b) of Section 214a of the NBA shall receive payment therefor from USB (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

        Section 2.7    Board of Directors of Bancshares and USB following the Effective Time.    At the Effective Time, the then existing Board of Directors of Bancshares shall remain the Board of Directors, each to serve until the next annual meeting of shareholder of Bancshares and until such successors are elected and qualified. At the Effective Time, the then existing Board of Directors of USB shall remain the Board of Directors of the Surviving Corporation, each to serve until the next annual meeting of shareholder of USB and until such successors are elected and qualified.

        Section 2.8    Executive Officers of Bancshares and USB following the Effective Time.    At the Effective Time, the then existing executive officers of Bancshares shall remain the executive officers of Bancshares. At the Effective Time, the then existing executive officers of USB shall remain the executive officers of USB.

        Section 2.9    Change of Structure.    Bancshares and Taft agree that Bancshares may change the structure of the Merger so long as the consideration received by Taft shareholders under Section 2.5 hereof is not modified and the Closing of the Merger is not materially delayed.

        Section 2.10    Payoff of Taft Convertible Debentures.    At the Effective Time, USB shall pay to the holders of the Taft Convertible Debentures the entire principal amount of such Debentures plus any accrued and unpaid interest due on such Debentures.

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF TAFT

        Taft represents and warrants to Bancshares as follows:

        Section 3.1    Organization; Corporate Power; Etc.    Taft is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Taft has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Taft or the ability of Taft to consummate the transactions contemplated by this Agreement. Taft has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all requisite Regulatory Approvals, Taft will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby.

        Section 3.2    Licenses and Permits.    Except as disclosed on Schedule 3.2, Taft has all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Taft or on the ability of Taft to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of Taft are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 3.3    Subsidiaries.    Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which Taft owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 3.4    Authorization of Agreement; No Conflicts.

          3.4.1 The execution and delivery of this Agreement and the Merger Agreement by Taft, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Taft, subject only to the approval of this Agreement, the Merger Agreement and the Merger by Taft's shareholders. This Agreement has been duly executed and delivered by Taft and constitutes a legal, valid and binding obligation of Taft, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code and the California Financial Code, will constitute a legal, valid and binding obligation of Taft, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D).

          3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Association or Bylaws of Taft, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Taft or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Taft, or on Bancshares following consummation of the Merger; or (ii) will be cured or waived prior to the Effective Time.

        Section 3.5    Capital Structure.    The authorized capital stock of Taft consists of 750,000 shares of Taft Common Stock, $4.00 par value per share. On the date of this Agreement, 267,481 shares of Taft Common Stock were outstanding. All outstanding shares of Taft Common Stock are validly issued, fully paid and nonassessable (except as set forth in 12 U.S.C. 55) and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the Taft Convertible Debentures, Taft does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Taft is a party or by which it is bound obligating Taft to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Taft or obligating Taft to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 3.6    Taft Filings.    Except as disclosed on Schedule 3.6, since January 1, 2000, Taft has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the OCC; or (b) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to Taft's shareholders during the three-year period ended December 31, 2002 (whether or not filed with any Regulatory Authority), are collectively referred to as the "Taft Filings". Except to the extent prohibited by law, copies of the Taft Filings have been made available to Bancshares. As of their respective filing or mailing dates, each of the past Taft Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 3.7    Accuracy of Information Supplied.

          3.7.1 No representation or warranty of Taft contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Taft to Bancshares in connection herewith and none of the information supplied or to be supplied by Taft to Bancshares hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.7.2 None of the information supplied or to be supplied by Taft or relating to Taft and approved by Taft which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Bancshares in connection with the issuance of shares of Bancshares Common Stock in the Merger (including the Proxy Statement of Taft and the Prospectus of Bancshares ("Proxy Statement/Prospectus") constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Taft through the date of the meeting of shareholders of Taft to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Bancshares Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to Bancshares and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          3.7.3 Taft has delivered or will deliver to Bancshares copies of the Taft Financial Statements, and Taft will hereafter until the Closing Date deliver to Bancshares copies of additional financial statements of Taft as provided in Sections 5.1.1(iii) and 6.1.11(iii). The Taft Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Taft as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, Taft has delivered or made available to Bancshares copies of all management or other letters delivered to Taft by its independent accountants in connection with any of the Taft Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Taft issued at any time since January 1, 2000, and will make available for inspection by Bancshares or its representatives, at such times and places as Bancshares may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 3.8    Compliance with Applicable Laws.    Except as disclosed on Schedule 3.8, to the Knowledge of Taft, the respective businesses of Taft are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Taft. Except as set forth in Schedule 3.8, to the Knowledge of Taft no investigation or review by any Governmental Entity with respect to Taft, other than regular bank examinations, is pending or threatened, nor has any Governmental Entity indicated to Taft an intention to conduct the same.

        Section 3.9    Litigation.    Except as set forth in Schedule 3.9, to the Knowledge of Taft there is no suit, action or proceeding or investigation pending or threatened against or affecting Taft which, if adversely determined, would have a Material Adverse Effect on Taft; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Taft that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which Taft is a named party of which Taft has Knowledge, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Taft's prior business practices.

        Section 3.10    Agreements with Banking Authorities.    Except as set forth in Schedule 3.10, Taft is not a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 3.11    Insurance.    Taft has in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by Taft. Taft is not in default under any such policy of insurance or bond such that it can be canceled and all material current claims outstanding thereunder have been filed in timely fashion. Taft has filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 3.12    Title to Assets other than Real Property.    Except as disclosed on Schedule 3.12, Taft has good and marketable title to or a valid leasehold interest in all properties and assets (other than real property which is the subject to Section 3.13), used in its business, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for: (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) encumbrances as set forth in the Taft Financial Statements; (c) current Taxes (including assessments collected with Taxes) not yet due which have been fully reserved for; (d) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use, or the ability of Taft or its Subsidiary to sell or otherwise dispose of the property subject thereto or affected thereby; and (e) other matters as described in Schedule 3.12. To Taft's Knowledge, all such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 3.13    Real Property.    Schedule 3.13 is an accurate list and general description of all real property owned or leased by Taft, including Other Real Estate Owned ("OREO"). Taft has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of Taft to dispose, of Taft's interest in the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. Taft has valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of Taft's Knowledge, the activities of Taft with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, Taft enjoys quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. To Taft's Knowledge, materially all buildings and improvements on real properties owned or leased by Taft are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 3.14    Taxes.

          3.14.1 Filing of Returns. Except as set forth on Schedule 3.14.1, Taft has duly prepared and filed or caused to be duly prepared and filed all federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of Taft or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 3.14.1, no extension of time within which Taft may file any Return is currently in force.

          3.14.2 Payment of Taxes. Except as disclosed on Schedule 3.14.2 with respect to all amounts in respect of Taxes imposed on Taft or for which Taft is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of Taft to taxing authorities or others on or before the date hereof have been paid.

          3.14.3 Audit History. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of Taft currently in progress of which Taft has Knowledge. Except as disclosed on Schedule 3.14.3, Taft has not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of Taft for any period. Taft currently has no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of Taft or any Subsidiaries filed for fiscal years ended on or after December 31, 1999 through the Closing

  Date, nor to the Knowledge of Taft is there reason to believe that any material deficiency will be assessed.

          3.14.4 Statute of Limitations. Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of Taft for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises exist concerning Taxes of Taft.

          3.14.5 Withholding Obligations. Except as set forth on Schedule 3.14.5, Taft has withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

          3.14.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by Taft except for liens for Taxes that are not yet due and payable.

          3.14.7 Tax Reserves. Taft has made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The Taft Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the Taft Financial Statements and all periods prior thereto.

          3.14.8 IRC Section 382 Applicability. Taft, including any party joining in any consolidated return to which Taft is not a member, has not undergone an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

          3.14.9 Disclosure Information. Within 45 days of the date of this Agreement, Taft will deliver to Bancshares a schedule setting forth the following information with respect to Taft and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) Taft's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Taft; and (c) the amount of any deferred gain or loss allocable to Taft and arising out of any deferred intercompany transactions.

        Section 3.15    Performance of Obligations.    Except as disclosed on Schedule 3.15, Taft has performed all material obligations required to be performed by it to date and Taft is not in material default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Taft. To the Knowledge of Taft, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom Taft has an agreement that is of material importance to the businesses of Taft is in default thereunder.

        Section 3.16    Loans and Investments.    Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of Taft are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 3.16, as of December 31, 2002, no loans or investments held by Taft are: (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by Taft or any banking regulators; or (iii) on a nonaccrual status in accordance with Taft's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit made by Taft to any Affiliates of Taft are disclosed on Schedule 3.16. For outstanding loans or extensions of credit where the original principal amounts are in excess of $100,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to Taft and to Taft's Knowledge, is still in full force and effect.

        Section 3.17    Brokers and Finders.    Except as set forth on Schedule 3.17, Taft is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, or the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. Taft agrees to indemnify and hold harmless Bancshares and its affiliates, and to defend with counsel selected by Bancshares and reasonably satisfactory to Taft, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

        Section 3.18    Material Contracts.    Schedule 3.18 to this Agreement contains a complete and accurate written list of all agreements, obligations or understandings exceeding $10,000, written and oral, to which Taft is a party as of the date of this Agreement, except for loans and other extensions of credit made by Taft in the ordinary course of its business and those items specifically disclosed in the Taft Financial Statements.

        Section 3.19    Absence of Material Adverse Effect.    Since December 31, 2002, the business of Taft has been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which to Taft's Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Taft.

        Section 3.20    Undisclosed Liabilities    Except as disclosed on Schedule 3.20, to Taft's Knowledge Taft has no liabilities or obligations, either accrued, contingent or otherwise, that are material to Taft and that have not been: (a) reflected or disclosed in the Taft Financial Statements; or (b) incurred subsequent to December 31, 2002 in the ordinary course of business. Taft has no Knowledge of any basis for the assertion against Taft of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Taft that is not fully and fairly reflected and disclosed in the Taft Financial Statements or on Schedule 3.20.

        Section 3.21    Employees; Employee Benefit Plans; ERISA

          3.21.1 All material obligations of Taft for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the Taft Financial Statements and paid when due. To Taft's Knowledge, and except as disclosed on Schedule 3.21.1, all material obligations of Taft, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the Taft Financial Statements for the periods covered thereby and paid when due. To Taft's Knowledge, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of Taft, attempts to unionize or controversies threatened between Taft or any of its Affiliates and or relating to, any of their employees that are likely to have a Material Adverse Effect on Taft, taken as a whole. Taft is not a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, Taft is not a party to a written employment contract with any of its employees and there are no understandings with respect to the employment of any officer or employee of Taft which are not terminable by Taft without liability on not more than thirty (30) days' notice. Except as disclosed in the Taft Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.21.1, no director, officer or employee of Taft is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To Taft's Knowledge, Taft has materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

          3.21.2 Taft has delivered as Schedule 3.21.2 a complete list of:

            (a)   All current employees of Taft together with each employee's tenure with Taft, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

            (b)   All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

          3.21.3 Except as disclosed on Schedule 3.21.3, Taft does not maintain, administer or otherwise contribute to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of Taft or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered or made available to Bancshares, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of Taft or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of Taft has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of Taft is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan that is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and Taft is not aware of any fact which has occurred that would cause the loss of such qualification or exemption.

          3.21.4 Except as disclosed in Schedule 3.21.4, Taft does not maintain (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of Taft or for any class or classes of such directors, officers or employees. Except as disclosed in Schedule 3.21.4, Taft does not maintain any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of Taft, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.21.4, copies of which have been delivered or made available to Bancshares, shall be herein referred to as a "Benefit Arrangement."

          3.21.5 To Taft's Knowledge, all Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangement, materially comply with or will be amended to materially comply with applicable legal requirements. Neither Taft, nor any Employee Plan nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject Taft or Bancshares to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to Taft's Knowledge, no employee of Taft, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject Taft or any of its Subsidiaries to liability if Taft or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21.5, Taft has not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

          3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, to Taft's Knowledge there is no pending or threatened legal action, proceeding or investigation against any Employee Plan that could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

          3.21.7 To Taft's Knowledge, each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

          3.21.8 Except as disclosed in Schedule 3.21.8, Taft does not maintain any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by Taft or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of Taft or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

        Section 3.22    Powers of Attorney    No power of attorney or similar authorization given by Taft thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 3.23    Hazardous Materials    Except as set forth on Schedule 3.23:

          3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of Taft and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the Taft Properties (as defined below), Taft has not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To Taft's Knowledge, no material amount of Hazardous Substances has been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 2000, or which is currently or during the past three years was leased, by Taft, including OREO (collectively, the "Taft Properties"), or to Taft's Knowledge, on or in any real property in which Taft now holds any security interest, mortgage or other lien or interest ("Taft Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 3.23; and (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such Taft Properties. To Taft's Knowledge, no activity has been undertaken on any of the Taft Properties since January l, 2000, and to the Knowledge of Taft no activities have been or are being undertaken on any of the Taft Collateralizing Real Estate, that would cause or contribute to:

            (a)   any of the Taft Properties or Taft Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

            (b)   a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

            (c)   the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, as amended, 42 U.S.C. §7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the Taft Property or Taft Collateralizing Real Estate involved.

          3.23.2 Except as disclosed on Schedule 3.23, to the Knowledge of Taft, there are not, and never have been, any underground storage tanks located in or under any of the Taft Properties or the Taft Collateralizing Real Estate.

          3.23.3 Taft has not received any written notice of, and to the Knowledge of Taft has not received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the Taft Properties or Taft Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the Taft Properties or Taft Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of Taft, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

          3.23.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

        Section 3.24    Parachute Payments    The consummation of the Merger will not entitle any director, officer or employee of Taft to any payment that would constitute a parachute payment under IRC 280G.

        Section 3.25    Risk Management Instruments    Neither Taft nor any Subsidiary of Taft is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (i) are referred to generally as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business consistent with safe and sound banking practices and regulatory guidance and previously disclosed to Bancshares.

        Section 3.26    Liability Under Regulation C, Truth in Lending Law and HMDA    To Taft's Knowledge, and except as disclosed in Schedule 3.26, Taft has no liabilities or obligations either accrued, contingent or otherwise, that have a Material Adverse Effect on Taft with respect to Regulation C, Truth in Lending Law and HMDA disclosures.

        Section 3.27    Bank Secrecy Act    Taft has not been advised of any supervisory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. §5322, et seq.) or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

        Section 3.28    Community Reinvestment Act    Taft received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Taft has not been advised of any concerns regarding compliance with the Community Reinvestment Act by any Governmental Entity or by any other Person.

        Section 3.29    Accounting Records    Taft maintains accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls sufficient to provide reasonable assurances that such transactions are (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain material information pertaining to Taft which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

        Section 3.30    Corporate Records    The minute books of Taft accurately reflect all material actions taken by the respective shareholders, board of directors and committees of Taft.

        Section 3.31.    Accounting and Tax Matters    Taft has not through the date hereof taken or agreed to take any action that would prevent Taft from qualifying the Merger as a reorganization within the meaning of Section 368 of the IRC.

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF BANCSHARES

        Bancshares and USB, jointly and severally, represent and warrant to Taft that:

        Section 4.1    Organization; Corporate Power; Etc.    Each of Bancshares and USB is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. Bancshares is a bank holding company registered under the BHCA. Each of Bancshares' Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Bancshares taken as a whole or the ability of Bancshares to consummate the transactions contemplated by this Agreement. Bancshares has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, Bancshares will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Bancshares is the sole shareholder of USB. USB is a state chartered banking corporation licensed to conduct banking business in California. USB is a member of the Federal Reserve System. USB's deposits are insured by the FDIC in the manner and to the full extent provided by law.

        Section 4.2    Licenses and Permits.    Except as disclosed on Schedule 4.2, Bancshares and USB have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Bancshares taken as a whole, or on the ability of Bancshares to consummate the transactions contemplated by this Agreement.

        Section 4.3    Authorization of Agreement; No Conflicts.

          4.3.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bancshares and USB. No approval from the shareholders of Bancshares of this Agreement, the Merger Agreement, or the transactions contemplated in those agreements is required. This Agreement has been duly executed and delivered by Bancshares and USB, and constitutes a legal, valid and binding obligation of Bancshares and USB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreement in accordance with the applicable provisions of the California Corporations Code and the California Financial Code, will constitute a legal, valid and binding obligation of Bancshares and USB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

          4.3.2 Except as discussed on Schedule 4.3, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Bancshares and USB, or any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancshares or any of its assets or properties or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Bancshares taken as a whole; or (ii) will be cured or waived prior to the Effective Time.

        Section 4.4    Capital Structure of Bancshares.    The authorized capital stock of Bancshares consists of 10,000,000 shares of Bancshares Common Stock, no par value per share. On December 1, 2003, 5,530,613 shares of Bancshares Common Stock were outstanding and 83,000 shares of Bancshares Common Stock have been granted and are unexercised pursuant to employee stock option and other employee stock plans (the "Bancshares Stock Plans"). All outstanding shares of Bancshares Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of Bancshares Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of Bancshares, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Bancshares Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the Bancshares Stock Plans, Bancshares does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Bancshares is a party or by which it is bound obligating Bancshares to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Bancshares or obligating Bancshares to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 4.5    Bancshares Filings.    Since January 1, 2000, Bancshares has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve or any Federal Reserve Bank; (b) the CDFI; (c) the SEC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the Bancshares Financial Statements are collectively referred to as the "Bancshares Filings". Except to the extent prohibited by law, copies of the Bancshares Filings have previously been made available to Taft. As of their respective filing or mailing dates, each of the past Bancshares Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.6    Accuracy of Information Supplied.

          4.6.1 No representation or warranty of Bancshares and USB contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Bancshares or any of its Subsidiaries to Taft in connection herewith and none of the information supplied or to be supplied by Bancshares to Taft hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.6.2 None of the information supplied or to be supplied by Bancshares or relating to Bancshares which is included or incorporated by reference in (i) the Registration Statement in connection the issuance of shares of Bancshares Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Taft through the date of the meeting of shareholders of Taft to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Bancshares Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to Taft) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          4.6.3 Bancshares has delivered or will deliver to Taft copies of the Bancshares Financial Statements. The Bancshares Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Bancshares and its Subsidiaries as of the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount).

        Section 4.7    Compliance With Applicable Laws.    Except as disclosed on Schedule 4.7, to the best of Bancshares' Knowledge, the respective businesses of Bancshares and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to Bancshares is pending or, to the Knowledge of Bancshares, threatened, nor has any Governmental Entity indicated to Bancshares an intention to conduct the same, other than regular bank examinations and those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole.

        Section 4.8    Performance of Obligations.    Each of Bancshares and USB has performed all material obligations required to be performed by them to date, and each of Bancshares and USB is not in material default under or in material breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on Bancshares. To the best Knowledge of Bancshares, and except as disclosed on Schedule 4.8, no party with whom Bancshares or its Subsidiaries has an agreement that is of material importance to the business of Bancshares is in default thereunder.

        Section 4.9    Absence of Material Adverse Effect.    Since December 31, 2002, no event or circumstance has occurred or is expected to occur which to Bancshares' Knowledge has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole.

        Section 4.10    Undisclosed Liabilities.    Except as disclosed on Schedule 4.10, none of Bancshares or any of its Subsidiaries to Bancshares' Knowledge has any liabilities or obligations, either accrued, contingent or otherwise, that are material to Bancshares and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the Bancshares Financial Statements; or (b) incurred subsequent to December 31, 2002 in the ordinary course of business. Bancshares has no Knowledge of any basis for the assertion against Bancshares or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Bancshares and its Subsidiaries, taken as a whole, that is not fairly reflected in the Bancshares Financial Statements or on Schedule 4.10.

        Section 4.11    Litigation.    Except as set forth in Schedule 4.11, to the Knowledge of Bancshares there is no suit, action or proceeding or investigation pending or threatened against or affecting Bancshares which, if adversely determined, would have a Material Adverse Effect on Bancshares, taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Bancshares or its Subsidiaries, that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 4.11 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which Bancshares or its Subsidiaries, is a named party of which Bancshares has Knowledge, and except as disclosed on Schedule 4.11, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with Bancshares' prior business practices.

        Section 4.12    Agreements with Banking Authorities.    Neither Bancshares nor USB is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity, nor is any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity threatened.

        Section 4.13    Bank Secrecy Act.    Neither Bancshares nor USB has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act (31 U.S.C. § 5322, et seq.) or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (a) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

        Section 4.14.    Brokers and Finders.    Except as set forth on Schedule 4.14, neither Bancshares nor USB is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, or the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. Bancshares agrees to indemnify and hold harmless Taft, and to defend with counsel selected by Taft and reasonably satisfactory to Bancshares, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 4.14.

        Section 4.15.    Community Reinvestment Act.    USB received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Bancshares nor USB has been advised of any concerns regarding compliance with the Community Reinvestment Act by any Governmental Entity or by any other Person.

        Section 4.16.    Accounting Records.    Each of Bancshares and USB maintains accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls sufficient to provide reasonable assurances that such transactions are (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain material information pertaining to Bancshares or USB which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

        Section 4.17.    Nasdaq Listing.    As of the date hereof, Bancshares Common Stock is quoted on the Nasdaq National Market. Bancshares has taken no action to delist Bancshares Common Stock and, to the best of Bancshares' knowledge, there are no existing orders nor pending investigations by a Governmental Entity or any stock exchange which might lead to the delisting of Bancshares Common Stock.

        Section 4.18.    Accounting and Tax Matters.    Bancshares and USB have not through the date hereof taken or agreed to take any action that would prevent Bancshares from qualifying the Merger as a reorganization within the meaning of Section 368 of the IRC.

        Section 4.19.    Corporate Records.    The minute books of Bancshares and USB accurately reflect all material actions taken by the respective shareholders, board of directors and committees of Bancshares and USB.

ARTICLE 5.    ADDITIONAL AGREEMENTS

        Section 5.1 Access to Information

          5.1.1 Upon reasonable notice, Taft shall permit Bancshares and its accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to Bancshares as soon as practicable, (i) a copy of each of Taft's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of Taft shall be furnished to Bancshares at least 7 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of Bancshares, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by Taft during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of Taft as of the end of such month; and (iv) all other information concerning Taft's business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as Bancshares may reasonably request.

          5.1.2 Until the Effective Time, a representative of Bancshares shall be entitled and shall be invited to attend meetings of the Board of Directors of Taft and of the Loan Committee of Taft, and at least five (5) days' prior written notice of the dates, times and places of such meetings shall be given to Bancshares except that in the case of special meetings Bancshares shall receive the same number of days' prior notice as Taft's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by Taft, (ii) involve discussions between such Board of Directors or such Loan Committee and legal counsel for Taft that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of Bancshares, or (iii) constitute the Executive Session of any Board of Directors meeting.

          5.1.3 Bancshares and USB shall furnish or provide access to Taft as soon as practicable, (i) a copy of each of Bancshares' or USB's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of Bancshares shall be furnished to Taft prior to the proposed date of filing thereof and shall not be filed without the prior approval of Taft, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by Bancshares or USB during such period with any Regulatory Authority, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of Bancshares as of the end of such month; and (iv) all other information concerning Bancshares' and USB's business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as Taft may reasonably request.

          5.1.4 Bancshares and Taft each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

        Section 5.2    Shareholder Approval.    Taft shall promptly call a meeting of its shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is declared effective by the SEC, but in no event later than February 15, 2004, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. Subject to its fiduciary duties, Taft's Board of Directors will recommend to the shareholders approval of this Agreement, the Merger Agreement and the Merger.

        Section 5.3    Taking of Necessary Action.

          5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of Taft's or Bancshares' Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, Bancshares and Taft will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of Bancshares or Taft advisable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Taft, the proper officers or directors of Bancshares, USB or Taft, as the case may be, shall take all such necessary action.

          5.3.2 The obligations of Taft contained in Section 6.2.5 of this Agreement shall continue to be in full force and effect despite any Default under Section 6.2.5 or Taft's receipt of a Taft Superior Proposal (defined below) and any Default under Section 6.2.5 by Taft shall entitle Bancshares to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders.

          5.3.3 Taft shall use its best efforts to cause each director, executive officer and other person who is an "Affiliate" of Taft (for purposes of Rule 145 under the Securities Act) to deliver to Bancshares, on the date of this Agreement, a written agreement in the form attached hereto as Exhibit 5.3 (the "Affiliates Agreement").

        Section 5.4    Registration Statement and Applications.

          5.4.1 Bancshares and Taft will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of Bancshares and Taft shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Taft shall thereafter mail the Proxy Statement/Prospectus to the shareholders of Taft. Each party will furnish all financial or other information, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

          5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals; (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement; and (iii) written summaries of all oral communications between the other party and any state securities law regulatory authorities, the SEC or other appropriate bank regulatory authorities regarding the Requisite Regulatory Approvals.

        Section 5.5    Expenses.

          5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, except that the costs associated with EDGARization of the Registration Statement, printing of the Proxy Statement/Prospectus and mailing of the Proxy Statement/Prospectus shall be split by the parties.

          5.5.2 Taft shall use its best efforts to ensure that its attorneys, accountants, financial advisors, investment bankers and other consultants engaged by them in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Closing Date and that such expenses are properly reflected on the books of Taft.

        Section 5.6    Notification of Certain Events.

          5.6.1 Taft shall provide to Bancshares, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.2 Bancshares shall provide to Taft, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

          5.6.4 Taft and Bancshares shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. Bancshares shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning or provided by Taft, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by Taft.

        Section 5.7    Updated Schedules.    Taft has delivered to Bancshares on or before the date of this Agreement all of the Schedules to this Agreement which Taft is required to deliver to Bancshares hereunder (the "Taft Schedules"). Bancshares has delivered to Taft on or before the date of this Agreement all of the Schedules to this Agreement which Bancshares is required to deliver to Taft hereunder (the "Bancshares Schedules"). Immediately prior to the Closing Date, Taft shall have prepared updates of the Taft Schedules provided for in this Agreement and shall deliver to Bancshares revised schedules containing the updated information (or a certificate signed by Taft's Chief Executive Officer stating that there have been no changes on the applicable schedules); and Bancshares shall have prepared updates of the Bancshares Schedules provided for in this Agreement and shall deliver to Taft revised Schedules containing updated information (or a certificate signed by Bancshares' Chief Executive Officer stating that there has been no change on the applicable schedules).

        Section 5.8    Additional Accruals/Appraisals.    Immediately prior to the Closing Date, at Bancshares' request, Taft shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves as may be necessary to conform Taft's accounting and credit and OREO loss reserve practices and methods to those of Bancshares, provided, however, that no accrual or reserve made by Taft pursuant to this Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Taft resulting from Taft's compliance with this Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

        Section 5.9    Employee Plans.    Immediately prior to the Closing Date, at Bancshares' request, Taft shall terminate any Employment Plan or Benefit arrangement, provided, however, that no accrual or reserve made by Taft as a result of a termination requested by Bancshares pursuant to this Section 5.9, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Taft resulting from Taft's compliance with this Section 5.9, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

ARTICLE 6.    CONDUCT OF BUSINESS

        Section 6.1    Affirmative Conduct of Taft.    During the period from the date of execution of this Agreement through the Effective Time, Taft shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all national banking associations and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

          6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

          6.1.2 Advise Bancshares promptly in writing of any change that would have a Material Adverse Effect on it, or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

          6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

          6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify Bancshares in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

          6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on Taft;

          6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Taft;

          6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

          6.1.8 Maintain its tangible assets and properties in good condition and repair, normal wear and tear excepted in accordance with prior practices;

          6.1.9 Promptly advise Bancshares in writing of any event or any other transaction within the Knowledge of Taft, whereby any Person or related group of Persons acquires, or proposes to acquire, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of Taft Common Stock either prior to or after the record date fixed for the Taft shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

          6.1.10 (a) Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level that is consistent with Taft's past practices and methodology as in effect on the date of the execution of this Agreement and in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

            (b)   Charge off all loans, receivables and other assets, or portions thereof, deemed by Taft, its outside loan portfolio reviewer, the OCC, or its independent auditors, to be uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by Taft, Taft has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

          6.1.11 Furnish to Bancshares, as soon as practicable, and in any event within fifteen (15) days after it is prepared: (i) a copy of any report submitted to the Board of Directors of Taft and access to the working papers related thereto, provided, however, that Taft need not furnish Bancshares any materials relating to deliberations of Taft's Board of Directors with respect to its approval of this Agreement, communications of Taft's legal counsel with the Board of Directors or officers of Taft regarding Taft's rights against or obligations to Bancshares or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to Taft or filed with or received from the OCC or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for Taft and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for Taft, in each case prepared on a basis consistent with past practice; and (iv) such other reports as Bancshares may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to Taft;

          6.1.12 Taft agrees that through the Effective Time, as of their respect dates, (i) each Taft Filing will be true and complete in all material respects; and (ii) each Taft Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Taft Filings that is intended to present the financial position of Taft during the periods involved to which it relates will fairly present in all material respects the financial position of Taft and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

          6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles and consistent with past practices;

          6.1.14 Inform Bancshares of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). Taft will furnish to Bancshares, as soon as practicable, and in any event within fifteen (15) days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

          6.1.15 Furnish to Bancshares, upon Bancshares' request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type; (ii) loans or leases (including any commitments) by Taft to any director or officer (at or above the Vice President level) of Taft or to any Person holding 5% or more of the capital stock of Taft, including, with respect to each such loan or lease, the identity and, to the best Knowledge of Taft, the relation of the borrower to Taft, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

          6.1.16 Make available to Bancshares copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $250,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit, $100,000 in the case of unsecured loans or unsecured extensions of credit, and renewals of any classified or criticized loans which are considered by Taft after the date of this Agreement, concurrently with submission to Taft's loan committee.

        Section 6.2    Negative Covenants of Taft    Between the date hereof and the Effective Time, except as contemplated by this Agreement, and subject to requirements of law and regulation generally applicable to banks, Taft shall not, without prior written consent of Bancshares (which consent shall not be unreasonably withheld and which consent [except with respect to subparagraph (10) of this Section 6.2] shall be deemed granted if within five (5) Business Days of Bancshares' receipt of written notice of a request for prior written consent, written notice of objection is not received by Taft):

          6.2.1 (a) Declare or pay any dividend or make any other distribution in respect of any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) repurchase or otherwise acquire any shares of its capital stock;

          6.2.2 Take any action that would or might result in any of the representations and warranties of Taft set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

          6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of Taft or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing;

          6.2.4 Amend its Articles of Association or Bylaws, except as required by applicable law or by the terms of this Agreement;

          6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than Bancshares, and its representatives) concerning any such solicited Acquisition Proposal. Taft shall notify Bancshares immediately if any inquiry regarding an Acquisition Proposal is received by Taft, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than Bancshares would acquire or participate in a merger or other business combination or reorganization involving Taft; (b) proposal by which any Person or group, other than Bancshares, would acquire the right to vote ten percent (10%) or more of the capital stock of Taft entitled to vote for the election of directors; (c) acquisition of the assets of Taft other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of Taft, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent Taft or Taft's Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Taft, if and only to the extent that (A) the Board of Directors of Taft has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to Taft's shareholders than the transaction contemplated by this Agreement (any such more favorable

  Acquisition Proposal being referred to in this Agreement as a "Taft Superior Proposal") and Taft's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for Taft to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, Taft's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between Taft and Bancshares, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

          6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to Taft, other than in the ordinary course of business consistent with prior practice;

          6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to Taft, except in the ordinary course of business consistent with prior practice and after Notice to and consultation with Bancshares. Bancshares shall respond to Taft within five (5) business days of Notice by Taft which contains all appropriate documents;

          6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Taft or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

          6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

          6.2.10 Make or enter into a commitment to make any loan or other extension of credit in a secured amount in excess of $250,000, and an unsecured amount in excess of $100,000 and a renewal of any criticized or classified loan; provided further for purposes of this Section 6.2.10, if Bancshares has not provided written objection to Taft within two (2) days of Notice by Taft, Bancshares shall have consented to such commitment, loan or extension of credit. Notice by Taft for this Section 6.2.10 shall mean Bancshares' receipt of all written material presented to Taft's loan committee or other persons authorized to approve such loans. Any objection of Bancshares for any loan or extension of credit under this Section 6.2.10 shall be in writing and shall include a full description of the rationale for objection. Further provided that Bancshares shall not object to any commitment, loan or extension of credit that is made by Taft in the ordinary course of business and consistent with safe and sound underwriting practices. In case of any disagreement with respect to approval of a loan or extension of credit made under this Section 6.2.10, the disagreement shall be referred to Taft's third party loan review consultant, whose decision shall bind the parties;

          6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

          6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

          6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 2002 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

          6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $10,000 individually or $30,000 in the aggregate;

          6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

          6.2.16 Acquire any investment security except for federal funds or obligations of the United States Treasury; or in the ordinary course of business and consistent with past or established practices;

          6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Bancshares, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to Bancshares for its approval, which it shall not unreasonably withhold or delay;

          6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

          6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 2002, except as required by changes in GAAP or regulatory accounting principles as concurred to by Taft's independent public accountants or by Section 5.8 of this Agreement;

          6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

          6.2.21 Take or cause to be taken into OREO any commercial property without an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to Bancshares prior to taking such property into OREO;

          6.2.22 Make any new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by Taft. Bancshares shall be deemed to have consented in writing to any election Taft shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of Bancshares in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) Bancshares shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election; or

          6.2.23 Materially change its pricing practices on loans or deposit products.

        Section 6.3    Affirmative Conduct of Bancshares    During the period from the date of execution of this Agreement through the Effective Time, Bancshares shall carry on its business in a reasonable manner consistent with applicable laws and use all commercially reasonable efforts to preserve intact its business organization and preserve its relationships with customers; and, to these ends, shall fulfill each of the following:

          6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

          6.3.2 Advise Taft promptly in writing of any change that would have a Material Adverse Effect on it or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

          6.3.3 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on Bancshares or USB;

          6.3.4 Duly and timely file as and when due all material regulatory reports and Returns required to be filed with any Governmental Entity;

          6.3.5 File all necessary applications with the OCC, Federal Reserve and CDFI for the transaction as soon as possible, but no later than December 15, 2003 and furnish to Taft, as soon as practicable, and in any event within fifteen days after it has prepared all applications to be submitted to the OCC, Federal Reserve and CDFI for approval of the Merger;

          6.3.6 Bancshares agrees that through the Effective Time, as of their respect dates, (i) each Bancshares Filing will be true and complete in all material respects; and (ii) each Bancshares Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Bancshares Filings that is intended to present the financial position of Bancshares during the periods involved to which it relates will fairly present in all material respects the financial position of Bancshares and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

          6.3.7 Insurance.

            (a)   Bancshares and USB shall permit Taft to use commercially reasonable efforts to (i) extend the discovery period of its directors' and officers' liability insurance for a period of up to 48 months with respect to all matters arising from facts or events which occurred before the Effective Time for which Taft would have had an obligation to indemnify its directors and officers or (ii) buy "peace of mind" coverage from the California Bankers' Association; provided, however, that the total costs to Taft, Bancshares and USB of the premiums for either of such alternatives shall not exceed $50,000. If Taft is unable to maintain or obtain the insurance called for by this Section 6.3.7 as a result of the preceding provision, Taft shall use commercially reasonable efforts to obtain as much comparable insurance as is available for $50,000 with respect to acts or omissions occurring prior to the Effective Time of the Merger by such directors and officers in their capacities as such. If Bancshares shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Bancshares shall assume the obligations set forth in this Section 6.3.7. The provisions of the penultimate sentence of this Section are intended to be for the benefit of each director or officer of Taft and shall be enforceable by such director or officer and his or her heirs and representatives.

            (b)   For a period of four years after the Effective Time, Bancshares shall, and shall cause its subsidiaries to, maintain and preserve the rights to indemnification of officers and directors provided for in the Articles of Association and Bylaws of Taft, or any indemnification agreement, as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the Merger and the other transactions contemplated by this Agreement, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or regulatory authorities.

            (c)   The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each director or officer of Taft and his or her heirs and representatives.

          6.3.8 Rule 144 Compliance. From and after the Effective Time of the Bank Merger, Bancshares shall file timely all reports with the SEC necessary to permit the shareholders of Taft who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of Taft Common Stock to sell Bancshares Common Stock received by them in connection with the Bank Merger pursuant to Rules 144 and 145(d) under the 1933 Act if they would otherwise be so entitled; provided, however, that Bancshares is otherwise obligated to file such reports with the SEC.

          6.3.9 Blue Sky. Bancshares agrees to use commercially reasonable efforts to have the shares of Bancshares Common Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of Taft reside.

          6.3.10 Reservation, Issuance and Registration of Bancshares Common Stock. Bancshares shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of Bancshares Common Stock to be issued to the shareholders of Taft in the Merger pursuant to Article 2 hereof.

          6.3.11 Nasdaq Listing. Bancshares shall use its commercially reasonable efforts to cause the shares of Bancshares Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

          6.3.12 Compliance with Rules. Bancshares and USB shall comply with the requirements of all applicable Rules, the noncompliance with which would materially and adversely affect the assets, liabilities, business, financial condition or results of operations or prospects of Bancshares and USB.

          6.3.13 Agreement of Merger. As soon as practicable, Bancshares and USB shall execute the Agreement of Merger.

          6.3.14 Taft Employees. Within seventy-five (75) days from the date of this Agreement, Bancshares shall provide written notice to Taft of Bancshares' intentions with regard to its retention of Taft employees. Bancshares shall use its best efforts to retain (whether through reassignment or otherwise) Taft employees, and in particular shall retain all branch and loan center personnel.

          6.3.15 Approval by Bancshares. In its capacity as the sole shareholder of USB, Bancshares shall formally approve this Agreement and further agreements and transactions contemplated by this

  Agreement. Such approval shall be granted by vote at a properly convened meeting of the sole shareholder of USB or by unanimous written consent.

        Section 6.4    Negative Covenants of Bancshares    During the period from the date of execution of this Agreement through the Effective Time, Bancshares agrees that without Taft's prior written consent, it shall not and its Subsidiaries shall not:

          6.4.1 Declare, issue or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other things of value, to the shareholders of Bancshares, or split, combine or reclassify any shares of its capital stock, Bancshares Common Stock, or other Equity Securities of Bancshares, except for cash dividends payable by Bancshares to its shareholders in accordance with past practice;

          6.4.2 Take any action that would or might result in any of the representations and warranties of Bancshares or USB set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied or otherwise materially delay or impair completion of the Merger, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

          6.4.3 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization;

          6.4.4 Change its fiscal year or methods of accounting in effect at December 31, 2002, except as required by changes in GAAP or regulatory accounting principles as concurred to by Bancshares' independent public accountants or by Section 5.8 of this Agreement; or

          6.4.5. Take any action which would or is reasonably likely to (i) adversely affect the ability of Bancshares or USB to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Bancshares' or USB's ability to perform their covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Bancshares' or USB's obligations hereunder, as set forth in Article 7 herein, not being satisfied

        Section 6.5    Access to Operations and Employees.

          6.5.1 Within fifteen (15) Business Days of the Closing Date, Taft shall afford to USB and its authorized agents and representatives, access, during normal business hours, to the operations, books, and other information relating to Taft for the sole purpose of assuring an orderly transition of operations, including the data processing conversion, in the Merger. USB shall give reasonable notice for access to Taft, and the date and time of such access with then be mutually agreed to by USB and Taft. USB's access shall be conducted in a manner which does not unreasonably interfere with Taft's normal operations, customers and employee relations and which does not interfere with the ability of Taft to consummate the transactions contemplated by this Agreement.

          6.5.2 USB shall have the right but not the obligation within fifteen (15) Business Days of the Closing Date, to provide training to employees of Taft who will become employees of USB. Such training shall be at the expense of USB and shall be conducted during normal business hours, or, if the foregoing is not possible, after business hours at a location reasonably requested by USB. At the request of USB, USB shall compensate employees, in accordance with Taft's customary policies and practices, for the employee's time spent being trained by USB. Taft shall cooperate with USB to make such employees available for such training prior to the Closing. Training shall not exceed 40 hours per employee. All travel and other reimbursable expense incurred by the employee for training are USB's responsibility. Nothing in this Section 6.5.2 is intended, nor shall it be construed, to confer any rights or benefits upon any persons other than USB, Bancshares or Taft.

ARTICLE 7.    CONDITIONS PRECEDENT TO CLOSING

        Section 7.1    Conditions to the Parties' Obligations    The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

          7.1.1 This Agreement, the Merger Agreement and the Merger shall have been validly approved by the holders of two-thirds of the outstanding shares of Taft Common Stock entitled to vote;

          7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable good faith judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

          7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by Bancshares of any material asset or of a material portion of the business of Bancshares; or (iii) imposes any condition upon Bancshares or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of Bancshares and Taft would be materially burdensome;

          7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

          7.1.5 Bancshares and Taft shall have received an opinion from Moss Adams LLP, dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to Bancshares and Taft, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that Bancshares, USB and Taft will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

          7.1.6 The holders of the Taft Convertible Debentures shall not have converted the Taft Convertible Debentures into Taft Common Stock and USB shall have paid to the holders of the Taft Convertible Debentures, the principal and any accrued and unpaid interest due on the notes at the Effective Time;

          7.1.7 No action, suit or proceeding shall have been instituted or threatened by any Governmental Entity before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions;

          7.1.8 The sale of Bancshares Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked; and

          7.1.9 Dennis Tishma and USB shall have entered into an employment agreement providing for Mr. Tishma's employment with USB for a period of one year following the Merger, and Robert Morris and USB shall have entered into an employment agreement providing for Mr. Morris' employment with USB for a period of one year following the Merger.

        Section 7.2    Conditions to Bancshares' Obligations.    The obligations of Bancshares to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Bancshares) of each of the following conditions:

          7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of Taft contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated hereby; (b) Taft shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on Taft, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Bancshares to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Taft shall have delivered to Bancshares certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer and Chief Financial Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

          7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which Taft is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on Taft, the Surviving Corporation or Bancshares at or following the Effective Time, or on the transactions contemplated by this Agreement;

          7.2.3 Taft shall have delivered its Updated Schedules to Bancshares on the day immediately preceding the Closing Date and none of such Updated Schedules shall reflect any item that was not on the Taft Schedules (or in the Taft Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on the business, conditions, properties or capitalization of Taft, the Surviving Corporation or Bancshares at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

          7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on Taft, and Bancshares shall have received a certificate signed on behalf of Taft by the President and Chief Executive Officer of Taft to such effect;

          7.2.5 Bancshares shall have received an opinion of counsel for Taft in substantially the form previously agreed to by the parties as set forth in Exhibit 7.2.5, dated as of the Closing Date;

          7.2.6 Taft shall have delivered to Bancshares not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 5.3;

          7.2.7 Taft shall deliver resignations of all of the directors and executive officers of Taft effective at the Effective Time;

          7.2.8 All of Taft's director-shareholders shall have delivered to Bancshares on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.8; and

          7.2.9 The number of shares of Taft Common Stock which are eligible to be Perfected Dissenting Shares pursuant to Section 214a of the NBA shall not exceed an amount which, when combined with other cash amounts payable in connection with the Merger, would result in the Merger being disqualified from a tax free reorganization pursuant to Section 368 of the IRC.

        Section 7.3    Conditions to Taft's Obligations.    The obligations of Taft to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Taft) of each of the following conditions:

          7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of Bancshares contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on the business, conditions, capitalization or properties of Bancshares or upon consummation of the transactions contemplated hereby; (b) Bancshares shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on the business, conditions, capitalization or properties of Bancshares, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Taft to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Bancshares shall have delivered to Taft certificates dated the date of the Effective Time and signed by the Chief Executive Officer and Chief Financial Officer of Bancshares and USB to the effect set forth in Subsections 7.3.1(a), (b) and (c);

          7.3.2 Bancshares shall have delivered its Updated Schedules to Taft on the day immediately preceding the Closing Date and none of such Updated Schedules shall reflect any item that was not on the Bancshares Schedules (or in the Bancshares Financial Statements) delivered on the date of execution of this Agreement that has had, or would have, or could be reasonably likely to have, a Material Adverse Effect on the business, conditions, properties or capitalization of Bancshares and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

          7.3.3 The fairness opinion (the "Taft Fairness Opinion") commissioned by Taft's Board of Directors shall provide as of the date of mailing the Proxy Statement/Prospectus to Taft's shareholders that the terms of the Merger, from a financial standpoint, are fair to the shareholders of Taft, and shall not have been revoked, at any time prior to the meeting of Taft's shareholders at which the Merger is to be voted on. Bancshares shall be provided immediate notification by Taft of the revocation of the Taft Fairness Opinion; and

          7.3.4 Taft shall have received an opinion of counsel for Bancshares in substantially the form previously agreed to by the parties as set forth in Exhibit 7.3.4, dated as of the Closing Date.

ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS

        8.1    Termination of Agreement.    Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby including the Merger may be terminated at any time before the Effective Time, whether before or after approval by the shareholders of Taft as follows, and in no other manner:

          8.1.1 By mutual consent of Bancshares and USB, on the one hand, and Taft, on the other;

          8.1.2 By Bancshares or Taft, (i) if any conditions set forth in Section 7.1 shall not have been met by June 30, 2004, or (ii) upon the expiration of 20 Business Days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transaction contemplated by this Agreement unless, within said 20 Business Day period after such denial or refusal, all Parties hereto agree to resubmit the application to the Governmental Entity that has denied, or refused to grant the approval, consent or authorization requested;

          8.1.3 By Bancshares, if any conditions set forth in Section 7.2 shall not have been met, or by Taft, if any conditions set forth in Section 7.3 shall not have been met, by June 30, 2004, or such earlier time as it becomes apparent that such condition cannot be met;

          8.1.4 By Bancshares if there shall have been (i) a breach of any of the representations or warranties of Taft set forth in this Agreement, (ii) a default in the observance or in the due and timely performance of any of its covenants and agreements herein contained, which breach or default, in the reasonable opinion of Bancshares, by its nature cannot be cured or is not cured prior to the Closing and which breach or default would, in the reasonable opinion of Bancshares, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Taft or upon the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing sentence, the occurrence of any of the following shall be deemed to have had a Material Adverse Effect on Taft:

            (a)   a decline of more than 15% in the amount of Taft's Core Deposits as determined from the Taft Financial Statements as of September 30, 2003 to the amount on the books and records of Taft for the month end immediately preceding the Effective Time,

            (b)   the amount of Taft's total equity capital (determined in accordance with GAAP excluding accruals for all Expenses, as defined in section 8.5.5, whether or not such Expenses are payable prior to, at or after Closing, and FASB 115 adjustments) on the books and records of Taft for the month end immediately preceding the Effective Time is less than Taft's total equity capital (determined in accordance with GAAP excluding Expenses actually accrued and FASB 115 adjustments) as of December 31, 2002, or

            (c)   the dollar amount of any pending or threatened litigation, less the policy limits of any insurance coverage for such litigation, is in excess of 15% of Taft's total equity capital (determined in accordance with GAAP) as of December 31, 2002;

          8.1.5 By Taft if there shall have been (i) a breach of any of the representations or warranties of Bancshares or USB set forth in this Agreement, (ii) a default in the observance or in the due and timely performance of any of their covenants and agreements herein contained, which breach or default, in the reasonable opinion of Taft, by its nature cannot be cured or is not cured prior to the Closing and which breach or default would, in the reasonable opinion of Taft, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Bancshares, USB or upon the consummation of the transactions contemplated hereby; or

          8.1.6 By Bancshares or Taft, if an Acquisition Event involving Taft shall have occurred.

        8.2    Effect of Termination.    In the event that this Agreement shall be terminated pursuant to Section 8.1 hereof, all further obligations of the Parties hereto under this Agreement shall terminate without further liability of any Party to another; provided, however, that no termination of this Agreement under Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any Party from its obligations under Sections 8.5, 10.5 or 10.6, hereof and notwithstanding the foregoing if such termination shall result from the willful failure of a Party to fulfill a condition to the performance of the obligations of any other Party or to perform a covenant of such Party in this Agreement, such Party shall, subject to the provision of Section 8.5, be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable attorneys' fees sustained or incurred by the other Party or Parties in connection with negotiating and implementing the transactions contemplated in this Agreement).

        8.3    Waiver of Conditions.    If any of the conditions specified in Section 7.2 have not been satisfied, Bancshares and USB may nevertheless, at their election, proceed with the transactions contemplated in this Agreement. If any of the conditions specified in Section 7.3 have not been satisfied, Taft may nevertheless, at its election, proceed with the transactions contemplated in this Agreement. If any Party elects to proceed pursuant to the provisions hereof, the conditions that are unsatisfied immediately prior to the Effective Time shall be deemed to be satisfied, as evidence by a certificate delivered by the electing Party.

        8.4    Force Majeure.    Bancshares and Taft agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war or of terror, and provided neither Party has materially failed to observe the obligations of such Party under this Agreement, neither Party shall be obligated to the other Party to this Agreement for any expenses or otherwise be liable hereunder.

        8.5    Expenses.

          8.5.1 Taft hereby agrees that if this Agreement is terminated by Bancshares (i) pursuant to Section 8.1.2, because of the failure of Taft shareholders to approve the Agreement and the transactions contemplated hereby following the withdrawal or modification in any manner adverse to Bancshares of the Board of Directors of Taft's recommendation of the Agreement and the transactions contemplated hereby, (ii) pursuant to Section 8.1.3 because of the failure of the condition set forth in Section 7.2, (iii) pursuant to Section 8.1.4, or (iv) pursuant to Section 8.1.6, Taft shall promptly, and in any event within seven Business Days after such termination, pay Bancshares all Expenses (as defined below) of Bancshares and USB but not to exceed $200,000.

          8.5.2 Bancshares and USB hereby agree that if this Agreement is terminated by Taft (i) pursuant to Section 8.1.3 because of the failure of the condition set forth in Section 7.3, or (ii) pursuant to Section 8.1.5, Bancshares and USB shall promptly, and in any event within seven Business Days after such termination, pay Taft all Expenses (as defined below) of Taft but not to exceed $200,000. The payment obligations of Bancshares and USB set forth in the preceding sentence shall be deemed to be joint and several.

          8.5.3 Taft hereby agrees that if this Agreement is terminated (a) by Taft or Bancshares pursuant to Section 8.1.6, and (b) during the twelve (12) month period immediately following termination of this Agreement an Acquisition Event with Taft is consummated, then, within seven (7) Business Days after the Acquisition Event is consummated, Taft shall, in addition to any payment due under Section 8.5.1, pay Bancshares in immediately available funds $300,000, which amount the parties acknowledge as representing (i) Bancshares and USB's direct costs and expenses incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement; (ii) Bancshares and USB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement and (iii) Bancshares and USB's loss as a result of the transactions contemplated by this Agreement not being consummated.

          8.5.4 Except as otherwise provided herein and in Section 5.5.1, all Expenses incurred by Bancshares/USB or Taft in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by either of the Parties or its affiliates, shall be borne solely and entirely by the Party which has incurred the same.

          8.5.5 "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the Party and its Affiliates) incurred by the Party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

        Section 8.6    Effect of Termination; Survival.    Except as provided in Section 8.5, no termination under Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

ARTICLE 9. EMPLOYEE BENEFITS AND INSURANCE

        Section 9.1    Employee Benefits.    All employees of Taft at the Effective Time, shall be entitled to participate in all Bancshares and USB Benefit Arrangements on the same basis as other similarly situated employees of Bancshares and USB. Each of these employees will be credited for eligibility, participation and vesting purposes with such employee's respective years of past service with Taft (or other prior service so credited by Taft) as though they had been employees of Bancshares and USB, except with respect to Bancshares' Employee Stock Option Plan and 401(k) Plan.

        Section 9.2    Salary Continuation Agreements.    Bancshares and USB agree that they will honor and assume the obligations to make the payments required by the terms of those certain Salary Continuation Agreements listed on Schedule 9.2.

ARTICLE 10. GENERAL PROVISIONS

        Section 10.1    Nonsurvival of Representations and Warranties.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

        Section 10.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

If to Taft at:	Taft National Bank 523 Cascade Place Taft, California 93268 Fax No. (661) 765-4340 Attention: Dennis Tishma, Interim President
with a copy to:	Reitner & Stuart 1319 Marsh Street San Luis Obispo, California 93401 Fax No. (805) 545-8599 Attention: Barnet Reitner, Esq.
If to Bancshares at:	United Security Bancshares 1525 E. Shaw Avenue Fresno, California 93710 Fax No. (559) 248-5088 Attention: Dennis R. Woods, Chairman, President/CEO
with a copy to:	Gary Steven Findley & Associates 1470 North Hundley Street Anaheim, California 92806 Fax No. (714) 630-7910 Attention: Gary Steven Findley, Esq.

        Section 10.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 10.4    Entire Agreement/No Third Party Rights/Assignment.    This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

        Section 10.5    Nondisclosure of Agreement.    Bancshares and Taft agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

        Section 10.6    Confidentiality.    All Confidential Information disclosed heretofore or hereafter by any Party to this Agreement to any other Party to this Agreement shall be kept confidential by such other Party and shall not be used by such other Party otherwise than as herein contemplated, except to the extent that (a) it is necessary or appropriate to disclose to the Commissioner, the FDIC, the FRB, the SEC or any other Governmental Entity having jurisdiction over any of the Parties or as may be otherwise be required by Rule (any disclosure of Confidential Information to a Governmental Entity shall be accompanied by a request that such Governmental Entity preserve the confidentiality of such Confidential Information); or (b) to the extent such duty as to confidentiality is waived by the other

Party. Such obligation as to confidentiality and nonuse shall survive the termination of this Agreement pursuant to Article 8. In the event of such termination and on request of another Party, each Party shall use all reasonable efforts to (1) return to the other Parties all documents (and reproductions thereof) received from such other Parties that contain Confidential Information (and, in the case of reproductions, all such reproductions made by the receiving Party); and (2) destroy the originals and all copies of any analyses, computations, studies or other documents prepared for the internal use of such Party that included Confidential Information.

        Section 10.7    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

        Section 10.8    Headings/Table of Contents.    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 10.9    Enforcement of Agreement.    The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

        Section 10.10    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 10.11    Attorneys' Fees.    If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

        Section 10.12    Amendment.    This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of Taft; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

        IN WITNESS WHEREOF, Bancshares, USB and Taft have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

United Security Bancshares		Taft National Bank
By:	/s/ Dennis R. Woods	By:	/s/ Charles Beard
Name: Dennis R. Woods		Name: Charles Beard
		By:	/s/ Dennis Tishma
Name: Dennis Tishma
United Security Bank
By:	/s/ Dennis R. Woods
Name: Dennis R. Woods

Exhibit 7.2.8
DIRECTOR-SHAREHOLDER'S AGREEMENT

        This Director-Shareholder's Agreement ("Agreement"), dated as of December 11, 2003 is entered into by and between United Security Bancshares, a California corporation ("Bancshares"), and                        ("Shareholder").

RECITALS

  A.
  Bancshares, United Security Bank, a California state-chartered bank ("USB") and Taft National Bank, a national banking association ("Taft") entered into that certain Agreement and Plan of Reorganization and Merger dated as of December 11, 2003 (the "Reorganization Agreement").

  B.
  Shareholder is a member of the Board of Directors of Taft and owns shares of the common stock, $5.00 par value, of Taft ("Taft Stock").

  C.
  Shareholder is willing to agree to vote or cause to be voted all shares of Taft Stock with respect to which Shareholder has voting power on the date hereof or hereafter acquired to approve the Reorganization Agreement and the transactions contemplated thereby and all requisite matters related thereto.

  D.
  Shareholder is willing to agree to not compete with, use trade secrets or solicit customers or employees of Bancshares or any of Bancshares's Subsidiaries, or Taft as set forth in this Agreement.

  E.
  Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

        NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Bancshares and Shareholder agree as follows:

Article I
Director-Shareholder's Agreement

        1.1    Agreement to Vote.    Shareholder shall vote or cause to be voted at any meeting of shareholders of Taft to approve the Reorganization Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of Taft Stock as to which Shareholder has sole or shared voting power (the "Shares"), as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting or to give consent to action in writing (the "Record Date"), to approve the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby, including the principal terms of the Reorganization and Merger.

        1.2    Legend.    Shareholder agrees to stamp, print or type on the face of his or her certificates of Taft Stock evidencing the Shares the following legend:

    "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A DIRECTOR-SHAREHOLDER's AGREEMENT DATED AS OF DECEMBER 11, 2003 BY AND BETWEEN UNITED SECURITY BANCSHARES, AND                        , COPIES OF WHICH ARE ON FILE AT THE OFFICES OF TAFT NATIONAL BANK."

        1.3    Restrictions on Dispositions.    Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, he or she will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of Bancshares or (ii) to change such right from that of a shared right of Shareholder to vote the Shares to a sole right of Shareholder to vote the Shares.

        1.4    Shareholder Approval.    Shareholder shall (i) recommend shareholder approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby by the Taft shareholders at the Shareholders' Meeting and (ii) advise the Taft shareholders to reject any subsequent proposal or offer received by Taft relating to any purchase, sale, acquisition, merger or other form of business combination involving Taft or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that Shareholder shall not be obligated to take any action specified above if the Board of Directors of Taft is advised in writing by outside legal counsel, Reitner & Stuart, that, in the exercise of his or her fiduciary duties, a director of Taft should not take such action.

        1.5    Noncompetition.    Other than serving as a director, executive officer or shareholder of Bancshares or its subsidiaries, for a period of two years after the Effective Time of the Reorganization, Shareholder agrees not to, directly or indirectly, without the prior written consent of Bancshares, own more than 1% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution, other than Bancshares or its subsidiaries, whose deposits are insured by the Federal Deposit Insurance Corporation that has its head offices or a branch office within 50 miles of the head office of Taft. In the event that during the two year period Bancshares is acquired by another financial institution and is not the surviving entity of the acquisition, then this Section 1.5 shall terminate upon the date of Bancshares' acquisition.

Article II
Representations and Warranties of Shareholder

        Shareholder represents and warrants to Bancshares that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

        2.1    Ownership and Related Matters.

          (a)   Schedule 2.1(a) hereto correctly sets forth the number of Shares and the nature of Shareholder's voting power with respect thereto as of the date hereof. Within five business days after the Record Date, Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

          (b)   There are no proxies, voting trusts or other agreements or understandings to or by which Shareholder or his or her spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

        2.2    Authorization; Binding Agreement.    Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

        2.3    Noncontravention.    The execution, delivery and performance of this Agreement by Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which Shareholder or his or her spouse is a party or by which any of Shareholder's properties or his or her spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require any third party consents; (c) result in the creation or imposition of any encumbrance on any of the Shares or any other assets of Shareholder or his or her spouse; or (d) violate any applicable laws or rules to which Shareholder or his or her spouse is subject.

Article III
General

        3.1    Amendments.    To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

        3.2    Integration.    This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for the Reorganization Agreement if executed by Shareholder) supersedes all prior agreements and understandings of the parties in connection therewith.

        3.3    Specific Performance.    Shareholder and Bancshares each expressly acknowledge that, in view of the uniqueness of the obligations of Shareholder contemplated hereby, Bancshares would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Shareholder in accordance with its terms, and therefore Shareholder and Bancshares agree that Bancshares shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

        3.4    Termination.    This Agreement shall terminate automatically without further action at the earlier of two years following the Effective Time of the Reorganization or the termination of the Reorganization Agreement in accordance with its terms. Upon termination of this Agreement as provided herein, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

        3.5    No Assignment.    Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Bancshares or Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

        3.6    Headings.    The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        3.7    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

        3.8    Gender, Number, and Tense.    Throughout this Agreement, unless the context otherwise requires,

  (i)
  the masculine, feminine and neuter genders each includes the other;

  (ii)
  the singular includes the plural, and the plural includes the singular; and

  (iii)
  the past tense includes the present, and the present tense includes the past.

        3.9    Notices.    Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission, or (c) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

        If to Bancshares:

    United Security Bancshares
    1525 East Shaw Avenue
    Fresno, California 93710
    Attention: Dennis R. Woods
    Fax: (559) 248-5088

        With a copy to:

    Gary Steven Findley & Associates
    1470 North Hundley Street
    Anaheim, California 92806
    Fax: (714) 630-7910
    Attention: Gary Steven Findley

        If to Shareholder:

        With a copy to:

    Reitner & Stuart
    1319 Marsh Street
    San Luis Obispo, California 93401
    Fax: (805) 545-8599
    Attention: Barnet Reitner, Esq.

or at such other address and to the attention of such other person as a party may notice to the other in accordance with this Section 3.9. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

        3.10    Governing Law.    This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, except to the extent preempted by the laws of the United States.

        3.11    Not in Director Capacity.    Except to the extent set forth in Section 1.4, no person executing this Agreement who is, during the term hereof, a director of Taft, makes any agreement or understanding herein in his or her capacity as such director. The parties sign solely in their capacities as owners of or holders of the power to vote shares of Taft Stock.

        3.12    Attorneys' Fees.    If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

        3.13    Regulatory Compliance.    Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

        3.14    Severability and the Like.    If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        3.15    Waiver of Breach.    Any failure or delay by Bancshares in enforcing any provision of this Agreement shall not operate as a waiver thereof. The waiver by Bancshares of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

        IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

United Security Bancshares
By:

Title: President
SHAREHOLDER

SPOUSAL CONSENT

        I am the spouse of                        , Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

(Shareholder's Spouse's Name)

APPENDIX B

12 U.S.C. Sec. 214a, Procedure for conversion, merger, or consolidation; vote of stockholders

        Sec. 214a [Act of August 17, 1950, Sec. 2] A national banking association may, by vote of the holders of at least two-thirds of each class of its capital stock, convert into, or merge or consolidate with, a State bank in the same State in which the national banking association is located, under a State charter, in the following manner:

        Approval of board of directors; publication of notice of stockholders' meeting; waiver of publication; notice by registered or certified mail

        (a)   The plan of conversion, merger, or consolidation must be approved by a majority of the entire board of directors of the national banking association. The bank shall publish notice of the time, place, and object of the shareholders' meeting to act upon the plan, in some newspaper with general circulation in the place where the principal office of the national banking association is located, at least once a week for four consecutive weeks: Provided, That newspaper publication may be dispensed with entirely if waived by all the shareholders and in the case of a merger or consolidation one publication at least ten days before the meeting shall be sufficient if publication for four weeks is waived by holders of at least two-thirds of each class of capital stock and prior written consent of the Comptroller of the Currency is obtained. The national banking association shall send such notice to each shareholder of record by registered mail or by certified mail at least ten days prior to the meeting, which notice may be waived specifically by any shareholder.

        Rights of dissenting shareholders

        (b)   A shareholder of a national banking association who votes against the conversion, merger, or consolidation, or who has given notice in writing to the bank at or prior to such meeting that he dissents from the plan, shall be entitled to receive in cash the value of the shares held by him, if and when the conversion, merger, or consolidation is consummated, upon written request made to the resulting State bank at any time before thirty days after the date of consummation of such conversion, merger, or consolidation, accompanied by the surrender of his stock certificates. The value of such shares shall be determined as of the date on which the shareholders' meeting was held authorizing the conversion, merger, or consolidation, by a committee of three persons, one to be selected by majority vote of the dissenting shareholders entitled to receive the value of their shares, one by the directors of the resulting State bank, and the third by the two so chosen. The valuation agreed upon by any two of three appraisers thus chosen shall govern; but, if the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment as provided herein, such shareholder may within five days after being notified of the appraised value of his shares appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made, which shall be final and binding as to the value of the shares of the appellant. If, within ninety days from the date of consummation of the conversion, merger, or consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party, cause an appraisal to be made, which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal, or the appraisal as the case may be, shall be paid by the resulting State bank. The plan of conversion, merger, or consolidation shall provide the manner of disposing of the shares of the resulting State bank not taken by the dissenting shareholders of the national banking association.

B-1

APPENDIX C

December 11, 2003

Members of the Board of Directors
Taft National Bank
523 Cascade Place
Taft, CA 93268

Members of the Board:

        Taft National Bank ("TNB") has proposed to enter into an Agreement and Plan of Reorganization ("Agreement") with United Security Bancshares ("USB") and United Security Bank ("United Security"), a wholly-owned subsidiary of USB, whereby TNB will merge with and into United Security. Pursuant to the Agreement, shareholders of TNB shall be entitled to receive consideration, in the form of USB common stock, equal to a minimum of $5,329,620 less any costs of the transaction incurred by TNB in excess of $300,000, with a maximum valuation of USB common stock at $22.00 per share. Such transaction costs are not expected to exceed $300,000. The exchange of USB shares shall be based on the average closing price of USB during the 20 consecutive days of trading ending the third trading day immediately preceding the date of closing of the merger. On December 10, 2003 the average closing price during the preceding 20 consecutive trading days of USB was $26.34 which puts a current value of the transaction to TNB at $6,404,966.

        You have asked for our opinion, as your financial advisor, as to whether the consideration to be received by the shareholders of TNB pursuant to the Agreement is fair to such shareholders from a financial point of view, as of the date hereof.

        In connection with our opinion we have, among other things: (i) reviewed certain publicly available financial and other data with respect to TNB, USB and United Security, including the consolidated financial statements for recent years and interim periods to September 30, 2003 and certain other relevant financial and operating data relating to TNB, USB and United Security made available to us from published sources and internal records including financial and operating data for TNB as of December 31, 2002; (ii) reviewed a draft of the Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, TNB Common Stock, USB Common Stock and other banking institutions; (iv) compared TNB and USB from a financial point of view with certain other companies in the banking industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of recent business combinations of companies in the banking industry which we deemed to be comparable, in whole or in part, to the Agreement; (vi) reviewed and discussed with representatives of the management of TNB certain information of a business and financial nature regarding TNB, furnished to us by them, including financial forecasts and related assumptions of TNB; (vii) made inquiries regarding and discussed the Agreement and other matters related thereto with TNB's counsel; (viii) performed an earnings accretion analysis projecting earnings of TNB on a stand alone basis and pro forma earnings for the combined entities; (ix) performed a future trading projection analysis of TNB on a stand alone basis and for the combined entities; (x) performed a future merger value analysis of TNB on a stand alone basis and for the combined entities; and (xi) performed such other analysis and examinations as we have deemed appropriate. We have discussed with the Chief Executive Officer of TNB for the purpose of reviewing the future prospects of TNB. We have taken into account our assessment of economic, regulatory, market and industry conditions as they relate generally and specifically to the geographic market in which TNB operates. We have applied our overall knowledge of the banking industry and our experience in securities valuations.

        In connection with our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly

C-1

available, and we have not assumed any responsibility for independent verification of the same. We have assumed that there have been no material changes in the assets, financial condition, results of operation, business or prospects since the respective dates of their last financial statements made available to us relating to TNB, USB and United Security. We have relied upon the management of TNB as to the reasonableness of financial and operating forecasts and projections and we have assumed that such forecasts and projections reflect the best currently available estimates and judgements of the management of TNB. We have also assumed, without assuming any responsibility for independent verification of same, that the allowance for loan losses for TNB is adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of TNB, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the transaction will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion is necessarily based upon economic, monetary and market conditions existing as of the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial standpoint, to all holder of TNB stock as to the terms of the Agreement.

        This opinion is furnished pursuant to our engagement letter dated September 24, 2002, and is solely for the benefit of the Board of Directors and stockholders of TNB. We have acted as financial advisor to TNB in connection with a variety of activities including those leading to the Agreement and will receive a fee for our services, including the rendering of this opinion, a significant portion of which is contingent upon the consummation of the Agreement. In furnishing this opinion, we do not admit that we are an expert with respect to any registration statement or other securities filing within the meaning of the terms "experts" as used in the Securities Act and the rules and regulations promulgated thereunder. Nor do we admit that his opinion constitutes a report or valuation within the meaning of Section 11 or the Securities Act. Our opinion is directed to the Board of TNB, covers only the fairness of the Agreement from a financial point of view to the TNB stockholders as of the date hereof and does not constitute a recommendation to any holder of TNB Common Stock as to how such shareholder should vote concerning the Agreement. Except as provided in the engagement letter, this opinion may not be used or referred to by TNB or quoted or disclosed to any person in any manner without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus filed with the Securities and Exchange Commission in connection with the Agreement.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of today's date, the Agreement is fair to the shareholders of TNB from a financial standpoint both as to the minimum and current value of the transaction.

Very truly yours,

JAMES H. AVERY COMPANY

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        The Bylaws of United Security Bancshares ("United Security") provide that United Security shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of United Security. Furthermore, pursuant to United Security's Articles of Incorporation and Bylaws, United Security has power, to the maximum extent and in the manner permitted by the Code, to indemnify its employees, officers and agents (other than directors) against expenses, judgments, fines, settlements, and other amounts actually and reasonably ncurred in connection with any proceeding arising by reason of the fact that such person is or was an employee, officer or agent of United Security.

        Under Section 317 of the Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        United Security's Bylaws also provide that United Security shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of hem, whether or not United Security would have the power to indemnify them against such liability under provisions of applicable law or the provisions of United Security's Bylaws. Each of the directors and executive officers of United Security has an indemnification agreement with United Security that provides that United Security shall indemnify such person to the full extent authorized by the applicable provisions of the Code and further provide advances to pay for any expenses which would be subject to reimbursement. United Security is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Bylaws.

        The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 21. Exhibits and Financial Statement Schedules

A.    Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Reorganization and Merger by and among United Security Bancshares, United Security Bank and Taft National Bank dated as of December 11, 2003 is attached as Appendix A to the proxy statement-prospectus contained in Part I of this Registration Statement.
3.1	Articles of Incorporation are contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 3.1 and are incorporated herein by this reference.
3.2	Bylaws are contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 3.2 and are incorporated herein by this reference.
5.1	Opinion re: legality
8.1	Opinion re: tax matters as to the merger of Taft National with United Security Bank, a subsidiary of Registrant, by Vavrinek, Trine, Day & Co., LLP
10.1
Executive Salary Continuation Agreement for Dennis Woods is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.1 and is incorporated herein by this reference.
10.2	Change in Control Agreement for Dennis Woods is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.2 and is incorporated herein by this reference.
10.3
Executive Salary Continuation Agreement for Kenneth Donahue is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.3 and is incorporated herein by this reference.
10.4
Change in Control Agreement for Kenneth Donahue is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.4 and is incorporated herein by this reference.
10.5
Executive Salary Continuation Agreement for David Eytcheson is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.5 and is incorporated herein by this reference.
10.6
Change in Control Agreement for David Eytcheson is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.6 and is incorporated herein by this reference.
10.7
Executive Salary Continuation Agreement for Rhodlee Braa is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.7 and is incorporated herein by this reference.
10.8	Change in Control Agreement for Rhodlee Braa is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.8 and is incorporated herein by this reference.
10.9
Stock Option Agreement for Dennis Woods dated June 16, 1996 is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.9 and is incorporated herein by this reference.

10.10
Stock Option Agreement for Dennis Woods dated July 21, 1997 is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.10 and is incorporated herein by this reference.
10.11
Stock Option Agreement for Kenneth Donahue dated July 21, 1997 is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.11 and is incorporated herein by this reference.
10.12
Stock Option Agreement for David Eytcheson dated July 21, 1997 is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.12 and is incorporated herein by this reference.
10.13
Stock Option Agreement for Rhodlee Braa dated October 10, 1995 is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.13 and is incorporated herein by this reference.
10.14
Stock Option Agreement for Rhodlee Braa dated July 21, 1997 is contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.14 and is incorporated herein by this reference.
10.15
United Security Bank 1995 Stock Option Plan, form of incentive stock option and form of nonqualified stock option agreements are contained in the Registrant's Registration Statement on Form S-4, file number 333-58256, as Exhibit 10.15 and are incorporated herein by this reference.
10.16	Amendment to USB 1995 Stock Option Plan is contained in the Registrant's Registration Statement on Form S-8, file number 333-89362, as Exhibit 99.2 and is incorporated herein by this reference.
10.17
Amended and Restated Declaration of Trust for USB Capital Trust I dated July 16, 2001 is contained in the Registrant's Form 10-Q filed August 14, 2001, as Exhibit 10.1 and is incorporated herein by this reference.
10.18
Indenture Agreement between United Security Bancshares and Bank of New York for Junior Subordinated Securities dated July 16, 2001 is contained in the Registrant's Form 10-Q filed August 14, 2001, as Exhibit 10.2 and is incorporated herein by this reference.
10.19
Form of Director-Shareholder's Agreement by and among United Security and Taft National Bank's directors is incorporated by reference to Exhibit 7.2.8 of Appendix A to the proxy statement-prospectus included in Part I of this Registration Statement on Form S-4.
21.1	Subsidiaries of the Registrant
23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to this Registration Statement.
23.2	Consent of Moss Adams LLP as accountants for the Registrant
23.3	Consent of Vavrinek, Trine, Day & Co., LLP as accountants for Taft National Bank
23.4	Consent of James H. Avery Co. as financial advisor to Taft National is contained in its fairness opinion attached as Appendix C to the proxy statement-prospectus.
23.5	Consent of Vavrinek, Trine, Day & Co., LLP as to tax matters is included with the opinion re: tax matters as to the merger of Taft National with United Security Bank, a subsidiary of Registrant.
99.1	Form of Taft National Bank proxy

2.    Financial Statement Schedules

        None

3.    Opinions

The opinion of Gary Steven Findley & Associates as to the legality of the shares of Registrant's common stock to be issued is incorporated by reference to Exhibit 5.1 to this Registration Statement on Form S-4.

The opinion of James H. Avery Co. as financial advisor to Taft National Bank is incorporated by reference to Appendix C to the proxy statement-prospectus included in Part I of this Registration Statement on Form S-4.

The opinion of Vavrinek, Trine, Day & Co., LLP as to the tax matters of the merger of Taft National with United Security Bank is incorporated by reference to Exhibit 8.1 to this Registration Statement on Form S-4.

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (1)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (2)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

  (3)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus with is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (5)
  That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Fresno, State of California, on January 30, 2004.

UNITED SECURITY BANCSHARES
By:	/s/ DENNIS R. WOODS Dennis R. Woods Chairman, President and CEO

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis R. Woods and Kenneth L. Donahue, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

/s/ ROBERT G. BITTER Robert G. Bitter, Secretary and Director	January 30, 2004
/s/ STANLEY J. CAVALLA Stanley J. Cavalla, Director	January 30, 2004
/s/ KENNETH L. DONAHUE Kenneth L. Donahue, Senior Vice President, Principal Financial Officer and Principal Accounting Officer	January 30, 2004
/s/ TOM ELLITHORPE Tom Ellithorpe, Director	January 30, 2004
/s/ TODD HENRY Todd Henry, Director	January 30, 2004
/s/ RONNIE D. MILLER Ronnie D. Miller, Vice Chairman of the Board	January 30, 2004
/s/ WALTER REINHARD Walter Reinhard, Director	January 30, 2004
/s/ JOHN TERZIAN John Terzian, Director	January 30, 2004
/s/ DENNIS R. WOODS Dennis R. Woods, Chairman of the Board, President and Chief Executive Officer	January 30, 2004

Exhibit Index

Exhibit No.	Description of Exhibit
5.1	Opinion re: legality
8.1	Opinion re: tax matters as to the merger of Taft National with United Security Bank, a subsidiary of Registrant, by Vavrinek, Trine, Day & Co., LLP
21.1	Subsidiaries of the Registrant.
23.2	Consent of Moss Adams LLP as accountants for the Registrant.
23.3	Consent of Vavrinek, Trine, Day & Co., LLP as accountants for Taft National Bank
99.1	Form of Taft National Bank Proxy

QuickLinks

Proxy Statement-Prospectus
Table of Contents
List of Appendices
Questions and Answers About the Merger
Summary
Risk Factors
A Warning about Forward Looking Statements
Markets; Market Prices And Dividends
Selected Financial Data
Comparative Historical Financial Data for United Security (Unaudited)
Comparative Historical Financial Data for Taft National (Unaudited)
The Taft National Meeting
The Merger
Description of United Security
Information About Taft National
Comparison of Shareholder Rights
Supervision and Regulation
Validity of United Security's Common Stock
Experts
Index to Financial Statements
United Security Bancshares and Subsidiaries Consolidated Statements of Condition — Balance Sheets September 30, 2003 (unaudited) and December 31, 2002
United Security Bancshares and Subsidiaries Consolidated Statements of Income and Comprehensive Income Periods Ended September 30, 2003 and 2002 (unaudited)
United Security Bancshares and Subsidiaries Consolidated Statements of Cash Flows Periods Ended September 30, 2003 and 2002 (unaudited)
United Security Bancshares and Subsidiaries—Notes to Consolidated Financial Statements—(Unaudited)
United Security Bancshares Condensed Financial Statements December 31, 2002
United Security Bancshares and Subsidiaries Consolidated Statements of Condition—Balance Sheets December 31, 2002 and 2001
United Security Bancshares and Subsidiaries Consolidated Statements of Income and Comprehensive Income Years Ended December 31, 2002, 2001 and 2000
United Security Bancshares and Subsidiaries Consolidated Statements of Shareholders' Equity Years Ended December 31, 2002
United Security Bancshares and Subsidiaries Consolidated Statements of Cash Flows Years Ended December 31, 2002, 2001 and 2000
Notes to Consolidated Financial Statements Years Ended December 31, 2002, 2001, and 2000
United Security Bancshares Condensed Financial Statements December 31, 2002
United Security Bancshares—(parent only) Balance Sheet—December 31, 2002 and 2001
United Security Bancshares—(parent only) Income Statement
United Security Bancshares—(parent only) Statement of Cash Flows
Taft National Bank Condensed Balance Sheets (Unaudited—Dollar Amounts in Thousands)
Taft National Bank Condensed Statements of Operations (Unaudited—Dollar Amounts in Thousands, Except Per Share Data)
Taft National Bank Condensed Statements of Cash Flows (Unaudited—Dollar Amounts in Thousands)
Taft National Bank Notes to Financial Statements
INDEPENDENT AUDITORS' REPORT
TAFT NATIONAL BANK BALANCE SHEETS December 31, 2002 and 2001
TAFT NATIONAL BANK STATEMENTS OF OPERATIONS For the Years Ended December 31, 2002 and 2001
TAFT NATIONAL BANK STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY For the Years Ended December 31, 2002 and 2001
TAFT NATIONAL BANK STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2002 and 2001
TAFT NATIONAL BANK NOTES TO FINANCIAL STATEMENTS For the Years Ended December 31, 2002 and 2001
APPENDIX A AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
ARTICLE 1. DEFINITIONS
ARTICLE 2. THE MERGER
ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF TAFT
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BANCSHARES
ARTICLE 5. ADDITIONAL AGREEMENTS
ARTICLE 6. CONDUCT OF BUSINESS
ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING
ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS
ARTICLE 9. EMPLOYEE BENEFITS AND INSURANCE
ARTICLE 10. GENERAL PROVISIONS
Exhibit 7.2.8 DIRECTOR-SHAREHOLDER'S AGREEMENT
RECITALS
Article I Director-Shareholder's Agreement
Article II Representations and Warranties of Shareholder
Article III General
SPOUSAL CONSENT
APPENDIX B
APPENDIX C
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Signatures
Power of Attorney
Exhibit Index